Exhibit 4.10

PORTIONS OF INFORMATION CONTAINED IN THIS AGREEMENT HAS BEEN

EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS

THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXCLUDED INFORMATION IS MARKED AS [***] BELOW.

Dated: 18 April 2023

Intercreditor Agreement

between

OATLY GROUP AB (PUBL)
as Parent

CEREAL BASE CEBA AKTIEBOLAG
as Holdings

OATLY INC.
as U.S. Borrower

OATLY AB
as Swedish Borrower

WILMINGTON TRUST (LONDON) LIMITED
as Common Security Agent

J.P. MORGAN SE
as Senior Secured Term Facilities Agent

WILMINGTON TRUST (LONDON) LIMITED
as Senior Secured Revolving Facilities Agent

AB SVENSK EXPORTKREDIT
as Original Senior Secured Export Credit Agency Facilities Lender

and others

White & Case LLP

5 Old Broad Street
London, EC2N 1DW
United Kingdom

AMERICAS 120207225

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AMERICAS 120207225	3

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Table of Contents

Page

1.	Definitions and Interpretation	2
2.	Ranking and Priority	82
3.	Super Senior Creditors and Super Senior Debt Liabilities	85
4.	Pari Passu Debt Creditors and Pari Passu Debt Liabilities	89
5.	Hedge Counterparties and Hedging Liabilities	94
6.	Second Lien Creditors and Second Lien Liabilities	105
7.	Options to Purchase and Hedge Transfers	114
8.	Senior Subordinated Creditors and Senior Subordinated Liabilities	136
9.	Unsecured Creditors and Unsecured Liabilities	144
10.	Independent Security Creditors and Independent Security Creditor Liabilities	150
11.	Intra-Group Lenders and Intra-Group Liabilities	157
12.	Unsecured Convertible Notes Creditors and Unsecured Convertible Notes Liabilities	161
13.	Subordinated Liabilities	177
14.	Effect of Insolvency Event	183
15.	Turnover of Receipts	191
16.	Redistribution	194
17.	Enforcement of Transaction Security	195
18.	Enforcement of Independent Transaction Security	204
19.	Non-Distressed Disposals	205
20.	Distressed Disposals and Appropriation	209
21.	Non-Cash Recoveries	221
22.	Further Assurance – Disposals and Releases	223
23.	Application of Proceeds	224
24.	Equalisation	231
25.	Primary Creditor Debt Liabilities	238
26.	The Common Security Agent	243
27.	Notes Trustee Protections	262
28.	Changes to the Parties	265
29.	Costs and Expenses	277
30.	Other Indemnities	278
31.	Information	280
32.	Notices	283
33.	Preservation	285
34.	Consents, Amendments and Override	287

AMERICAS 120207225	(i)

Page

35.	Counterparts	297
36.	Termination	298
37.	Governing Law	299
38.	Enforcement	299
39.	Bail-In	300
40.	Acknowledgement regarding any supported QFCs	302
Schedule 1	Form of Debtor/Security Grantor Accession Deed	304
Schedule 2	Form of Creditor/Creditor Representative Accession Undertaking	309
Schedule 3	Form of Debtor Resignation Request	316
Schedule 4	The Original Debtors and the Original Intra-Group Lenders	317
Schedule 5	Hedge Counterparties’ Guarantee and Indemnity	318
Schedule 6	Cash Management Facility Creditors’ Guarantee and Indemnity	326
Schedule 7	Enforcement Principles	335

AMERICAS 120207225	(ii)

This Intercreditor Agreement is made on ___ April 2023

Between:

(1) OATLY GROUP AB (PUBL), a limited liability company organized under the laws of Sweden (the “Parent”);

(2) CEREAL BASE CEBA AKTIEBOLAG, a limited liability company organized under the laws of Sweden (“Holdings”);

(3) Each Entity listed in Schedule 4 (The Original Debtors and Original Intra-Group Lenders) as Original Debtors (each an “Original Debtor”);

(4) Each Entity listed in Schedule 4 (The Original Debtors and Original Intra-Group Lenders) as Original Intra-Group Lenders (each an “Original Intra-Group Lenders”);

(5) J.P. Morgan SE, BNP Paribas SA, Bankfilial Sverige, Coöperatieve Rabobank U.A. and Nordea Bank Abp, filial i Sverige as joint lead arrangers under the Senior Secured Revolving Facilities Agreement (the “Senior Secured Revolving Credit Facilities Arrangers”);

(6) J.P. Morgan SE, BNP PARIBAS SECURITIES CORP, COÖPERATIEVE RABOBANK U.A. AND NORDEA BANK ABP, FILIAL I SVERIGE as joint lead arrangers under the Senior Secured Term Facilities Agreement (the “Senior Secured Term Facility Arrangers” and, together with the Senior Secured Revolving Credit Facilities Arrangers, the “Senior Secured Facilities Arrangers”);

(7) J.P. MORGAN SE as administrative agent for and on behalf of the Senior Secured Term Facilities Lenders (as defined below) (the “Senior Secured Term Facilities Agent”);

(8) WILMINGTON TRUST (LONDON) LIMITED as facility agent for and on behalf of the Senior Secured Revolving Facilities Lenders (as defined below) (the “Senior Secured Revolving Facilities Agent”);

(9) WILMINGTON TRUST (LONDON) LIMITED as Common Security Agent for and on behalf of the Secured Parties (as defined below) (the “Common Security Agent”);

(10) THE FINANCIAL INSTITUTIONS named on the signing pages as Original Senior Secured Term Facilities Lenders (the “Original Senior Secured Term Facilities Lenders”);

(11) THE FINANCIAL INSTITUTIONS named on the signing pages as Original Senior Secured Revolving Facility Lenders (the “Original Senior Secured Revolving Facility Lenders”);

(12) U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as trustee in respect of the US Unsecured Convertible Notes (the “US Unsecured Convertible Notes Trustee”);

(13) THE FINANCIAL INSTITUTIONS named on the signing pages as Unsecured Convertible Noteholders;

(14) THE FINANCIAL INSTITUTION named on the signing pages as Senior Secured Export Credit Agency Facilities Lender (the “Original Senior Secured Export Credit Agency Facilities Lender”);

(15) Upon Accession each Hedge Counterparty;

(16) Upon Accession each Cash Management Facility Creditor; and

(17) Upon Accession each other person from time to time a party to this Agreement.

AMERICAS 120207225

It is agreed as follows:

Section 1
Interpretation

1. Definitions and Interpretation

1.1 Definitions

In this Agreement:

“1992 ISDA Master Agreement” means the 1992 Master Agreement (Multicurrency – Cross Border) as published by the International Swaps and Derivatives Association, Inc.

“2002 ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“Acceleration Event” means, for the purposes of any Primary Creditor Debt Document at any time:

(a) in the case of a Super Senior Debt Document, a Super Senior Acceleration Event;

(b) in the case of a Pari Passu Debt Document, a Pari Passu Acceleration Event;

(c) in the case of a Second Lien Debt Document, a Second Lien Acceleration Event;

(d) in the case of a Senior Subordinated Debt Document, a Senior Subordinated Acceleration Event;

(e) in the case of a Cash Management Facility Document, a Cash Management Facility Acceleration Event; and

(f) in the case of an Unsecured Convertible Note Document, an Unsecured Convertible Notes Acceleration Event,

which, in each case, remains unrevoked or otherwise cancelled.

“Acquired Indebtedness” has the meaning given to the term “Acquired Indebtedness” in the Senior Secured Term Facilities Agreement or any Equivalent Provision in any other Debt Document.

“Additional Security Documents” has the meaning given to that term in paragraph (a) of Clause 25.2 (Additional Transaction Security).

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agreed Security Principles” has the meaning given to the term “Agreed Security Principles” in each of the Senior Secured Revolving Facilities Agreement and the Senior Secured Term Facilities Agreement until the Senior Secured Facilities Discharge Date and thereafter the meaning that applies by virtue of the rules in paragraph (k) of Clause 1.2 (Construction).

“Ancillary Document” means each Super Senior Ancillary Document and each Pari Passu Ancillary Document.

“Ancillary Facility” means each Super Senior Ancillary Facility and each Pari Passu Ancillary Facility.

AMERICAS 120207225

“Ancillary Lender” means each Super Senior Ancillary Lender and each Pari Passu Ancillary Lender.

“Appropriation” means the appropriation (or similar process) of the shares in the capital of a member of the Group or a Debtor by the Common Security Agent (or any Receiver or Delegate) which is effected (to the extent permitted under the relevant Transaction Security Document and applicable law) by enforcement of any Transaction Security.

“Arranger” means each Senior Secured Facilities Arranger, each other Super Senior Arranger, each other Pari Passu Arranger, each Cash Management Facility Arranger, each Second Lien Arranger, each Senior Subordinated Arranger, each Unsecured Arranger and each Independent Security Arranger, as the case may be.

“Automatic Early Termination” means the termination or close-out of any hedging transaction prior to the maturity of that hedging transaction which is brought about automatically by the terms of the relevant Hedging Agreement and without any party to the relevant Hedging Agreement taking any action to terminate that hedging transaction.

“Available Commitment” has the meaning given to the term “Available Commitment” or any available undrawn Commitment or any Equivalent Provision in:

(a) in relation to a Senior Secured Facilities Lender, the Senior Secured Facilities Agreements;

(b) in relation to any other Super Senior Lender, the relevant Super Senior Facility Agreement;

(c) in relation to any other Pari Passu Lender, the relevant Pari Passu Facility Agreement;

(d) in relation to any Second Lien Facility Lender, the relevant Second Lien Facility Agreement; and

(e) in relation to any Senior Subordinated Facility Lender, the relevant Senior Subordinated Facility Agreement.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §101 et seq.).

“Borrowing Liabilities” means, in relation to a member of the Group or a Debtor, the liabilities and obligations (not being Guarantee Liabilities) such member of the Group or a Debtor may have as a principal debtor to a Creditor (other than to an Arranger or a Creditor Representative) or a Debtor in respect of Liabilities arising under the Debt Documents (whether incurred solely or jointly and including liabilities and obligations as a borrower or (if applicable) an issuer under the Debt Documents but not including any guarantee or indemnity or parallel debt obligation in respect of another person’s liabilities or obligations).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, London, New York City, and Stockholm.

“Capital Maintenance Compliance” has the meaning given to that term in paragraph (b)(v) of Clause 11.2 (Permitted Payments: Intra-Group Liabilities).

“Cash” means the money and/or currency of a given jurisdiction which Securities Intermediary deems acceptable for deposit in a deposit account.

“Cash Management Facility” means any facility made available by one or more Cash Management Facility Lenders for working capital and/or general corporate purposes of the Group, including any of the following (or any combination of the following):

AMERICAS 120207225

(a) an overdraft, treasury, depository and Cash Management Services;

(b) credit or debit cards; and

(c) any automated clearing house transfer of funds.

“Cash Management Facility Acceleration Event” means:

(a) a Cash Management Facility Lender (or, as applicable, any requisite class thereof specified in the applicable Cash Management Facility Documents) exercising any rights to accelerate amounts outstanding under the relevant Cash Management Facility pursuant to any Cash Management Facility Document; or

(b) any Cash Management Facility Liabilities becoming due and payable by operation of any automatic acceleration provisions in any Cash Management Facility Document,

in each case, for the avoidance of doubt, not including any declaration that any amount is payable on demand but including the exercise of any right to demand payment of an amount previously placed on demand.

“Cash Management Facility Agent” means any agent of a credit facility which creates or evidences the terms applicable to any Cash Management Facility Liabilities which becomes a Party pursuant to Clause 28.20 (Accession of Creditors).

“Cash Management Facility Arranger” means any arranger of a credit facility which creates or evidences the terms applicable to any Cash Management Facility Liabilities which becomes a Party pursuant to Clause 28.20 (Accession of Creditors).

“Cash Management Facility Commitment” means, in relation to a Cash Management Facility Lender and a Cash Management Facility, the maximum Common Currency Amount which that Cash Management Facility Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under a Cash Management Facility to the extent that amount is not cancelled or reduced under the Cash Management Facility Documents relating to that Cash Management Facility.

“Cash Management Facility Creditors” means the Cash Management Facility Arrangers, the Cash Management Facility Agents, any Issuing Bank in respect of any Cash Management Facility and the Cash Management Facility Lenders.

“Cash Management Facility Debtor” means each borrower of a Cash Management Facility and each Cash Management Facility Guarantor.

“Cash Management Facility Default” means a Default under one or more Cash Management Facility Documents.

“Cash Management Facility Discharge Date” means the first date on which all Cash Management Facility Liabilities have been fully and finally discharged to the satisfaction of the Cash Management Facility Lenders (including by way of defeasance in accordance with the Cash Management Facility Documents), whether or not as the result of an enforcement, and the Cash Management Facility Lenders (in that capacity) are under no further obligation to provide financial accommodation to any of the Cash Management Facility Debtors under any of the Cash Management Facility Finance Documents.

“Cash Management Facility Document” means each document relating to or evidencing the terms of a Cash Management Facility and which is designated as such by the Parent (in its discretion) in each case by written notice to the Common Security Agent.

AMERICAS 120207225

“Cash Management Facility Event of Default” means an Event of Default under one or more Cash Management Facility Documents.

“Cash Management Facility Finance Documents” has the meaning given to any substantially equivalent term, in the relevant Cash Management Facility Document, to the term “Loan Document” in the Senior Secured Term Facilities Agreement.

“Cash Management Facility Guarantor” means, at any time, each Debtor which is a Senior Secured Facilities Guarantor at such time.

“Cash Management Facility LC” means any letter of credit, guarantee, indemnity or other instrument in a form requested by a borrower of a Cash Management Facility and agreed by the relevant Cash Management Facility Lenders (or any Issuing Bank on their behalf).

“Cash Management Facility Lender” means each person which makes a Cash Management Facility available pursuant to the terms of, and each Issuing Bank under, a Cash Management Facility Document.

“Cash Management Facility Liabilities” means the Liabilities owed by the Debtors to the Cash Management Facility Creditors under or in connection with the Cash Management Facility Finance Documents.

“Cash Management Facility Mandatory Prepayment” means a mandatory prepayment of any of the Cash Management Facility Liabilities pursuant to the Cash Management Facility Documents.

“Cash Management Facility Outstanding” means, at any time, in relation to a Cash Management Facility Lender and a Cash Management Facility then in force the aggregate of the equivalents in the Common Currency of the following outstanding amounts under that Cash Management Facility:

(a) the principal amount under each overdraft facility and on demand short term loan facility (provided that, for the purposes of this definition, any amount of any outstanding utilisation under any BACS facility, other intra-day exposure facilities (or similar) made available by a Cash Management Facility Lender shall be excluded, unless, in relation to that Cash Management Facility, otherwise agreed between the Parent and the relevant Cash Management Facility Lender);

(b) the principal amount of each other facility or each guarantee, bond and letter of credit under that Cash Management Facility; and

(c) the amount fairly representing the aggregate exposure or equivalent outstanding (excluding interest and similar charges) of that Cash Management Facility Lender under each other type of accommodation provided under that Cash Management Facility, in each case net of any credit balances on any account of any borrower of a Cash Management Facility with the Cash Management Facility Lender making available that Cash Management Facility to the extent that the credit balances are freely available to be set off by that Cash Management Facility Lender against liabilities owed to it by that borrower under that Cash Management Facility and in each case as determined by such Cash Management Facility Lender, acting reasonably and in accordance with the relevant Cash Management Facility Document, or (if not provided for in the relevant Cash Management Facility Document), after consultation with the relevant borrower, in accordance with its normal banking practice and in accordance with the relevant Cash Management Facility Document.

For the purposes of this definition:

AMERICAS 120207225

(i) in relation to any utilisation (howsoever described) denominated in the Common Currency, the amount of that utilisation (howsoever described) (determined as described in paragraphs (a) to (c) above) shall be used; and

(ii) in relation to any utilisation or outstanding (howsoever described) not denominated in the Common Currency, the equivalent (calculated as specified in the relevant Cash Management Facility Document or, if not so specified, as the relevant Cash Management Facility Lender may specify, in each case in accordance with its usual practice at that time for calculating that equivalent in the Common Currency (acting reasonably)) of the amount of that utilisation (determined as described in paragraphs (a) to (c) above) shall be used.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default); automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft facilities, automatic clearing house fund transfer services, return items and interstate depository network services, other demand deposit or operating account relationships), foreign exchange facilities, deposit and other accounts and merchant services.

“Cash Proceeds” means:

(a) proceeds of the Security Property which are in the form of cash; and

(b) any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any proceeds of the Security Property which are in the form of Non-Cash Consideration.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act in 42 U.S.C. §9601, et seq.

“Charged Property” means the Common Charged Property and the Priority Creditor Only Charged Property (but not the Independent Security Charged Property).

“Close-Out Netting” means:

(a) in respect of a Hedging Agreement or a Hedging Ancillary Document based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) (Payments on Early Termination) of the 1992 ISDA Master Agreement before the application of any subsequent Set‑off (as defined in the 1992 ISDA Master Agreement);

(b) in respect of a Hedging Agreement or a Hedging Ancillary Document based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) (Payments on Early Termination) of the 2002 ISDA Master Agreement; and

(c) in respect of a Hedging Agreement or a Hedging Ancillary Document not based on an ISDA Master Agreement, any step involved on a termination of the hedging transactions under that Hedging Agreement pursuant to any provision of that Hedging Agreement which has a similar effect to either provision referenced in paragraph (a) and paragraph (b) above.

AMERICAS 120207225

“Commitment” means a Super Senior Facility Commitment, a Pari Passu Facility Commitment, a Second Lien Facility Commitment or a Senior Subordinated Facility Commitment.

“Common Assurance” means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred) is, to the extent legally possible and subject to any Agreed Security Principles, given to all the Secured Parties in respect of their Liabilities (or given to the Common Security Agent in respect of any Parallel Debt).

“Common Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Common Transaction Security.

“Common Currency” means Dollars.

“Common Currency Amount” means, in relation to an amount, that amount converted (to the extent not already denominated in the Common Currency) into the Common Currency at the rate set out in Clause 1.4 (Exchange Rate).

“Common Recoveries” has the meaning given to that term in paragraph (a) of Clause 23.4 (Prospective Liabilities).

“Common Secured Obligations” means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred, in each case by any Debtor to any Common Secured Party under the Primary Creditor Documents (including to the Common Security Agent under the Parallel Debt pursuant to Clause 26.4 (Parallel Debt (Covenant to Pay the Common Security Agent)) to the extent permitted under applicable law), both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Common Secured Parties” means the Common Security Agent (including as Parallel Debt Creditor), any Receiver or Delegate and each of the Primary Creditors from time to time but, in the case of each such Primary Creditor, only if it (or, in the case of a Pari Passu Noteholder, a Second Lien Noteholder or a Senior Subordinated Noteholder, its Creditor Representative) is a Party or has acceded to this Agreement in the appropriate capacity pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

“Common Security Property” means:

(a) the Common Transaction Security expressed to be granted in favour of the Common Security Agent as trustee and/or agent for the Common Secured Parties (or pursuant to any joint and several creditorship or other similar or equivalent structure or parallel debt provisions set out in Clause 26.4 (Parallel Debt (Covenant to Pay the Common Security Agent)) or, as the case may be, to the Common Secured Parties identified in the relevant Common Transaction Security Document) for the benefit of the Common Secured Parties and all proceeds of that Common Transaction Security;

(b) all obligations expressed to be undertaken by a Debtor to pay amounts in respect of the Liabilities to the Common Security Agent as trustee and/or agent for the Common Secured Parties and secured by the Common Transaction Security, together with all representations and warranties expressed to be given by a Debtor or a Security Grantor in favour of the Common Security Agent as trustee and/or agent for the Common Secured Parties;

(c) the Common Security Agent’s interest in any trust fund in any amounts to be applied for the benefit only of the Common Secured Parties created pursuant to Clause 15.2 (Turnover by Creditors); and

AMERICAS 120207225

(d) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Common Security Agent is required by the terms of the Primary Creditor Documents to hold as agent and trustee on trust for (or as agent, common representative or otherwise for the benefit of) the Common Secured Parties, but excluding, in each case, any property constituting Priority Creditor Only Security Property.

“Common Transaction Security” means any Transaction Security (excluding the Priority Creditor Only Transaction Security) which, to the extent legally possible and subject to any Agreed Security Principles:

(a) is created in favour of the Common Security Agent as trustee and/or agent for the other Common Secured Parties in respect of their Liabilities; or

(b) in the case of any jurisdiction in which effective Security cannot be granted in favour of the Common Security Agent as trustee and/or agent for the Common Secured Parties is created in favour of:

(i) all the Common Secured Parties in respect of their Liabilities; or

(ii) the Common Security Agent under a parallel debt, joint and several creditorship or other similar or equivalent structure for the benefit of all the Common Secured Parties,

and which, in each case (but subject to the terms of this Agreement), ranks in the order of priority contemplated in Clause 2.2 (Transaction Security).

“Common Transaction Security Documents” means:

(a) any document, other than the Priority Creditor Only Transaction Security Documents and the Notes Escrow Security Documents, entered into by any Debtor or Security Grantor creating or expressed to create any Security in respect of the obligations of any of the Debtors under the Primary Creditor Documents; and

(b) any other document under which Security is granted under any covenant for further assurance in any of the documents referred to in paragraph (a) above.

“Competitive Sales Process” means:

(a) any public auction or other competitive sales process (including for the avoidance of doubt, a private auction in which multiple bidders are invited to participate) conducted with the advice of a Financial Adviser appointed by, or approved by, the Common Security Agent pursuant to Clause 20.7 (Appointment of Financial Adviser) in which the Second Lien Debt Creditors (or a representative acting on behalf of the Second Lien Debt Creditors and/or parties nominated by the Second Lien Debt Creditors (acting reasonably) provided that the Second Lien Debt Creditors may only nominate a maximum of five such parties) and Senior Subordinated Debt Creditors shall have a right to participate as bidders or financiers with equal information and access as other bidders generally subject to applicable securities law (provided that if such public auction or process attracts or could reasonably be expected to result in attracting no bidders or a bona fide and fully committed cash bid the cash consideration in relation to which is determined by the Common Security Agent (acting reasonably) to be less than the outstanding amount of the Pari Passu Liabilities, the Pari Passu Debt Creditors (or a representative acting on their behalf) shall also have a right to participate as bidders or financiers with equal information and access as other bidders generally) (and in each case for these purposes a “right to participate” means that any offer, or

AMERICAS 120207225

indication of a potential offer, that a Primary Creditor makes shall be considered by the Common Security Agent or Financial Adviser against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder. For the avoidance of doubt, if after having applied that same criteria, the offer or indication of a potential offer made by a Primary Creditor is not considered by the Common Security Agent or Financial Adviser (acting reasonably and in good faith) to be sufficient to continue in the sale or disposal process, such consideration being against the same criteria as any offer, or indication of a potential offer, by another bidder or potential bidder (such continuation may include being invited to review additional information or being invited to have an opportunity to make a subsequent or revised offer, whether in another round of bidding or otherwise) then the right to participate of that Primary Creditor under this Agreement shall be deemed to be satisfied) provided that Second Lien Debt Creditors and Senior Subordinated Debt Creditors shall not have access to any due diligence report commissioned by the Priority Creditors or any agent or adviser on their behalf, whether or not any such due diligence report is addressed to, or capable of being relied upon by, any member of the Group or any shareholder of the Parent, which relates to the possible implementation of any Enforcement Action, debt restructuring and/or sales process which may or will involve the release and/or compromise of any of the Second Lien Liabilities and/or Senior Subordinated Liabilities, any guarantees given for the Second Lien Liabilities and/or Senior Subordinated Liabilities or any Transaction Security (the “Senior Secured Enforcement Advice”). Where any due diligence report that has been shared with any potential third-party purchaser under a Competitive Sales Process includes any Senior Secured Enforcement Advice, Second Lien Debt Creditors and Senior Subordinated Debt Creditors shall have access to the relevant report with the Senior Secured Enforcement Advice redacted; and

(b) any enforcement of any Transaction Security carried out by way of auction or other competitive sales process approved or supervised by or on behalf of any court of law, at the direction of or under the control of, a liquidator, receiver, administrative receiver, administrator, compulsory manager, registered auctioneer, registered stockbroker or other similar officer (or any analogous officer in any jurisdiction) appointed in respect of a member of the Group, Security Grantor or Debtor or the assets of a member of the Group, Security Grantor or Debtor or otherwise pursuant to requirements of applicable law.

“Conflicting Enforcement Instructions” means instructions (or proposed instructions) as to Enforcement delivered to the Common Security Agent by or on behalf of both the Majority Super Senior Creditors and the Enforcing Pari Passu Creditors that are inconsistent as to the manner of Enforcement (including any inconsistency as to the timeframe for realising value from an enforcement of the Transaction Security or a Distressed Disposal), it being understood that, for the purposes of triggering the consultation requirements under paragraph (b) of Clause 17.10 (Consultation: Majority Super Senior Creditors) or establishing whether there have been Conflicting Enforcement Instructions at the end of the Senior Consultation Period for the purposes of paragraph (a)(ii)(B) of the definition of Instructing Group only and not for any other purpose, the failure to give instructions by either the Majority Super Senior Creditors or the Enforcing Pari Passu Creditors (as applicable) will be deemed to be an instruction inconsistent with any other instructions given.

“Consent” means any consent, approval, release or waiver or agreement to any amendment.

“Consultation End Date” has the meaning given to that term in paragraph (d) of Clause 17.9 (Consultation: Pari Passu Creditors).

“Corresponding Debt” has the meaning given to that term in paragraph (a) of Clause 26.4 (Parallel Debt (Covenant to Pay the Common Security Agent)).

AMERICAS 120207225

“Credit Participation” means Hedge Credit Participation, Independent Security Credit Participation, Pari Passu Credit Participation, Second Lien Credit Participation, Senior Subordinated Credit Participation or Super Senior Credit Participation as the context requires.

“Credit Related Close-Out” means any Permitted Hedge Close-Out which is not a Non-Credit Related Close-Out.

“Creditor Conflict” means, at any time prior to the Priority Discharge Date, a conflict between:

(a) the interests of any Super Senior Creditor;

(b) the interests of any Pari Passu Creditor; and

(c) the interests of any Second Lien Creditor.

“Creditor Representative” means:

(a) in relation to: (i) the Senior Secured Revolving Facilities Lenders, the Senior Secured Revolving Facilities Agent; (ii) the Senior Secured Term Facilities Lenders, the Senior Secured Term Facilities Agent; and (iii) the Senior Secured Export Credit Agency Facilities Lender, itself;

(b) in relation to any Super Senior Lenders, the person which has acceded to this Agreement as the Creditor Representative of those Super Senior Lenders pursuant to Clause 28.20 (Accession of Creditors);

(c) in relation to any other Pari Passu Creditor or any Pari Passu Noteholders, the person which has acceded to this Agreement as the Creditor Representative of those Pari Passu Noteholders or Pari Passu Lenders pursuant to Clause 28.20 (Accession of Creditors);

(d) in relation to any Unsecured Lenders or any Unsecured Noteholders, the person which has acceded to this Agreement as the Creditor Representative of those Unsecured Noteholders or Unsecured Lenders pursuant to Clause 28.20 (Accession of Creditors);

(e) in relation to any Second Lien Facility Lenders or any Second Lien Noteholders, the person which has acceded to this Agreement as the Creditor Representative of those Second Lien Facility Lenders or Second Lien Noteholders pursuant to Clause 28.20 (Accession of Creditors);

(f) in relation to any Senior Subordinated Facility Lenders or any Senior Subordinated Noteholders, the person which has acceded to this Agreement as the Creditor Representative of those Senior Subordinated Facility Lenders or Senior Subordinated Noteholders pursuant to Clause 28.20 (Accession of Creditors);

(g) in relation to any Independent Security Creditor, the person which has acceded to this Agreement as a Creditor Representative of that Independent Security Creditor pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking);

(h) in relation to a Hedge Counterparty, that Hedge Counterparty so long as it has acceded to this Agreement as a Hedge Counterparty pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking);

(i) in relation to any Unsecured Convertible Noteholders, the US Unsecured Convertible Notes Trustee and any person which has acceded to this Agreement as the Creditor Representative of the Unsecured Convertible Noteholders pursuant to Clause 28.20 (Accession of Creditors); and

AMERICAS 120207225

(j) in relation to a Subordinated Creditor, any person which has acceded to this Agreement as a Creditor Representative of the Subordinated Creditors pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

“Creditor/Creditor Representative Accession Undertaking” means:

(a) an undertaking substantially in the form set out in Schedule 2 (Form of Creditor/Creditor Representative Accession Undertaking) or in such other form as the Common Security Agent and the Parent may agree from time to time (which may include any undertaking included in any transfer or assignment document, increase confirmation, uncommitted or additional facility assumption certificate, accession notice, or similar document contained in the applicable Primary Creditor Document, Unsecured Creditor Document or Independent Security Creditor Document), provided that, in each case, it contains a provision for accession to this Agreement which is substantially in the form set out in Schedule 2 (Form of Creditor/Creditor Representative Accession Undertaking); and

(b) in the case of an acceding Debtor which is expressed to accede as an Intra-Group Lender in the relevant Debtor/Security Grantor Accession Deed, that Debtor/Security Grantor Accession Deed.

“Creditor Representative Amounts” means fees, costs and expenses of a Creditor Representative payable to a Creditor Representative for its own account pursuant to the relevant Debt Documents or any engagement letter between a Creditor Representative and a Debtor (including any amount payable to a Creditor Representative by way of indemnity, remuneration or reimbursement for expenses incurred) and the costs incurred by a Creditor Representative in connection with any actual or attempted Enforcement Action which is permitted by this Agreement which are recoverable pursuant to the terms of the Debt Documents.

“Creditors” means the Primary Creditors, the Independent Security Creditors, the Unsecured Creditors, Intra-Group Lenders, the Unsecured Convertible Notes Creditors and the Subordinated Creditors.

“Debt Disposal” means any disposal of any Liabilities or Debtors’ Intra-Group Receivables pursuant to paragraphs (d) or (e) of Clause 20.1 (Facilitation of Distressed Disposals and Appropriation).

“Debt Document” means each of this Agreement, the Hedging Agreements, the Super Senior Debt Documents, the Pari Passu Debt Documents, the Second Lien Debt Documents, the Senior Subordinated Debt Documents, the Transaction Security Documents, the Independent Security Creditor Documents, the Unsecured Creditor Documents, the Unsecured Convertible Notes Documents, the Subordinated Debt Documents, any agreement, document or instrument creating or evidencing the terms of any Intra-Group Liabilities or any Subordinated Liabilities and any other document designated as such by the Common Security Agent and the Parent.

“Debtor” means each Original Debtor and any person which becomes a Party as a Debtor in accordance with the terms of Clause 28 (Changes to the Parties).

“Debtor Resignation Request” means a notice substantially in the form set out in Schedule 3 (Form of Debtor Resignation Request).

“Debtor/Security Grantor Accession Deed” means:

(a) a deed substantially in the form set out in Schedule 1 (Form of Debtor/Security Grantor Accession Deed); or

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(b) (only in the case of a member of the Group or a Debtor which is acceding as a borrower, issuer or guarantor under a Primary Creditor Document, Unsecured Creditor Document or Independent Security Creditor Document) an accession document in the form required by the relevant Primary Creditor Document, Unsecured Creditor Document or Independent Security Creditor Document (provided that it contains an accession to this Agreement which is substantially in the form set out in Schedule 1 (Form of Debtor/Security Grantor Accession Deed)).

“Debtors’ Intra-Group Receivables” means, in relation to a member of the Group, any liabilities and obligations owed to any Group Debtor (whether actual or contingent and whether incurred solely or jointly) by that member of the Group.

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the applicable Debt Documents or any combination of any of the foregoing) be an Event of Default provided that any such event or circumstance which requires the satisfaction of a condition as to materiality before it becomes and Event of Default shall not be a Default unless that condition is satisfied.

“Defaulting Lender” means:

(a) any Senior Secured Facilities Lender which is a “Defaulting Lender” under, and as defined in, the Senior Secured Facilities Agreements; and

(b) (i) any Super Senior Lender which constitutes the equivalent of a “Defaulting Lender” under, and as defined in, the Senior Secured Facilities Agreements under any Equivalent Provision of any Super Senior Facility Agreement;

(ii) any other Pari Passu Lender which constitutes the equivalent of a “Defaulting Lender” under, and as defined in, the Senior Secured Facilities Agreements under any Equivalent Provision of any other Pari Passu Facility Agreement;

(iii) any Second Lien Facility Lender which constitutes the equivalent of a “Defaulting Lender” under, and as defined in, the Senior Secured Facilities Agreements under any Equivalent Provision of a Second Lien Facility Agreement; and

(iv) any Senior Subordinated Facility Lender which constitutes the equivalent of a “Defaulting Lender” under, and as defined in, the Senior Secured Facilities Agreements under any Equivalent Provision of a Senior Subordinated Facility Agreement.

“Delegate” means any custodian, delegate, agent, attorney, co-trustee, registered auctioneer or registered stockbroker appointed by the Common Security Agent or any registered auctioneer or stockbroker which forecloses on the Charged Property.

“Distress Event” means any of:

(a) an Acceleration Event; or

(b) the enforcement of any Transaction Security.

“Distressed Disposal” means a disposal of any Charged Property or, for the purposes of paragraphs (a) and (b) below, any other asset of a member of the Group, a Debtor or a Security

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Grantor (including any Charged Property or other such asset which has been the subject of an Appropriation), which is:

(a) being effected at the request of the relevant Instructing Group in circumstances where the Transaction Security has become enforceable;

(b) being effected by enforcement of any Transaction Security (including the disposal of any Property of a member of the Group, a Debtor or a Security Grantor, the shares in which have been subject to an Appropriation); or

(c) being effected, after the occurrence of a Distress Event, by or on behalf of a Debtor or a Security Grantor to a person or persons which is, or are, not a member, or members, of the Group.

“Enforcement” means the enforcement or disposal of any Transaction Security, the requesting of a Distressed Disposal and/or the release or disposal of claims and/or Transaction Security on a Distressed Disposal under Clause 20 (Distressed Disposals and Appropriation), the giving of instructions as to actions with respect to the Transaction Security and/or the Charged Property following an Insolvency Event under Clause 14.7 (Common Security Agent Instructions) and the taking of any other actions consequential on (or necessary to effect) any of those actions.

“Enforcement Action” means:

(a) in relation to any Liabilities:

(i) the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Creditor to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Debt Documents);

(ii) the making of any declaration that any Liabilities are payable on demand (other than one made by an Intra-Group Lender in relation to any Intra‑Group Liabilities to the extent that the Payment of such Intra-Group Liabilities would be a Permitted Intra-Group Payment);

(iii) the making of a demand in relation to a Liability that is payable on demand (other than a demand made by an Intra-Group Lender in relation to any Intra-Group Liabilities to the extent that any resulting Payment would be a Permitted Intra-Group Payment);

(iv) the making of any demand against any member of the Group or any Debtor in relation to any Guarantee Liabilities of that member of the Group or Debtor;

(v) the exercise of any right to require any member of the Group to acquire any Liability (including exercising any put or call option against any member of the Group for the redemption or purchase of any Liability other than in connection with an asset sale offer or a change of control offer (however defined) as set out in any Debt Document and excluding any such right which arises as a result of a Permitted Debt Exchange as defined in the Senior Secured Term Facilities Agreement or any Equivalent Provision of a Super Senior Facility Agreement, a Pari Passu Facility Agreement, a Second Lien Facility Agreement or a Senior Subordinated Facility Agreement or any open market purchases of, or any voluntary tender offer or exchange offer for, Pari Passu Notes, Second Lien Notes or Senior Subordinated Notes at a time at which no Default is continuing;

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(vi) the exercise of any right of set-off, account combination or payment netting against any member of the Group or a Debtor in respect of any Liabilities other than the exercise of any such right:

(A) as Close-Out Netting by a Hedge Counterparty or by a Hedging Ancillary Lender;

(B) as Payment Netting by a Hedge Counterparty or by a Hedging Ancillary Lender;

(C) as Inter-Hedging Agreement Netting by a Hedge Counterparty;

(D) as Inter-Hedging Ancillary Document Netting by a Hedging Ancillary Lender;

(E) which, with respect to a Primary Creditor, is otherwise expressly permitted under the Primary Creditor Documents to the extent that the exercise of that right gives effect to a Permitted Payment;

(F) which, with respect to an Independent Security Creditor is otherwise expressly permitted under the Independent Security Creditor Documents to the extent that the exercise of that right gives effect to a Permitted Payment; or

(G) which, with respect to an Unsecured Creditor, is otherwise expressly permitted under the Unsecured Creditor Documents to the extent that the exercise of that right gives effect to a Permitted Payment; and

(vii) the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group or a Debtor to recover any Liabilities;

(b) the premature termination or close-out of any hedging transaction under any Hedging Agreement (except to the extent permitted by this Agreement or pursuant to a Permitted Automatic Early Termination);

(c) the taking of any steps by a Creditor to enforce or require the enforcement of any Transaction Security or Independent Security (including the crystallisation of any floating charge forming part of the Transaction Security or Independent Security) from which it benefits;

(d) the entering into of any composition, compromise, assignment or similar arrangement with any member of the Group or a Debtor or any Security Grantor which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of any Liability (other than any action permitted under Clause 28 (Changes to the Parties), any such right which arises as a result of a Permitted Debt Exchange as defined in the Senior Secured Term Facilities Agreement or any Equivalent Provision of a Super Senior Facility Agreement, a Pari Passu Facility Agreement, a Second Lien Facility Agreement or a Senior Subordinated Facility Agreement or any open market purchases of, or voluntary tender offer or exchange offer for, Pari Passu Notes, Second Lien Notes or Senior Subordinated Notes at a time at which no Default is continuing); or

(e) the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator, monitor or similar officer) in relation to, the winding up, dissolution, administration or reorganisation or any restructuring plan of any member of the Group, a Debtor or any Security Grantor which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance

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against loss in respect of any of the Liabilities, or any of the assets of such member of the Group, a Debtor or Security Grantor or any suspension of payments or moratorium of any indebtedness of any such member of the Group, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action:

(i) the taking of any action falling within paragraphs (a)(ii), (iii), (iv) or (vii) or (e) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods;

(ii) a Creditor bringing legal proceedings against any person solely for the purpose of:

(A) obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Debt Document to which it is party;

(B) obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C) requesting judicial interpretation of any provision of any Debt Document to which it is party with no claim for damages;

(iii) bringing legal proceedings against any person in connection with any fraud, securities violation or securities or listing regulations;

(iv) allegations of material misstatements or omissions made in connection with the offering materials relating to any Pari Passu Notes, Second Lien Notes or Senior Subordinated Notes or in reports furnished to the Pari Passu Noteholders, Second Lien Noteholders or the Senior Subordinated Noteholders or any exchange on which the Pari Passu Notes, the Second Lien Notes or the Senior Subordinated Notes are listed pursuant to the information and reporting requirements under Primary Creditor Documents;

(v) any discussions or consultations between, proposals made by, any of the Priority Creditors with respect to Enforcement pursuant to Clause 17 (Enforcement of Transaction Security);

(vi) to the extent entitled by law, the taking of action against any creditor (or any agent, trustee or receiver acting on behalf of such creditor) to challenge the basis on which any sale or disposal is to take place pursuant to powers granted to such persons under any security documentation;

(vii) any demand made by an Intra-Group Lender in relation to the Intra-Group Liabilities to the extent any resulting Payment would constitute a Permitted Intra-Group Payment; or

(viii) any Intra-Group Liabilities or Senior Subordinated Liabilities of a member of the Group being released or discharged in consideration for the issue of shares in that member of the Group prior to an Acceleration Event, subject to the issue of such shares being permitted under the Senior Secured Facilities Agreements and provided that the ownership interest of the member of the Group prior to such issue is not diluted as a result and provided further that (in any such case)

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in the event that the shares of such member of the Group are subject to Transaction Security prior to such issue, then the percentage of shares in such Subsidiary subject to Transaction Security is not diluted.

“Enforcement Objective” means maximising, so far as is consistent with a prompt and expeditious realisation of value from an Enforcement of the Transaction Security, recovery by the Super Senior Creditors and the Pari Passu Creditors.

“Enforcement Principles” means the principles set out in Schedule 7 (Enforcement Principles).

“Enforcement Proceeds” means any amount paid to or otherwise realised by a Secured Party under or in connection with any Enforcement and, following the occurrence of a Distress Event, any other proceeds of, or arising from, any of the Charged Property.

“Enforcing Pari Passu Creditors” means at any time prior to the Pari Passu Discharge Date, one of the following classes of Pari Passu Debt Creditors which, subject to Clause 17.9 (Consultation: Pari Passu Creditors), has (i) delivered a Pari Passu Enforcement Proposal to the Common Security Agent where the Common Security Agent has not received any prior Pari Passu Enforcement Proposal from any other class of Pari Passu Debt Creditors, and (ii) substantially simultaneously provided a copy of the Pari Passu Enforcement Proposal to the other relevant Creditor Representatives in respect of any Pari Passu Debt Liabilities (such class which first delivers its Pari Passu Enforcement Proposal to the Common Security Agent, the “Initial Enforcing Pari Passu Creditors”):

(a) the Senior Secured Revolving Facilities Lenders whose Pari Passu Credit Participations at that time aggregate more than 50 per cent. of the total Pari Passu Credit Participations under the Senior Secured Revolving Facilities Agreement at that time (acting through the Senior Secured Revolving Facilities Agent) (“Required RCF Lenders”);

(b) the Senior Secured Term Facilities Lenders whose Pari Passu Credit Participations at that time aggregate more than 50 per cent. of the total Pari Passu Credit Participations under the Senior Secured Term Facilities Agreement at that time (“Required TLB Lenders”) (acting through the Senior Secured Term Facilities Agent); or

(c) during an Export Credit Agency Facilities Enforcement Period only, the Senior Secured Export Credit Agency Facilities Lender,

provided that (other than during an Export Credit Agency Facilities Enforcement Period):

(i) if the Required RCF Lenders and the Required TLB Lenders so agree (and notify the Common Security Agent accordingly), “Enforcing Pari Passu Creditors” may comprise both the Required RCF Lenders and the Required TLB Lenders; and

(ii) if the Required RCF Lenders and the Required TLB Lenders have delivered Pari Passu Enforcement Proposals that were inconsistent as to the manner of Enforcement (including any inconsistency as to the timeframe for realising value from an enforcement of the Transaction Security or a Distressed Disposal) and, in accordance with paragraph (d) of Clause 17.9 (Consultation: Pari Passu Creditors), the Common Security Agent has then been acting in accordance with the Pari Passu Enforcement Proposal received from the Initial Enforcing Pari Passu Creditors, then, in relation to such Enforcement, if either:

(A) the Pari Passu Discharge Date has not occurred within 180 days of the Consultation End Date (such date that is 180 days after the end of the Consultation End Date, the “Outside Date”); or

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(B) the Common Security Agent has not commenced any Enforcement within 90 days of the date of Consultation End Date (such date that is 90 days after the end of the Consultation End Date, the “Initial Deadline Date”; provided that the Initial Deadline shall be automatically extended in incremental 30-day periods through to the Outside Date, if on the Initial Deadline Date or on the last day of each such 30-day incremental period (each such date an “Enforcement Control Determination Date”), the Initial Enforcing Pari Passu Creditors are then diligently exercising remedies with respect to Enforcement pursuant to such Pari Passu Enforcement Proposal provided pursuant to Clause 17.9 (Consultation: Pari Passu Creditors) and which are consistent with the Enforcement Principles), then upon (x) any Enforcement Control Determination Date, if the Initial Enforcing Pari Passu Creditors are not then diligently exercising remedies with respect to Enforcement pursuant to such Pari Passu Enforcement Proposal provided pursuant to Clause 17.9 (Consultation: Pari Passu Creditors) and which are consistent with the Enforcement Principles, or (y) the occurrence of the Outside Date, the Common Security Agent shall thereafter follow any instructions that are given (whether at the same time or subsequently) by the Majority Pari Passu Creditors, which shall be consistent with the Enforcement Principles (provided that the Majority Pari Passu Creditors are not obliged to provide any such instructions).

“Equitably Subordinated Creditor” means any Creditor whose commitments, any other participation rights (including by way of sub-participation) and/or any other rights and claims under the Debt Documents against a German Debtor which, prior to or in an insolvency of the German Debtor, would be subordinated or could be subject to potential avoidance claims pursuant to Section 39 para. 1 s. 1 no. 5, Section 39 para. 2 or Section 135 of the German Insolvency Code (Insolvenzordnung) or Section 6 of the German Avoidance Act (Anfechtungsgesetz) (unless other applicable laws or regulations in force from time to time provide that no such subordination would apply or avoidance claim would exist) (the “Equitably Subordinated Liabilities”).

“Equivalent Provision” means, in relation to a provision or term of the Senior Secured Facilities Agreements:

(a) with respect to a Super Senior Facility Agreement, any equivalent provision or term in that Super Senior Facility Agreement which is similar in meaning and effect;

(b) with respect to another Pari Passu Facility Agreement, any equivalent provision or term in that Pari Passu Facility Agreement which is similar in meaning and effect;

(c) with respect to a Pari Passu Notes Indenture, any equivalent provision or term in that Pari Passu Notes Indenture which is similar in meaning and effect;

(d) with respect to an Unsecured Facility Agreement, any equivalent provision or term in that Unsecured Facility Agreement which is similar in meaning and effect;

(e) with respect to an Unsecured Notes Indenture, any equivalent provision or term in that Unsecured Notes Indenture which is similar in meaning and effect;

(f) with respect to a Second Lien Facility Agreement, any equivalent provision or term in that Second Lien Facility Agreement which is similar in meaning and effect;

(g) with respect to a Second Lien Notes Indenture, any equivalent provision or term in that Second Lien Notes Indenture which is similar in meaning and effect;

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(h) with respect to a Senior Subordinated Facility Agreement, any equivalent provision or term in that Senior Subordinated Facility Agreement which is similar in meaning and effect;

(i) with respect to a Senior Subordinated Notes Indenture, any equivalent provision or term in that Senior Subordinated Notes Indenture which is similar in meaning and effect;

(j) with respect to an Independent Security Facility Agreement, any equivalent provision or term in that Independent Security Facility Agreement which is similar in meaning and effect;

(k) with respect to an Independent Security Notes Indenture, any equivalent provision or term in that Independent Security Notes Indenture which is similar in meaning and effect; and

(l) with respect to a Cash Management Facility Document, any equivalent provision or term in that Cash Management Facility Document which is similar in meaning and effect.

“Event of Default” means any event or circumstance specified as such in:

(a) a Super Senior Facility Agreement;

(b) a Pari Passu Notes Indenture or a Pari Passu Facility Agreement;

(c) a Cash Management Facility Document;

(d) a Second Lien Notes Indenture or a Second Lien Facility Agreement;

(e) a Senior Subordinated Facility Agreement or a Senior Subordinated Notes Indenture;

(f) an Unsecured Notes Indenture or an Unsecured Facility Agreement; or

(g) an Independent Security Notes Indenture or an Independent Security Facility Agreement.

“Exchange Rate Hedge Excess” means the amount by which the Total Exchange Rate Hedging exceeds the Term Outstandings.

“Exchange Rate Hedging” means, in relation to a Hedge Counterparty at any time, the aggregate of the notional amounts (denominated in a Hedged Currency) of any exchange rate hedging transactions which are, at that time, in effect under a Hedging Agreement to which that Hedge Counterparty and a Debtor are party in relation to Term Outstandings.

“Exchange Rate Hedging Proportion” means, in relation to a Hedge Counterparty and that Hedge Counterparty’s Exchange Rate Hedging, the proportion (expressed as a percentage) borne by that Hedge Counterparty's Exchange Rate Hedging to the Total Exchange Rate Hedging.

“Exigent Circumstances” means (a) an exercise of remedies by any person other than the Common Security Agent, the Super Senior Lenders or the Pari Passu Lenders with respect to all or any material portion of the Charged Property or (b) an event or circumstance that imminently threatens the ability of the Common Security Agent, Super Senior Lenders or Pari Passu Lenders to realize upon all or a material portion of the Collateral, such as concealment, abscondment, destruction (other than to the extent covered by insurance), fraudulent removal or material waste or fraud by any Debtor, in each case the relevant Required RCF Lenders or the Required TLB Lenders determine in good faith (and notify the Creditor Representatives for the Senior Secured Revolving Facilities Lenders or the Senior Secured Term Facilities Lenders

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(as applicable) and the Security Agent) that such event could reasonably be expected to have a material adverse effect on the potential loss and/or reduction in value of the realisation proceeds of any enforcement of the Transaction Security.

“Export Credit Agency Facilities Enforcement Period” means the period following the RCF/TLB Debt Discharge Date during which the Senior Secured Export Credit Agency Facilities Lender holds Pari Passu Credit Participations that represent more than 50 per cent. of the total Pari Passu Credit Participations.

“Exposure” has the meaning given to that term in Clause 24.1 (Equalisation Definitions).

“Fairness Opinion” means, in respect of any Enforcement, an opinion from a Financial Adviser that the proceeds to be received or recovered in connection with that Enforcement are, or will be, fair from a financial point of view taking into account all relevant circumstances, including the method of enforcement or disposal although there shall be no obligation to postpone any sale, disposal or transfer in order to achieve a higher price, which opinion shall be capable of being disclosed to the Senior Secured Facilities Agent, any Creditor Representative of any Super Senior Facility and any Pari Passu Facility, any Pari Passu Notes Trustee, any Creditor Representative of any other Second Lien Facility and any Second Lien Notes Trustee.

“Final Discharge Date” means the latest to occur of the Senior Discharge Date, the Second Lien Discharge Date and the Senior Subordinated Discharge Date.

“Financial Adviser” means any:

(a) independent internationally recognised investment bank;

(b) independent internationally recognised accountancy firm; or

(c) other independent internationally recognised professional services firm which is regularly engaged in providing valuations of businesses or financial assets or, where applicable, advising on competitive sales processes.

“Financial Asset” has the meaning given to the term in paragraph (j) of Clause 26.10 (Rights and Discretions).

“FX Hedging Transaction” means any transaction entered into for the purpose of hedging against exchange rate fluctuations that, at the time the underlying Hedging Agreement is entered into, is not prohibited under the terms of the Super Senior Debt Documents or the Pari Passu Debt Documents (in each case, in their form as at the date of entry into the relevant Debt Document) to share in the Transaction Security.

“German Debtor” means any Debtor incorporated or established in the Federal Republic of Germany or any other Debtor having its centre of main interest (as that term is used in Article 3(1) of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings) in the Federal Republic of Germany.

“German Intra-Group Lender” has the meaning given to that term in paragraph (b)(v) of Clause 11.2 (Permitted Payments: Intra-Group Liabilities).

“German Security Document” means any Transaction Security Document governed by German law.

“Gross Outstandings” means, in relation to a Multi-account Overdraft Facility, the aggregate gross debit balance of overdrafts comprised in that Multi-account Overdraft Facility.

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“Group” means the Parent and its Restricted Subsidiaries for the time being provided that, for the avoidance of doubt, no Unrestricted Subsidiary (or any of its Subsidiaries for the time being) shall be a member of the Group (or a Subsidiary, Holding Company or Affiliate of any member of the Group).

“Group Debtor” means each Debtor that is a member of the Group.

“Guarantee Liabilities” means, in relation to any member of the Group or any Debtor, the liabilities and obligations under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor (other than to an Arranger or a Creditor Representative) or Debtor as or as a result of its being a guarantor or surety (including liabilities and obligations arising by way of guarantee, indemnity, parallel debt, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Debt Documents).

“Hedge Counterparty” means any person which becomes Party as a Hedge Counterparty pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

“Hedge Counterparty Obligations” means the liabilities and obligations owed by any Hedge Counterparty to the Debtors under or in connection with the Hedging Agreements.

“Hedge Credit Participation” means, in relation to a Hedge Counterparty, the aggregate of:

(a) in respect of any hedging transaction of that Hedge Counterparty under any Hedging Agreement that has, as of the date the calculation is made, been terminated or closed out in accordance with the terms of this Agreement, the amount, if any, payable to it under any Hedging Agreement in respect of that termination or close-out as of the date of termination or close-out (and before taking into account any interest accrued on that amount since the date of termination or close-out) to the extent that amount is unpaid (that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement) and to the extent it is either a Pari Passu Hedging Liability or a Second Lien Hedging Liability;

(b) after the Pari Passu Debt Discharge Date but prior to the Second Lien Debt Discharge Date only, in respect of any hedging transaction of that Hedge Counterparty under any Hedging Agreement that constitutes Pari Passu Hedging Liabilities and that has, as of the date the calculation is made, not been terminated or closed out:

(i) if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any and to the extent it would constitute a Hedging Liability, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii) if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any and to the extent it would constitute a Hedging Liability, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement),

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that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement;

(c) after the Second Lien Debt Discharge Date but prior to the Senior Subordinated Debt Discharge Date, in respect of any hedging transaction of that Hedge Counterparty under any Hedging Agreement that constitutes Second Lien Hedging Liabilities and that has, as of the date the calculation is made, not been terminated or closed out:

(i) if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any and to the extent it would constitute a Hedging Liability, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii) if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any and to the extent it would constitute a Hedging Liability, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement; and

(d) after the Senior Subordinated Debt Discharge Date, in respect of any hedging transaction of that Hedge Counterparty under any Hedging Agreement that has, as of the date the calculation is made, not been terminated or closed out:

(i) if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any and to the extent it would constitute a Hedging Liability, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii) if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any and to the extent it would constitute a Hedging Liability, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

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“Hedge Transfer” means a transfer to one or more of the Pari Passu Creditors (or to a nominee or nominees of the Pari Passu Creditors) of each Hedging Transaction together with:

(a) all the rights and benefits in respect of the Hedging Liabilities owed by the Debtors to each Hedge Counterparty; and

(b) all the Hedge Counterparty Obligations owed by each Hedge Counterparty to the Debtors,

with respect to any Super Senior Hedging Liabilities and/or Pari Passu Hedging Liabilities (as applicable) in accordance with Clause 28.11 (Change of Hedge Counterparty) as described in, and subject to, Clause 7.3 (Hedge Transfer: Pari Passu Creditors).

“Hedged Currency” means the currency in which any Term Outstandings are denominated and which is hedged in respect of exchange rate risk under a Hedging Agreement.

“Hedging Agreement” means any agreement designated as such by the Parent by written notice to the Common Security Agent in relation to a derivative or hedging arrangement.

“Hedging Ancillary Document” means each Super Senior Hedging Ancillary Document and each Pari Passu Hedging Ancillary Document.

“Hedging Ancillary Facility” means each Super Senior Hedging Ancillary Facility and each Pari Passu Hedging Ancillary Facility.

“Hedging Ancillary Lender” means each Super Senior Hedging Ancillary Lender and each Pari Passu Hedging Ancillary Lender.

“Hedging Debtor” has the meaning given to that term in paragraph 1 (Guarantee and Indemnity) of Schedule 5 (Hedge Counterparties’ Guarantee and Indemnity).

“Hedging Liabilities” means the Liabilities owed by the Debtors to the Hedge Counterparties under or in connection with the Hedging Agreements, comprising:

(a) Super Senior Hedging Liabilities;

(b) Pari Passu Hedging Liabilities;

(c) Second Lien Hedging Liabilities; and

(d) Senior Subordinated Hedging Liabilities.

“Hedging Purchase Amount” means, in respect of a hedging transaction under a Hedging Agreement, the amount that would be payable to (expressed as a positive number) or by (expressed as a negative number) the relevant Hedge Counterparty on the relevant date if:

(a) in the case of a Hedging Agreement which is based on an ISDA Master Agreement:

(i) that date was an Early Termination Date (as defined in the relevant ISDA Master Agreement); and

(ii) the relevant Debtor was the Defaulting Party (under and as defined in the relevant ISDA Master Agreement); or

(b) in the case of a Hedging Agreement which is not based on an ISDA Master Agreement:

(i) that date was the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement; and

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(ii) the relevant Debtor was in a position which is similar in meaning and effect to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), in each case as certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

“Hedging Transactions” means any Interest Rate Hedging Transaction, any FX Hedging Transaction or any Operational Hedging Transaction.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Independent Security” means security under any Independent Security Document.

“Independent Security Agent” means such person as may be appointed to act as security trustee or security agent for the relevant Independent Security Creditors in accordance with any Independent Security Creditor Documents, but only if it is a Party or has acceded to this Agreement in that capacity pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

“Independent Security Arranger” means any arranger of a credit facility which creates or evidences the terms applicable to any Independent Security Creditor Liabilities which becomes a Party pursuant to Clause 28.20 (Accession of Creditors).

“Independent Security Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Independent Transaction Security.

“Independent Security Credit Participation” means, in relation to an Independent Security Noteholder and Independent Security Lender, the aggregate of:

(a) its Independent Security Facility Commitments, if any;

(b) the aggregate outstanding principal amount of the Independent Security Notes held by it, if any; and

(c) to the extent not falling within paragraph (a) above, the aggregate outstanding principal amount of any Independent Security Creditor Liabilities in respect of which it is the creditor, if any.

“Independent Security Creditor Document” means:

(a) each Independent Security Notes Indenture;

(b) each Independent Security Facility Agreement and each other “Finance Document” or “Loan Document” (as the case may be) under and as defined therein (excluding any Hedging Agreement);

(c) the Independent Security Documents;

(d) each other document or instrument entered into between any member of the Group and an Independent Security Creditor setting out the terms of any credit facility, notes, indenture or debt security which creates or evidences any Independent Security Creditor Liabilities; and

(e) each other document designated as such by the relevant Independent Security Agent and the Parent.

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“Independent Security Creditor Enforcement Notice” has the meaning given to it in paragraph (a)(ii) of Clause 10.13 (Permitted Enforcement: Independent Security Creditors).

“Independent Security Creditor Liabilities” means the Liabilities owed by the Debtors and the Independent Security Guarantors to the Independent Security Creditors.

“Independent Security Creditor Recoveries” has the meaning given to that term in Clause 23.2 (Independent Security Creditor Recoveries).

“Independent Security Creditor Standstill Period” means, in relation to Enforcement Action in respect of the Independent Security Creditor Liabilities, the period beginning on the date (the “Independent Security Creditor Standstill Start Date”) the Common Security Agent receives an Independent Security Creditor Enforcement Notice and ending on the earliest to occur of:

(a) the date falling 179 days after the Independent Security Creditor Standstill Start Date;

(b) the date the Common Security Agent takes any Enforcement Action in respect of any person that has granted Independent Transaction Security or is an Independent Security Guarantor or owes Independent Security Creditor Liabilities, provided that if an Independent Security Creditor Standstill Period ends pursuant to this paragraph (b), the Independent Security Creditors may only take the same Enforcement Action in relation to the relevant Independent Security Creditor Liabilities and/or Independent Transaction Security (and only against the same person) as the Enforcement Action taken by the Common Security Agent;

(c) the date of an Insolvency Event (other than an Insolvency Event directly caused by any action taken by or at the request or direction of an Independent Security Creditor) in respect of any person that has granted Independent Transaction Security or is an Independent Security Guarantor or owes Independent Security Creditor Liabilities provided that if an Independent Security Creditor Standstill Period ends pursuant to this paragraph (c), the Independent Security Creditors may only take Enforcement Action in respect of the Independent Security Creditor Liabilities against that person;

(d) the expiry of any other Independent Security Creditor Standstill Period outstanding at the date such first mentioned Independent Security Creditor Standstill Period commenced (unless that expiry occurs as a result of a cure, waiver or other permitted remedy);

(e) an Event of Default under an Independent Security Creditor Document resulting from a failure to pay the principal amount of the relevant Independent Security Creditor Liabilities at their final maturity; and

(f) the date on which the Instructing Group gives their consent to an early termination of the Independent Security Creditor Standstill Period.

“Independent Security Creditors” means each Creditor Representative in relation to any Independent Security Noteholder or Independent Security Lender, each Independent Security Arranger, each Independent Security Noteholder and each Independent Security Lender.

“Independent Security Debt Guarantees” means:

(a) the “Note Guarantees” or “Guarantees” as defined in the relevant Independent Security Notes Indenture or any guarantee provided by a guarantor under an Independent Security Notes Indenture or other Independent Security Creditor Document relating to an Independent Security Notes Indenture; and

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(b) any guarantees provided by an Independent Security Guarantor under an Independent Security Facility Agreement or other Independent Security Creditor Document relating to an Independent Security Facility Agreement.

“Independent Security Discharge Date” means the first date on which:

(a) all Independent Security Creditor Liabilities have been fully and finally discharged to the satisfaction (acting reasonably) of the Creditor Representative(s) for each of the Independent Security Lenders and the Independent Security Noteholders, including as a result of an enforcement or as a result of:

(i) such Independent Security Creditor Liabilities becoming Pari Passu Debt Liabilities, Second Lien Liabilities, Senior Subordinated Liabilities or Unsecured Liabilities; or

(ii) such Independent Security Creditor Liabilities becoming the subject of new security and intercreditor arrangements which, in each case, benefit and bind the relevant Independent Security Creditors; and

(b) the Independent Security Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Independent Security Creditor Documents.

“Independent Security Documents” means any document entered into, as permitted by the Primary Creditor Documents, by any member of the Group or any Debtor creating or expressed to create any Security over all or any part of its assets (other than the Common Charged Property and the Priority Creditor Only Charged Property) in respect of the obligations of any member of the Group or any of the Debtors under any of the Independent Security Creditor Documents.

“Independent Security Facility” means any credit facility made available to any member of the Group where any:

(a) agent of the lenders in respect of the credit facility becomes a Party as a Creditor Representative;

(b) arranger of the credit facility has become a party as an Independent Security Arranger; and

(c) lender in respect of the credit facility has become a Party as an Independent Security Lender,

in each case in respect of that credit facility and pursuant to Clause 28.20 (Accession of Creditors).

“Independent Security Facility Agreement” means a facility agreement setting out the terms of any credit facility which creates or evidences the terms applicable to any Independent Security Creditor Liabilities.

“Independent Security Facility Commitment” means any “Commitment” under and as defined in any Independent Security Facility Agreement.

“Independent Security Guarantor” means each member of the Group that provides a guarantee in favour of any Independent Security Creditor in connection with any Independent Security Creditor Liabilities.

“Independent Security Lender” means each “Lender” under and as defined in each Independent Security Facility Agreement which becomes a Party pursuant to Clause 28.20 (Accession of Creditors).

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“Independent Security Noteholder” means any holder from time to time of any Independent Security Notes.

“Independent Security Notes” means any notes issued or to be issued by a member of the Group under an Independent Security Notes Indenture.

“Independent Security Notes Indenture” means any note indenture setting out the terms of any debt security which creates or evidences the terms applicable to any Independent Security Creditor Liabilities.

“Independent Security Notes Trustee” means any note trustee in respect of Independent Security Notes which has acceded to this Agreement as a Creditor Representative pursuant to Clause 28.20 (Accession of Creditors).

“Independent Security Payment Stop Notice” has the meaning given to that term in Clause 10.5 (Issue of Independent Security Payment Stop Notice).

“Independent Security Property” means:

(a) the Independent Transaction Security expressed to be granted in favour of the Independent Security Agent acting as trustee and/or agent for the Independent Security Secured Parties only and all proceeds of that Independent Transaction Security for the benefit of the Independent Security Secured Parties;

(b) all obligations expressed to be undertaken by a Debtor to pay amounts in respect of the Liabilities to the Independent Security Agent acting as trustee and/or agent for the Independent Security Secured Parties and secured by the Independent Transaction Security together with all representations and warranties expressed to be given by a Debtor in favour of the Independent Security Agent acting as trustee and/or agent for the Independent Security Secured Parties;

(c) the Independent Security Agent’s interest in any trust fund created pursuant to any provision of the relevant Independent Security Creditor Documents which is similar in meaning and effect to Clause 15 (Turnover of Receipts); and

(d) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Independent Security Agent is required by the terms of the Independent Security Creditor Documents to hold as trustee on trust for (or as agent for (or as agent, common representative or otherwise for the benefit of)) the Independent Security Secured Parties.

“Independent Security Secured Parties” means the Independent Security Agent, any Receiver or Delegate and each of the Independent Security Creditors from time to time but, in the case of each Independent Security Creditor, only if it is a Party or has acceded to this Agreement in that capacity pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

“Independent Transaction Security” means any Security created by the Independent Security Documents which is:

(a) created in favour of an Independent Security Agent as trustee and/or agent for the relevant Independent Security Creditors in respect of their Liabilities; or

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(b) in the case of any jurisdiction in which effective Security cannot be granted in favour of an Independent Security Agent as trustee and/or agent for the Independent Security Creditors, is created in favour of:

(i) all the Independent Security Secured Parties intended to benefit from that Security in respect of their Liabilities; or

(ii) an Independent Security Agent under a parallel debt, joint and several creditorship or other similar or equivalent structure for the benefit of all the Independent Security Secured Parties intended to benefit from that Security, and, in each case, is not prohibited by the Primary Creditor Documents.

“Initial Security Documents” has the meaning given to that term in paragraph (a) of Clause 25.2 (Additional Transaction Security).

“Insolvency Event” means, in relation to any Debtor or any Security Grantor:

(a) that is incorporated or organised under the laws of the United States or any state of the United States (including the District of Columbia), the occurrence of a US Insolvency or Liquidation Proceedings;

(b) any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that member of the Group, a Debtor or Security Grantor, a moratorium is declared in relation to any indebtedness of that member of the Group, a Debtor or Security Grantor or an administrator is appointed to that member of the Group, a Debtor or Security Grantor;

(c) any composition, compromise, assignment or arrangement is made with any of its creditors;

(d) the appointment of any liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of that member of the Group, a Debtor or Security Grantor or any assets of that member of the Group, a Debtor or Security Grantor;

(e) any resolution is passed or order made for the insolvency, winding up, dissolution, administration, examination, bankruptcy or reorganisation or restructuring plan of that Debtor, member of the Group, a Debtor or Security Grantor, a moratorium is declared in relation to any indebtedness of that Debtor, member of the Group a Debtor or Security Grantor or an administrator or examiner is appointed to that Debtor, member of the Group, a Debtor or Security Grantor; or

(f) any analogous procedure or step is taken in any jurisdiction under the corresponding applicable law,

in each case which is an Event of Default.

“Instructing Group” means:

(a) prior to the Senior Discharge Date:

(i) subject to paragraph (ii) below, the Majority Super Senior Creditors and the Required Pari Passu Creditors; and

(ii) in relation to providing instructions with respect to Enforcement, the Majority Super Senior Creditors and the Enforcing Pari Passu Creditors, provided that:

(A) if:

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(1) the Super Senior Discharge Date has not occurred within 180 days of the date of the first instructions of Enforcement given to the Common Security Agent; or

(2) the Common Security Agent has not commenced any Enforcement (or any transaction in lieu thereof) or other Enforcement Action within 90 days of the date of the first instructions of Enforcement given to the Common Security Agent;

then, in relation to such Enforcement, the Common Security Agent shall thereafter follow any instructions that are given (whether at the same time or subsequently) by the Majority Super Senior Creditors (in each case provided the same are Qualifying Instructions) to the exclusion of those given by the Enforcing Pari Passu Creditors (to the extent (I) conflicting with the instructions given by the Enforcing Pari Passu Creditors or (II) no instructions were given by the Enforcing Pari Passu Creditors) and Instructing Group in relation to such Enforcement shall mean the Majority Super Senior Creditors; and

(B) subject to (A) above, if, at the end of the Senior Consultation Period, the Common Security Agent has received Conflicting Enforcement Instructions then, in relation to such Enforcement, Instructing Group shall mean the Enforcing Pari Passu Creditors provided that such instructions from the Enforcing Pari Passu Creditors are Qualifying Instructions, it being acknowledged that, subject to the other provisions of this Agreement, the timeframe for the realisation of value from the enforcement of the Transaction Security or Distressed Disposal pursuant to such instructions will be determined by the Enforcing Pari Passu Creditors, provided that, for the avoidance of doubt, unless Super Senior Liabilities have been designated in accordance with Clause 28.20 (Accession of Creditors) (and such Super Senior Liabilities remain outstanding as Super Senior Liabilities), the Instructing Group for the purposes of sub-paragraph (i) shall be the Required Pari Passu Creditors and the Instructing Group for the purposes of sub-paragraph (ii) shall be the Enforcing Pari Passu Creditors;

(b) on and after the Senior Discharge Date, but before the Priority Discharge Date, the Majority Second Lien Creditors; and

(c) on and after the Priority Discharge Date but before the Senior Subordinated Discharge Date, the Majority Senior Subordinated Creditors.

“Intercreditor Amendment” means any amendment or waiver which is subject to Clause 34 (Consents, Amendments and Override).

"Interest Rate Hedge Excess" means the amount by which the Total Interest Rate Hedging exceeds the Term Outstandings.

"Interest Rate Hedging" means, in relation to a Hedge Counterparty at any time, the aggregate of the notional amounts of any interest rate hedging transactions which are, at that time, in effect under a Hedging Agreement to which that Hedge Counterparty and a Debtor are party in relation to Term Outstandings.

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"Interest Rate Hedging Proportion" means, in relation to a Hedge Counterparty and that Hedge Counterparty's Interest Rate Hedging, the proportion (expressed as a percentage) borne by that Hedge Counterparty's Interest Rate Hedging to the Total Interest Rate Hedging.

“Interest Rate Hedging Transaction” means any transaction entered into for the purpose of hedging against interest rate risk that, at the time the underlying Hedging Agreement is entered into, is not prohibited under the terms of the Super Senior Debt Documents or the Pari Passu Debt Documents (in each case, in their form as at the date of entry into the relevant Debt Document) to share in the Transaction Security.

“Inter-Hedging Agreement Netting” means the exercise of any right of set-off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedge Counterparty against liabilities owed to a Debtor by that Hedge Counterparty under a Hedging Agreement in respect of Hedging Liabilities owed to that Hedge Counterparty by that Debtor under another Hedging Agreement.

“Inter-Hedging Ancillary Document Netting” means the exercise of any right of set‑off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedging Ancillary Lender against liabilities owed to a Debtor by that Hedging Ancillary Lender under a Hedging Ancillary Document in respect of Pari Passu Debt Liabilities owed to that Hedging Ancillary Lender by that Debtor under another Hedging Ancillary Document.

“Intra-Group Lenders” means:

(a) each Group Debtor; and

(b) each member of the Group which has made a loan available to, granted credit to or made any other financial arrangement having similar effect with a Debtor and which becomes a Party as an Intra-Group Lender in accordance with the terms of Clause 28 (Changes to the Parties).

“Intra-Group Liability” means any of the Liabilities owed by any member of the Group to any of the Intra-Group Lenders.

“ISDA Master Agreement” means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

“Issuing Bank” means any “Issuing Bank” under and as defined in any Pari Passu Facility Agreement.

“Legal Reservations” has the meaning given to the term “Legal Reservations” in each of the Senior Secured Revolving Facilities Agreement and the Senior Secured Term Facilities Agreement until the Senior Secured Facilities Discharge Date and thereafter the meaning that applies by virtue of the rules in paragraph (k) of Clause 1.2 (Construction).

“Letter of Credit” means any “Letter of Credit” under and as defined in (as applicable) any relevant Pari Passu Facility Agreement.

“Liabilities” means all present and future liabilities and obligations at any time of any Debtor to any Creditor or Common Security Agent under the Debt Documents (including by way of the grant of Security under such documents), both actual and contingent and whether incurred solely or jointly or as principal or surety or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a) any refinancing, novation, deferral or extension;

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(b) any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c) any claim for damages or restitution; and

(d) any claim as a result of any recovery by any Debtor of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

“Liabilities Acquisition” means, in relation to a person and to any Liabilities, a transaction where that person:

(a) purchases by way of assignment or transfer;

(b) enters into any sub-participation in respect of; or

(c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

the rights and benefits in respect of those Liabilities.

“Liabilities Sale” means a Debt Disposal pursuant to paragraph (e) of Clause 20.1 (Facilitation of Distressed Disposals and Appropriation).

“Loan Party” means a Senior Secured Facilities Borrower or a Senior Secured Facilities Guarantor.

“Majority Pari Passu Creditors” means, at any time, those Pari Passu Creditors whose Pari Passu Credit Participations at that time aggregate more than 50 per cent. of the total Pari Passu Credit Participations at that time. Notwithstanding the foregoing, the undrawn or unutilized Pari Passu Facility Commitments of any Pari Passu Lender shall not be counted in the determination of Pari Passu Credit Participations.

“Majority Pari Passu Lenders” means, at any time, with respect to any Pari Passu Facility, those Pari Passu Lenders whose Pari Passu Facility Commitments under such Pari Passu Facility at that time aggregate more than 50 per cent. of the total Pari Passu Facility Commitments under the relevant Pari Passu Facility at that time; provided that, if at such time the Pari Passu Facility Commitments under such Pari Passu Facility have been terminated, the Majority Pari Passu Lenders with respect to such Pari Passu Facility shall mean those Pari Passu Lenders whose Pari Passu Debt Liabilities under such Pari Passu Facility at that time aggregate more than 50 per cent. of the total Pari Passu Debt Liabilities under the relevant Pari Passu Facility at that time.

“Majority Second Lien Creditors” means, at any time:

(a) before the date on which any public debt securities which constitute Second Lien Debt Liabilities are issued, those Second Lien Creditors whose Second Lien Credit Participations at that time aggregate more than 66⅔ per cent. of the total Second Lien Credit Participations at that time; and

(b) after that date, those Second Lien Creditors whose Second Lien Credit Participations at that time aggregate more than 50 per cent. of the total Second Lien Credit Participations at that time.

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“Majority Senior Secured Revolving Facilities Lenders” has the meaning given to the term “Majority Lenders” in the Senior Secured Revolving Facilities Agreement.

“Majority Senior Subordinated Creditors” means, at any time:

(a) before the date on which any public debt securities which constitute Senior Subordinated Debt Liabilities are issued, those Senior Subordinated Creditors whose Senior Subordinated Credit Participations at that time aggregate more than 66⅔ per cent. of the total Senior Subordinated Credit Participations at that time; and

(b) after that date, those Senior Subordinated Creditors whose Senior Subordinated Credit Participations at that time aggregate more than 50 per cent. of the total Senior Subordinated Credit Participations at that time.

“Majority Super Senior Creditors” means, at any time, those Super Senior Creditors whose Super Senior Credit Participations at that time aggregate more than 66⅔ per cent. of the total Super Senior Credit Participations at that time.

“Material Adverse Effect” has the meaning given to the term “Material Adverse Effect” in each of the Senior Secured Revolving Facilities Agreement and the Senior Secured Term Facilities Agreement until the Senior Secured Facilities Discharge Date and thereafter the meaning that applies by virtue of the rules in paragraph (k) of Clause 1.2 (Construction).

“Multi-account Overdraft Facility” means:

(a) in relation to an Ancillary Facility, an Ancillary Facility which is an overdraft facility comprising more than one account; and

(b) in relation to a Cash Management Facility, a Cash Management Facility which is an overdraft facility comprising more than one account,

as the context requires.

“Multi-account Overdraft Liabilities” means the Liabilities arising under any Multi‑account Overdraft Facility.

“Net Outstandings” means, in relation to a Multi-account Overdraft Facility, the aggregate debit balance of overdrafts comprised in that Multi-account Overdraft Facility, net of any credit balances on any account comprised in that Multi-account Overdraft Facility, to the extent that the credit balances are freely available to be set-off by the relevant Ancillary Lender against Liabilities owed to it by the relevant Debtor under that Multi-account Overdraft Facility.

“Non-Cash Consideration” means consideration in a form other than cash.

“Non-Cash Recoveries” means:

(a) any proceeds of a Distressed Disposal or a Debt Disposal; or

(b) any amount distributed to the Common Security Agent pursuant to Clause 15.2 (Turnover by Creditors),

which are, or is, in the form of Non-Cash Consideration.

“Non-Credit Related Close-Out” means a Permitted Hedge Close-Out described in any of paragraphs (a)(i), (a)(iii), (a)(iv), (a)(vi) or (a)(vii) of Clause 5.9 (Permitted Enforcement: Hedge Counterparties).

“Non-Distressed Disposal” has the meaning given to that term in paragraph (b)(i) of Clause 19.1 (Definitions).

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“Noteholder” means:

(a) in relation to the Pari Passu Notes, the Pari Passu Noteholders;

(b) in relation to the Second Lien Notes, the Second Lien Noteholders;

(c) in relation to the Senior Subordinated Notes, the Senior Subordinated Noteholders;

(d) in relation to the Unsecured Notes, the Unsecured Noteholders; and

(e) in relation to the Independent Security Notes, the Independent Security Noteholders.

“Notes Escrow Security” means the Security created or evidenced or expressed to be created or evidenced by a Debtor or a member of the Group under or pursuant to the Notes Escrow Security Documents which is released or otherwise discharged upon the proceeds of the issuance of Pari Passu Notes, Second Lien Notes, Senior Subordinated Notes, Independent Security Notes, or Unsecured Notes being made freely available to a Debtor or member of the Group.

“Notes Escrow Security Documents” means each document pursuant to which Security is granted by a Debtor or a member of the Group over Notes Escrow Security Property.

“Notes Escrow Security Property” means funds held pursuant to customary escrow arrangements (and/or rights over or with respect to any escrow account into which such funds are paid and all associated rights in relation thereto) prior to such funds being made freely available to a Debtor or a member of the Group following satisfaction of all conditions to release of such funds from such escrow arrangements in consideration for the issuance of Pari Passu Notes, Unsecured Notes, Second Lien Notes, Independent Security Notes or Senior Subordinated Notes as permitted by this Agreement and the then existing Primary Creditor Documents.

“Notes Indenture” means:

(a) a Pari Passu Notes Indenture;

(b) a Second Lien Notes Indenture;

(c) a Senior Subordinated Notes Indenture;

(d) an Unsecured Notes Indenture; or

(e) an Independent Security Notes Indenture.

“Notes Trustee” means:

(a) in relation to any Pari Passu Noteholders, the Pari Passu Notes Trustee which is their Creditor Representative;

(b) in relation to any Second Lien Noteholders, the Second Lien Notes Trustee which is their Creditor Representative;

(c) in relation to any Senior Subordinated Noteholders, the Senior Subordinated Notes Trustee which is their Creditor Representative;

(d) in relation to any Unsecured Noteholders, the Unsecured Notes Trustee which is their Creditor Representative; or

(e) in relation to any Independent Security Noteholders, the Independent Security Notes Trustee which is their Creditor Representative.

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“Operational Hedging Transaction” means any hedging transaction (other than an Interest Rate Hedging Transaction or FX Hedging Transaction) that, at the time the underlying Hedging Agreement is entered into, is not prohibited under the terms of the Super Senior Debt Documents and the Pari Passu Debt Documents (in each case, in their form as at the date of entry into the relevant Debt Document).

“Other Liabilities” means, in relation to a member of the Group or a Debtor, any trading and other liabilities and obligations (not being Borrowing Liabilities or Guarantee Liabilities) it may have to an Arranger, a Creditor Representative, a Security Grantor, an Intra-Group Lender or Debtor.

“Parallel Debt” has the meaning given to that term in paragraph (a) of Clause 26.4 (Parallel Debt (Covenant to Pay the Common Security Agent)).

"Parallel Debt Creditor" means the Common Security Agent in its capacity as creditor of the Parallel Debt under and as defined in Clause 26.4 (Parallel Debt (Covenant to pay the Common Security Agent)).

“Pari Passu Acceleration Event” means:

(a) the Senior Secured Term Facilities Agent exercising any of its rights under section 8.02 (Remedies Upon Event of Default) of the Senior Secured Term Facilities Agreement or the occurrence of an event which causes the automatic acceleration of Liabilities pursuant to section 8.02 (Remedies Upon Event of Default) of the Senior Secured Term Facilities Agreement;

(b) the Senior Secured Revolving Facilities Agent exercising any of its rights under clause 24.15 (Acceleration) of the Senior Secured Revolving Facilities Agreement or the occurrence of an event which causes the automatic acceleration of Liabilities pursuant to clause 24.15 (Acceleration) of the Senior Secured Revolving Facilities Agreement;

(c) the Senior Secured Export Credit Agency Facilities Lender exercising any of its rights under an Equivalent Provision of the Senior Secured Export Credit Agency Facilities Agreement or the occurrence of an event which causes the automatic acceleration of Liabilities pursuant to the Senior Secured Export Credit Agency Facilities Agreement;

(d) the Creditor Representative of any Pari Passu Lender that is not a Senior Secured Facilities Lender (or any such Pari Passu Lender(s) itself or themselves) exercising any of its or their rights (other than the right to declare any amount payable on demand) under an Equivalent Provision of the relevant Pari Passu Facility Agreement (or making a demand for payment of amounts previously declared to be payable on demand) or any acceleration provisions under a Pari Passu Facility Agreement being automatically invoked upon the occurrence of an Insolvency Event in accordance with its terms; or

(e) the Creditor Representative of any Pari Passu Noteholder(s) (or the requisite Pari Passu Noteholders under any Pari Passu Notes Indenture) exercising any of its or their rights (other than the right to declare any amount payable on demand) under an Equivalent Provision of the relevant Pari Passu Notes Indenture (or making a demand for payment of amounts previously declared to be payable on demand) or any acceleration provisions under any Pari Passu Notes Indenture being automatically invoked upon the occurrence of an Insolvency Event in accordance with its terms.

“Pari Passu Ancillary Document” means each document relating to or evidencing the terms of a Pari Passu Ancillary Facility.

“Pari Passu Ancillary Facility” means an ancillary facility made available under and in accordance with a Pari Passu Facility Agreement.

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“Pari Passu Ancillary Lender” means a Pari Passu Lender (or the Affiliate of a Pari Passu Lender) which makes available a Pari Passu Ancillary Facility.

“Pari Passu Arranger” means each Senior Secured Facilities Arranger in its capacity as arranger under the Senior Secured Facilities Agreements and any arranger of a credit facility which creates or evidences the terms applicable to any Pari Passu Debt Liabilities which becomes a Party pursuant to Clause 28.20 (Accession of Creditors).

“Pari Passu Cash Management Facility Liabilities” means the Liabilities owed by the Debtors to the Cash Management Facility Creditors under or in connection with the Cash Management Facility Documents.

“Pari Passu Credit Participation” means:

(a) in relation to a Hedge Counterparty, its aggregate Hedge Credit Participation in respect of Pari Passu Hedging Liabilities; and

(b) in relation to a Cash Management Facility Creditor, its aggregate Cash Management Facility Commitments in respect of Cash Management Facility Liabilities; and

(c) in relation to a Pari Passu Noteholder or a Pari Passu Lender, the aggregate of:

(i) its aggregate Pari Passu Facility Commitments, if any;

(ii) the aggregate outstanding principal amount of the Pari Passu Notes held by it, if any; and

(iii) to the extent not falling within paragraphs (i) or (ii) above, the aggregate outstanding principal amount of any Pari Passu Debt Liabilities in respect of which it is the creditor, if any.

For the avoidance of doubt, there shall be no double counting as between Pari Passu Facility Commitments and the aggregate outstanding principal amount of Pari Passu Debt Liabilities as between subclause (i) and (iii) above.

“Pari Passu Creditors” means the Pari Passu Debt Creditors, the Cash Management Facility Creditors that are owed Pari Passu Cash Management Facility Liabilities and the Hedge Counterparties that are owed Pari Passu Hedging Liabilities.

“Pari Passu Debt Creditors” means:

(a) each Senior Secured Facilities Lender and each Senior Secured Facilities Agent insofar as it represents the relevant Senior Secured Facilities Lenders;

(b) each Creditor Representative in relation to any Pari Passu Noteholder and Pari Passu Lender, each Pari Passu Arranger, each Pari Passu Noteholder, each Pari Passu Lender and each Pari Passu Ancillary Lender (to the extent not included in paragraph (a) above);

(c) each Cash Management Facility Creditor in relation to any Pari Passu Cash Management Facility Liabilities (to the extent not included in paragraph (a) above); and

(d) (unless the context requires otherwise) the Common Security Agent in its capacity as creditor in respect of the Parallel Debt attributable to the Pari Passu Debt Liabilities.

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“Pari Passu Debt Discharge Date” means the first date on which:

(a) all Pari Passu Debt Liabilities have been fully and finally discharged, and paid in full in cash, to the satisfaction (acting reasonably) of the Creditor Representative(s) for each of the Pari Passu Lenders and the Pari Passu Noteholders, including as a result of an enforcement; and

(b) the Pari Passu Debt Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Pari Passu Debt Documents.

“Pari Passu Debt Documents” means:

(a) each Senior Secured Facilities Document;

(b) each other Pari Passu Facility Agreement and each other “Finance Document” or “Loan Document” (as the case may be) under and as defined therein (excluding any Hedging Agreement);

(c) each other Cash Management Facility Document;

(d) each Pari Passu Notes Indenture; and

(e) each other document or instrument entered into between any member of the Group and a Pari Passu Debt Creditor setting out the terms of any credit facility, notes, indenture or debt security which creates or evidences any Pari Passu Debt Liabilities.

“Pari Passu Debt Liabilities” means the Liabilities owed by the Debtors and any Security Grantor:

(a) under or in connection with the Senior Secured Facilities Agreements to the Senior Secured Facilities Lenders;

(b) under or in connection with the Cash Management Facility Agreements to the Cash Management Facility Creditors; and

(c) under or in connection with any other Pari Passu Debt Documents to any Pari Passu Debt Creditors.

“Pari Passu Debt Liabilities Transfer” means a transfer of the Pari Passu Debt Liabilities to the Second Lien Debt Creditors to the extent permitted pursuant to Clause 7.2 (Option to Purchase: Pari Passu Creditors).

“Pari Passu Discharge Date” means the later to occur of:

(a) the Pari Passu Debt Discharge Date; and

(b) the first date on which:

(i) the Pari Passu Hedging Liabilities have been fully and finally discharged to the satisfaction (acting reasonably) of each Hedge Counterparty to which Pari Passu Hedging Liabilities are owed including as a result of an enforcement; and

(ii) each Hedge Counterparty is under no further obligation to do anything that will give rise to any Pari Passu Hedging Liabilities under the Hedging Agreements; and

(c) the Cash Management Facility Discharge Date.

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“Pari Passu Enforcement Proposal” has the meaning given to that term in paragraph (a) of Clause 17.9 (Consultation: Pari Passu Creditors).

“Pari Passu Facility” means the “Term Facilities”, the “Revolving Credit Facility” and each “Incremental Facility”, “Sustainable Revolving Facility” in each case under and as defined in a Senior Secured Facilities Agreement (as applicable), and any other credit facility made available to any member of the Group where any:

(a) agent of the lenders in respect of the credit facility becomes a Party as a Creditor Representative;

(b) arranger of the credit facility has become a party as a Pari Passu Arranger (if applicable); and

(c) lender in respect of the credit facility has become a Party as a Pari Passu Lender,

in each case in respect of that credit facility and pursuant to Clause 28.20 (Accession of Creditors).

“Pari Passu Facility Agreements” means:

(a) the Senior Secured Facilities Agreements;

(b) the Cash Management Facility Documents insofar as it relates to the Pari Passu Cash Management Facility Liabilities; and

(c) each other facility agreement setting out the terms of any credit facility which creates or evidences the terms applicable to any Pari Passu Debt Liabilities.

“Pari Passu Facility Cash Cover” means “cash cover” under and as defined in (as applicable) any relevant Pari Passu Facility Agreement.

“Pari Passu Facility Cash Cover Document” means, in relation to any Pari Passu Facility Cash Cover, any Pari Passu Debt Document which creates or evidences, or is expressed to create or evidence, the Security required to be provided over that Pari Passu Facility Cash Cover by the relevant Pari Passu Facility Agreement.

“Pari Passu Facility Commitment” means:

(a) each “Commitment”, “Term Commitment”, “Revolving Credit Commitment”, “Sustainable Revolving Facility Commitment” and each commitment to provide an Incremental Facility, in each case, under and as defined in the Senior Secured Facilities Agreements;

(b) each Cash Management Facility Commitment; and

(c) each “Commitment” under and as defined in any other Pari Passu Facility Agreement.

“Pari Passu Facility Lender Cash Collateral” means if applicable, any cash collateral provided by another Pari Passu Lender to an Issuing Bank pursuant to the terms of any other relevant Pari Passu Facility Agreement.

“Pari Passu Hedge Counterparty” means each Hedge Counterparty to the extent it is the creditor of Pari Passu Hedging Liabilities.

“Pari Passu Hedge Liabilities Transfer” means a transfer to the Purchasing Second Lien Creditors (or to their respective nominees) of (subject to paragraph (b) of Clause 7.5 (Hedge

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Transfer: Second Lien Debt Creditors)) each Hedging Agreement under which the Pari Passu Hedging Liabilities arise together with all (and not part) of:

(a) the rights and benefits under each such Hedging Agreement in respect of the Pari Passu Hedging Liabilities owed by the Debtors to each Hedge Counterparty; and

(b) the Hedge Counterparty Obligations owed by each such Hedge Counterparty to the Debtors,

in accordance with Clause 28.11 (Change of Hedge Counterparty) as described in, and subject to, Clause 7.5 (Hedge Transfer: Second Lien Debt Creditors).

“Pari Passu Hedging Ancillary Document” means an Ancillary Document which relates to or evidences the terms of a Pari Passu Hedging Ancillary Facility.

“Pari Passu Hedging Ancillary Facility” means a Pari Passu Ancillary Facility which is made available by way of a hedging facility.

“Pari Passu Hedging Ancillary Lender” means a Pari Passu Ancillary Lender to the extent to which that Pari Passu Ancillary Lender makes available a Hedging Ancillary Facility.

“Pari Passu Hedging Liabilities” means the Liabilities owed by the Debtors to the Hedge Counterparties under or in connection with the Hedging Agreements designated as such in accordance with paragraph (d) of Clause 28.20 (Accession of Creditors).

“Pari Passu Lender” means:

(a) each Senior Secured Facilities Lender; and

(b) each “Lender” under and as defined in any relevant Pari Passu Facility Agreement other than the Senior Secured Facilities Agreements.

“Pari Passu Liabilities” means the Pari Passu Debt Liabilities, the Pari Passu Cash Management Facility Liabilities and the Pari Passu Hedging Liabilities.

“Pari Passu Noteholder” means any holder from time to time of any Pari Passu Notes.

“Pari Passu Notes” means any senior secured notes issued or to be issued by a member of the Group under a Pari Passu Notes Indenture and excluding, for the avoidance of doubt, the Unsecured Convertible Notes.

“Pari Passu Notes Indenture” means any note indenture setting out the terms of any debt security which creates or evidences the terms applicable to any Pari Passu Debt Liabilities.

“Pari Passu Notes Trustee” means any note trustee in respect of Pari Passu Notes which has acceded to this Agreement as a Creditor Representative pursuant to Clause 28.20 (Accession of Creditors).

“Pari Passu Representative” means any Creditor Representative pursuant to paragraphs (a) or (c) of that definition.

“Party” means a party to this Agreement.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

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“Payment Netting” means:

(a) in respect of a Hedging Agreement or a Hedging Ancillary Document based on an ISDA Master Agreement, netting under section 2(c) of the relevant ISDA Master Agreement; and

(b) in respect of a Hedging Agreement or a Hedging Ancillary Document not based on an ISDA Master Agreement, netting pursuant to any provision of that Hedging Agreement or a Hedging Ancillary Document which has a similar effect to the provision referenced in paragraph (a) above.

“Perfection Requirements” has the meaning given to the term “Perfection Requirements” in each of the Senior Secured Revolving Facilities Agreement and the Senior Secured Term Facilities Agreement until the Senior Secured Facilities Discharge Date and thereafter the meaning that applies by virtue of the rules in paragraph (k) of Clause 1.2 (Construction).

“Permitted Acquired Indebtedness” means Acquired Indebtedness not prohibited to be incurred by the terms of each of the Debt Documents, or any Refinancing Indebtedness in connection therewith.

“Permitted Automatic Early Termination” means an Automatic Early Termination of a hedging transaction under a Hedging Agreement, the provision of which is permitted under Clause 5.12 (Terms of Hedging Agreements).

“Permitted Hedge Close-Out” means, in relation to a hedging transaction under a Hedging Agreement, a termination or close-out of that hedging transaction which is permitted pursuant to Clause 5.9 (Permitted Enforcement: Hedge Counterparties).

“Permitted Hedge Payments” means the Payments permitted by Clause 5.3 (Permitted Payments: Hedging Liabilities).

“Permitted Independent Security Creditor Payments” means the Payments permitted by Clause 10.2 (Permitted Payments: Independent Security Creditor Liabilities) and 10.4 (Permitted Payments while Independent Security Payment Stop Notice Outstanding).

“Permitted Intra-Group Payments” means the Payments permitted by Clause 11.2 (Permitted Payments: Intra-Group Liabilities).

“Permitted Liabilities” means Liabilities permitted to be incurred under the Primary Creditor Documents, the Unsecured Creditor Documents and the Independent Security Creditor Documents, which comply with the provisions of this Agreement and which have been, or are to be:

(a) designated as “Pari Passu Debt Liabilities”, “Unsecured Liabilities”, “Second Lien Debt Liabilities”, “Independent Security Creditor Liabilities”, “Senior Subordinated Liabilities”, “Pari Passu Hedging Liabilities”, “Second Lien Hedging Liabilities” or “Senior Subordinated Hedging Liabilities” by the Parent under and in accordance with Clause 28.20 (Accession of Creditors); or

(b) otherwise designated as such other type of “Liabilities” in accordance with, and as may be contemplated by, this Agreement from time to time (where the requisite Consents in relation to any amendments required to this Agreement in order to provide for such other type of “Liabilities” have been obtained).

“Permitted Pari Passu Debt Payments” means the Payments permitted by Clause 4.1 (Payments).

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“Permitted Payment” means a Permitted Hedge Payment, a Permitted Intra-Group Payment, a Permitted Super Senior Debt Payment, a Permitted Pari Passu Debt Payment, a Permitted Independent Security Creditor Payment, a Permitted Unsecured Payment, a Permitted Second Lien Debt Payment, a Permitted Senior Subordinated Debt Payment or a Permitted Subordinated Payment.

“Permitted Second Lien Debt Payments” means the Payments permitted by Clause 6.3 (Permitted Payments: Second Lien Debt Liabilities).

“Permitted Senior Subordinated Debt Payments” means the Payments permitted by Clause 8.4 (Permitted Payments: Senior Subordinated Liabilities).

“Permitted Subordinated Payment” means the Payments permitted by Clause 13.2 (Restriction on Payment: Subordinated Liabilities).

“Permitted Super Senior Debt Payments” means the Payments permitted by Clause 3.1 (Payment of Super Senior Liabilities).

“Permitted Unsecured Payments” means the Payments permitted by Clause 9.2 (Permitted Payments: Unsecured Liabilities) and 9.4 (Permitted Payments while Unsecured Payment Stop Notice Outstanding).

“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the Pari Passu Debt Documents, the Second Lien Debt Documents, the Senior Subordinated Debt Documents and the Super Senior Debt Documents, continue to accrue after the commencement of any US Insolvency or Liquidation Proceedings, whether or not such interest, fees, expenses and other charges are allowed or allowable under any Debtor Relief Law or other applicable legal requirements or in any such US Insolvency or Liquidation Proceeding.

“Primary Creditor Debt Documents” means the Priority Creditor Debt Documents and the Senior Subordinated Debt Documents.

“Primary Creditor Debt Liabilities” means the Priority Creditor Debt Liabilities and the Senior Subordinated Debt Liabilities.

“Primary Creditor Debt Liabilities Transfer” means a transfer of the Primary Creditor Debt Liabilities to the Unsecured Creditors to the extent permitted pursuant to paragraph (a) of Clause 7.8 (Option to Purchase: Unsecured Creditors).

“Primary Creditor Documents” means the Priority Creditor Documents, the Senior Subordinated Debt Documents and the Hedging Agreements pursuant to which Senior Subordinated Hedging Liabilities are incurred, the Common Transaction Security Documents and any other document designated as such by the Common Security Agent and the Parent.

“Primary Creditor Liabilities” means the Priority Creditor Liabilities and the Senior Subordinated Liabilities.

“Primary Creditors” means the Priority Creditors and the Senior Subordinated Creditors.

“Primary Debt Creditors” means the Priority Debt Creditors and the Senior Subordinated Debt Creditors.

“Primary Hedge Liabilities Transfer” means a transfer to the Purchasing Unsecured Creditors (or to their respective nominees) of (subject to paragraph (b) of Clause 7.9 (Hedge Transfer: Unsecured Creditors)) each Hedging Agreement under which Pari Passu Hedging

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Liabilities, Second Lien Hedging Liabilities or Senior Subordinated Hedging Liabilities arise together with together all (and not part) of:

(a) the rights and benefits under each such Hedging Agreement in respect of the Pari Passu Hedging Liabilities, Second Lien Hedging Liabilities and Senior Subordinated Hedging Liabilities owed by Debtors to each Hedge Counterparty; and

(b) the Hedge Counterparty Obligations owed by each such Hedge Counterparty to Debtors,

in accordance with Clause 28.11 (Change of Hedge Counterparty) as described in, and subject to, Clause 7.9 (Hedge Transfer: Unsecured Creditors).

“Prior Ranking Transaction Security” means, in respect of any Second Ranking Transaction Security, any Transaction Security granted over the same Charged Property which ranks ahead of that Second Ranking Transaction Security.

“Priority Creditor Debt Documents” means the Super Senior Debt Documents, the Pari Passu Debt Documents and the Second Lien Debt Documents.

“Priority Creditor Debt Liabilities” means the Super Senior Debt Liabilities, the Pari Passu Debt Liabilities and the Second Lien Debt Liabilities.

“Priority Creditor Debt Liabilities Transfer” means a transfer of the Priority Creditor Debt Liabilities to the Senior Subordinated Creditors to the extent permitted pursuant to paragraph (a) of Clause 7.6 (Option to Purchase: Senior Subordinated Creditors).

“Priority Creditor Documents” means this Agreement, the Super Senior Debt Documents, the Pari Passu Debt Documents, the Second Lien Debt Documents, the Hedging Agreements pursuant to which Super Senior Hedging Liabilities, Pari Passu Hedging Liabilities and/or Second Lien Hedging Liabilities are incurred, the Priority Creditor Only Transaction Security Documents, the Common Transaction Security Documents and any other document designated as such by the Common Security Agent and the Parent.

“Priority Creditor Liabilities” means the Super Senior Liabilities, Pari Passu Liabilities and the Second Lien Liabilities.

“Priority Creditor Only Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Priority Creditor Only Transaction Security.

“Priority Creditor Only Secured Obligations” means all the Liabilities and all other present and future liabilities and obligations at any time due, owing or incurred, in each case by any Debtor to any Priority Creditor Only Secured Party under the Priority Creditor Documents (including to the Common Security Agent under the Parallel Debt pursuant to Clause 26.4 (Parallel Debt (Covenant to Pay the Common Security Agent)) to the extent permitted under applicable law), both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Priority Creditor Only Secured Parties” means the Common Security Agent, any Receiver or Delegate and each of the Priority Creditors from time to time but, in the case of each Priority Creditor, only if it (or, in the case of a Pari Passu Noteholder, its Creditor Representative) is a Party or has acceded to this Agreement in the appropriate capacity pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

“Priority Creditor Only Security Property” means:

(a) the Priority Creditor Only Transaction Security expressed to be granted in favour of the Common Security Agent as trustee and/or agent for the Priority Creditor Only

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Secured Parties only (and/or Parallel Debt Creditor (or for itself to secure any of the obligations described in paragraph (b) below) pursuant to any joint and several creditorship or other similar or equivalent structure or parallel debt provisions set out in Clause 26.4 (Parallel Debt (Covenant to Pay the Common Security Agent)) or, as the case may be, to the Priority Creditor Only Secured Parties identified in the relevant Priority Creditor Only Transaction Security) and all proceeds of that Priority Creditor Only Transaction Security for the benefit of the Priority Creditor Only Secured Parties;

(b) all obligations expressed to be undertaken by a Debtor or Security Grantor to pay amounts in respect of the Liabilities to the Common Security Agent as trustee and/or agent for the Priority Creditor Only Secured Parties and/or Parallel Debt Creditor and secured by the Priority Creditor Only Transaction Security together with all representations and warranties expressed to be given by a Debtor or Security Grantor in favour of the Common Security Agent as trustee and/or agent for the Priority Creditor Only Secured Parties and/or Parallel Debt Creditor;

(c) the Common Security Agent’s interest in any trust fund in any amounts to be applied for the benefit only of the Priority Creditor Only Secured Parties created pursuant Clause 15.2 (Turnover by Creditors); and

(d) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Common Security Agent is required by the terms of the Debt Documents to hold as trustee on trust for (or as agent, common representative or otherwise for the benefit of) the Priority Creditor Only Secured Parties and/or Parallel Debt Creditor.

“Priority Creditor Only Transaction Security” means any Transaction Security which to the extent legally possible and subject to any Agreed Security Principles:

(a) is created in favour of the Common Security Agent as trustee and/or agent for the other Priority Creditor Only Secured Parties in respect of their Liabilities; or

(b) in the case of any jurisdiction in which effective Security cannot be granted in favour of the Common Security Agent as trustee and/or agent for the Priority Creditor Only Secured Parties is created in favour of:

(i) all the Priority Creditor Only Secured Parties in respect of their Liabilities; or

(ii) the Common Security Agent under a parallel debt, joint and several creditorship or other similar or equivalent structure for the benefit of all the Priority Creditor Only Secured Parties,

and which (subject to the terms of this Agreement) ranks in the order of priority contemplated in Clause 2.2 (Transaction Security).

“Priority Creditor Only Transaction Security Documents” means:

(a) the “Collateral Documents” as defined in the Senior Secured Term Facilities Agreement;

(b) the “Transaction Security Documents” as defined in the Senior Secured Revolving Facilities Agreement;

(c) any other document, other than the Notes Escrow Security Documents, entered into by any Debtor or a Security Grantor creating or expressed to create any Security over all or any part of its assets (other than the Common Charged Property) in respect of the obligations of any of the Debtors under any of the Priority Creditor Documents; and

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(d) any other document under which Security is granted under any covenant for further assurance in any of the documents referred to in paragraph (a), (b) or (c) above.

“Priority Creditors” means the Super Senior Creditors, the Pari Passu Creditors and the Second Lien Creditors.

“Priority Debt Creditors” means the Super Senior Debt Creditors, Pari Passu Debt Creditors and the Second Lien Debt Creditors.

“Priority Discharge Date” means the later of the Senior Discharge Date and the Second Lien Discharge Date.

“Priority Hedge Liabilities Transfer” means a transfer to the Purchasing Senior Subordinated Creditors (or to their respective nominees) of (subject to paragraph (b) of Clause 7.7 (Hedge Transfer: Senior Subordinated Creditors)) each Hedging Agreement under which Pari Passu Hedging Liabilities or Second Lien Hedging Liabilities arise together with all (and not part) of:

(a) the rights and benefits under each such Hedging Agreement in respect of the Pari Passu Hedging Liabilities and Second Lien Hedging Liabilities owed by the Debtors to each Hedge Counterparty; and

(b) the Hedge Counterparty Obligations owed by each such Hedge Counterparty to the Debtors,

in accordance with Clause 28.11 (Change of Hedge Counterparty) as described in, and subject to, Clause 7.7 (Hedge Transfer: Senior Subordinated Creditors).

“Property” of a member of the Group, a Debtor or a Security Grantor means:

(a) any asset of that member of the Group, that Debtor or that Security Grantor;

(b) any Subsidiary of that member of the Group, that Debtor or that Security Grantor; and

(c) any asset of any such Subsidiary.

“Purchasing Senior Subordinated Creditors” has the meaning given to that term in paragraph (a) of Clause 7.6 (Option to Purchase: Senior Subordinated Creditors).

“Purchasing Unsecured Creditors” has the meaning given to that term in Clause 7.8 (Option to Purchase: Unsecured Creditors).

“Qualifying Instructions” means, in relation to any Enforcement or other action contemplated by Clause 17 (Enforcement of Transaction Security) in connection with any Enforcement, instructions which comply with the Enforcement Principles.

“RCF/TLB Debt Discharge Date” means the first date on which:

(a) all Senior Secured Term Facilities Obligations and Senior Secured Revolving Facilities Liabilities have been fully and finally discharged to the satisfaction (acting reasonably) of the relevant Creditor Representative(s), including as a result of an enforcement; and

(b) the Senior Secured Term Facilities Creditors and the Senior Secured Revolving Facilities Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Senior Secured Revolving Facilities Documents and the Senior Secured Term Facilities Documents.

“Receiver” means a receiver or receiver and manager or administrative receiver or other similar officer of the whole or any part of the Charged Property.

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“Refinancing Indebtedness” has the meaning given to the term “Refinancing Indebtedness” in the Senior Secured Facilities Agreements or any Equivalent Provision in any other Debt Document.

“Relevant Ancillary Lender” means, in respect of any Pari Passu Facility Cash Cover, the Ancillary Lender (if any) for which that Pari Passu Facility Cash Cover is provided.

“Relevant Cash Management Facility Lender” means, in respect of any Pari Passu Facility Cash Cover, the Cash Management Facility Lender (if any) for which that Pari Passu Facility Cash Cover is provided.

“Relevant First Ranking Transaction Security” means any Transaction Security granted by the Debtors or Security Grantors, other than the Second Ranking Transaction Security.

“Relevant First Ranking Transaction Security Beneficiaries” means the Secured Parties which are beneficiaries of the Relevant First Ranking Transaction Security.

“Relevant Hedging Agreement” has the meaning given to that term in paragraph 1 (Guarantee and Indemnity) of Schedule 5 (Hedge Counterparties’ Guarantee and Indemnity).

“Relevant Issuing Bank” means, in respect of any Pari Passu Facility Cash Cover, the Issuing Bank (if any) for which that Pari Passu Facility Cash Cover is provided.

“Relevant Liabilities” means:

(a) in the case of a Creditor (other than an Unsecured Creditor or Independent Security Creditor),

(i) the Liabilities owed to Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor (as the case may be); and

(ii) the Liabilities owed to the Unsecured Creditors and the Independent Security Creditors;

(b) in the case of an Unsecured Creditor or Independent Security Creditor, the Liabilities owed to the Primary Creditors; and

(c) in the case of a Debtor or a Security Grantor, the Liabilities owed to the Creditors; and in each case together with all present and future liabilities and obligations, actual and contingent, of the Debtors to the Common Security Agent.

“Relevant Senior Subordinated Event of Default” has the meaning given to that term in Clause 8.14 (Permitted Enforcement: Senior Subordinated Creditors).

“Relevant Unsecured Enforcement Action” has the meaning given to that term in paragraph (a)(i) of Clause 9.13 (Permitted Enforcement: Unsecured Creditors).

“Required Pari Passu Creditors” means each Creditor Representative acting on behalf of the Senior Secured Term Facilities Creditors and the Senior Secured Revolving Facilities Creditors and (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender.

“Required Primary Creditors” means the Required Pari Passu Creditors, the Required Second Lien Creditors and the Required Senior Subordinated Creditors.

“Required Priority Creditors” means the Required Pari Passu Creditors and the Required Second Lien Creditors.

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“Required RCF Lenders” has the meaning given to that term in the definition of “Enforcing Pari Passu Creditors”.

“Required Second Lien Creditors” means each Creditor Representative acting on behalf of the Second Lien Creditors for which it is the Creditor Representative.

“Required Senior Subordinated Creditors” means each Creditor Representative acting on behalf of the Senior Subordinated Creditors for which it is the Creditor Representative.

“Required Super Senior Creditors” means each Creditor Representative acting on behalf of the Super Senior Creditors for which it is the Creditor Representative.

“Required TLB Lenders” has the meaning given to that term in the definition of “Enforcing Pari Passu Creditors”.

“Required Unsecured Creditors” means each Creditor Representative acting on behalf of the Unsecured Creditors for which it is the Creditor Representative.

“Restricted Subsidiary” has the meaning given to the term “Restricted Subsidiary” in the Senior Secured Facilities Agreements or any Equivalent Provision in any other Debt Document.

“Revolving Facility Termination Date” has the meaning given to the term “Termination Date” in the Senior Secured Revolving Facilities Agreement.

“Second Lien Acceleration Event” means:

(a) the Creditor Representative of any Second Lien Noteholders (or the requisite Second Lien Noteholders under any Second Lien Notes Indenture) exercising any of its or their rights (other than the right to declare any amount payable on demand) under a provision of the relevant Second Lien Notes Indenture which is an Equivalent Provision to section 8.02 (Remedies Upon Event of Default) of the Senior Secured Term Facilities Agreement (or making a demand for payment of amounts previously declared to be payable on demand) or any acceleration provisions under any Second Lien Notes Indenture being automatically invoked upon the occurrence of an Insolvency Event in accordance with its terms; or

(b) the Creditor Representative of any Second Lien Facility Lender(s) (or any of the Second Lien Facility Lenders) exercising any of its or their rights (other than the right to declare any amount payable on demand), in each case under a provision of the relevant Second Lien Facility Agreement which is an Equivalent Provision to section 8.02 (Remedies Upon Event of Default) of the Senior Secured Term Facilities Agreement (or making a demand for payment of amounts previously declared to be payable on demand) or any acceleration provisions under any Second Lien Facility Agreement being automatically invoked upon the occurrence of an Insolvency Event in accordance with its terms.

“Second Lien Agent” means any agent of a credit facility which creates or evidences the terms applicable to any Second Lien Debt Liabilities which becomes a Party pursuant to Clause 28.20 (Accession of Creditors).

“Second Lien Arranger” means any arranger of a credit facility which creates or evidences the terms applicable to any Second Lien Debt Liabilities which becomes a Party pursuant to Clause 28.20 (Accession of Creditors).

“Second Lien Automatic Block Event” means the occurrence under a Pari Passu Debt Document of a Default relating to the non-payment of an amount constituting principal or interest or fees provided such amount is (in aggregate with any other amount due but unpaid under a Pari Passu Debt Document) equal to or exceeding EUR 1,000,000.00 (or its equivalent).

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“Second Lien Credit Participation” means:

(a) in relation to a Hedge Counterparty, its aggregate Hedge Credit Participation in respect of Second Lien Hedging Liabilities; and

(b) in relation to a Second Lien Noteholder or a Second Lien Facility Lender, the aggregate of:

(i) its Second Lien Facility Commitments, if any;

(ii) the aggregate outstanding principal amount of the Second Lien Notes held by it, if any; and

(iii) to the extent not falling within paragraph (i) or (ii) above, the aggregate outstanding principal amount of any Second Lien Debt Liabilities in respect of which it is the creditor, if any.

“Second Lien Creditors” means each Second Lien Debt Creditor and each Hedge Counterparty that is a creditor in respect of Second Lien Hedging Liabilities.

“Second Lien Debt Creditors” means:

(a) each Creditor Representative in relation to any Second Lien Noteholder or Second Lien Facility Lender, each Second Lien Arranger, each Second Lien Noteholder and each Second Lien Facility Lender; and

(b) (unless the context requires otherwise) the Common Security Agent in its capacity as creditor in respect of the Parallel Debt attributable to the Second Lien Debt Liabilities.

“Second Lien Debt Discharge Date” means the first date on which:

(a) all Second Lien Debt Liabilities have been fully and finally discharged to the satisfaction (acting reasonably) of the Creditor Representative(s) for each of the Second Lien Facility Lenders and the Second Lien Noteholders, including as a result of an enforcement or as a result of:

(i) such Second Lien Debt Liabilities becoming Senior Subordinated Liabilities or Unsecured Liabilities; or

(ii) such Second Lien Debt Liabilities becoming the subject of new security and intercreditor arrangements which, in each case, benefit and bind the relevant Second Lien Creditors; and

(b) the Second Lien Debt Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Second Lien Debt Documents.

“Second Lien Debt Documents” means:

(a) each Second Lien Notes Indenture;

(b) each Second Lien Facility Agreement and each other “Finance Document” or “Loan Document” (as the case may be) under and as defined therein (excluding any Hedging Agreement); and

(c) each other document or instrument entered into between any member of the Group and a Second Lien Debt Creditor setting out the terms of any credit facility, notes, indenture or debt security which creates or evidences any Second Lien Debt Liabilities.

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“Second Lien Debt Liabilities” means the Liabilities owed by the Debtors, the Second Lien Guarantors and any Security Grantor to the Second Lien Debt Creditors under or in connection with the Second Lien Debt Documents.

“Second Lien Discharge Date” means the later to occur of:

(a) the Second Lien Debt Discharge Date; and

(b) the first date on which

(i) the Second Lien Hedging Liabilities have been fully and finally discharged to the satisfaction (acting reasonably) of each Hedge Counterparty to which Second Lien Hedging Liabilities are owed including as a result of an enforcement or as a result of:

(A) such Second Lien Hedging Liabilities becoming Senior Subordinated Hedging Liabilities or Unsecured Liabilities; or

(B) such Second Lien Hedging Liabilities becoming the subject of new security and intercreditor arrangements which, in each case, benefit and bind the relevant Hedge Counterparty; and

(ii) each Hedge Counterparty is under no further obligation to do anything that will give rise to any Second Lien Hedging Liabilities under the Hedging Agreements.

“Second Lien Enforcement Notice” has the meaning given to that term in paragraph (a)(iii) of Clause 6.13 (Permitted Enforcement: Second Lien Debt Creditors).

“Second Lien Facility” means any credit facility where any:

(a) agent of the lenders in respect of the credit facility becomes a Party as a Creditor Representative;

(b) arranger of the credit facility has become a party as a Second Lien Arranger; and

(c) lender in respect of the credit facility has become a Party as a Second Lien Facility Lender,

in each case in respect of that credit facility and pursuant to and in accordance with Clause 28.20 (Accession of Creditors).

“Second Lien Facility Agreement” means any facility agreement setting out the terms of any credit facility which creates or evidences the terms applicable to any Second Lien Debt Liabilities.

“Second Lien Facility Commitment” means any “Commitment” under and as defined in a Second Lien Facility Agreement.

“Second Lien Facility Lender” means each “Lender” under and as defined in the relevant Second Lien Facility Agreement.

“Second Lien Guarantees” means:

(a) the “Note Guarantees” or “Guarantees” as defined in the relevant Second Lien Notes Indenture or any guarantee provided by a Second Lien Guarantor under a Second Lien Notes Indenture or some other Second Lien Debt Document relating to a Second Lien Notes Indenture; and

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(b) any guarantees provided by a Second Lien Guarantor under a Second Lien Facility Agreement or other Second Lien Debt Document relating to a Second Lien Facility Agreement;

(c) any guarantees provided by a Second Lien Guarantor under a Second Lien Debt Document in respect of Second Lien Hedging Liabilities.

“Second Lien Guarantor” means each member of the Group and each Debtor in each case that provides a guarantee in favour of any Second Lien Debt Creditor in connection with any Second Lien Debt Liabilities.

“Second Lien Hedging Liabilities” means the Liabilities owed by the Debtors to the Hedge Counterparties under or in connection with the Hedging Agreements designated as such in accordance with paragraph (d) of Clause 28.20 (Accession of Creditors).

“Second Lien Liabilities” means the Second Lien Debt Liabilities and the Second Lien Hedging Liabilities.

“Second Lien Noteholder” means any holder from time to time of Second Lien Notes.

“Second Lien Notes” means any senior notes issued or to be issued by a member of the Group pursuant to a Second Lien Notes Indenture.

“Second Lien Notes Indenture” means any note indenture setting out the terms of any debt security which creates or evidences the terms applicable to any Second Lien Debt Liabilities.

“Second Lien Notes Outstandings” means the principal amount of outstanding Second Lien Notes held by the Second Lien Noteholders.

“Second Lien Notes Trustee” means any note trustee in respect of Second Lien Notes which has acceded to this Agreement as a Creditor Representative pursuant to Clause 28.20 (Accession of Creditors).

“Second Lien Payment Stop Event” means, at any time:

(a) an Event of Default having occurred under section 7.08 (Financial Covenant) (subject to paragraph (b) of section 8.01 (Specific Covenants)), paragraph (e) of section 8.01 (Cross default), paragraph (f) of section 8.01 (Insolvency Proceedings, Etc.), paragraph (j) of section 8.01 (Invalidity of Certain Loan Documents) (only to the extent that the invalidity relates to a Transaction Security Document or this Agreement) or section 9.15 (Intercreditor Agreements) of the Senior Secured Term Facilities Agreement (or under any Equivalent Provision under any Pari Passu Debt Document); or

(b) any other Event of Default under the Senior Secured Facilities Agreements or any event of default however described under any other Pari Passu Debt Document (other than an Event of Default under paragraph (a) of section 8.01 (Non-Payment) of the Senior Secured Term Facilities Agreement (or under any Equivalent Provision under any Pari Passu Debt Document)) which has or is reasonably likely to have a Material Adverse Effect.

“Second Lien Payment Stop Notice” has the meaning given to that term in paragraph (a) of Clause 6.4 (Issue of Second Lien Payment Stop Notice).

“Second Lien Representative” means:

(a) each Second Lien Agent; and

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(b) each Second Lien Notes Trustee in respect of any Second Lien Notes that are outstanding.

“Second Lien Standstill Period” has the meaning given to that term in paragraph (a)(iii)(A) of Clause 6.13 (Permitted Enforcement: Second Lien Debt Creditors).

“Second Ranking Transaction Security” means all Security which is expressed to be second ranking (or any other lower ranking, such ranking to be determined on the basis of the chronological order in which such security is taken) and which is granted by a Loan Party or a Security Grantor to secure Liabilities that are or are intended to be Secured Obligations over any Charged Property subject to a Prior Ranking Transaction Security in accordance with Clause 34.16 (Second Ranking Transaction Security).

“Secured Obligations” means the Common Secured Obligations and the Priority Creditor Only Secured Obligations.

“Secured Parties” means the Priority Creditor Only Secured Parties and the Common Secured Parties.

“Securities Intermediary” has the meaning given to that term in paragraph (j) of Clause 26.10 (Rights and Discretions).

“Security” means a mortgage, charge, pledge, lien (including “garantias fiduciarias”), assignment or transfer for security purposes, (extended) retention of title arrangement, land charge (Grundschuld) mandate to create a mortgage or a pledge over business assets or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Grantor” means any person that becomes a Party as a Security Grantor in accordance with Clause 28.25 (New Debtor and New Security Grantor).

“Security Property” means the Priority Creditor Only Security Property, the Common Security Property and any Transaction Security created as mentioned in paragraph (b) of the definition of Priority Creditor Only Transaction Security or paragraph (b) of the definition of Common Transaction Security.

“Senior Consultation Period” has the meaning given to that term in paragraph (b) of Clause 17.10 (Consultation: Majority Super Senior Creditors).

“Senior Discharge Date” means the later of the Super Senior Discharge Date and the Pari Passu Discharge Date.

“Senior Secured Export Credit Agency Facilities” means each credit facility provided to the Senior Secured Export Credit Agency Facilities Borrower under and as defined in the Senior Secured Export Credit Agency Facilities Agreements.

“Senior Secured Export Credit Agency Facilities Agreements” means:

(a) the facility agreement originally dated 8 October 2019 (as amended and amended and restated or novated from time to time) entered into between the Senior Secured Export Credit Agency Facilities Borrower as borrower, the Senior Secured Export Credit Agency Facilities Guarantor as guarantor and Senior Secured Export Credit Agency Facilities Lender as lender; and

(b) any facility agreement (including any replacement of the facility agreement described in paragraph (a) above), setting out the terms of any credit facility which creates or evidences the terms applicable to any Senior Secured Export Credit Agency Facilities Liabilities.

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“Senior Secured Export Credit Agency Facilities Borrowers” means Oatly AB.

“Senior Secured Export Credit Agency Facilities Creditors” means the Senior Secured Export Credit Agency Facilities Lenders and the Common Security Agent.

“Senior Secured Export Credit Agency Facilities Documents” means the Senior Secured Export Credit Agency Facilities Agreements, the Transaction Security Documents, this Agreement and each other “Finance Document” (or Equivalent Provision) under and as defined in the Senior Secured Export Credit Agency Facilities Agreement (excluding any Hedging Agreement or Cash Management Facility Document).

“Senior Secured Export Credit Agency Facilities Guarantors” means the guarantor under and as defined in the Senior Secured Export Credit Agency Facilities Agreement.

“Senior Secured Export Credit Agency Facilities Lender” means the Original Senior Secured Export Credit Agency Facilities Lender and any “Lender” (or Equivalent Provision) under and as defined in a Senior Secured Revolving Facilities Agreement.

“Senior Secured Export Credit Agency Facilities Liabilities” means the Liabilities owed by the Debtors to the Senior Secured Export Credit Agency Facilities Creditors under or in connection with the Senior Secured Export Credit Agency Facilities.

“Senior Secured Facilities Agents” means the Senior Secured Term Facilities Agent and the Senior Secured Revolving Facilities Agent.

“Senior Secured Facilities Agreements” means the Senior Secured Term Facilities Agreement, the Senior Secured Revolving Facilities Agreement and the Senior Secured Export Credit Agency Facilities Agreement.

“Senior Secured Facilities Borrowers” means the Senior Secured Term Facilities Borrowers, the Senior Secured Revolving Facilities Borrowers and the Senior Secured Export Credit Agency Facilities Borrowers.

“Senior Secured Facilities Creditors” means the Senior Secured Term Facilities Creditors, the Senior Secured Revolving Facilities Creditors and the Senior Secured Export Credit Agency Facilities Creditors.

“Senior Secured Facilities Discharge Date” means the first date on which:

(a) all Liabilities owed by the Debtors to the Senior Secured Facilities Creditors under the Senior Secured Facilities Documents have been fully and finally discharged to the satisfaction (acting reasonably) of the Senior Secured Facilities Agents, including as a result of an enforcement and as a result of:

(i) such Liabilities becoming Unsecured Liabilities, Second Lien Liabilities or Senior Subordinated Liabilities; or

(ii) such Liabilities becoming the subject of new security and intercreditor arrangements which, in each case, benefit and bind the relevant Senior Secured Facilities Creditors; and

(b) the Senior Secured Facilities Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Senior Secured Facilities Documents.

“Senior Secured Facilities Documents” means the Senior Secured Revolving Facilities Documents, the Senior Secured Term Facilities Documents and the Senior Secured Export Credit Agency Facilities Documents.

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“Senior Secured Facilities Guarantors” means the Senior Secured Revolving Facilities Guarantors, the Senior Secured Term Facilities Guarantors and the Senior Secured Export Credit Agency Facilities Guarantors.

“Senior Secured Facilities Lender” means a Senior Secured Revolving Facilities Lender, a Senior Secured Term Facilities Lender and a Senior Secured Export Credit Agency Facilities Lender.

“Senior Secured Revolving Facilities” means each “Facility” under and as defined in the Senior Secured Facilities Revolving Agreement.

“Senior Secured Revolving Facilities Agreement” means the English law governed sustainable revolving credit facility agreement originally dated 14 April 2021 between, among others, the Parent as Company, and Skandinaviska Enskilda Banken AB (publ) as agent, as amended and restated pursuant to the amendment and restatement agreement on or around the date of this Agreement amongst others, the Parent, Holdings, Oatly AB as Original Borrower, the Senior Secured Revolving Facilities Agent as agent and the Common Security Agent as Common Security Agent.

“Senior Secured Revolving Facilities Borrowers” means each “Borrower” under and as defined in the Senior Secured Revolving Facilities Agreement.

“Senior Secured Export Credit Agency Facilities Agent” means any agent under and as defined in the Senior Secured Export Credit Agency Facilities Agreements, and provided that if such facility is provided by a single lender only, such lender.

“Senior Secured Revolving Facilities Creditors” means the Senior Secured Revolving Facilities Lenders, the Senior Secured Revolving Facilities Arrangers, the Senior Secured Revolving Facilities Agent and the Common Security Agent.

“Senior Secured Revolving Facilities Discharge Date” means the first date on which:

(a) all Liabilities owed by the Debtors to the Senior Secured Revolving Facilities Creditors under the Senior Secured Revolving Facilities Documents have been fully and finally discharged to the satisfaction (acting reasonably) of the Senior Secured Revolving Facilities Agent, including as a result of an enforcement; and

(b) the Senior Secured Revolving Facilities Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Senior Secured Revolving Facilities Documents.

“Senior Secured Revolving Facilities Documents” means the Senior Secured Revolving Facilities Agreement, the Transaction Security Documents, this Agreement and each other “Finance Document” under and as defined in the Senior Secured Revolving Facilities Agreement (excluding any Hedging Agreement or Cash Management Facility Document).

“Senior Secured Revolving Facilities Guarantors” means each “Guarantor” under and as defined in the Senior Secured Revolving Facilities Agreement.

“Senior Secured Revolving Facilities Lender” means each “Original Lender”, “Lender”, and “Ancillary Lender” under and as defined in the Senior Secured Revolving Facilities Agreement.

“Senior Secured Revolving Facilities Liabilities” means the Liabilities owed by the Debtors to the Senior Secured Revolving Facilities Lender under or in connection with the Senior Secured Revolving Facilities Documents.

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“Senior Secured Term Facilities” means each “Facility” under and as defined in the Senior Secured Term Facilities Agreement.

“Senior Secured Term Facilities Agreement” means the New York law governed Credit Agreement entered into on or about the date hereof between, amongst others, the Parent, Holdings, Oatly AB as the Swedish Borrower, Oatly US Inc. as the U.S. Borrower, the Senior Secured Term Facilities Agent as administrative agent and the Common Security Agent as collateral agent.

“Senior Secured Term Facilities Borrowers” means each “Borrower” under and as defined in the Senior Secured Term Facilities Agreement.

“Senior Secured Term Facilities Creditors” means the Senior Secured Term Facilities Lenders, the Senior Secured Term Facilities Arrangers, the Senior Secured Term Facilities Agent and the Common Security Agent.

“Senior Secured Term Facilities Documents” means the Senior Secured Term Facilities Agreement, the Transaction Security Documents, this Agreement and each other “Loan Document” under and as defined in the Senior Secured Term Facilities Agreement (excluding any Hedging Agreement or Cash Management Facility Document).

“Senior Secured Term Facilities Guarantors” means each “Guarantor” under and as defined in the Senior Secured Term Facilities Agreement.

“Senior Secured Term Facilities Lender” means each “Lender” under and as defined in the Senior Secured Term Facilities Agreement.

“Senior Secured Term Facilities Obligations” means the “Obligations” under and as defined in the Senior Secured Term Facilities Agreement.

“Senior Subordinated Acceleration Event” means:

(a) the Creditor Representative of any Senior Subordinated Noteholders (or the requisite Senior Subordinated Noteholders under any Senior Subordinated Notes Indenture) exercising any of its or their rights (other than the right to declare any amount payable on demand) under a provision of the relevant Senior Subordinated Notes Indenture which is an Equivalent Provision to section 8.02 (Remedies Upon Event of Default) of the Senior Secured Term Facilities Agreement (or making a demand for payment of amounts previously declared to be payable on demand) or any acceleration provisions under any Senior Subordinated Notes Indenture being automatically invoked upon the occurrence of an Insolvency Event in accordance with its terms; or

(b) the Creditor Representative of any Senior Subordinated Facility Lender(s) (or any of the Senior Subordinated Facility Lenders) exercising any of its or their rights (other than the right to declare any amount payable on demand) under a provision of the relevant Senior Subordinated Facility Agreement which is an Equivalent Provision to section 8.02 (Remedies Upon Event of Default) of the Senior Secured Term Facilities Agreement (or making a demand for payment of amounts previously declared to be payable on demand) or any acceleration provisions under any Senior Subordinated Facility Agreement being automatically invoked upon the occurrence of an Insolvency Event in accordance with its terms.

“Senior Subordinated Arranger” means any arranger of a credit facility which creates or evidences the terms applicable to any Senior Subordinated Liabilities which becomes a Party pursuant to Clause 28.20 (Accession of Creditors).

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“Senior Subordinated Automatic Block Event” means the occurrence under a Priority Creditor Document of a Default relating to the non-payment of an amount constituting principal or interest or fees provided such amount is (in aggregate with any other amount due but unpaid under a Priority Creditor Document) equal to or exceeding EUR 1,000,000.00 (or its equivalent).

“Senior Subordinated Credit Participation” means:

(a) in relation to a Hedge Counterparty, its aggregate Hedge Credit Participation in respect of its Senior Subordinated Hedging Liabilities; and

(b) in relation to a Senior Subordinated Noteholder or a Senior Subordinated Facility Lender, the aggregate of:

(i) its Senior Subordinated Facility Commitments, if any;

(ii) the aggregate outstanding principal amount of the Senior Subordinated Notes held by it, if any; and

(iii) to the extent not falling within paragraph (i) or (ii) above, the aggregate outstanding principal amount of any Senior Subordinated Liabilities in respect of which it is the creditor, if any.

“Senior Subordinated Creditor Conflict” means, at any time prior to the Priority Discharge Date, a conflict between:

(a) the interests of the Priority Creditors; and

(b) the interests of any Senior Subordinated Creditor.

“Senior Subordinated Creditors” means each Senior Subordinated Debt Creditor and each Hedge Counterparty that is a creditor in respect of Senior Subordinated Hedging Liabilities.

“Senior Subordinated Debt Creditors” means each Creditor Representative in relation to any Senior Subordinated Noteholder or Senior Subordinated Facility Lender, each Senior Subordinated Arranger, each Senior Subordinated Noteholder and each Senior Subordinated Facility Lender and (unless the context requires otherwise) the Common Security Agent in its capacity as creditor in respect of the Parallel Debt attributable to the Senior Subordinated Debt Liabilities.

“Senior Subordinated Debt Discharge Date” means the first date on which:

(a) all Senior Subordinated Debt Liabilities have been fully and finally discharged to the satisfaction (acting reasonably) of the Creditor Representative(s) for each of the Senior Subordinated Debt Creditors and the Senior Subordinated Noteholders, including as a result of an enforcement or as a result of:

(i) such Senior Subordinated Debt Liabilities becoming Unsecured Liabilities; or

(ii) such Senior Subordinated Debt Liabilities becoming the subject of new security and intercreditor arrangements which, in each case, benefit and bind the relevant Senior Subordinated Creditors; and

(b) the Senior Subordinated Debt Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Senior Subordinated Debt Documents.

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“Senior Subordinated Debt Documents” means:

(a) each Senior Subordinated Notes Indenture;

(b) each Senior Subordinated Facility Agreement and each other “Finance Document” or “Loan Document” (as the case may be) under and as defined therein (excluding any Hedging Agreement); and

(c) each other document, agreement or instrument entered into between the Parent and a Senior Subordinated Creditor setting out the terms of any credit facility, notes, indenture or debt security which creates or evidences any Senior Subordinated Debt Liabilities.

“Senior Subordinated Debt Liabilities” means the Liabilities owed by the Parent, each Senior Subordinated Guarantor and any Security Grantor to the Senior Subordinated Creditors under or in connection with the Senior Subordinated Debt Documents.

“Senior Subordinated Discharge Date” means the later to occur of:

(a) the Senior Subordinated Debt Discharge Date; and

(b) the first date on which the Senior Subordinated Hedging Liabilities have been fully and finally discharged to the satisfaction (acting reasonably) of each Hedge Counterparty to which Senior Subordinated Hedging Liabilities are owed including as a result of an enforcement or as a result of:

(i) such Senior Subordinated Hedging Liabilities becoming Unsecured Liabilities; or

(ii) such Senior Subordinated Hedging Liabilities becoming the subject of new security and intercreditor arrangements which, in each case, benefit and bind the relevant Hedge Counterparty; and

each Hedge Counterparty is under no further obligation to do anything that will give rise to any Senior Subordinated Hedging Liabilities under the Hedging Agreements.

“Senior Subordinated Enforcement Notice” has the meaning given to that term in paragraph (c) of Clause 8.14 (Permitted Enforcement: Senior Subordinated Creditors).

“Senior Subordinated Facility” means any credit facility made available to the Parent where any:

(a) agent of the lenders in respect of the credit facility becomes a Party as a Creditor Representative;

(b) arranger of the credit facility has become a Party as a Senior Subordinated Arranger; and

(c) lender in respect of the credit facility has become a Party as a Senior Subordinated Facility Lender,

in each case in respect of that credit facility and pursuant to and in accordance with Clause 28.20 (Accession of Creditors).

“Senior Subordinated Facility Agreement” means any facility agreement setting out the terms of any credit facility which creates or evidences the terms applicable to any Senior Subordinated Liabilities.

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“Senior Subordinated Facility Commitment” means any “Commitment” under and as defined in a Senior Subordinated Facility Agreement.

“Senior Subordinated Facility Lender” means each “Lender” under and as defined in the relevant Senior Subordinated Facility Agreement.

“Senior Subordinated Guarantees” means:

(a) the “Note Guarantees” or “Guarantees” as defined in the relevant Senior Subordinated Notes Indenture or any guarantee provided by a Senior Subordinated Guarantor under a Senior Subordinated Notes Indenture or other Senior Subordinated Debt Document relating to a Senior Subordinated Notes Indenture;

(b) any guarantees provided by a Senior Subordinated Guarantor under a Senior Subordinated Facility Agreement or other Senior Subordinated Debt Document relating to a Senior Subordinated Facility Agreement; and

(c) any guarantees provided by a Senior Subordinated Guarantor under a Senior Subordinated Debt Document in respect of Senior Subordinated Hedging Liabilities.

“Senior Subordinated Guarantor” means each member of the Group that provides a guarantee in favour of any Senior Subordinated Creditor in connection with any Senior Subordinated Liabilities incurred by the Parent.

“Senior Subordinated Hedging Liabilities” means the Liabilities owed by the Debtors to the Hedge Counterparties under or in connection with the Hedging Agreements designated as such in accordance with paragraph (d) of 28.20 (Accession of Creditors).

“Senior Subordinated Liabilities” means the Senior Subordinated Debt Liabilities and the Senior Subordinated Hedging Liabilities.

“Senior Subordinated Noteholder” means any holder from time to time of Senior Subordinated Notes.

“Senior Subordinated Notes” means any notes issued or to be issued by the Parent pursuant to a Senior Subordinated Notes Indenture.

“Senior Subordinated Notes Indenture” means any note indenture setting out the terms of any debt security which creates or evidences the terms applicable to any Senior Subordinated Liabilities.

“Senior Subordinated Notes Trustee” means any note trustee in respect of Senior Subordinated Notes which has acceded to this Agreement as a Creditor Representative pursuant to Clause 28.20 (Accession of Creditors).

“Senior Subordinated Payment Stop Event” means, at any time, an Event of Default under a Priority Creditor Debt Document that has occurred and is continuing (other than an Event of Default constituting a Senior Subordinated Automatic Block Event).

“Senior Subordinated Payment Stop Notice” has the meaning given to that term in Clause 8.5 (Issue of Senior Subordinated Payment Stop Notice).

“Senior Subordinated Representative” means any Creditor Representative pursuant to paragraph (f) of that definition.

“Senior Subordinated Standstill Period” means, in relation to a Relevant Senior Subordinated Event of Default, the period beginning one Business Day following the date (the “Senior Subordinated Standstill Start Date”) the Creditor Representative in respect of the relevant Senior Subordinated Liabilities serves a Senior Subordinated Enforcement Notice on

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the Common Security Agent in respect of such Relevant Senior Subordinated Event of Default and ending on the earliest to occur of:

(a) the date falling 179 days after the Senior Subordinated Standstill Start Date;

(b) the date the Common Security Agent takes any Enforcement Action against any Senior Subordinated Guarantor provided that if a Senior Subordinated Standstill Period ends pursuant to this paragraph (b), the Senior Subordinated Creditors may only take the same Enforcement Action (other than Enforcement of Transaction Security) in relation to the relevant Senior Subordinated Liabilities (and only against the same person) as the Enforcement Action taken by the Common Security Agent and may not take any other Enforcement Action against any other Debtor or member of the Group;

(c) the date of an Insolvency Event (other than an Insolvency Event directly caused by any action taken by or at the request or direction of a Senior Subordinated Creditor) in relation to a particular Debtor provided that if a Senior Subordinated Standstill Period ends pursuant to this paragraph (c), the Senior Subordinated Creditors may only take Enforcement Action against that Debtor;

(d) the expiry of any other Senior Subordinated Standstill Period outstanding at the date such first mentioned Senior Subordinated Standstill Period commenced (unless that expiry occurs as a result of a cure, waiver or other permitted remedy);

(e) an Event of Default under a Senior Subordinated Notes Indenture or a Senior Subordinated Facility Agreement resulting from a failure to pay the principal amount of the relevant Senior Subordinated Liabilities at their final maturity (provided that such maturity is no earlier than that established by the relevant Senior Subordinated Debt Documents as of the first date of issuance of Senior Subordinated Notes under that Senior Subordinated Notes Indenture or the entering into of that Senior Subordinated Facility); and

(f) the date on which (i) the Required Priority Creditors give their consent to an early termination of the Senior Subordinated Standstill Period or (ii) the Relevant Senior Subordinated Event of Default has been remedied or waived (or if accelerated, such acceleration has been rescinded) in each case in accordance with the terms of the relevant Priority Creditor Debt Documents.

“Spot Rate of Exchange” means the rate determined by the Common Security Agent as the spot rate for the purchase by such person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (London time) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Common Security Agent may obtain such spot rate from another financial institution designated by the Common Security Agent if the Common Security Agent does not have as of the date of determination a spot buying rate for any such currency.

“Subordinated Creditor” means each party that enters into a Creditor/Creditor Representative Accession Undertaking as a Subordinated Creditor or a Creditor Representative in respect of Subordinated Liabilities, in each case, that has made a loan or advance or otherwise extended credit directly to the Parent where such loan, advance or other credit is subordinated under the terms of this Agreement by virtue of such party becoming a Party as a Subordinated Creditor pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

“Subordinated Debt Documents”: means any agreement providing for an extension of credit by a Subordinated Creditor to a member of the Group and any other document or agreement providing for the payment of any amount by any member of the Group to a Subordinated Creditor.

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“Subordinated Liabilities” means the Liabilities owed to the Subordinated Creditors by the Parent, including under the Subordinated Debt Documents.

“Subsidiary” means, with respect to any person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the voting stock is at the time of determination owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such person or any Restricted Subsidiary or Subsidiary (as defined in the Senior Secured Facilities Agreements) of such person is a controlling general partner or otherwise controls such entity and (3) any person that is consolidated in the consolidated financial statements of the specified person in accordance with IFRS. As used in this Agreement, the term “Subsidiary” shall refer to any Subsidiary of the Parent unless expressly provided for otherwise.

“Super Senior Acceleration Event” means the Creditor Representative of any Super Senior Lender (or any such Super Senior Lender(s) itself or themselves) exercising any of its or their rights (other than the right to declare any amount payable on demand) under an Equivalent Provision of the relevant Super Senior Facility Agreement to clause 24.15 (Acceleration) of the Senior Secured Revolving Facilities Agreement (or making a demand for payment of amounts previously declared to be payable on demand) or any acceleration provisions under a Super Senior Facility Agreement being automatically invoked upon the occurrence of an Insolvency Event in accordance with its terms.

“Super Senior Ancillary Document” means each document relating to or evidencing the terms of a Super Senior Ancillary Facility.

“Super Senior Ancillary Facility” means an ancillary facility made available under and in accordance with any Super Senior Facility Agreement.

“Super Senior Ancillary Lender” means a Super Senior Lender (or the Affiliate of a Super Senior Lender) which makes available a Super Senior Ancillary Facility.

“Super Senior Arranger” means any arranger or any substantially equivalent term under and as defined in any Permitted Super Senior Secured Facilities Agreement, which has acceded to this Agreement as a Super Senior Arranger pursuant to Clause 27.19 (Accession of Creditors), to the extent it has not ceased to be a Super Senior Arranger in accordance with the terms of this Agreement.

“Super Senior Cash Management Facility” means a cash management facility made available under and in accordance with any Super Senior Facility Agreement.

“Super Senior Cash Management Lender” means a Super Senior Lender (or the Affiliate of a Super Senior Lender) which makes available a Super Senior Cash Management Facility.

“Super Senior Credit Participation” means:

(a) in relation to a Hedge Counterparty, its aggregate Hedge Credit Participation in respect of Super Senior Hedging Liabilities; and

(b) in relation to a Super Senior Lender, the aggregate of:

(i) its aggregate Super Senior Facility Commitments, if any;

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(ii) to the extent not falling within sub-paragraph (i) above, the aggregate outstanding principal amount of any Super Senior Debt Liabilities in respect of which it is the creditor, if any.

“Super Senior Creditors” means the Super Senior Debt Creditors and the Super Senior Hedge Counterparties (to the extent of their Super Senior Hedging Liabilities).

“Super Senior Debt Creditors” means:

(a) each Super Senior Facility Creditor; and

(b) each Creditor Representative in relation to any Super Senior Lender, each Super Senior Arranger, each Super Senior Lender and each Super Senior Ancillary Lender (to the extent not included in paragraph (a) above); and

(c) (unless the context requires otherwise) the Common Security Agent in its capacity as creditor in respect of the Parallel Debt attributable to the Super Senior Debt Liabilities.

“Super Senior Debt Discharge Date” means the first date on which:

(a) all Super Senior Debt Liabilities have been fully and finally discharged to the satisfaction (acting reasonably) of the Creditor Representative(s) for each of the Super Senior Lenders, including as a result of an enforcement or as a result of:

(i) such Super Senior Debt Liabilities becoming Pari Passu Debt Liabilities, Second Lien Debt Liabilities, Senior Subordinated Liabilities or Unsecured Liabilities; or

(ii) such Super Senior Debt Liabilities becoming the subject of new security and intercreditor arrangements which, in each case, benefit and bind the relevant Super Senior Creditors; and

(b) the Super Senior Debt Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Super Senior Debt Documents.

“Super Senior Debt Documents” means:

(a) each Super Senior Facility Agreement and each other “Finance Document” or “Loan Document” (as the case may be) under and as defined therein (excluding any Hedging Agreement); and

(b) each other document or instrument entered into between any member of the Group and a Super Senior Debt Creditor setting out the terms of any credit facility, notes, indenture or debt security which creates or evidences any Super Senior Debt Liabilities.

“Super Senior Debt Liabilities” means the Super Senior Facility Liabilities and any other Liabilities owed by the Debtors and any Security Grantor to the Super Senior Debt Creditors under or in connection with the Super Senior Debt Documents with respect to any Super Senior Facility (for the avoidance of doubt, subject to any applicable caps for super senior ranking liabilities set out in all other Debt Documents).

“Super Senior Discharge Date” means the later to occur of:

(a) the Super Senior Debt Discharge Date; and

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(b) the first date on which:

(i) the Super Senior Hedging Liabilities have been fully and finally discharged to the satisfaction (acting reasonably) of each Super Senior Hedge Counterparty including as a result of an enforcement or as a result of:

(A) such Super Senior Hedging Liabilities becoming Pari Passu Hedging Liabilities, Second Lien Hedging Liabilities, Senior Subordinated Hedging Liabilities or Unsecured Liabilities or

(B) such Super Senior Hedging Liabilities becoming the subject of new security and intercreditor arrangements which, in each case, benefit and bind the relevant Hedge Counterparty; and
(ii) each Hedge Counterparty is under no further obligation to do anything that will give rise to any Super Senior Hedging Liabilities under the Hedging Agreements.

“Super Senior Facility” means each credit facility, note, indenture or debt security made available to any member of the Group which is intended to rank senior in right of recovery from the Transaction Security and any other amount to be turned over to the Common Security Agent pursuant to the terms of this Agreement relative to: (x) the Senior Secured Facilities as at the date of this Agreement and (y) any other Pari Passu Debt Liabilities from time to time, where any:

(a) agent or trustee of the lenders or noteholders in respect of the credit facility or other instrument becomes a Party as a Creditor Representative;

(b) arranger of the credit facility or other instrument has become a party as a Super Senior Arranger; and

(c) lender in respect of the credit facility has become a Party as a Super Senior Lender,

in each case in respect of that credit facility or other instrument and pursuant to Clause 28.20 (Accession of Creditors).

“Super Senior Facility Agreement” means each facility agreement or other document setting out the terms of or evidencing the terms applicable to any Super Senior Facility.

“Super Senior Facility Cash Cover” means “cash cover” under and as defined in any relevant Super Senior Facility Agreement in so far as it relates to a Super Senior Facility.

“Super Senior Facility Cash Cover Document” means, in relation to any Super Senior Facility Cash Cover, any Super Senior Debt Document which creates or evidences, or is expressed to create or evidence, the Security required to be provided over that Super Senior Facility Cash Cover by the relevant Super Senior Facility Agreement.

“Super Senior Facility Commitment” means each “Commitment” or Equivalent Provision under and as defined in any Super Senior Facility Agreement.

“Super Senior Facility Creditors” means:

(a) the Super Senior Hedge Counterparties;

(b) each Super Senior Facility Lender and each Super Senior Ancillary Lender; and

(c) each agent and each arranger in relation to a Super Senior Facility.

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“Super Senior Facility Lender Cash Collateral” means any cash collateral provided by Super Senior Lender to an Issuing Bank pursuant to the terms of any relevant Super Senior Facility Agreement.

“Super Senior Facility Liabilities” means the Liabilities owed by the Debtors and any Security Grantor to the Super Senior Lenders under or in connection with the Super Senior Debt Documents with respect to any Super Senior Facility (for the avoidance of doubt, subject to any applicable caps for super senior ranking liabilities set out in all other Debt Documents).

“Super Senior Hedge Counterparty” means each Hedge Counterparty to the extent it is the creditor of Super Senior Hedging Liabilities.

“Super Senior Hedge Liabilities Transfer” means a transfer to:

(a) the Purchasing Pari Passu Creditors (or to their respective nominees) (subject to paragraph (b) of Clause 7.3 (Hedge Transfer: Pari Passu Creditors)); or

(b) the Purchasing Second Lien Creditors (or to their respective nominees) (subject to paragraph (b) of Clause 7.5 (Hedge Transfer: Second Lien Debt Creditors)),

in each case, of each Hedging Agreement under which the Super Senior Hedging Liabilities arise together with all (and not part) of:

(i) the rights and benefits under each such Hedging Agreement in respect of the Super Senior Hedging Liabilities owed by the Debtors to each Hedge Counterparty; and

(ii) the Hedge Counterparty Obligations owed by each such Hedge Counterparty to the Debtors,

in accordance with Clause 28.11 (Change of Hedge Counterparty) as described in, and subject to, Clause 7.3 (Hedge Transfer: Pari Passu Creditors) or Clause 7.5 (Hedge Transfer: Second Lien Debt Creditors).

“Super Senior Hedging Ancillary Document” means a Super Senior Ancillary Document which relates to or evidences the terms of a Super Senior Hedging Ancillary Facility.

“Super Senior Hedging Ancillary Facility” means a Super Senior Ancillary Facility which is made available by way of a hedging facility.

“Super Senior Hedging Ancillary Lender” means a Super Senior Ancillary Lender to the extent to which that Super Senior Ancillary Lender makes available a Super Senior Hedging Ancillary Facility.

“Super Senior Hedging Liabilities” means Liabilities owed by the Debtors to the Super Senior Hedge Counterparties in an unlimited amount, provided that it relates to an Interest Rate Hedging Transaction or a FX Hedging Transaction, in each case relating to Super Senior Facility Liabilities or Pari Passu Debt Liabilities under or in connection with the Hedging Agreements designated as such in accordance with paragraph (d) of Clause 28.20 (Accession of Creditors).

“Super Senior Issuing Bank” means any “Issuing Bank” under and as defined in (as applicable) any relevant Super Senior Facility Agreement

“Super Senior Lender” means each “Lender” under and as defined in any relevant Super Senior Facility Agreement.

“Super Senior Liabilities” means the Super Senior Debt Liabilities and the Super Senior Hedging Liabilities.

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“Super Senior Representative” means any Creditor Representative pursuant to paragraph (b) of that definition.

“TARGET2” means the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilities a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payment in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term Loan Termination Date” has the meaning given to the term “Maturity Date” in the Senior Secured Term Facilities Agreement.

“Term Outstandings” means, at any time, the aggregate of the amounts of principal (not including any capitalised or deferred interest) then outstanding in relation to any term debt under the Priority Creditor Debt Documents or, where used in relation to any Hedging Transaction, the aggregate amount of principal (not including any capitalised or deferred interest) then outstanding in relation to any term debt under the relevant Priority Creditor Debt Documents to which that Hedging Transaction relates.

"Total Exchange Rate Hedging" means, at any time, the aggregate of each Hedge Counterparty's Exchange Rate Hedging at that time.

"Total Interest Rate Hedging" means, at any time, the aggregate of each Hedge Counterparty's Interest Rate Hedging at that time.

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Transaction Security Documents.

“Transaction Security Documents” means the Priority Creditor Only Transaction Security Documents and the Common Transaction Security Documents.

“UCC” means the Uniform Commercial Code.

“US Insolvency or Liquidation Proceedings” means any of the following under a Debtor Relief Law:

(a) the commencement of any voluntary or involuntary Bankruptcy Case or proceeding with respect to the Company or any other member of the Group;

(b) the appointment of or taking possession by a receiver, interim receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee or other custodian for all or a substantial part of the property of the Company or any other member of the Group;

(c) except as expressly permitted under the Super Senior Debt Documents, Pari Passu Debt Documents, Second Lien Debt Documents and Senior Subordinated Debt Documents, any liquidation, administration (or appointment of an administrator), dissolution, reorganization or winding up of the Company or any other member of the Group whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company or any other member of the Group,

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in each case, that is not discharged, stayed or dismissed within 60 days of commencement.

“Unrestricted Subsidiary” has the meaning given to the term “Unrestricted Subsidiary” in the Senior Secured Facilities Agreements or any Equivalent Provision in any other Debt Document.

“Unsecured Arranger” means any arranger of a credit facility which creates or evidences the terms applicable to any Unsecured Liabilities which becomes a Party pursuant to Clause 28.20 (Accession of Creditors).

“Unsecured Convertible Noteholder” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Convertible Notes” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Convertible Notes Acceleration Event” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Convertible Notes Automatic Block Event” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Convertible Notes Creditors” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Convertible Notes Discharge Date” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Convertible Notes Documents” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Convertible Notes Enforcement Notice” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Convertible Notes Indenture” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Convertible Notes Liabilities” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Convertible Notes Payment Stop Event” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Convertible Notes Standstill Period” has the meaning given to that term in Clause 12.1 (Definitions).

“Unsecured Credit Participation” means, in relation to an Unsecured Noteholder and Unsecured Lender, the aggregate of:

(a) its Unsecured Facility Commitments, if any;

(b) the aggregate outstanding principal amount of the Unsecured Notes held by it, if any; and

(c) to the extent not falling within paragraph (a) above, the aggregate outstanding principal amount of any Unsecured Liabilities in respect of which it is the creditor, if any.

“Unsecured Creditor Documents” means:

(a) each Unsecured Notes Indenture;

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(b) each Unsecured Facility Agreement and each other “Finance Document” or “Loan Document” (as the case may be) under and as defined therein; and

(c) each other document or instrument entered into between any member of the Group and an Unsecured Creditor setting out the terms of any credit facility, notes, indenture or debt security which creates or evidences any Unsecured Liabilities.

“Unsecured Creditors” means each Creditor Representative in relation to any Unsecured Noteholder or Unsecured Lender, each Unsecured Arranger, each Unsecured Noteholder and each Unsecured Lender.

“Unsecured Discharge Date” means the first date on which:

(a) all Unsecured Liabilities have been fully and finally discharged to the satisfaction (acting reasonably) of the Creditor Representative(s) for each of the Unsecured Lenders and the Unsecured Noteholders, including as a result of an enforcement; and

(b) the Unsecured Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Unsecured Creditor Documents.

“Unsecured Enforcement Notice” has the meaning given to it in paragraph (a)(ii) of Clause 9.13 (Permitted Enforcement: Unsecured Creditors).

“Unsecured Facility” means any credit facility made available to any member of the Group where any:

(a) agent of the lenders in respect of the credit facility becomes a Party as a Creditor Representative;

(b) arranger of the credit facility has become a party as an Unsecured Arranger; and

(c) lender in respect of the credit facility has become a Party as an Unsecured Lender,

in each case in respect of that credit facility and pursuant to Clause 28.20 (Accession of Creditors).

“Unsecured Facility Agreement” means any facility agreement setting out the terms of any credit facility which creates or evidences the terms applicable to any Unsecured Liabilities.

“Unsecured Facility Commitment” means any “Commitment” under and as defined in any Unsecured Facility Agreement.

“Unsecured Guarantees” means:

(a) the “Note Guarantees” or “Guarantees” as defined in the relevant Unsecured Notes Indenture or any guarantee provided by an Unsecured Guarantor under an Unsecured Notes Indenture or other Unsecured Creditor Document relating to an Unsecured Notes Indenture; and

(b) any guarantees provided by an Unsecured Guarantor under an Unsecured Facility Agreement or other Unsecured Creditor Document relating to an Unsecured Facility Agreement.

“Unsecured Guarantor” means each member of the Group that provides a guarantee in favour of any Unsecured Creditor in connection with any Unsecured Liabilities.

“Unsecured Lender” means each “Lender” under and as defined in each Unsecured Facility Agreement which becomes a Party pursuant to Clause 28.20 (Accession of Creditors).

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“Unsecured Liabilities” means the Liabilities owed by members of the Group, Debtors and the Unsecured Guarantors to the Unsecured Creditors under or in connection with the Unsecured Creditor Documents.

“Unsecured Noteholder” means any holder from time to time of any Unsecured Notes.

“Unsecured Notes” means any unsecured notes issued or to be issued by a member of the Group under an Unsecured Notes Indenture and excluding, for the avoidance of doubt, the Unsecured Convertible Notes.

“Unsecured Notes Indenture” means any note indenture setting out the terms of any debt security which creates or evidences the terms applicable to any Unsecured Liabilities.

“Unsecured Notes Trustee” means any note trustee in respect of Unsecured Notes which has acceded to this Agreement as a Creditor Representative pursuant to Clause 28.20 (Accession of Creditors).

“Unsecured Payment Stop Event” means, at any time, an Event of Default under a Priority Creditor Debt Document that has occurred and is continuing.

“Unsecured Payment Stop Notice” has the meaning given to that term in paragraph (a) of Clause 9.5 (Issue of Unsecured Payment Stop Notice).

“Unsecured Standstill Period” means, in relation to Enforcement Action in respect of the Unsecured Liabilities, the period beginning on the date (the “Unsecured Standstill Start Date”) the Common Security Agent receives an Unsecured Enforcement Notice, and ending on the earliest to occur of:

(a) the date falling 179 days after the Unsecured Standstill Start Date;

(b) the date the Common Security Agent takes any Enforcement Action in respect of any person owing Unsecured Liabilities to the Unsecured Creditors provided that if an Unsecured Standstill Period ends pursuant to this paragraph (b), the Unsecured Creditors may only take the same Enforcement Action in relation to the relevant Unsecured Liabilities (and only against the same person) as the Enforcement Action taken by the Common Security Agent;

(c) the date of an Insolvency Event (other than an Insolvency Event directly caused by any action taken by or at the request or direction of an Unsecured Creditor) in respect of any person owing Unsecured Liabilities provided that if an Unsecured Standstill Period ends pursuant to this paragraph (c), the Unsecured Creditors may only take Enforcement Action against that person;

(d) the expiry of any other Unsecured Standstill Period outstanding at the date such first mentioned Unsecured Standstill Period commenced (unless that expiry occurs as a result of a cure, waiver or other permitted remedy);

(e) an Event of Default under an Unsecured Notes Indenture or an Unsecured Facility Agreement resulting from a failure to pay the principal amount of the relevant Unsecured Liabilities at their final maturity of the relevant Unsecured Liabilities (provided that such maturity date is no earlier than that established by contained in the relevant Unsecured Creditor Documents as of the first date of issuance or incurrence of any Unsecured Notes under that Unsecured Notes Indenture or the entering into of that Unsecured Facility Agreement); and

(f) the date on which the Required Primary Creditors give their consent to an early termination of the Unsecured Standstill Period.

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“US” means the United States of America.

“US Bankruptcy Law” means the Bankruptcy Code and any other US federal or state bankruptcy, insolvency or similar law, including without limitation, any other liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, suspension of payments, reorganization or similar debtor relief laws of the US from time to time in effect and affecting the rights of creditors generally.

“US Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against any member of the Group under the Bankruptcy Code or any other US Bankruptcy Law, or any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any member of the Group, any receivership or assignment for the benefit of creditors relating to any member of the Group or any similar case or proceeding relative to any member of the Group or its creditors, as such, in each case whether or not voluntary, in each case arising under the laws of the US or any State thereof or the District of Columbia, provided that, in the case of any involuntary case or other proceeding, such case or other proceeding shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any member of the Group, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, in each case to the extent not permitted under the Debt Documents, and arising under the laws of the US or any State thereof or the District of Columbia;

(c) any proceeding under the laws of the US or any State thereof or the District of Columbia seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to any member of the Group or any of its assets; or

(d) any other proceeding of any type or nature under the laws of the US or any State thereof or the District of Columbia in which substantially all claims of creditors of any member of the Group are determined and any payment or distribution is or may be made on account of such claims.

“VAT” means:

(a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

1.2 Construction

(a) Unless a contrary indication appears, a reference in this Agreement to:

(i) any “Ancillary Lender”, “Arranger”, “Common Security Agent”, “Cash Management Facility Agent”, “Cash Management Facility Arranger”, “Cash Management Facility Creditor”, “Cash Management Facility Debtor”, “Cash Management Facility Guarantor”, “Cash Management Facility Lender”, “Creditor”, “Creditor Representative”, “Debtor”, “Hedge Counterparty”, “Independent Security Arranger”, “Independent Security Creditor”, “Independent Security Lender”, “Independent Security Noteholder” or

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“Independent Security Notes Trustee” “Intra-Group Lender”, “Issuing Bank”, “Pari Passu Arranger”, “Pari Passu Cash Management Facility Creditor”, “Pari Passu Creditor”, “Pari Passu Debt Creditor”, “Pari Passu Hedge Counterparty”, “Pari Passu Lender”, “Pari Passu Noteholder”, “Pari Passu Notes Trustee”, “Party”, “Primary Creditor”, “Senior Secured Facilities Agent”, “Senior Secured Facilities Lender”, “Senior Secured Facilities Creditor”, “Second Lien Arranger”, “Second Lien Creditor”, “Second Lien Debt Creditor”, “Second Lien Noteholder”, “Second Lien Facility Lender” “Security Grantor”, “Senior Subordinated Arranger”, “Senior Subordinated Creditor”, “Senior Subordinated Debt Creditor”, “Senior Subordinated Noteholder”, “Senior Subordinated Facility Lender”, “Unsecured Convertible Notes Creditor”, “Subordinated Creditor”, “Super Senior Creditor”, “Super Senior Hedge Counterparty”, “Unsecured Arranger”, “Unsecured Creditor”, “Unsecured Lender”, “Unsecured Noteholder” or “Unsecured Notes Trustee” shall be construed to be a reference to it (or them) in its (or their) capacity as such and not in any other capacity;

(ii) any “Ancillary Lender”, “Arranger”, “Common Security Agent”, “Creditor”, “Creditor Representative”, “Debtor”, “Hedge Counterparty”, “Issuing Bank”, “Party”, “Security Grantor”, “Senior Secured Revolving Facilities Agent”, “Senior Secured Term Facilities Agent”, “Subordinated Creditor”, “Unsecured Convertible Notes Creditor” or any other person shall be construed so as to include its successors in title and the permitted assignees and permitted transferees of its rights and/or obligations under the Debt Documents and, in the case of the Common Security Agent, any person for the time being appointed as the Common Security Agent in accordance with this Agreement;

(iii) an “amount” includes an amount of cash and an amount of Non-Cash Consideration;

(iv) “assets” includes present and future properties, revenues and rights of every description;

(v) a “Debt Document” or any other agreement or instrument is (other than a reference to a “Debt Document” or any other agreement or instrument in “original form”) a reference to that Debt Document, or other agreement or instrument, as amended, novated, supplemented, extended or restated as permitted by this Agreement;

(vi) “enforcing” (or any derivation) the Transaction Security includes:

(A) the appointment of an administrator (or any analogous officer in any jurisdiction) of a Debtor or a Security Grantor by the Common Security Agent;

(B) the making of a demand under paragraph (a) of Clause 26.4 (Parallel Debt (Covenant to Pay the Common Security Agent)) by the Common Security Agent;

(vii) a “group of Creditors” includes all the Creditors, a “group of Primary Creditors” includes all the Primary Creditors and a “group of Priority Creditors” includes all the Priority Creditors;

(viii) “including” means including without limitation and shall not be construed as being by way of example or emphasis only and shall not be construed, nor take effect, as limiting the generality of any preceding word(s) and “includes”, “include” and “included” shall be construed accordingly; and

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(ix) “indebtedness” includes any obligation (whether incurred as principal, guarantor, surety or otherwise) for the payment or repayment of money, whether present or future, actual or contingent;

(x) the “original form” of a “Debt Document” or any other agreement or instrument is a reference to that Debt Document, agreement or instrument as originally entered into;

(xi) a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xii) “proceeds” of a Distressed Disposal or of a Debt Disposal includes proceeds in cash and in Non-Cash Consideration;

(xiii) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having force of law which are binding or customarily complied with) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; and

(xiv) a provision of law is a reference to that provision as amended or re-enacted.

(b) Section, Clause and Schedule headings are for ease of reference only.

(c) A Default, an Event of Default, a Second Lien Automatic Block Event, a Senior Subordinated Automatic Block Event, an Unsecured Convertible Notes Automatic Block Event, a Second Lien Payment Stop Event, a Senior Subordinated Payment Stop Event or an Unsecured Convertible Notes Payment Stop Event is “continuing” if it has not been remedied or waived.

(d) The determination that:

(i) a Second Lien Payment Stop Notice is “outstanding” is to be made by reference to the provisions of Clause 6.4 (Issue of Second Lien Payment Stop Notice);

(ii) a Senior Subordinated Payment Stop Notice is “outstanding” is to be made by reference to the provisions of Clause 8.5 (Issue of Senior Subordinated Payment Stop Notice);

(iii) an Unsecured Payment Stop Notice is “outstanding” is to be made by reference to the provisions of Clause 9.5 (Issue of Unsecured Payment Stop Notice);

(iv) an Independent Security Payment Stop Notice is “outstanding” is to be made by reference to the provisions of Clause 10.5 (Issue of Independent Security Payment Stop Notice); and

(v) an Unsecured Convertible Notes Payment Stop Notice is “outstanding” is to be made by reference to the provisions of Clause 12.8 (Issue of Unsecured Convertible Notes Payment Stop Notice).

(e) In determining whether any Liabilities have been fully and finally discharged, the relevant Creditor Representative (and, if applicable, the Common Security Agent) will disregard contingent liabilities (such as the risk of claw back flowing from a preference) except to the extent the relevant Creditor Representative (or, if applicable, the Common Security Agent) reasonably believes (after taking such legal advice as it considers

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appropriate) that there is a reasonable likelihood that those liabilities will become actual liabilities.

(f) A reference to any matter or circumstance being “permitted” under another Debt Document is to be construed as a reference to that matter or circumstance not being prohibited under that Debt Document.

(g) If the terms of any Debt Document:

(i) stipulate that the relevant Creditor Representative or Creditor(s) must (which is to say the relevant Creditor Representative or Creditor(s) have no discretion to refuse) provide approval (or deem approval to have been provided) for a particular matter, step or action;

(ii) do not require the relevant Creditor Representative or Creditor(s) to provide approval for a particular matter, step or action; or

(iii) do not seek to regulate a particular matter, step or action (which shall be the case if the relevant matter, step or action is not the subject of an express requirement or restriction in that Debt Document), for the purpose of this Agreement that matter, step or action shall not be prohibited by the terms of that Debt Document.

(h) Any requirement that a Consent be given under this Agreement means that such Consent is to be given in writing, which for the purposes of this Agreement will be deemed to include any instructions, waivers or Consents provided through any applicable clearance system in accordance with the terms of the relevant Debt Document.

(i) If a defined term used in this Agreement is defined for the purposes of this Agreement by reference to another document, instrument or agreement and that document, instrument or agreement does not then exist, or such defined term is not defined in that document, instrument or agreement, then any references to that defined term in this Agreement shall be ignored until such document, instrument or agreement exists and/or such term is defined.

(j) Where a defined term in Clause 1.1 (Definitions) of this Agreement is expressed to have the meaning given to a term in another Debt Document, such Debt Document shall (to the extent that there is a corresponding or equivalent concept therein) be deemed to define that term for the purposes of that Debt Document in the same manner as contemplated by Clause 1.1 (Definitions) of this Agreement.

(k) For the purposes of this Agreement, until the Senior Secured Facilities Discharge Date the terms “Agreed Security Principles”, “Legal Reservations”, “Perfection Requirements”, “Excess Cash Flow”, “Material Adverse Effect” and “Indebtedness” have the respective meanings given to them in each of the Senior Secured Revolving Facilities Agreement and the Senior Secured Term Facilities Agreement until the Senior Secured Facilities Discharge Date; thereafter, each such term shall be construed to refer to:

(i) any Equivalent Provision in any Super Senior Facility Agreement entered into in respect of which the relevant Super Senior Debt Liabilities have not been fully and finally discharged to the satisfaction of the relevant Creditor Representative, whether or not as the result of an enforcement, and/or the Super Senior Creditors are under a further obligation to provide financial accommodation to any of the Debtors under the relevant Super Senior Debt

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Documents (provided that if there is more than one Super Senior Facility Agreement in place at any time, the Equivalent Provision in the first Super Senior Facility Agreement which was entered into shall take precedence); or

(ii) after the Super Senior Discharge Date, any Equivalent Provision in any Pari Passu Facility Agreement entered into in respect of which the relevant Pari Passu Debt Liabilities have not been fully and finally discharged to the satisfaction of the relevant Creditor Representative, whether or not as the result of an enforcement, and/or the Pari Passu Creditors are under a further obligation to provide financial accommodation to any of the Debtors under the relevant Pari Passu Debt Documents (provided that if there is more than one Pari Passu Facility Agreement in place at any time, the Equivalent Provision in the first Pari Passu Facility Agreement which was entered into shall take precedence); or

(iii) after the Pari Passu Discharge Date, any Equivalent Provision in any Second Lien Facility Agreement entered into in respect of which the relevant Second Lien Debt Liabilities have not been fully and finally discharged to the satisfaction of the relevant Creditor Representative, whether or not as the result of an enforcement, and/or the Second Lien Debt Creditors are under a further obligation to provide financial accommodation to any of the Debtors under the relevant Second Lien Debt Documents (provided that if there is more than one Second Lien Facility Agreement in place at any time, the Equivalent Provision in the first Second Lien Facility Agreement which was entered into shall take precedence); or

(iv) after the Second Lien Discharge Date, any Equivalent Provision in any Senior Subordinated Facility Agreement entered into in respect of which the relevant Senior Subordinated Liabilities have not been fully and finally discharged to the satisfaction of the relevant Creditor Representative, whether or not as the result of an enforcement, and/or the Senior Subordinated Debt Creditors are under a further obligation to provide financial accommodation to any of the Debtors under the relevant Senior Subordinated Debt Documents (provided that if there is more than one Senior Subordinated Facility Agreement in place at any time, the Equivalent Provision in the first Senior Subordinated Facility Agreement which was entered into shall take precedence).

(l) A Pari Passu Lender, Pari Passu Noteholder, Second Lien Facility Lender, Second Lien Noteholder, Senior Subordinated Facility Lender or Senior Subordinated Noteholder providing “cash cover” for a Letter of Credit means either:

(i) a Pari Passu Lender, Pari Passu Noteholder, Second Lien Facility Lender, Second Lien Noteholder, Senior Subordinated Facility Lender or Senior Subordinated Noteholder (as applicable) paying an amount in the currency of the Letter of Credit to an interest-bearing account in the name of the Pari Passu Lender, Pari Passu Noteholder, Second Lien Facility Lender, Second Lien Noteholder, Senior Subordinated Facility Lender or Senior Subordinated Noteholder (as applicable) and the following conditions being met:

(A) the account is with the Issuing Bank;

(B) until no amount is or may be outstanding under that Letter of Credit withdrawals from the account may only be made to pay an Issuing Bank amounts due and payable to it in respect of that Letter of Credit; and

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(C) the Pari Passu Lender, Pari Passu Noteholder, Second Lien Facility Lender, Second Lien Noteholder, Senior Subordinated Facility Lender or Senior Subordinated Noteholder (as applicable) has executed a security document over the account, in form and substance reasonably satisfactory to the Issuing Bank with which that account is held, creating a first ranking security interest over that account; or

(ii) a Pari Passu Lender, Pari Passu Noteholder, Second Lien Facility Lender, Second Lien Noteholder, Senior Subordinated Facility Lender or Senior Subordinated Noteholder (as applicable) entering into such other mutually satisfactory arrangements as they may agree from time to time with any relevant Issuing Bank.

(m) References to a Creditor Representative acting on behalf of the Super Senior Lenders for which it is the Creditor Representative means such Creditor Representative acting on behalf of the Super Senior Lenders for which it is the Creditor Representative with the consent of the proportion of such Super Senior Lenders required under and in accordance with the applicable Super Senior Facility Agreement (provided that if the relevant Super Senior Facility Agreement do not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under those Super Senior Facility Agreements (excluding any Super Senior Liabilities beneficially owned by a member of the Group)). Where any applicable Super Senior Facility Agreement requires the Consent of the Super Senior Lenders (or any group of Super Senior Lenders or a single Super Senior Lender) in respect of any action to be taken by their Creditor Representative under this Agreement that Creditor Representative will be entitled to seek instructions from those Super Senior Lenders, that group of Super Senior Lenders or that single Super Senior Lender.

(n) References to a Creditor Representative acting on behalf of the Pari Passu Debt Creditors for which it is the Creditor Representative means such Creditor Representative acting on behalf of the Pari Passu Debt Creditors for which it is the Creditor Representative with the consent of the proportion of such Pari Passu Debt Creditors required under and in accordance with the applicable Pari Passu Debt Documents (provided that if the relevant Pari Passu Debt Documents do not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under those Pari Passu Debt Documents (excluding any Pari Passu Liabilities beneficially owned by a member of the Group)). Where any applicable Pari Passu Debt Document requires the Consent of the Pari Passu Debt Creditors (or any group of Pari Passu Debt Creditors or a single Pari Passu Debt Creditor) in respect of any action to be taken by their Creditor Representative under this Agreement that Creditor Representative will be entitled to seek instructions from those Pari Passu Debt Creditors, that group of Pari Passu Debt Creditors or that single Pari Passu Debt Creditor.

(o) References to a Creditor Representative acting on behalf of the Unsecured Creditors for which it is the Creditor Representative means such Creditor Representative acting on behalf of the Unsecured Creditors for which it is the Creditor Representative with the consent of the proportion of such Unsecured Creditors required under and in accordance with the applicable Unsecured Creditor Documents (provided that if the relevant Unsecured Creditor Documents do not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under those Unsecured Creditor Documents (excluding any Unsecured Liabilities beneficially owned by a member of the Group)). Where any applicable Unsecured Creditor Document requires the Consent of the Unsecured Creditors (or any group of Unsecured Creditors or a single Unsecured Creditor) in respect of any action

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to be taken by their Creditor Representative under this Agreement, that Creditor Representative will be entitled to seek instructions from those Unsecured Creditors, that group of Unsecured Creditors or that single Unsecured Creditor.

(p) References to a Creditor Representative acting on behalf of the Second Lien Debt Creditors for which it is the Creditor Representative means such Creditor Representative acting on behalf of the Second Lien Debt Creditors for which it is the Creditor Representative with the consent of the proportion of such Second Lien Debt Creditors required under and in accordance with the applicable Second Lien Debt Documents (provided that if the relevant Second Lien Debt Documents do not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under those Second Lien Debt Documents (excluding any Second Lien Debt Liabilities beneficially owned a member of the Group)). Where any applicable Second Lien Debt Document requires the Consent of the Second Lien Debt Creditors (or any group of Second Lien Debt Creditors or a single Second Lien Debt Creditor) in respect of any action to be taken by their Creditor Representative under this Agreement that Creditor Representative will be entitled to seek instructions from those Second Lien Debt Creditors, that group of Second Lien Debt Creditors or that single Second Lien Debt Creditor.

(q) References to a Creditor Representative acting on behalf of the Senior Subordinated Debt Creditors for which it is the Creditor Representative means such Creditor Representative acting on behalf of the Senior Subordinated Debt Creditors for which it is the Creditor Representative with the consent of the proportion of such Senior Subordinated Debt Creditors required under and in accordance with the applicable Senior Subordinated Debt Documents (provided that if the relevant Senior Subordinated Debt Documents do not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under those Senior Subordinated Debt Documents (excluding any Senior Subordinated Liabilities beneficially owned by a member of the Group)). Where any applicable Senior Subordinated Debt Document requires the Consent of the Senior Subordinated Debt Creditors (or any group of Senior Subordinated Debt Creditors or a single Senior Subordinated Debt Creditor) in respect of any action to be taken by their Creditor Representative under this Agreement that Creditor Representative will be entitled to seek instructions from those Senior Subordinated Debt Creditors, that group of Senior Subordinated Debt Creditors or that single Senior Subordinated Debt Creditor.

(r) References to a Creditor Representative acting on behalf of the Independent Security Creditors for which it is the Creditor Representative means such Creditor Representative acting on behalf of the Independent Security Creditors for which it is the Creditor Representative with the consent of the proportion of such Independent Security Creditors required under and in accordance with the applicable Independent Security Creditor Documents (provided that if the relevant Unsecured Creditor Documents do not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under those Independent Security Creditor Documents (excluding any Independent Security Creditor Liabilities beneficially owned by a member of the Group)). Where any applicable Independent Security Creditor Document requires the Consent of the Independent Security Creditors (or any group of Independent Security Creditors or a single Independent Security Creditor) in respect of any action to be taken by their Creditor Representative under this Agreement, that Creditor Representative will be entitled to seek instructions from those Independent Security Creditors, that group of Independent Security Creditors or that single Independent Security Creditor.

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(s) References to a Creditor Representative acting on behalf of the Unsecured Convertible Notes Creditors for which it is the Creditor Representative means such Creditor Representative acting on behalf of the Unsecured Convertible Notes Creditors for which it is the Creditor Representative with the consent of the proportion of such Unsecured Convertible Notes Creditors required under and in accordance with the applicable Unsecured Convertible Notes Documents (provided that if the relevant Unsecured Convertible Notes Documents do not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under those Unsecured Convertible Notes Documents (excluding any Unsecured Convertible Notes Liabilities beneficially owned by a member of the Group)). Where any applicable Unsecured Convertible Notes Documents requires the Consent of the Unsecured Convertible Notes Creditors (or any group of Unsecured Convertible Notes Creditors or a single Unsecured Convertible Notes Creditor) in respect of any action to be taken by their Creditor Representative under this Agreement, that Creditor Representative will be entitled to seek instructions from those Unsecured Convertible Notes Creditors, that group of Unsecured Convertible Notes Creditors or that single Unsecured Convertible Notes Creditor.

(t) References to a Creditor Representative acting on behalf of the Subordinated Creditors for which it is the Creditor Representative means such Creditor Representative acting on behalf of the Subordinated Creditors for which it is the Creditor Representative with the consent of the proportion of such Subordinated Creditors required under and in accordance with the applicable Subordinated Debt Documents (provided that if the relevant Subordinated Debt Documents do not specify a voting threshold for a particular matter, the threshold will be a simple majority of the outstanding principal amount under those Subordinated Debt Documents (excluding any Subordinated Liabilities beneficially owned by a member of the Group)). Where any applicable Subordinated Debt Documents requires the Consent of the Subordinated Creditors (or any group of Subordinated Creditors or a single Subordinated Creditor) in respect of any action to be taken by their Creditor Representative under this Agreement, that Creditor Representative will be entitled to seek instructions from those Subordinated Creditors, that group of Subordinated Creditors or that single Subordinated Creditor.

(u) Each party to this Agreement intends it to take effect as a deed (even though a party may only execute this Agreement under hand).

(v) Any reference within this Agreement to the Senior Secured Facilities Agent or the Common Security Agent providing “approval” or “consent” or making a “request” or imposing a “requirement”, or to an item or a person being “acceptable to”, “satisfactory to”, “to the satisfaction of” or “approved by” the Senior Secured Facilities Agent or the Common Security Agent (as applicable) are to be construed, unless otherwise specified, as references to the Senior Secured Facilities Agent or the Common Security Agent (as applicable) taking such action or refraining from acting on, the instructions of the relevant Instructing Group, applicable Required Pari Passu Creditors, Required Second Lien Creditors, Required Primary Creditors or Required Unsecured Creditors and reference in this Agreement to (i) the Senior Secured Facilities Agent or the Common Security Agent (as applicable) “acting reasonably”, (ii) a matter being in the “reasonable opinion” of the Senior Secured Facilities Agent or the Common Security Agent (as applicable), (iii) Senior Secured Facilities Agent’s or the Common Security Agent’s (as applicable) approval or consent “not being unreasonably withheld or delayed” or (iv) any document, report, confirmation or evidence being required to be “reasonably satisfactory” to Senior Secured Facilities Agent or the Common Security Agent (as applicable), are to be construed, unless otherwise specified in this Agreement or such other relevant Debt Document, as the Senior Secured Facilities Agent or the Common Security Agent (as applicable) acting

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on the instructions of the relevant Instructing Group, applicable Required Pari Passu Creditors, Required Second Lien Creditors, Required Primary Creditors or Required Unsecured Creditors. Where the Senior Secured Facilities Agent or the Common Security Agent (as applicable) is obliged to consult under the terms of this Agreement, unless otherwise specified, the relevant Instructing Group, applicable Required Pari Passu Creditors, Required Second Lien Creditors, Required Primary Creditors or Required Unsecured Creditors must instruct the Senior Secured Facilities Agent or the Common Security Agent to consult in accordance with the terms of this Agreement and the Senior Secured Facilities Agent or the Common Security Agent must carry out that consultation in accordance with the instructions it receives from the relevant Instructing Group, applicable Required Pari Passu Creditors, Required Second Lien Creditors, Required Primary Creditors or Required Unsecured Creditors.

(w) Any reference in this Agreement to a Debtor or member of the Group being permitted to make any Payment or take any other action shall include a reference to that Debtor or member of the Group being permitted to make any arrangement in respect of that Payment or action or take any step, make any payment or enter into any transaction to facilitate or fund the making of that Payment or the taking of that action.

(x) Notwithstanding anything to the contrary, where any provision of this Agreement refers to or otherwise contemplates any consent, approval, release, waiver, agreement, notification or other step or action (each an “Action”) which may be required from or by any person:

(i) which is not a Party at such time;

(ii) in respect of any agreement which is not in existence at such time;

(iii) in respect of any indebtedness which has not been committed or incurred (or an agreement in relation thereto) at such time; or

(iv) in respect of Liabilities or Creditors (or other persons) for which the relevant discharge date has occurred at or prior to such time or concurrently with any Action coming into effect,

unless otherwise agreed or specified by the Parent, that consent, approval, release, waiver, agreement, notification or other step or action shall not be required (or be required from any person that is a party thereto) and no such provision shall, or shall be construed so as to, in any way prohibit or restrict the rights or actions of any member of the Group. Further, for the avoidance of doubt, no references to any agreement which is not in existence (or under which debt obligations have not been actually incurred by a member of the Group) shall, or shall be construed so as to, in any way prohibit or restrict the rights or actions of any member of the Group (and no consent, approval, release, waiver, agreement, notification or other step or action shall be required from any party thereto).

(y) Where any consent is required under this Agreement from:

(i) a Senior Secured Facilities Lender or Senior Secured Facilities Creditor where such consent is required after the Senior Secured Facilities Discharge Date or before any person in such capacity has acceded to this Agreement;

(ii) a Super Senior Hedge Counterparty that is owed Super Senior Hedging Liabilities where such consent is required after the Super Senior Discharge Date or before any person in such capacity has acceded to this Agreement;

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(iii) a Super Senior Lender where such consent is required after the Super Senior Debt Discharge Date or before any person in such capacity has acceded to this Agreement;

(iv) a Hedge Counterparty that is owed Pari Passu Hedging Liabilities where such consent is required after the Pari Passu Discharge Date or before any person in such capacity has acceded to this Agreement;

(v) a Pari Passu Noteholder (or any Creditor Representative on its behalf) where such consent is required after the Pari Passu Discharge Date or before any person in such capacity has acceded to this Agreement;

(vi) a Pari Passu Lender (except for a Senior Secured Facilities Lender) where such consent is required after the Pari Passu Discharge Date or before any person in such capacity has acceded to this Agreement;

(vii) a Second Lien Facility Lender where such consent is required after the Second Lien Discharge Date or before any person in such capacity has acceded to this Agreement;

(viii) a Second Lien Noteholder (or any Creditor Representative on its behalf) where such consent is required after the Second Lien Discharge Date or before any person in such capacity has acceded to this Agreement;

(ix) a Hedge Counterparty that is owed Second Lien Hedging Liabilities where such consent is required after the Second Lien Discharge Date or before any person in such capacity has acceded to this Agreement;

(x) a Senior Subordinated Facility Lender where such consent is required after the Senior Subordinated Discharge Date or before any person in such capacity has acceded to this Agreement;

(xi) a Senior Subordinated Noteholder (or any Creditor Representative on its behalf) where such consent is required after the Senior Subordinated Discharge Date or before any person in such capacity has acceded to this Agreement;

(xii) a Hedge Counterparty that is owed Senior Subordinated Hedging Liabilities where such consent is required after the Senior Subordinated Discharge Date or before any person in such capacity has acceded to this Agreement;

(xiii) an Independent Security Lender where such consent is required after the Independent Security Discharge Date or before any person in such capacity has acceded to this Agreement;

(xiv) an Independent Security Noteholder (or any Creditor Representative on its behalf) where such consent is required after the Independent Security Discharge Date or before any person in such capacity has acceded to this Agreement;

(xv) an Unsecured Lender where such consent is required after the Unsecured Discharge Date or before any person in such capacity has acceded to this Agreement; or

(xvi) an Unsecured Noteholder (or a Creditor Representative on its behalf) where such consent is required after the Unsecured Discharge Date or before any person in such capacity has acceded to this Agreement, such consent requirement will not apply.

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(z) Until the relevant proceeds are released from such escrow, the provisions of this Agreement shall not apply to or create any restriction in respect of any escrow arrangement to which the proceeds of any Pari Passu Notes, Second Lien Notes, Unsecured Notes and/or Independent Security Notes are subject and this Agreement shall not govern the rights and obligations of the Pari Passu Noteholders, Second Lien Noteholders, Unsecured Noteholders or, as the case may be, Independent Security Noteholders concerned until such proceeds are released from such escrow arrangement in accordance with its terms.

(aa) Any references to terms that are defined in any Debt Document (the “Defined Term”) shall include not only the definition but also terms or mechanics pursuant to which such Defined Term is interpreted under such Debt Document.

(bb) Notwithstanding anything to the contrary in this Agreement or any other Debt Document, nothing in this Agreement or any Debt Document shall prohibit a non‑cash contribution of any asset (including, without limitation, any participation, claim, rights and/or benefits in respect of any Liabilities and/or any other indebtedness borrowed or issued by any member of the Group from time to time) by a person that is not a member of the Group to the Parent provided that, to the extent such transaction results in any indebtedness being outstanding from the Parent, such indebtedness is permitted to be outstanding pursuant to the terms of the Debt Documents.

(cc) In determining whether any indebtedness or payment (including, without limitation, any Permitted Payment) is prohibited by the terms of any Debt Document or to the extent any amendment or waiver is sought for or to permit any step or other action, the terms of any Debt Document which:

(i) relate to any Liabilities which are to be refinanced or otherwise replaced substantially simultaneously with the incurrence of such indebtedness or the making of such payment or that will be refinanced or otherwise replaced substantially simultaneously with such step or action for which such amendment or waiver is sought; or

(ii) will not exist or will cease to be in effect substantially simultaneously with the incurrence of such indebtedness or the making of such payment by a member of the Group or substantially simultaneously with the taking effect of such amendment or waiver, shall not be taken into account (including for the purposes of any vote or consent of any class (including an Instructing Group) for the purposes of any Debt Document in respect of any such amendment or waiver).

(dd) To the extent any step or action is expressly permitted under this Agreement (or expressly permitted subject to the consent of specified Parties under this Agreement) (excluding, for the avoidance of doubt, any step or action not expressly permitted but deemed permitted pursuant to paragraph (f) above), the Parties hereto agree that such step or action will be permitted under the other Debt Documents (or permitted thereunder subject to the consent of such specified Parties) and if there is any conflict between the terms of, or the requirement for any conditions in, this Agreement and any other Debt Document, the terms of, or the requirement for any conditions in, this Agreement will prevail (save to the extent that to do so would result in or have the effect of any member of the Group contravening any applicable law or regulation, or present a material risk of liability for any member of the Group and/or its directors or officers, or give rise to a material risk of breach of fiduciary or statutory duties), in each case notwithstanding any restriction or prohibition to the contrary, any provision expressed or purported to override any provision of this Agreement or the requirement

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to fulfil any additional conditions, in each case, in any other Debt Document; provided that, notwithstanding the foregoing, for the purposes of this paragraph (dd), this Agreement does not purport to expressly permit:

(i) the incurrence of any classes of debt, merely by providing governance for the claims of creditors of such classes of debt; or

(ii) the making of otherwise restricted payments in respect of any class of debt, merely by controlling under which conditions such restricted payments may be permitted.

(ee) References to any Creditors (or any class, group or percentage of any Creditors (including, for the avoidance of doubt, unanimity)) giving any Consent under this Agreement means (in each case) doing so acting through the applicable Creditor Representative, if any, or, as applicable, the Common Security Agent.

(ff) Where any defined term in this Agreement refers to the definitions of such term in another document which is to be entered into after the date of this Agreement (any such other document, a “Future Document”) and such Future Document does not contain such definition, the relevant defined term in this Agreement shall be defined by reference to the equivalent term used in the Future Document and if no such equivalent term is used, shall be ignored for the purposes of this Agreement.

(gg) Any reference to any requirement for any person to accede to this Agreement shall be construed as a reference to such person executing and delivering to the Common Security Agent a Debtor/Security Grantor Accession Deed or (as the case may be) a Creditor/Creditor Representative Accession Undertaking, provided that in connection with any accession of any Pari Passu Notes Trustee, Second Lien Notes Trustee, Unsecured Notes Trustee or Independent Security Notes Trustee (as the case may be), the Common Security Agent is authorised to make such changes to the terms of this Agreement relating to the rights and duties of any Pari Passu Notes Trustee, Second Lien Notes Trustee, Unsecured Notes Trustee or Independent Security Notes Trustee (as the case may be) and any other Party as are jointly required by such Pari Passu Notes Trustee, Second Lien Notes Trustee, Unsecured Notes Trustee or Independent Security Notes Trustee (as the case may be) and the Parent without the consent of any other Party, in each case provided that such changes would not be materially prejudicial to the interests of the other applicable Parties and that the Common Security Agent will agree to such changes upon having obtained instructions in accordance with paragraph (b) of Clause 26.5 (Instructions).

(hh) Subject to (i) Clause 2.7 (Anti-Layering – Pari Passu) (or any Equivalent Provision in any Debt Document) and (ii) any restrictions on the incurrence of subordinated indebtedness in any Debt Document, nothing in this Agreement shall restrict the Parent, any Party, any member of the Group (or, in each case, any Holding Company or Affiliate thereof), and the Creditors (or any of them) agreeing the ranking of their respective claims and any other intercreditor arrangements among themselves in documentation separate to this Agreement and entered into solely between such parties (or on their behalf by a Creditor Representative).

(ii) If the Liabilities under any Senior Secured Facilities Agreement are refinanced and replaced completely under another Pari Passu Facility Agreement and this Agreement continues in full force and effect, then all references to the Senior Secured Facilities Agreements in this Agreement shall be construed to include references to such replacement Pari Passu Facility Agreement or an Equivalent Provision. Notwithstanding the foregoing, this paragraph (gg) shall not apply to any references to the Senior Secured Facilities Agreements that are expressly referred to in this

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Agreement to be as of the date of the Senior Secured Facilities Agreements or as of the date of this Agreement or expressly refer to the Senior Secured Facilities Agreements in their original form, provided that any restrictions on entering into transaction or making payments will cease to apply to the extent that such restrictions are not included in the replacement Pari Passu Facility Agreement.

(jj) As at the date of this Agreement, there are no Super Senior Liabilities. Any provisions relating to Super Senior Liabilities and the rights of any Super Senior Creditors will only apply following the relevant designation in accordance with Clause 28.20 (Accession of Creditors) for so long as such designated Super Senior Liabilities remain outstanding as Super Senior Liabilities.

(kk) As at the date of this Agreement, there are no Independent Security Creditor Liabilities. Any provisions relating to Independent Security Creditor Liabilities and the rights of any Independent Security Creditors will only apply following the relevant designation in accordance with Clause 28.20 (Accession of Creditors) for so long as such designated Independent Security Creditor Liabilities remain outstanding as Independent Security Creditor Liabilities.

(ll) The right or requirement of any Party to take or not take any action on or following the occurrence of an Insolvency Event shall cease to apply if the relevant Event of Default in respect of that Insolvency Event is no longer continuing (unless an Acceleration Event has occurred and is continuing and without prejudice to any action taken or not taken in accordance with the terms of this Agreement while that Event of Default was continuing), provided that this Clause 1.2(ll) shall not apply to a Hedge Counterparty’s termination rights under paragraph (c) of Clause 5.9 (Permitted Enforcement: Hedge Counterparties).

(mm) With regard to the Parallel Debt and any German Security Documents, any transfer made under this Agreement by way of English law novation shall be construed under German law as a transfer and assignment by way of assumption of contract (Vertragsübernahme) and shall not entail under German law a Schuldumschaffung of (or have the effect of a Schuldumschaffung on) the Parallel Debt.

(nn) Prior to the Pari Passu Discharge Date, notwithstanding anything herein to the contrary, in no event may any Super Senior Facility or any Independent Security Facility be incurred unless it is expressly permitted:

(i) for so long as the Senior Secured Term Facilities are outstanding, under the Senior Secured Term Facilities Agreement or with the prior consent of the Required TLB Lenders; and

(ii) for so long as the Senior Secured Revolving Facilities are outstanding, under the Senior Secured Revolving Facilities Agreement or with the prior consent of the Required RCF Lenders.

1.3 Third Party Rights

(a) Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b) Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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(c) Any Receiver, Delegate or any other person described in paragraph (b) of Clause 26.13 (Exclusion of Liability) may, subject to this Clause 1.3 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

(d) The Third Parties Act shall apply to this Agreement in respect of any Pari Passu Noteholder, Unsecured Noteholder, Second Lien Noteholder, Senior Subordinated Noteholder, Independent Security Noteholder, Unsecured Convertible Noteholder (to the extent that the relevant Unsecured Convertible Notes have a Creditor Representative) or Subordinated Creditor (to the extent that the relevant Subordinated Liabilities have a Creditor Representative). For the purposes of paragraph (b) above and this paragraph (d), upon any person becoming a Pari Passu Noteholder, an Unsecured Noteholder, a Second Lien Noteholder, a Senior Subordinated Noteholder, an Independent Security Noteholder, an Unsecured Convertible Noteholder (to the extent that the relevant Unsecured Convertible Notes have a Creditor Representative) or a Subordinated Creditor (to the extent that the relevant Subordinated Liabilities have a Creditor Representative), such person shall be deemed to be a Party and shall be bound by the provisions of this Agreement and be deemed to receive the benefits of this Agreement, and be subject to the terms and conditions hereof, as if such person were a Party hereto.

(e) The Third Parties Act shall apply to this Agreement in respect of any Senior Secured Term Facilities Lender which, by providing or participating in a loan under the Senior Secured Term Facilities Agreement, has agreed to be bound by the provisions of this Agreement. For the purposes of the preceding sentence, upon any person becoming a Senior Secured Term Facilities Lender under the Senior Secured Term Facilities Agreement, such person shall be deemed to be a Party and shall be bound by the provisions of this Agreement and be deemed to receive the benefits of this Agreement, and be subject to the terms and conditions hereof, as if such person were a Party hereto.

1.4 Exchange Rates

In ascertaining the Majority Pari Passu Creditors, Majority Pari Passu Lenders, Majority Second Lien Creditors, Majority Senior Secured Revolving Facilities Lenders, Majority Senior Subordinated Creditors, Majority Super Senior Creditors or whether any given percentage of the Commitments or Credit Participation has been obtained to approve any request for a consent, waiver, amendment or other vote under the Debt Documents or for the purposes of taking any step, decision, direction or exercise of discretion which is calculated by reference to drawn amounts or Commitments not denominated in the Common Currency (“Non-Common Currency Commitments”) such Non-Common Currency Commitments shall be deemed to be converted into the Common Currency at:

(a) in the case of any Pari Passu Facility Commitments under the Senior Secured Revolving Facilities Documents, at an exchange rate of SEK10.25830:USD1.00; and

(b) in the case of any other Non-Common Currency Commitments, the rate for the conversion of the Common Currency into the relevant currency of the Non-Common Currency Commitment which the Parent (acting reasonably and in good faith) has used and has notified to the Agent for the purposes of calculating the incurrence of such indebtedness or if the Parent has not notified the Agent of such conversion rate, the Spot Rate of Exchange on the date on which that indebtedness was incurred, or if earlier, the date the aggregate amount of the Non-Common Currency Commitment of the Indebtedness was determined.

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1.5 German Terms

In this Agreement, where it relates to a person or entity incorporated or established under the laws of, or having its centre of main interest (as that term is used in Article 3(1) of Regulation (EU) 2015/848 on insolvency proceedings (recast)) in, Germany (“German Entity”), a reference to:

(a) a person being unable to pay its debts means that person being in a state of illiquidity (Zahlungsunfähigkeit) under section 17 of the German Insolvency Code (Insolvenzordnung) and a person being presumed to be insolvent by applicable law includes that person being over-indebted (überschuldet) under section 19 of the German Insolvency Code (Insolvenzordnung);

(b) a liquidator, trustee in bankruptcy, compulsory manager, receiver or administrator includes an “Insolvenzverwalter”, a “vorläufiger Insolvenzverwalter” or a “Sachwalter”;

(c) winding up, administration or dissolution includes insolvency proceedings (Insolvenzverfahren);

(d) a bankruptcy, insolvency, administration, (general) composition, compromise, moratorium, restructuring, reorganisation or the like includes, without limitation, an Insolvenzverfahren within the meaning of the German Insolvency Code (Insolvenzordnung) and any situation where a German Entity is illiquid (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung) or over-indebted (überschuldet) within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung);

(e) a winding-up, dissolution or the like includes, without limitation, a liquidation (Auflösung) within the meaning of the German Stock Corporation Act (Aktiengesetz) or the German Act on Limited Liability Companies (Gesetz betreffend die Gesellschaften mit beschränkter Haftung);

(f) an attachment, sequestration or execution or the like includes, without limitation, attachment (Pfändung) or execution (Vollstreckung) within the meaning of the German Code of Civil Procedure (Zivilprozessordnung);

(g) in relation to any security rights or security assets governed by German law “trust”, “trustee” or “on trust” shall be construed as “Treuhand”, “Treuhänder” or “treuhänderisch”;

(h) “by-laws” or “constitutional documents” includes reference to articles of association (Satzung) or partnership agreement (Gesellschaftsvertrag) and rules of procedure (Geschäftsordnung) (as applicable); and

(i) a “director” or “officer” includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person, including but not limited to, a managing director (Geschäftsführer) or member of the board of directors (Vorstand) or an authorised representative (Prokurist).

1.6 Swedish Terms

(a) In this Agreement, where it relates to a Swedish entity, a reference to:

(i) a “composition” or “arrangement” with any creditor includes (A) any write-down of debt (Sw. offentligt ackord) following from any procedure of

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‘företagsrekonstruktion’ under the Swedish Company Reorganisation Act (Sw. Lag om företagsrekonstruktion (2022:964)) (the “Swedish Company Reorganisation Act”), or (B) any write-down of debt in bankruptcy (Sw. ackord i konkurs) under the Swedish Bankruptcy Act (Sw. Konkurslag (1987:672)) (the “Swedish Bankruptcy Act”);

(ii) a “compulsory manager”, “administrative receiver” or “administrator” includes (A) ‘rekonstruktör’ under the Swedish Company Reorganisation Act, (B) ‘konkursförvaltare’ under the Swedish Bankruptcy Act, or (C) ‘likvidator’ under the Swedish Companies Act (Sw. Aktiebolagslag (2005:551)) (the “Swedish Companies Act”);

(iii) a “merger”, “consolidation” or “amalgamation” includes any ‘fusion’ implemented in accordance with Chapter 23 of the Swedish Companies Act and a “demerger” includes any ‘fission’ implemented in accordance with Chapter 24 of the Swedish Companies Act;

(iv) a “winding-up”, “administration” or “dissolution” includes ‘frivillig likvidation’ or ‘tvångslikvidation’ under Chapter 25 of the Swedish Companies Act, a “bankruptcy” includes a ‘konkurs’ under the Swedish Bankruptcy Act and a “company restructuring” includes a ‘företagsrekonstruktion’ under the Swedish Company Reorganisation Act; and

(v) an Insolvency Event includes such member of the Group being subject to “konkurs” under the Swedish Bankruptcy Act, “företagsrekonstruktion” under the Swedish Company Reorganisation Act or “tvångslikvidation” under Chapter 25 of the Swedish Companies Act.

(b) If any party to this Agreement that is incorporated in Sweden (the “Obligated Party”) is required to hold an amount on trust on behalf of another party (the “Beneficiary”), the Obligated Party shall hold such money as agent for the Beneficiary on a separate account in accordance with the Swedish Funds Accounting Act (Sw. Lag om redovisningsmedel (1944:181)).

(c) Any transfer by novation in accordance with the Finance Documents, shall, as regards Transaction Security governed by Swedish law and obligations owed by a Swedish Obligor, be deemed to take effect as an assignment and assumption or transfer of such rights, benefits, obligations and security interests and each such assignment and assumption or transfer shall be in relation to the proportionate part of the security interests granted under the relevant Swedish law governed Transaction Security.

(d) Notwithstanding anything to the contrary in this Agreement or any other Debt Document, no Transaction Security which is governed by Swedish law and which has been duly perfected in accordance with the terms of the relevant Transaction Security Document shall be released without the Security Agent’s prior written consent (acting in its sole discretion), unless:

(i) such release occurs as a result of a disposal where (i) the Parent evidences, to the satisfaction of the Security Agent, that the disposal will be made on arm’s length terms at market value and (ii) the proceeds from such disposal are applied towards the Secured Obligations; or

(ii) the Secured Obligations are discharged in full in connection with such release.

Each Secured Party authorises the Security Agent to, if and to the extent the Finance Documents provides for any such release, release such Transaction Security at its discretion without notification or further reference to the Secured Parties.

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(e) Notwithstanding anything to the contrary in this Agreement or any other Debt Document, the obligations and liabilities of any Debtor or Intra-Group Lender incorporated in Sweden under this Agreement shall be limited, if (and only if) required by the mandatory provisions of the Swedish Companies Act regulating unlawful distribution of assets and transfer of value (Sw. värdeöverföring) pursuant to Chapter 17, Sections 1 to 4 of the Swedish Companies Act, and it is understood that the obligations and liabilities of each Debtor or Intra-Group Lender incorporated in Sweden under this Agreement only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

1.7 No Investor Recourse

No Secured Party will have any recourse to or shall make any claim or demand for payment from any shareholder or investor of the Parent in its capacity as such or any other person that is not party to a Debt Document (and to the extent any person is a party to a Debt Document there shall only be recourse to the extent of its liability under the terms of such Debt Document) in respect of any term of any Debt Document, any statements by a shareholder or investor of the Parent, or otherwise.

1.8 Personal Liability

Where any natural person gives a certificate or other document or otherwise gives a representation or statement on behalf of any of the parties to the Debt Documents pursuant to any provision thereof and such certificate or other document, representation or statement proves to be incorrect, the individual shall incur no personal liability in consequence of such certificate, other document, representation or statement being incorrect save where such individual acted fraudulently in giving such certificate, other document, representation or statement (in which case any liability of such individual shall be determined in accordance with applicable law) and each such individual may rely on this Clause 1.8 subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

1.9 Termination

Unless otherwise notified by the Parent in writing on or prior to the Final Discharge Date, this Agreement shall terminate in full and cease to have any further effect on the Final Discharge Date.

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Section 2
Ranking and Primary Creditors

2. Ranking and Priority

2.1 Primary Creditor Debt Liabilities

Each of the Parties agrees that the Liabilities owed by the Debtors to the Primary Creditors shall rank in right and priority of payment in the following order and the Liabilities listed in sub-paragraph (b) and (c) are postponed and subordinated to any prior ranking Liabilities as follows:

(a) first, the Super Senior Hedging Liabilities, the Super Senior Debt Liabilities, the Pari Passu Hedging Liabilities and the Pari Passu Debt Liabilities pari passu and without any preference between them (save to the extent as otherwise agreed between the Super Senior Creditors and the Pari Passu Creditors);

(b) second, the Second Lien Hedging Liabilities and the Second Lien Debt Liabilities pari passu and without any preference between them (save to the extent as otherwise agreed between the Second Lien Creditors); and

(c) third, the Senior Subordinated Hedging Liabilities and the Senior Subordinated Debt Liabilities pari passu and without any preference between them (save to the extent as otherwise agreed between the Senior Subordinated Creditors).

2.2 Transaction Security

Each of the Parties agrees that:

(a) the Priority Creditor Only Transaction Security shall rank and secure the following Liabilities (but only to the extent that the Priority Creditor Only Transaction Security is expressed to secure those Liabilities) in the following order:

(A) first, the Super Senior Liabilities and the Pari Passu Liabilities pari passu and without any preference between them (save to the extent as otherwise agreed between the Super Senior Creditors and the Pari Passu Creditors); and

(B) second, the Second Lien Hedging Liabilities and the Second Lien Debt Liabilities (subject to the terms of this Agreement) pari passu and without any preference between them (save to the extent as otherwise agreed between the Second Lien Creditors);

(b) the Common Transaction Security shall rank and secure the following Liabilities (but only to the extent such Common Transaction Security is expressed to secure those Liabilities) in the following order:

(A) first, the Super Senior Liabilities and the Pari Passu Liabilities pari passu and without any preference between them (save to the extent as otherwise agreed between the Super Senior Creditors and the Pari Passu Creditors);

(B) second, the Second Lien Hedging Liabilities and the Second Lien Debt Liabilities pari passu and without any preference between them (save to the extent as otherwise agreed between the Second Lien Creditors); and

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(C) third, the Senior Subordinated Hedging Liabilities and Senior Subordinated Debt Liabilities pari passu and without any preference between them (save to the extent as otherwise agreed between the Senior Subordinated Creditors), in each case, subject to the order for the application of enforcement proceeds set out in Clause 23 (Application of Proceeds).

2.3 Senior Subordinated Debt Liabilities

(a) The Parties acknowledge that the Senior Subordinated Debt Liabilities (which are Borrowing Liabilities) are senior obligations of the Parent.

(b) Notwithstanding paragraph (a) above, the Senior Subordinated Creditors agree that, until the Priority Discharge Date, they may not take any steps to appropriate the assets of the Parent that constitute Transaction Security in connection with any Enforcement Action, other than as expressly permitted by this Agreement. For the avoidance of doubt, this paragraph (subject to the terms of the rest of this Agreement) shall not impair the right of the Senior Subordinated Creditors to institute suit against the Parent for the recovery of any payment due under the Senior Subordinated Notes or, as the case may be, Senior Subordinated Facility.

2.4 Other Creditors’ Liabilities and Independent Transaction Security

The Parties acknowledge that:

(a) subject to the terms of the Primary Creditor Documents, the Unsecured Liabilities shall rank as may be agreed between the Unsecured Creditors and applicable members of the Group; and

(b) the Independent Transaction Security shall rank and secure the Independent Security Creditor Liabilities as may be agreed between the Independent Security Creditors and applicable members of the Group.

2.5 Intra-Group Liabilities and Subordinated Liabilities

(a) Each of the Parties agrees that (i) the Intra‑Group Liabilities and (ii) the Subordinated Liabilities are, subject to the terms of this Agreement, postponed and subordinated to the Liabilities owed by the Debtors to the Primary Creditors.

(b) This Agreement does not purport to rank any of the Intra-Group Liabilities and the Subordinated Liabilities as between themselves.

2.6 Creditor Representative Amounts

Subject to Clause 23 (Application of Proceeds) where applicable, nothing in this Agreement will prevent payment by any Debtor, Security Grantor or member of the Group of the Creditor Representative Amounts or the receipt and retention of any Creditor Representative Amounts by the relevant Creditor Representative(s).

2.7 Anti-Layering – Pari Passu

Notwithstanding anything in any Debt Document to the contrary, until the Senior Discharge Date, no Debtor shall, without the approval of the requisite Senior Secured Facilities Lenders under and in accordance with terms of each Senior Secured Facilities Document, issue or allow to remain outstanding any Liabilities that:

(a) are secured or expressed to be secured by any asset, including pursuant to the Transaction Security, on a basis junior to any of the Super Senior Liabilities but senior

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to the Pari Passu Liabilities (and for these purposes such Liabilities will be treated as “senior” to the Pari Passu Liabilities if the Pari Passu Liabilities are not secured by such asset but the Super Senior Liabilities are secured, and such other liabilities would be, secured by such asset);

(b) are expressed to rank or rank so that they are subordinated to any of the Super Senior Liabilities but are senior to the Pari Passu Liabilities; or

(c) are contractually subordinated in right of payment to any of the Super Senior Liabilities and senior in right of payment to the Pari Passu Liabilities,

in each case, unless such ranking or subordination arises as a matter of law and provided that this Clause 2.7 shall not restrict any Debtor or any other member of the Group from incurring:

(i) Second Lien Liabilities, Independent Security Creditor Liabilities and Unsecured Liabilities to the extent permitted under the Priority Creditor Debt Documents; or

(ii) if permitted under the Priority Creditor Debt Documents, (A) Super Senior Liabilities expressed to be secured by the Transaction Security pursuant to the Priority Creditor Debt Documents which are entitled to receive the proceeds of enforcement of the Transaction Security on a super senior basis to the other Super Senior Liabilities and/or which are contractually senior in right of payment to any of any other Super Senior Liabilities, or (B) Pari Passu Liabilities expressed to be secured by the Transaction Security pursuant to the Priority Creditor Debt Documents which are entitled to receive the proceeds of enforcement of the Transaction Security on a super senior basis to the other Pari Passu Liabilities and/or which are contractually senior in right of payment to any of any other Pari Passu Liabilities.

2.8 Anti-Layering – Second Lien

Notwithstanding anything in any Debt Document to the contrary, until the Priority Discharge Date, no Debtor shall, without the approval of the Majority Second Lien Creditors, issue or allow to remain outstanding any Liabilities that:

(a) are secured or expressed to be secured by any asset, including pursuant to the Transaction Security, on a basis junior to any of the Pari Passu Liabilities but senior to the Second Lien Liabilities (and for these purposes such Liabilities will be treated as “senior” to the Second Lien Liabilities if the Second Lien Liabilities are not secured by such asset but the Pari Passu Liabilities are secured, and such other liabilities would be, secured by such asset);

(b) are expressed to rank or rank so that they are subordinated to any of the Pari Passu Liabilities but are senior to the Second Lien Liabilities; or

(c) are contractually subordinated in right of payment to any of the Pari Passu Liabilities and senior in right of payment to the Second Lien Liabilities,

in each case, unless such ranking or subordination arises as a matter of law and provided that this Clause 2.7 shall not restrict any Debtor or any other member of the Group from incurring:

(i) Independent Security Creditor Liabilities and Unsecured Liabilities to the extent permitted under the Priority Creditor Debt Documents; or

(ii) if permitted under the Priority Creditor Debt Documents, Pari Passu Liabilities expressed to be secured by the Transaction Security pursuant to the Priority Creditor Debt Documents which are entitled to receive the proceeds of

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enforcement of the Transaction Security on a super senior basis to the other Pari Passu Liabilities and/or which are contractually senior in right of payment to any of any other Pari Passu Liabilities.

2.9 Additional and/or Refinancing Debt

(a) The Creditors acknowledge that the Debtors, members of the Group and Security Grantors (or any of them) may wish to:

(i) incur incremental or additional Borrowing Liabilities and/or Guarantee Liabilities in respect of incremental or additional Borrowing Liabilities; or

(ii) refinance Borrowing Liabilities and/or refinance or incur Guarantee Liabilities in respect of any such refinancing of Borrowing Liabilities; or

(iii) incur or refinance Independent Security Creditor Liabilities or Unsecured Liabilities,

in each case provided such Liabilities constitute Permitted Liabilities and, in the case of Liabilities within the meaning of sub-paragraph (i) and (ii) which in any such case are intended to rank and/or share any existing Security pari passu with any existing Liabilities and/or to rank behind any existing Liabilities and/or to share in any existing Security behind any existing Liabilities.

(b) Any amendment required to be made to the Debt Documents to facilitate the incurrence of, and any additional Transaction Security to be granted to secure, any Permitted Liabilities contemplated by paragraph (a) above shall be made and/or granted in accordance with Clause 25 (Primary Creditor Debt Liabilities).

3. Super Senior Creditors and Super Senior Debt Liabilities

3.1 Payment of Super Senior Liabilities

(a) Subject to paragraph (b) below, the Debtors may make Payments of the Super Senior Liabilities at any time in accordance with, and subject to the provisions of the relevant Super Senior Debt Documents.

(b) Subject to paragraph (c) below, following the occurrence of a Super Senior Acceleration Event or a Pari Passu Acceleration Event, any Payments on the Super Senior Liabilities shall be made to the Common Security Agent and shall be applied by the Common Security Agent in accordance with Clause 23 (Application of Proceeds), save that this paragraph (b) shall not apply to the extent that one or more of the Pari Passu Creditors have acquired all of the Super Senior Liabilities in accordance with Clause 7.2 (Option to Purchase: Pari Passu Creditors).

(c) For the avoidance of doubt, paragraph (b) above shall not apply to any fees, costs or expenses in connection with any waiver or amendment granted by the Super Senior Creditors after the occurrence of an Acceleration Event and paid to the relevant Super Senior Creditor prior to Enforcement.

3.2 Amendments and Waivers: Super Senior Creditors

(a) Subject to paragraph (b) below, the Super Senior Lenders may amend or waive the terms of the Super Senior Debt Documents in accordance with their terms (and subject to any consent required under them) at any time.

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(b) Prior to the Pari Passu Discharge Date, the Super Senior Lenders may not amend or waive the terms of the Super Senior Debt Documents if the amendment or waiver would result in any Super Senior Debt Document (i) not complying with this Agreement or (ii) result in any increase to the principal amount of the Super Senior Liabilities which is prohibited by the terms of any Pari Passu Debt Document (including the Senior Secured Facilities Agreements) in each case without the prior consent of the Required Pari Passu Creditors.

3.3 Security: Super Senior Creditors

Other than as set out in Clause 3.4 (Security: Super Senior Ancillary Lenders, Super Senior Issuing Banks and Super Senior Cash Management Facility Lenders), the Super Senior Creditors may take, accept or receive the benefit of:

(a) any Security in respect of the Super Senior Liabilities from the Debtors, any member of the Group or any Security Grantor in addition to the Priority Creditor Only Transaction Security and the Common Transaction Security which is permitted under the terms of the Super Senior Debt Documents and (except for any Security permitted under Clause 3.4 (Security: Super Senior Ancillary Lenders, Super Senior Issuing Banks and Super Senior Cash Management Facility Lenders)) to the extent legally possible (and subject to any Agreed Security Principles) such Security is, at the same time, also offered either:

(i) to the Common Security Agent as trustee and/or agent for the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors) in respect of their Liabilities; or

(ii) in the case of any jurisdiction in which effective Security cannot be granted in favour of the Common Security Agent as trustee and/or agent for the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors):

(A) to the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors) in respect of their Liabilities; or

(B) to the Common Security Agent under a parallel debt, joint and several creditorship or other similar or equivalent structure for the benefit of the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors) in respect of their Liabilities, and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.2 (Transaction Security); and

(b) any guarantee, indemnity or other assurance against loss from any member of the Group in respect of the Super Senior Liabilities in addition to those in:

(i) the relevant Super Senior Facility Agreement no greater in extent than that contained in the original form of the Senior Secured Facilities Agreements;

(ii) this Agreement; or

(iii) any Common Assurance,

if (except for any guarantee, indemnity or other assurance against loss permitted under Clause 4.4 (Security: Ancillary Lenders)) and to the extent legally possible (and subject to any Agreed Security Principles), at the same time such guarantee, indemnity or other

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assurance against loss is also offered to the other Primary Creditors in respect of their Liabilities and ranks in the same order of priority as that contemplated in Clause 2 (Ranking and Priority).

3.4 Security: Super Senior Ancillary Lenders, Super Senior Issuing Banks and Super Senior Cash Management Facility Lenders

No Super Senior Ancillary Lender, Super Senior Issuing Bank or Super Senior Cash Management Facility Lender will, unless the prior consent of the Required Super Senior Creditors is obtained, take, accept or receive the benefit of any Security from the Debtors, any member of the Group or any Security Grantor, or guarantee, indemnity or other assurance against loss from the Debtors or any member of the Group in respect of any of the Liabilities owed to it other than as permitted under the terms of the Super Senior Debt Documents or other than:

(a) the Common Transaction Security and the Priority Creditor Only Transaction Security;

(b) each guarantee, indemnity or other assurance against loss contained in:

(i) the relevant Super Senior Facility Agreement no greater in extent than that contained in the original form of the Senior Secured Facilities Agreements;

(ii) this Agreement; or

(iii) any Common Assurance;

(c) guarantees, indemnities and assurances against loss contained in the Super Senior Ancillary Documents no greater in extent than any of those referred to in paragraph (b) above;

(d) any Super Senior Facility Cash Cover permitted under the Super Senior Facility Agreement relating to any Super Senior Ancillary Facility or for any Letter of Credit issued by the Super Senior Issuing Bank;

(e) the indemnities contained in an ISDA Master Agreement (in the case of a Super Senior Hedging Ancillary Document which is based on an ISDA Master Agreement) or any indemnities which are similar in meaning and effect to those indemnities (in the case of a Super Senior Hedging Ancillary Document which is not based on an ISDA Master Agreement);

(f) any Security, guarantee, indemnity or other assurance against loss giving effect to, or arising as a result of the effect of, any netting or set-off arrangement relating to the Super Senior Ancillary Facility for the purpose of netting debit and credit balances arising under the Super Senior Ancillary Facility; or

(g) any Security, guarantee, indemnity or other assurance against loss permitted under Clause 3.3 (Security: Super Senior Creditors).

3.5 Restriction on Enforcement: Super Senior Ancillary Lenders, Super Senior Issuing Banks and Super Senior Cash Management Facility Lenders

Subject to Clause 3.6 (Permitted Enforcement: Super Senior Ancillary Lenders, Super Senior Issuing Banks and Super Senior Cash Management Facility Lender), so long as any of the Super Senior Debt Liabilities (other than any Liabilities owed to the Super Senior Ancillary Lenders or Super Senior Issuing Banks) are or may be outstanding, none of the Super Senior Ancillary Lenders nor the Super Senior Issuing Banks shall be entitled to take any Enforcement Action in respect of any of the Liabilities owed to it.

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3.6 Permitted Enforcement: Super Senior Ancillary Lenders, Super Senior Issuing Banks and Super Senior Cash Management Facility Lender

(a) Each Super Senior Ancillary Lender and Super Senior Issuing Bank may take Enforcement Action which would be available to it but for Clause 3.5 (Restriction on Enforcement: Super Senior Ancillary Lenders, Super Senior Issuing Banks and Super Senior Cash Management Facility Lenders) if:

(i) at the same time as, or prior to, that action, Enforcement Action has been taken in respect of the Super Senior Debt Liabilities (excluding the Liabilities owing to Super Senior Ancillary Lenders, the Super Senior Cash Management Facility Lenders and the Super Senior Issuing Banks), in which case the Super Senior Ancillary Lenders and the Super Senior Issuing Banks may take the same Enforcement Action as has been taken in respect of those Super Senior Debt Liabilities;

(ii) that action is contemplated by the relevant Super Senior Facility Agreement or Clause 3.4 (Security: Super Senior Ancillary Lenders, Super Senior Issuing Banks and Super Senior Cash Management Facility Lenders);

(iii) that Enforcement Action is taken in respect of Super Senior Facility Cash Cover which has been provided in accordance with the relevant Super Senior Facility Agreement;

(iv) at the same time as or prior to, that action, the consent of the Required Super Senior Creditors is obtained; or

(v) an Insolvency Event has occurred in relation to any member of the Group, in which case after the occurrence of that Insolvency Event, each Super Senior Ancillary Lender, each Super Senior Cash Management Facility Lender and each Super Senior Issuing Bank shall be entitled (if it has not already done so) to exercise any right it may otherwise have in respect of that member of the Group to:

(A) accelerate any of that member of the Group’s Super Senior Debt Liabilities or declare them prematurely due and payable on demand;

(B) make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Super Senior Debt Liabilities;

(C) exercise any right of set-off or take or receive any Payment in respect of any Super Senior Debt Liabilities of that member of the Group; or

(D) claim and prove in the liquidation, administration or other insolvency proceedings of that member of the Group for the Super Senior Debt Liabilities owing to it.

(b) Clause 3.5 (Restriction on Enforcement: Super Senior Ancillary Lenders, Super Senior Issuing Banks and Super Senior Cash Management Facility Lenders) shall not restrict any right of a Super Senior Ancillary Lender or a Super Senior Cash Management Facility Lender:

(i) to demand repayment or prepayment of any of the Liabilities owed to it prior to the expiry date of the relevant Super Senior Ancillary Facility or Super Senior Cash Management Facility; or

(ii) to net or set off in relation to a Multi-account Overdraft Facility,

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in accordance with the terms of the relevant Super Senior Facility Agreement and to the extent that the demand is required to reduce, or the netting or set-off represents a reduction from the Gross Outstandings of that Multi-account Overdraft Facility to or towards an amount equal to its Net Outstandings.

3.7 Restriction on Enforcement: Super Senior Creditors

(a) Prior to the Pari Passu Discharge Date, no Super Senior Creditor may take any Enforcement Action under paragraphs (c), (d) or (e) of the definition thereof without the prior written consent of the Instructing Group.

(b) If the Instructing Group provides consent to any Super Senior Creditor to take any Enforcement Action, such consent shall apply equally to all Super Senior Creditors to take the same Enforcement Action (in each case to the extent permitted by the terms of the relevant Debt Documents) and notice of any such consent shall be provided to all the Creditor Representatives and the Common Security Agent as soon as reasonably practicable.

(c) Notwithstanding paragraph (a) above or anything to the contrary in this Agreement, after the occurrence of an Insolvency Event in relation to a Debtor (the “Insolvent Party”), each Super Senior Creditor may, to the extent it is permitted to do so by the terms of the relevant Debt Documents, take Enforcement Action under paragraph (a) of that definition against the Insolvent Party and/or claim in any winding up, dissolution, administration, reorganisation or other similar insolvency event or process in relation to the Insolvent Party for Liabilities owing to it (provided that no Super Senior Creditor may give any directions to the Common Security Agent pursuant to or in reliance on this paragraph (c) in relation to any enforcement of any Transaction Security).

4. Pari Passu Debt Creditors and Pari Passu Debt Liabilities

4.1 Payments

(a) Subject to paragraph (b) below, the Debtors may make Payments of the Pari Passu Debt Liabilities at any time in accordance with, and subject to the provisions of, the Pari Passu Debt Documents.

(b) Following the occurrence of a Pari Passu Acceleration Event, no member of the Group may make Payments of the Pari Passu Debt Liabilities (including, without limitation, by way of providing cash cover or cash collateral for letters of credit) except from Enforcement Proceeds or other amounts paid to the Common Security Agent which, in each case, are then distributed in accordance with Clause 23 (Application of Proceeds) (other than any distribution or dividend out of any Debtor’s unsecured assets (pro rata to each unsecured creditor’s claim) made by a liquidator, administrator, compulsory manager or other similar officer appointed in respect of any Debtor or any of its assets or as agreed by each Creditor Representative of the Pari Passu Debt Liabilities).

4.2 Amendments and Waivers: Pari Passu Debt Creditors

(a) Subject to paragraph (b) below, the Pari Passu Debt Creditors may amend or waive the terms of the Pari Passu Debt Documents in accordance with their terms (and subject to any consent required under them) at any time.

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(b) Prior to the Second Lien Discharge Date, the Pari Passu Debt Creditors may not amend or waive the terms of the Pari Passu Debt Documents if the amendment or waiver would result in any Pari Passu Debt Document (i) not complying with this Agreement or (ii) result in any increase to the principal amount of the Pari Passu Liabilities which is prohibited by the terms of any Second Lien Debt Document in each case without the prior consent of the Required Second Lien Creditors.

4.3 Security: Pari Passu Debt Creditors

Subject to Clause 4.4 (Security: Ancillary Lenders, Issuing Banks and Cash Management Facility Lenders), the Pari Passu Debt Creditors may only take, accept or receive the benefit of:

(a) any Security in respect of the Pari Passu Debt Liabilities from the Debtors, any member of the Group or any Security Grantor in addition to the Priority Creditor Only Transaction Security and the Common Transaction Security if it (x) is Notes Escrow Security or (y) is permitted under the terms of the Pari Passu Debt Documents and (except for any Security permitted by Clause 4.4 (Security: Ancillary Lenders, Issuing Banks and Cash Management Facility Lenders)) to the extent legally possible (and subject to any Agreed Security Principles) it is, at the same time, also offered either:

(i) to the Common Security Agent as trustee and/or agent for the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors) in respect of their Liabilities; or

(ii) in the case of any jurisdiction in which effective Security cannot be granted in favour of the Common Security Agent as trustee and/or agent for the Priority Creditors (and, if applicable, the Senior Subordinated Creditors):

(A) to the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors) in respect of their Liabilities; or

(B) to the Common Security Agent under a parallel debt, joint and several creditorship or other similar or equivalent structure for the benefit of the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors) in respect of their Liabilities, and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.2 (Transaction Security); and

(b) any guarantee, indemnity or other assurance against loss from any member of the Group or any Debtor in respect of the Pari Passu Debt Liabilities in addition to those in:

(i) the original form of the Senior Secured Facilities Agreements (or in any other Pari Passu Facility Agreement or any Pari Passu Notes Indenture where the relevant guarantee, indemnity or other assurance against loss is an Equivalent Provision to that in the original form of the Senior Secured Facilities Agreements);

(ii) the original form of Schedule 6 (Cash Management Facility Creditors’ Guarantee and Indemnity);

(iii) this Agreement (other than Schedule 6 (Cash Management Facility Creditors’ Guarantee and Indemnity)); or

(iv) any Common Assurance,

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if it (x) is permitted under the terms of the Pari Passu Debt Documents and (y) to the extent legally possible (and subject to any Agreed Security Principles) is, at the same time, also offered to the other Primary Creditors in respect of their respective Liabilities and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2 (Ranking and Priority).

4.4 Security: Pari Passu Ancillary Lenders, Issuing Banks and Cash Management Facility Lenders

No Pari Passu Ancillary Lender, Issuing Bank or Cash Management Facility Lender will, unless the prior consent of the Required Pari Passu Creditors is obtained, take, accept or receive the benefit of any Security from the Debtors, any member of the Group or any Security Grantor, or guarantee, indemnity or other assurance against loss from the Debtors or any member of the Group in respect of any of the Liabilities owed to it other than as permitted under the terms of the Pari Passu Debt Documents or other than:

(a) the Common Transaction Security and the Priority Creditor Only Transaction Security;

(b) each guarantee, indemnity or other assurance against loss contained in:

(i) the original form of the Senior Secured Facilities Agreements (or in any other Pari Passu Facility Agreement where the guarantee, indemnity or other assurance against loss is an Equivalent Provision to that in the original form of the Senior Secured Facilities Agreements);

(ii) this Agreement; or

(iii) any Common Assurance;

(c) guarantees, indemnities and assurances against loss contained in the Pari Passu Ancillary Documents no greater in extent than any of those referred to in paragraph (b) above;

(d) any Pari Passu Facility Cash Cover permitted under the Pari Passu Facility Agreement relating to any Pari Passu Ancillary Facility or for any Letter of Credit issued by the Issuing Bank;

(e) the indemnities contained in an ISDA Master Agreement (in the case of a Pari Passu Hedging Ancillary Document which is based on an ISDA Master Agreement) or any indemnities which are similar in meaning and effect to those indemnities (in the case of a Pari Passu Hedging Ancillary Document which is not based on an ISDA Master Agreement);

(f) any Security, guarantee, indemnity or other assurance against loss giving effect to, or arising as a result of the effect of, any netting or set-off arrangement relating to the Pari Passu Ancillary Facility for the purpose of netting debit and credit balances arising under the Pari Passu Ancillary Facility; or

(g) any Security, guarantee, indemnity or other assurance against loss permitted under Clause 4.3 (Security: Pari Passu Debt Creditors).

4.5 Restriction on Enforcement: Pari Passu Creditors

(a) Subject to Clause 4.6 (Permitted Enforcement: Pari Passu Ancillary Lenders, Issuing Banks and Cash Management Facility Lenders), so long as any of the Pari Passu Debt Liabilities (other than any Liabilities owed to the Pari Passu Ancillary Lenders, Issuing Banks or Cash Management Facility Lenders) are or may be outstanding, none of the Pari Passu Ancillary Lenders, Issuing Banks or Cash Management Facility Lenders

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shall be entitled to take any Enforcement Action in respect of any of the Liabilities owed to it.

(b) No Pari Passu Creditor may take any Enforcement Action under paragraphs (c), (d) or (e) of that definition without the prior written consent of the Required Pari Passu Creditors unless exercised by the Enforcing Pari Passu Creditors in accordance with Clause 17.9 (Consultation: Pari Passu Creditors).

4.6 Permitted Enforcement: Pari Passu Ancillary Lenders, Issuing Banks and Cash Management Facility Lenders

(a) Each Pari Passu Ancillary Lender, Issuing Bank and Cash Management Facility Lender may take Enforcement Action which would be available to it but for Clause 4.5 (Restriction on Enforcement: Pari Passu Creditors) if:

(i) at the same time as, or prior to, that action, Enforcement Action has been taken in respect of the Pari Passu Debt Liabilities (excluding the Liabilities owing to Pari Passu Ancillary Lenders, Issuing Banks and Cash Management Facility Lenders), in which case the Pari Passu Ancillary Lenders, Issuing Banks and Cash Management Facility Lenders may take the same Enforcement Action as has been taken in respect of those Pari Passu Debt Liabilities;

(ii) that action is contemplated by the relevant Pari Passu Facility Agreement or Clause 4.4 (Security: Pari Passu Ancillary Lenders, Issuing Banks and Cash Management Facility Lenders);

(iii) that Enforcement Action is taken in respect of Pari Passu Facility Cash Cover which has been provided in accordance with the relevant Pari Passu Facility Agreement;

(iv) at the same time as or prior to, that action, the consent of the Required Pari Passu Creditors is obtained; or

(v) an Insolvency Event has occurred in relation to any member of the Group, in which case after the occurrence of that Insolvency Event, each Pari Passu Ancillary Lender, Issuing Bank and Cash Management Facility Lender shall be entitled (if it has not already done so) to exercise any right it may otherwise have in respect of that member of the Group to:

(A) accelerate any of that member of the Group’s Pari Passu Debt Liabilities or declare them prematurely due and payable on demand;

(B) make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Pari Passu Debt Liabilities;

(C) exercise any right of set-off or take or receive any Payment in respect of any Pari Passu Debt Liabilities of that member of the Group; or

(D) claim and prove in the liquidation, administration or other insolvency proceedings of that member of the Group for the Pari Passu Debt Liabilities owing to it.

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(b) Clause 4.5 (Restriction on Enforcement: Pari Passu Creditors) shall not restrict any right of a Pari Passu Ancillary Lender or Cash Management Facility Creditor (as the context requires):

(i) to demand repayment or prepayment of any of the Liabilities owed to it prior to the expiry date of the relevant Pari Passu Ancillary Facility; or

(ii) to net or set off in relation to a Multi-account Overdraft Facility,

in accordance with the terms of the relevant Pari Passu Facility Agreement and to the extent that the demand is required to reduce, or the netting or set-off represents a reduction from the Gross Outstandings of that Multi-account Overdraft Facility to or towards an amount equal to its Net Outstandings.

4.7 Issue or Borrowing of Pari Passu Notes or Pari Passu Facilities

Until the Senior Discharge Date, the Debtors shall not (and shall procure that no other member of the Group will) enter into any Pari Passu Debt Document, borrow any Pari Passu Facility, issue any Pari Passu Notes or allow any Pari Passu Liabilities to remain outstanding unless:

(a) any Pari Passu Liabilities incurred by the Parent are Guarantee Liabilities incurred pursuant to a Pari Passu Debt Document;

(b) each issuer, borrower and guarantor of the relevant Pari Passu Debt Liabilities and each Pari Passu Debt Creditor (if not already a Party in such capacity) becomes a Party in accordance with Clause 28 (Changes to the Parties) before or concurrently with the incurrence of the Pari Passu Debt Liabilities (or the Required Primary Creditors agree otherwise);

(c) if the Pari Passu Debt Discharge Date has not occurred, such incurrence of the Pari Passu Debt Liabilities and the application of the proceeds thereof is not prohibited by the Senior Secured Facilities Agreements or any other Pari Passu Debt Document (or has been approved by the Required Pari Passu Creditors);

(d) if the Second Lien Debt Discharge Date has not occurred, such incurrence of the Pari Passu Debt Liabilities and the application of the proceeds thereof is not prohibited by any Second Lien Debt Document (or has been approved by the Required Second Lien Creditors); and

(e) if the Senior Subordinated Debt Discharge Date has not occurred, such incurrence of the Pari Passu Debt Liabilities and the application of the proceeds thereof is not prohibited by the terms of any Senior Subordinated Debt Document (or has been approved by the Required Senior Subordinated Creditors).

4.8 Cash Management Guarantee

Each Cash Management Facility Guarantor agrees it will be bound by the obligations set out in Schedule 6 (Cash Management Facility Creditors’ Guarantee and Indemnity) unless (i) a substantially similar guarantee is contained in the relevant Cash Management Facility Documents or (ii) otherwise elected by the Parent by notice in writing to the Common Security

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Agent and the Cash Management Facility Lenders under that Cash Management Facility (or the relevant Cash Management Facility Agent on their behalf, if appointed).

5. Hedge Counterparties and Hedging Liabilities

5.1 Identity of Hedge Counterparties

(a) Subject to paragraph (b) below, no person providing hedging arrangements to any Debtor shall be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity under any of the Primary Creditor Documents in respect of any of the liabilities and obligations arising in relation to those hedging arrangements nor shall those liabilities and obligations be treated as Hedging Liabilities unless that person is or becomes a Party as a Hedge Counterparty.

(b) Paragraph (a) above shall not apply to a Hedging Ancillary Lender.

5.2 Restriction on Payments: Hedging Liabilities

The Debtors shall not, and shall procure that no other member of the Group will, make any Payment of the Hedging Liabilities at any time unless:

(a) that Payment is permitted under Clause 5.3 (Permitted Payments: Hedging Liabilities); or

(b) the taking or receipt of that Payment is permitted under paragraph (c) of Clause 5.9 (Permitted Enforcement: Hedge Counterparties).

5.3 Permitted Payments: Hedging Liabilities

(a) Subject to paragraph (b) below, the Debtors may make Payments to any Hedge Counterparty in respect of the Hedging Liabilities then due to that Hedge Counterparty under any Hedging Agreement in accordance with the terms of that Hedging Agreement:

(i) if the Payment is a scheduled Payment arising under the relevant Hedging Agreement;

(ii) to the extent that the relevant Debtor’s obligation to make the Payment arises as a result of the operation of:

(A) any of sections 2(d) (Deduction or Withholding for Tax), 2(e) (Default Interest; Other Amounts), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments) and 11 (Expenses) of the 1992 ISDA Master Agreement (if the Hedging Agreement is based on a 1992 ISDA Master Agreement);

(B) any of sections 2(d) (Deduction or Withholding for Tax), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments), 9(h)(i) (Prior to Early Termination) and 11 (Expenses) of the 2002 ISDA Master Agreement (if the Hedging Agreement is based on a 2002 ISDA Master Agreement); or

(C) any provision of a Hedging Agreement which is similar in meaning and effect to any provision listed in paragraph (A) or (B) above (if the Hedging Agreement is not based on an ISDA Master Agreement);

(iii) to the extent that the relevant Debtor’s obligation to make the Payment arises from a Non-Credit Related Close-Out;

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(iv) to the extent that:

(A) the relevant Debtor’s obligation to make the Payment arises from:

(1) a Credit Related Close-Out in relation to that Hedging Agreement; or

(2) a Permitted Automatic Early Termination under that Hedging Agreement which arises as a result of an event relating to a Debtor; and

(B) in respect of:

(1) a Payment of the Super Senior Hedging Liabilities, no Event of Default under the Super Senior Debt Documents is continuing at the time of that Payment or would result from that Payment;

(2) a Payment of the Pari Passu Hedging Liabilities, no Event of Default under the Pari Passu Debt Documents is continuing at the time of that Payment or would result from that Payment;

(3) a Payment of the Second Lien Hedging Liabilities, no Event of Default under the Priority Creditor Debt Documents is continuing at the time of that Payment or would result from that Payment; and

(4) a Payment of the Senior Subordinated Hedging Liabilities, no Event of Default under the Primary Creditor Debt Documents is continuing at the time of that Payment or would result from that Payment;

(v) if the Payment is made pursuant to Clause 23 (Application of Proceeds);

(vi) if the Required Super Senior Creditors (and, where paragraph (a)(iv)(B) applies, the Required Pari Passu Creditors, where paragraph (a)(iv)(B)(B) above applies, the Required Second Lien Creditors and, where paragraph (a)(iv)(B)(B) above applies, the Required Senior Subordinated Creditors) give prior consent to the Payment being made; or

(vii) if the Payment arises directly as a result of any close-out, termination or other equivalent action by a member of the Group (provided that the Group will remain in compliance with any minimum hedging requirements under any Primary Creditor Document).

(b) No Payment may be made to a Hedge Counterparty under paragraph (a) above if any scheduled Payment due from that Hedge Counterparty to a Debtor under a Hedging Agreement to which they are both party is due and unpaid unless the prior consent of the Required Super Senior Creditors (and, where the Payment is of Pari Passu Hedging Liabilities, the Required Pari Passu Creditors, where the Payment is of Second Lien Hedging Liabilities, the Required Second Lien Creditors and, where the Payment is of Senior Subordinated Hedging Liabilities, the Required Senior Subordinated Creditors) is obtained.

(c) Failure by a Debtor to make a Payment to a Hedge Counterparty which results solely from the operation of paragraph (b) above shall, without prejudice to Clause 5.4

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(Payment Obligations Continue), not result in a default (however described) in respect of that Debtor under that Hedging Agreement or any other Debt Document.

5.4 Payment Obligations Continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 5.2 (Restriction on Payments: Hedging Liabilities) and 5.3 (Permitted Payments: Hedging Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses and no Default shall arise under the Debt Documents as a result of the operation of any of those Clauses.

5.5 No Acquisition of Hedging Liabilities

(a) Subject to paragraph (b) below, the Debtors shall not, and shall procure that no other member of the Group will:

(i) enter into any Liabilities Acquisition; or

(ii) beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any of the Super Senior Hedging Liabilities or any Pari Passu Hedging Liabilities.

(b) Paragraph (a) above shall not apply in respect of any action:

(i) which occurs in accordance with the other provisions of this Agreement;

(ii) in relation to Super Senior Hedging Liabilities which occurs:

(A) in order to effect a Liabilities Acquisition of Super Senior Hedging Liabilities the Payment of which would have otherwise constituted a Permitted Hedge Payment, and is in accordance with the Super Senior Debt Documents;

(B) on or after the Super Senior Debt Discharge Date; or

(C) with the prior consent of the Required Super Senior Creditors; or

(iii) in relation to Pari Passu Hedging Liabilities which occurs:

(A) in order to effect a Liabilities Acquisition of Pari Passu Hedging Liabilities the Payment of which would have otherwise constituted a Permitted Hedge Payment, and is in accordance with the Pari Passu Debt Documents;

(B) on or after the Pari Passu Debt Discharge Date; or

(C) with the prior consent of the Required Pari Passu Creditors.

5.6 Amendments and Waivers: Hedging Agreements

(a) Subject to paragraph (b) below, the Hedge Counterparties may not, at any time, amend or waive any term of the Hedging Agreements.

(b) A Hedge Counterparty may amend or waive any term of a Hedging Agreement in accordance with the terms of that Hedging Agreement from time to time (and subject

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only to any consent required under that Hedging Agreement) if the amendment or waiver does not result in a breach of another term of this Agreement.

5.7 Security: Hedge Counterparties

The Hedge Counterparties may not take, accept or receive the benefit of any Security from any Debtor, any member of the Group or any Security Grantor, or guarantee, indemnity or other assurance against loss from any Debtor or any member of the Group in respect of the Hedging Liabilities other than:

(a) as permitted by the Primary Creditor Documents and which (1) in the case of any guarantee, indemnity or assurance against loss, is offered to the other Primary Creditors in respect of their respective liabilities and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2 (Ranking and Priority) or (2) in the case of any Security is offered (x) to the Common Security Agent as trustee and/or agent for the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors) in respect of their Liabilities, or (y) in the case of any jurisdiction in which effective Security cannot be granted in favour of the Common Security Agent as trustee and/or agent for the Priority Creditors (and, if applicable, the Senior Subordinated Creditors) (A) to the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors) in respect of their Liabilities, or (B) to the Common Security Agent under a parallel debt, joint and several creditorship or other similar or equivalent structure for the benefit of the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors) in respect of their Liabilities, and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.2 (Transaction Security);

(b) the Priority Creditor Only Transaction Security and the Common Transaction Security;

(c) any guarantee, indemnity or other assurance against loss contained in:

(i) with respect to the Super Senior Hedging Liabilities, the relevant Super Senior Facility Agreement no greater in extent than that contained in the original form of the Senior Secured Facilities Agreements;

(ii) with respect to the Pari Passu Hedging Liabilities, the relevant Pari Passu Facility Agreement no greater in extent than that contained in the original form of the Senior Secured Facilities Agreements;

(iii) with respect to the Second Lien Hedging Liabilities, any Second Lien Facility Agreement or any Second Lien Guarantee, in each case no greater in extent than that contained in the original form of the Senior Secured Facilities Agreements;

(iv) with respect to the Senior Subordinated Hedging Liabilities, any Senior Subordinated Facility Agreement or any Senior Subordinated Guarantee, in each case no greater in extent than that contained in the original form of the Senior Secured Facilities Agreements;

(v) the original form of Schedule 5 (Hedge Counterparties’ Guarantee and Indemnity);

(vi) this Agreement (other than Schedule 5 (Hedge Counterparties’ Guarantee and Indemnity));

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(vii) any Common Assurance; or

(viii) the relevant Hedging Agreement no greater in extent than that contained in the original form of the Senior Secured Facilities Agreements;

(d) as otherwise contemplated by Clause 4.3 (Security: Pari Passu Debt Creditors); and

(e) the indemnities contained in the ISDA Master Agreements (in the case of a Hedging Agreement which is based on an ISDA Master Agreement) or any indemnities which are similar in meaning and effect to those indemnities and rights of set-off and netting (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement).

5.8 Restriction on Enforcement: Hedge Counterparties

Subject to Clause 5.9 (Permitted Enforcement: Hedge Counterparties) and Clause 5.10 (Required Enforcement: Hedge Counterparties) and without prejudice to each Hedge Counterparty’s rights under Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights) and Clause 17.4 (Manner of Enforcement: Priority Creditor Only Transaction Security and Common Transaction Security), the Hedge Counterparties shall not take any Enforcement Action in respect of any of the Hedging Liabilities or any of the hedging transactions under any of the Hedging Agreements at any time.

5.9 Permitted Enforcement: Hedge Counterparties

(a) To the extent it is entitled to do so under the relevant Hedging Agreement, a Hedge Counterparty may terminate or close-out in whole or in part any hedging transaction under that Hedging Agreement prior to its stated maturity:

(i) if, prior to a Distress Event, the Parent has certified to that Hedge Counterparty that termination or close-out would not result in a breach of a Primary Creditor Document, provided that the Parent shall not withhold its certification unless such a breach would occur on termination or close-out;

(ii) if a Distress Event has occurred;

(iii) if:

(A) in relation to a Hedging Agreement which is based on the 1992 ISDA Master Agreement:

(1) an Illegality (as defined in the 1992 ISDA Master Agreement); or

(2) an event similar in meaning and effect to a Force Majeure Event (as defined in paragraph (B) below),

has occurred in respect of that Hedging Agreement;

(B) in relation to a Hedging Agreement which is based on the 2002 ISDA Master Agreement, an Illegality, a Force Majeure Event, a Tax Event or a Tax Event upon Merger (each as defined in the 2002 ISDA Master Agreement) has occurred in respect of that Hedging Agreement; or

(C) in relation to a Hedging Agreement which is not based on an ISDA Master Agreement, any event which, in terms of circumstances that it involves and the rights to which it gives rise, is similar to an event

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mentioned in paragraph (A) or (B) above has occurred under and in respect of that Hedging Agreement;

(iv) to the extent necessary to comply with paragraph (c) of Clause 5.13 (Total Interest Rate Hedging and Total Exchange Rate Hedging);

(v) if an Event of Default has occurred under paragraph (f) of section 8.01 (Insolvency Proceedings, Etc.) of the Senior Secured Term Facilities Agreement (or, in each case, any Equivalent Provision of any other Primary Creditor Document) in relation to a Debtor which is party to that Hedging Agreement;

(vi) if:

(A) where that hedging transaction gives rise to Super Senior Hedging Liabilities, the Required Super Senior Creditors;

(B) where that hedging transaction gives rise to Pari Passu Hedging Liabilities, the Required Pari Passu Creditors;

(C) where that hedging transaction gives rise to Second Lien Hedging Liabilities, the Required Second Lien Creditors; and

(D) where that hedging transaction gives rise to Senior Subordinated Hedging Liabilities, the Required Senior Subordinated Creditors,

give prior consent to that termination or close-out being made; and

(vii) on or immediately following the date on which:

(A) where that hedging transaction gives rise to Super Senior Hedging Liabilities, the Super Senior Discharge Date has occurred;

(B) where that hedging transaction gives rise to Pari Passu Hedging Liabilities, the Pari Passu Debt Discharge Date has occurred;

(C) where that hedging transaction gives rise to Second Lien Hedging Liabilities, the Second Lien Debt Discharge Date has occurred; and

(D) where that hedging transaction gives rise to Senior Subordinated Hedging Liabilities, the Senior Subordinated Debt Discharge Date has occurred.

(b) If a Debtor has defaulted on any Payment due under a Hedging Agreement and, after all applicable notice or grace periods have expired, the default has continued unremedied and unwaived for more than 15 days after notice of that default has been given to the Common Security Agent pursuant to paragraph (r) of Clause 31.3 (Notification of Prescribed Events) the relevant Hedge Counterparty:

(i) may, to the extent it is entitled to do so under the relevant Hedging Agreement, terminate or close-out in whole or in part any hedging transaction under that Hedging Agreement; and

(ii) until such time as the Common Security Agent has given notice to that Hedge Counterparty that the Priority Creditor Only Transaction Security or the Common Transaction Security is being enforced (or that any formal steps are being taken to enforce the Priority Creditor Only Transaction Security or the Common Transaction Security), shall be entitled to exercise any right it might otherwise have to sue for, commence or join legal or arbitration proceedings

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against any Debtor to recover any Hedging Liabilities due under that Hedging Agreement.

(c) After the occurrence of an Insolvency Event in relation to any member of the Group, each Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of that member of the Group to:

(i) prematurely close-out or terminate any Hedging Liabilities of that member of the Group;

(ii) make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Hedging Liabilities;

(iii) exercise any right of set-off or take or receive any Payment in respect of any Hedging Liabilities of that member of the Group; or

(iv) claim and prove in the liquidation, administration or insolvency proceedings of that member of the Group for the Hedging Liabilities owing to it.

5.10 Required Enforcement: Hedge Counterparties

(a) Subject to paragraph (b) below:

(i) a Hedge Counterparty shall promptly terminate or close-out in full any hedging transaction giving rise to Super Senior Hedging Liabilities under each of the Hedging Agreements to which it is party prior to their stated maturity, following:

(A) the occurrence of a Super Senior Acceleration Event and delivery to it of a notice from the Common Security Agent that that Super Senior Acceleration Event has occurred; and

(B) delivery to it of a subsequent notice from the Common Security Agent (acting on the instructions of the Instructing Group) instructing it to do so;

(ii) a Hedge Counterparty shall promptly terminate or close-out in full any hedging transaction giving rise to Pari Passu Hedging Liabilities under each of the Hedging Agreements to which it is party prior to their stated maturity, following:

(A) the occurrence of a Pari Passu Acceleration Event and delivery to it of a notice from the Common Security Agent that that Pari Passu Acceleration Event has occurred; and

(B) delivery to it of a subsequent notice from the Common Security Agent (acting on the instructions of the Instructing Group) instructing it to do so;

(iii) a Hedge Counterparty shall promptly terminate or close-out in full any hedging transaction giving rise to Second Lien Hedging Liabilities under each of the Hedging Agreements to which it is party prior to their stated maturity, following:

(A) the occurrence of an Second Lien Acceleration Event and delivery to it of a notice from the Common Security Agent that that Second Lien Acceleration Event has occurred; and

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(B) delivery to it of a subsequent notice from the Common Security Agent (acting on the instructions of the Instructing Group) instructing it to do so; and

(iv) a Hedge Counterparty shall promptly terminate or close-out in full any hedging transaction giving rise to Senior Subordinated Hedging Liabilities under each of the Hedging Agreements to which it is party prior to their stated maturity, following:

(A) the occurrence of a Senior Subordinated Acceleration Event and delivery to it of a notice from the Common Security Agent that that Senior Subordinated Acceleration Event has occurred; and

(B) delivery to it of a subsequent notice from the Common Security Agent (acting on the instructions of the Instructing Group) instructing it to do so.

(b) Paragraph (a) above shall not apply to the extent that the relevant Acceleration Event occurred as a result of an arrangement made between any Debtor and any Primary Creditor with the purpose of bringing about that Acceleration Event.

(c) If a Hedge Counterparty is entitled to terminate or close-out any hedging transaction under paragraph (b) of Clause 5.9 (Permitted Enforcement: Hedge Counterparties) (or would have been so entitled if that Hedge Counterparty had given the notice referred to in that paragraph) but has not terminated or closed out each such hedging transaction, that Hedge Counterparty shall promptly terminate or close-out in full each such hedging transaction following a request to do so by the Common Security Agent (acting on the instructions of the Instructing Group).

5.11 Treatment of Payments Due to Debtors on Termination of Hedging Transactions

(a) If, on termination of any hedging transaction under any Hedging Agreement occurring after a Distress Event, a settlement amount or other amount (following the application of any Close-Out Netting, Payment Netting or Inter-Hedging Agreement Netting in respect of that Hedging Agreement) falls due from a Hedge Counterparty to the relevant Debtor then that amount shall be paid by that Hedge Counterparty to the Common Security Agent, treated as the proceeds of enforcement of the Transaction Security and applied in accordance with Clause 23 (Application of Proceeds).

(b) The payment of that amount by the Hedge Counterparty to the Common Security Agent in accordance with paragraph (a) above shall discharge the Hedge Counterparty’s obligation to pay that amount to that Debtor.

5.12 Terms of Hedging Agreements

The Hedge Counterparties (to the extent party to the Hedging Agreement in question) and the Debtors party to the Hedging Agreements shall ensure that, at all times:

(a) each Hedging Agreement is based either:

(i) on an ISDA Master Agreement; or

(ii) on another framework agreement which is similar in effect to an ISDA Master Agreement (including a DRV (Deutscher Rahmenvertrag für Finanztermingeschäfte));

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(b) in the event of a termination of the hedging transaction entered into under a Hedging Agreement, whether as a result of:

(i) a Termination Event or an Event of Default, each as defined in the relevant Hedging Agreement (in the case of a Hedging Agreement which is based on an ISDA Master Agreement); or

(ii) an event similar in meaning and effect to either of those described in paragraph (i) above (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement),

that Hedging Agreement will:

(A) if it is based on a 1992 ISDA Master Agreement, provide for payments under the “Second Method” and will make no material amendment to section 6(e) (Payments on Early Termination) of the ISDA Master Agreement;

(B) if it is based on a 2002 ISDA Master Agreement, make no material amendment to the provisions of section 6(e) (Payments on Early Termination) of the ISDA Master Agreement; or

(C) if it is not based on an ISDA Master Agreement, provide for any other method the effect of which is that the party to which that event is referable will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions entered into under that Hedging Agreement is in its favour; and

(c) each Hedging Agreement will not provide for Automatic Early Termination other than to the extent that:

(i) the provision of Automatic Early Termination is consistent with practice in the relevant derivatives market, taking into account the legal status and jurisdiction of incorporation of the parties to that Hedging Agreement; and

(ii) that Automatic Early Termination is:

(A) as provided for in section 6(a) (Right to Terminate Following Event of Default) of the 1992 ISDA Master Agreement (if the Hedging Agreement is based on a 1992 ISDA Master Agreement);

(B) as provided for in section 6(a) (Right to Terminate Following Event of Default) of the 2002 ISDA Master Agreement (if the Hedging Agreement is based on a 2002 ISDA Master Agreement); or

(C) similar in effect to that described in paragraphs (A) or (B) above (if the Hedging Agreement is not based on an ISDA Master Agreement);

(d) each Hedging Agreement will provide that the relevant Hedge Counterparty will be entitled to designate an Early Termination Date (as defined in the relevant ISDA Master Agreement) or otherwise be able to terminate each transaction under such Hedging Agreement if so required pursuant to Clause 5.10 (Required Enforcement: Hedge Counterparties); and

(e) each Hedging Agreement will permit the relevant Hedge Counterparty and each relevant Debtor to take such action as may be necessary to comply with Clause 5.13 (Total Interest Rate Hedging and Total Exchange Rate Hedging).

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5.13 Total Interest Rate Hedging and Total Exchange Rate Hedging

(a) The Parent shall procure that, at all times:

(i) the Total Interest Rate Hedging in a particular currency does not exceed the Term Outstandings in that currency; and

(ii) the Total Exchange Rate Hedging in a particular currency does not exceed the Term Outstandings in that currency.

(b) Subject to paragraph (a) above, if:

(i) the Total Interest Rate Hedging is less than the Term Outstandings, a Debtor may (but, subject to the Debt Documents shall be under no obligation to) enter into additional hedging arrangements to increase the Total Interest Rate Hedging; or

(ii) the Total Exchange Rate Hedging is less than the Term Outstandings, a Debtor may (but, subject to the Debt Documents, shall be under no obligation to) enter into additional hedging arrangements to increase the Total Exchange Rate Hedging.

(c) If any reduction in the Term Outstandings results in:

(i) an Interest Rate Hedge Excess then, within ten Business Days of that reduction becoming effective in accordance with the terms of the relevant Debt Document, the relevant Debtor(s) shall, and the Parent shall procure that the relevant Debtor(s) shall, reduce each Hedge Counterparty's Interest Rate Hedging by that Hedge Counterparty's Interest Rate Hedging Proportion of that Interest Rate Hedge Excess by terminating or closing out any relevant hedging transaction(s) in full or in part, as may be necessary; or

(ii) an Exchange Rate Hedge Excess then, within ten Business Days of that reduction becoming effective in accordance with the terms of the relevant Debt Document, the relevant Debtor(s) shall, and the Parent shall procure that the relevant Debtor(s) shall, reduce each Hedge Counterparty's Exchange Rate Hedging by that Hedge Counterparty's Exchange Rate Hedging Proportion of that Exchange Rate Hedge Excess by terminating or closing out any relevant hedging transaction(s) in full or in part, as may be necessary, in each case, provided that the Parent or another member of the Group notifies the relevant Hedge Counterparty of such excess no more than five Business Days after the reduction becoming effective, provided further that each reduction of a Hedge Counterparty’s Interest Rate Hedging or Exchange Rate Hedging (as the case may be) will be done on a pro rata basis across all relevant Hedge Counterparties affected by such reduction relating to an Interest Rate Hedge Excess or Exchange Rate Hedge Excess (as the case may be).

(d) The relevant Debtor(s) shall, and the Parent shall procure that the relevant Debtor(s) will, pay to that Hedge Counterparty (in accordance with the relevant Hedging Agreement) an amount equal to the sum of all payments (if any) that become due from each relevant Debtor to a Hedge Counterparty under the relevant Hedging Agreement(s) as a result of any action described in paragraph (c) above.

(e) Each Hedge Counterparty shall co-operate in any process described in paragraph (d) above and shall pay (in accordance with the relevant Hedging Agreement(s)) any

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amount that becomes due from it under the relevant Hedging Agreement(s) to a Debtor as a result of any action described in paragraph (c) above.

5.14 On or after Super Senior Debt Discharge Date / Pari Passu Debt Discharge Date / Priority Discharge Date

(a) At any time on or after the Super Senior Debt Discharge Date, no action occurring on or after the Super Senior Debt Discharge Date in respect of the Hedging Liabilities which is permitted under any of Clause 5.3 (Permitted Payments: Hedging Liabilities), Clause 5.5 (No Acquisition of Hedging Liabilities) or Clause 5.9 (Permitted Enforcement: Hedge Counterparties) by reason of the prior consent of the Required Super Senior Creditors shall be permitted if such action would result in a breach of any Pari Passu Debt Document (unless the prior written consent of the Required Pari Passu Creditors has been obtained or the Pari Passu Discharge Date has occurred).

(b) At any time on or after the Pari Passu Debt Discharge Date, no action occurring on or after the Pari Passu Debt Discharge Date in respect of the Hedging Liabilities which is permitted under any of Clause 5.3 (Permitted Payments: Hedging Liabilities), Clause 5.5 (No Acquisition of Hedging Liabilities) or Clause 5.9 (Permitted Enforcement: Hedge Counterparties) by reason of the prior consent of the Required Pari Passu Creditors shall be permitted if such action would result in a breach of any Second Lien Debt Document (unless the prior written consent of the Required Second Lien Creditors has been obtained or the Second Lien Discharge Date has occurred).

(c) At any time on or after the Priority Discharge Date, no action occurring on or after the Priority Discharge Date in respect of the Hedging Liabilities which is permitted under any of Clause 5.3 (Permitted Payments: Hedging Liabilities), Clause 5.5 (No Acquisition of Hedging Liabilities) or Clause 5.9 (Permitted Enforcement: Hedge Counterparties) by reason of the prior consent of the Required Super Senior Creditors, Required Pari Passu Creditors and/or the Required Second Lien Creditors shall be permitted if such action would result in a breach of any Senior Subordinated Debt Document (unless the prior written consent of the Required Senior Subordinated Creditors has been obtained or the Senior Subordinated Discharge Date has occurred).

5.15 Hedge Counterparties’ Guarantee and Indemnity

Each Debtor agrees that it will be bound by the obligations set out in Schedule 5 (Hedge Counterparties’ Guarantee and Indemnity).

6. Second Lien Creditors and Second Lien Liabilities

6.1 Incurrence of Second Lien Liabilities

Until the Senior Discharge Date, the Debtors shall not (and shall procure that no other member of the Group will) enter into any Second Lien Debt Document or Second Lien Guarantee, borrow any Second Lien Facility, issue any Second Lien Notes or allow any Second Lien Liabilities to remain outstanding unless:

(a) any Second Lien Liabilities incurred by the Parent are solely Guarantee Liabilities incurred pursuant to a Second Lien Guarantee;

(b) each issuer, borrower and Second Lien Guarantor of or in respect of the relevant Second Lien Debt Liabilities and each Second Lien Creditor (if not already a Party in such capacity) becomes a Party in accordance with Clause 28 (Changes to the Parties) before or concurrently with the incurrence of the Second Lien Debt Liabilities;

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(c) if the Super Senior Debt Discharge Date has not occurred, such incurrence and subsistence of the Second Lien Debt Liabilities and the application of the proceeds thereof is not prohibited by any Super Senior Debt Document (or has been approved by the Required Super Senior Creditors);

(d) if the Pari Passu Debt Discharge Date has not occurred, such incurrence and subsistence of the Second Lien Debt Liabilities and the application of the proceeds thereof is not prohibited by the Senior Secured Facilities Agreements or any other Pari Passu Debt Document (or has been approved by the Required Pari Passu Creditors);

(e) if the Second Lien Debt Discharge Date has not occurred, such incurrence and subsistence of the Second Lien Debt Liabilities and the application of the proceeds thereof is not prohibited by any other Second Lien Debt Document (or has been approved by the Required Second Lien Creditors); and

(f) if the Senior Subordinated Debt Discharge Date has not occurred, such incurrence and subsistence of the Second Lien Debt Liabilities and the application of the proceeds thereof is not prohibited by any Senior Subordinated Debt Document (or has been approved by the Required Senior Subordinated Creditors).

6.2 Restriction on Payment: Second Lien Debt Liabilities

The Debtors shall not and shall procure that no other member of the Group will, make any Payments of the Second Lien Debt Liabilities at any time unless:

(a) that Payment is permitted under Clause 6.3 (Permitted Payments: Second Lien Debt Liabilities); or

(b) the taking or receipt of that Payment is permitted under paragraph (b)(iii) of Clause 6.13 (Permitted Enforcement: Second Lien Debt Creditors).

6.3 Permitted Payments: Second Lien Debt Liabilities

The Debtors may:

(a) prior to the Senior Discharge Date, make Payments to the Second Lien Debt Creditors in respect of the Second Lien Debt Liabilities then due in accordance with the Second Lien Debt Documents:

(i) if no Second Lien Payment Stop Notice is outstanding and no Second Lien Automatic Block Event has occurred and is continuing and the Payment is:

(A) of any principal amount of the Second Lien Debt Liabilities in accordance with:

(1) any provision in a Second Lien Facility Agreement which is an Equivalent Provision to section 3.03 (Illegality) of the Senior Secured Term Facilities Agreement provided that the relevant illegality does not arise as a result of action taken by a Second Lien Creditor which is taken with the intention of trigger prepayment under such provision;

(2) any provision in a Second Lien Facility Agreement which gives a member of the Group the right to cancel and repay debt in relation to a single Second Lien Debt Creditor, provided that no Event of Default is continuing under a Pari Passu Debt Document;

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(3) any provision in a Second Lien Facility Agreement which is an Equivalent Provision to section 3.08 (Replacement of Lenders under Certain Circumstances) of the Senior Secured Term Facilities Agreement and provided that no Event of Default is continuing under a Pari Passu Debt Document; or

(4) Clause 19 (Non-Distressed Disposals);

(B) of any amount the payment of which is not prohibited by any provision of the original form of the Senior Secured Facilities Agreements or (I) an Equivalent Provision in any other Super Senior Debt Document or a Pari Passu Debt Document or (II) the Senior Secured Facilities Agreements as amended, novated, supplemented or restated (for the purposes of this sub-paragraph (B) as so amended, novated, extended, supplemented or restated, the “Amended SSFA”) provided that the prohibitions contained in such Equivalent Provision or the Amended SSFA (as applicable) are not materially more onerous than those in the original form of the Senior Secured Facilities Agreements (and if they are, the terms of the original form of the Senior Secured Facilities Agreements shall be deemed to apply);

(C) of any amount of principal the payment of which is on or after the final maturity of the Second Lien Liabilities, provided that such maturity date complies with the terms of the Super Senior Debt Documents and the Pari Passu Debt Documents (if any);

(D) of scheduled cash interest payable in accordance with the terms of the original form of the Second Lien Debt Documents;

(E) of non-cash interest made by way of the capitalisation of interest or by the issuance of a non-cash pay financial instrument evidencing the same which is subordinated to the Super Senior Liabilities and the Pari Passu Liabilities on the same terms as the other Second Lien Liabilities;

(F) of an amount of the Second Lien Debt Liabilities outstanding which would have been permitted to be paid in cash but for the issue of a Second Lien Payment Stop Notice (which has since expired) and which has been capitalised and added to the principal amount of the Second Lien Debt Liabilities or where that amount is outstanding as a result of the accrual of cash interest payable in respect of the Second Lien Debt Liabilities during a period when a Second Lien Payment Stop Notice was outstanding;

(G) of any amount due under the original form of any fee letter(s), any upfront fee/OID letter, any compensation relating to the Second Lien Debt Documents in relation to an increase in the principal amount of the Second Lien Debt Liabilities that is not prohibited by the terms of the Super Senior Debt Documents or the Pari Passu Debt Documents (if any);

(H) made in pursuance of a debt buyback programme in relation to Second Lien Liabilities provided such Payment is not prohibited under the Super Senior Debt Documents or the Pari Passu Debt Documents;

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(I) of costs, commissions, Taxes, premiums and expenses incurred in respect of (or reasonably incidental to) the refinancing of the Second Lien Liabilities, provided that such refinancing is permitted by and in compliance with the Super Senior Debt Documents and the Pari Passu Debt Documents;

(J) of an amendment, consent and/or waiver fee in respect of any consent granted under, or waiver or amendment of any provision of, a Second Lien Facility Agreement or Second Lien Notes Indenture in an amount which, when expressed as a percentage of the principal amount of the Second Lien Debt Liabilities (or the affected principal amount), does not exceed the amount of the corresponding amendment, consent and/or waiver fee which has been paid to (a) the Super Senior Debt Creditors under each relevant Super Senior Facility Agreement (when expressed as a percentage of the principal amount of the Super Senior Debt Liabilities owed to the Super Senior Debt Creditors (or the affected principal amount)), and (b) the Pari Passu Debt Creditors under each relevant Pari Passu Facility Agreement (when expressed as a percentage of the principal amount of the Pari Passu Debt Liabilities owed to the Pari Passu Debt Creditors (or the affected principal amount));

(K) made after the occurrence of an Event of Default under any of the Super Senior Debt Documents, any of the Pari Passu Debt Documents or any of the Second Lien Debt Documents which is continuing and is of all or part of the Second Lien Debt Liabilities as a result of those Second Lien Debt Liabilities being released or otherwise discharged solely in consideration for the issue of shares in any Holding Company of the Parent (each a “Debt for Equity Swap”) provided that:

(1) no cash or cash equivalent payment is made in respect of those Second Lien Debt Liabilities;

(2) such Debt for Equity Swap does not result in a Change of Control under and as defined in any Pari Passu Facility Agreement or any Pari Passu Notes Indenture; and

(3) any Liabilities owed by a member of the Group to another member of the Group or any other Holding Company of the Parent that arise as a result of any such Debt for Equity Swap are subordinated to the Super Senior Debt Liabilities and the Pari Passu Debt Liabilities pursuant to this Agreement and (subject to the Agreed Security Principles) the Super Senior Debt Creditors and the Pari Passu Debt Creditors are granted Transaction Security in respect of any of those Liabilities owed by a member of the Group;

(L) if the Required Super Senior Creditors and the Required Pari Passu Creditors give prior consent to that Payment being made;

(M) of, if an Event of Default is continuing under the Second Lien Debt Documents, commercially reasonable advisory/work fees and professional fees, costs or expenses for restructuring advice and valuations (including legal advice and the advice of other appropriate financial and/or restructuring advisers) and any fees, costs or

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expenses of the Second Lien Agent and Second Lien Notes Trustee not covered by paragraph (I) or (J) above in an amount not exceeding EUR 2,000,000.00 (or its equivalent in other currencies) in aggregate until this Agreement terminates, but excluding any fees, costs or expenses incurred in connection with any current, threatened or pending litigation against any (a) Super Senior Debt Creditor or any Affiliate of any Super Senior Debt Creditor or (b) Pari Passu Debt Creditor or any Affiliate of any Pari Passu Debt Creditor; or

(ii) if a Second Lien Payment Stop Notice is outstanding and/or a Second Lien Automatic Block Event has occurred and is continuing and the Payment is:

(A) described in paragraphs (a)(i)(A)(1), (E), (J), (K), (L) and (M) of this Clause 6.3; or

(B) of Creditor Representative Amounts due and payable to the Creditor Representative(s) in respect of the Second Lien Facility Lenders and the Second Lien Noteholders; and

(b) on or after the Senior Discharge Date, make Payments to the Second Lien Creditors in respect of the Second Lien Liabilities in accordance with the Second Lien Debt Documents,

provided that, in each case, such payment is not prohibited under the Senior Secured Facilities Agreements.

6.4 Issue of Second Lien Payment Stop Notice

(a) A Second Lien Payment Stop Notice is “outstanding” during the period from the date on which, following the occurrence of a Second Lien Payment Stop Event, the relevant Creditor Representative in respect of the relevant Pari Passu Liabilities (the “Relevant Representative”) issues a notice (a “Second Lien Payment Stop Notice”) to each Creditor Representative in respect of the Second Lien Liabilities, to the Parent and to the Common Security Agent advising that that Second Lien Payment Stop Event has occurred and is continuing and suspending Payments of the Second Lien Liabilities until the first to occur of:

(i) the date which is one hundred and twenty (120) days after the date of issue of the Second Lien Payment Stop Notice;

(ii) if a Second Lien Standstill Period commences after the issue of a Second Lien Payment Stop Notice, the date on which that Second Lien Standstill Period expires;

(iii) the date on which the Second Lien Payment Stop Event in respect of which that Second Lien Payment Stop Notice was issued is no longer continuing and, if the relevant (A) Super Senior Liabilities have been accelerated, such acceleration has been rescinded, revoked or waived, provided that at such time no other Event of Default is continuing under any Super Senior Debt Document and/or (B) Pari Passu Liabilities have been accelerated, such acceleration has been rescinded, revoked or waived, provided that at such time no other Event of Default is continuing under any Super Senior Debt Document or Pari Passu Debt Document;

(iv) the date on which the Relevant Representative which issued the Second Lien Payment Stop Notice (and, if at such time a Second Lien Payment Stop Event is continuing (other than in relation to the debt in respect of which the notice

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was given) the Relevant Representative in respect of that other debt) delivers a notice to the Parent, the Common Security Agent and each Creditor Representative in respect of the relevant Second Lien Liabilities cancelling the Second Lien Payment Stop Notice; and

(v) the Senior Discharge Date.

(b) No Second Lien Payment Stop Notice may be served in reliance on a particular Second Lien Payment Stop Event more than ninety (90) days after each of the Relevant Representatives in respect of the relevant Super Senior Debt Liabilities and the relevant Pari Passu Debt Liabilities receives a notice under the relevant Super Senior Debt Document or Pari Passu Debt Document, as applicable, advising of the occurrence of the Event of Default constituting that Second Lien Payment Stop Event.

(c) A Creditor Representative may serve only one Second Lien Payment Stop Notice each with respect to the same event or set of circumstances provided that if a Second Lien Payment Stop Notice has been served as a result of a Financial Covenant Event of Default as defined in the Senior Secured Revolving Facilities Agreement (or any Equivalent Provision under any Super Senior Debt Document or Pari Passu Debt Document, as applicable), any subsequent Financial Covenant Event of Default under the Senior Secured Revolving Facilities Agreement (or any Equivalent Provision under any Super Senior Debt Document or Pari Passu Debt Document, as applicable) shall constitute a new set of circumstances. Subject to paragraph (b) above, this shall not affect the right of that or any other Creditor Representative to issue a Second Lien Payment Stop Notice in respect of any other event or set of circumstances.

(d) No more than one Second Lien Payment Stop Notice may be served in any period of 365 days (not taking into account any Second Lien Payment Stop Notice which ceases to be outstanding pursuant to paragraph (a)(iii) above).

6.5 Effect of Second Lien Payment Stop Event or Second Lien Automatic Block Event

Any failure to make a Payment due under the Second Lien Debt Documents as a result of the issue of a Second Lien Payment Stop Notice or the occurrence of a Second Lien Automatic Block Event shall not prevent:

(a) the occurrence of an Event of Default as a consequence of that failure to make a Payment in relation to the relevant Second Lien Debt Document; or

(b) the issue of a Second Lien Enforcement Notice on behalf of the Second Lien Debt Creditors.

6.6 Payment Obligations and Capitalisation of Interest Continue

(a) No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Second Lien Debt Document by the operation of Clauses 6.2 (Restriction on Payment: Second Lien Debt Liabilities) to 6.5 (Effect of Second Lien Payment Stop Event or Second Lien Automatic Block Event) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

(b) The accrual and capitalisation of interest in accordance with the Second Lien Debt Documents shall continue notwithstanding the issue of a Second Lien Payment Stop Notice or the occurrence of a Second Lien Automatic Block Event.

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6.7 Cure of Payment Stop: Second Lien Debt Creditors

If:

(a) at any time following the issue of a Second Lien Payment Stop Notice or the occurrence of a Second Lien Automatic Block Event, that Second Lien Payment Stop Notice ceases to be outstanding and/or (as the case may be) the Second Lien Automatic Block Event ceases to be continuing; and

(b) the relevant Debtor then promptly pays to the Second Lien Debt Creditors an amount equal to any Payments which had accrued under the Second Lien Debt Documents and which would have been Permitted Second Lien Debt Payments but for that Second Lien Payment Stop Notice or Second Lien Automatic Block Event,

then any Event of Default which may have occurred as a result of that suspension of Payments shall be waived and any Second Lien Enforcement Notice which may have been issued as a result of that Event of Default shall be waived and revoked, in each case without any further action being required on the part of the Second Lien Debt Creditors.

6.8 No Acquisition of Second Lien Liabilities

(a) Subject to paragraph (b) below, the Debtors shall not, and shall procure that no other member of the Group will, enter into any Liabilities Acquisition in respect of the Second Lien Liabilities or beneficially own all or any part of the share capital of a company that is a party to a Liabilities Acquisition in respect of the Second Lien Liabilities.

(b) Paragraph (a) above shall not apply in respect of any action which occurs:

(i) in accordance with other provisions of this Agreement and is not otherwise prohibited by any provision of the original form of the Senior Secured Facilities Agreements or (I) an Equivalent Provision in any other Super Senior Debt Document or Pari Passu Debt Document, as applicable or (II) the Senior Secured Facilities Agreements as amended, novated, supplemented or restated (for the purposes of this paragraph (b) as so amended, novated, extended, supplemented or restated, the “Amended SSFA”) provided that the prohibitions contained in such Equivalent Provision or the Amended SSFA (as applicable) are not materially more onerous than those in the original form of the Senior Secured Facilities Agreements (and if they are, the terms of the original form of the Senior Secured Facilities Agreements shall be deemed to apply); or

(ii) either:

(A) in order to effect a Liabilities Acquisition of Second Lien Debt Liabilities the Payment of which would have otherwise constituted a Permitted Second Lien Debt Payment;

(B) in order to effect a Liabilities Acquisition of Second Lien Hedging Liabilities the Payment of which would have otherwise constituted a Permitted Hedge Payment;

(C) on or after the Senior Discharge Date; or

(D) with the prior consent of the Required Super Senior Creditors and the Required Pari Passu Creditors,

and in accordance with the Second Lien Debt Documents.

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6.9 Amendments and Waivers: Second Lien Debt Creditors

(a) Subject to paragraph (b) below, the Second Lien Debt Creditors may amend or waive the terms of the Second Lien Debt Documents (other than this Agreement or any Transaction Security Document) in accordance with their terms (and subject to any consent required under them) at any time.

(b) Prior to the Senior Discharge Date, the Second Lien Debt Creditors may not amend or waive the terms of the Second Lien Debt Documents if the amendment or waiver would result in any Second Lien Debt Documents (i) not complying with this Agreement, any Super Senior Debt Document or any Pari Passu Debt Document or (ii) result in any increase to the principal amount of the Second Lien Liabilities which is prohibited by the terms of the Super Senior Debt Documents, the Pari Passu Debt Documents, in each case without the prior consent of the Required Super Senior Creditors and the Required Pari Passu Creditors.

6.10 Designation of Second Lien Debt Documents

If:

(a) the terms of a document to be designated as a Second Lien Debt Document do not comply with Clause 6.1 (Incurrence of Second Lien Liabilities); or

(b) the terms of a document effect a change which would, if that change was effected by way of amendment to, or waiver of, the terms of a Second Lien Debt Document, require the consent of the Required Super Senior Creditors and the Required Pari Passu Creditors,

that document shall not constitute a Second Lien Debt Document for the purposes of this Agreement without the prior consent of the Required Super Senior Creditors and the Required Pari Passu Creditors.

6.11 Security and Guarantees: Second Lien Debt Creditors

At any time prior to the Senior Discharge Date, the Second Lien Debt Creditors may not take, accept or receive the benefit of any Security (or over the assets of or over the shares in) from any Debtor, any Security Grantor or any member of the Group, or any guarantee, indemnity or other assurance against loss from any Debtor or any member of the Group in respect of the Second Lien Debt Liabilities other than:

(a) as permitted under the Super Senior Debt Documents and the Pari Passu Debt Documents and which (1) in the case of any guarantee, indemnity or assurance against loss, is offered to the other Primary Creditors in respect of their respective liabilities and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2 (Ranking and Priority) or (2) in the case of any Security is offered (x) to the Common Security Agent as trustee and/or agent for the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors) in respect of their Liabilities, or (y) in the case of any jurisdiction in which effective Security cannot be granted in favour of the Common Security Agent as trustee and/or agent for the Priority Creditors (and, if applicable, the Senior Subordinated Creditors) (A) to the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors) in respect of their Liabilities, or (B) to the Common Security Agent under a parallel debt, joint and several creditorship or other similar or equivalent structure for the benefit of the other Priority Creditors (and, if such Transaction Security relates to the Common Charged Property, the Senior Subordinated Creditors)

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in respect of their Liabilities, and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.2 (Transaction Security);

(b) the Priority Creditor Only Transaction Security and the Common Transaction Security;

(c) the Notes Escrow Security; and

(d) the Second Lien Guarantees and any guarantee, indemnity or assurance against loss granted pursuant to the terms of any Second Lien Debt Document, in each case provided such Second Lien Guarantee or other guarantee, indemnity or assurance against loss is from a Debtor which is a guarantor in respect of the Priority Creditor Debt Liabilities and is permitted under the Super Senior Debt Documents and the Pari Passu Debt Documents,

unless the prior consent of the Required Super Senior Creditors and the Required Pari Passu Creditors is obtained.

6.12 Restriction on Enforcement: Second Lien Debt Creditors

Subject to Clause 6.13 (Permitted Enforcement: Second Lien Debt Creditors), no Second Lien Debt Creditor shall be entitled to take any Enforcement Action in respect of any of the Second Lien Debt Liabilities prior to the Senior Discharge Date, except with the prior consent of, or at the request of, an Instructing Group.

6.13 Permitted Enforcement: Second Lien Debt Creditors

(a) Each Second Lien Debt Creditor may take Enforcement Action which would be available to it but for Clause 6.12 (Restriction on Enforcement: Second Lien Debt Creditors) in respect of any of the Second Lien Debt Liabilities if at the same time as, or prior to, that action and subject to Clause 6.14 (Restriction on Enforcement against Debtors: Second Lien Debt Creditors):

(i) a Super Senior Acceleration Event has occurred in which case each Second Lien Debt Creditor may take the same Enforcement Action (other than Enforcement of Transaction Security) (but in respect of the Second Lien Debt Liabilities) as constitutes that Super Senior Acceleration Event and only in respect of the same person;

(ii) a Pari Passu Acceleration Event has occurred in which case each Second Lien Debt Creditor may take the same Enforcement Action (other than Enforcement of Transaction Security) (but in respect of the Second Lien Debt Liabilities) as constitutes that Pari Passu Acceleration Event and only in respect of the same person;

(iii) a Creditor Representative in respect of any Second Lien Notes or Second Lien Facility has given notice (a “Second Lien Enforcement Notice”) to the Common Security Agent specifying that there has occurred and is continuing an Event of Default under the Second Lien Debt Documents in respect of which it is the Creditor Representative; and

(A) a period (a “Second Lien Standstill Period”) of not less than:

(1) 120 days in the case of an Event of Default arising from a failure to make a payment of an amount of principal, interest or fees representing the Second Lien Debt Liabilities; and

(2) 150 days in the case of any other Event of Default under a Second Lien Debt Document,

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has elapsed from the date on which that Second Lien Enforcement Notice becomes effective in accordance with Clause 32.5 (Delivery); and

(B) that Event of Default is continuing at the end of the Second Lien Standstill Period; or

(iv) the Majority Super Senior Creditors and the Required Pari Passu Creditors have given their prior consent.

(b) After the occurrence of an Insolvency Event in relation to a Debtor or Security Grantor against whom an Enforcement Action has been taken, each Second Lien Debt Creditor may (unless otherwise directed by the Common Security Agent or unless the Common Security Agent has taken, or has given notice that it intends to take, action on behalf of that Second Lien Debt Creditor in accordance with Clause 14.5 (Filing of Claims)) exercise any right they may otherwise have against that Security Grantor or that Debtor to:

(i) accelerate any of that Security Grantor’s or Debtor’s Second Lien Debt Liabilities or declare them prematurely due and payable or payable on demand;

(ii) make a demand under any guarantee, indemnity or other assurance against loss given by that Debtor or that Security Grantor, as applicable, in respect of any Second Lien Debt Liabilities;

(iii) exercise any right of set-off or take or receive any Payment in respect of any Second Lien Debt Liabilities of that Debtor or that Security Grantor, as applicable; or

(iv) claim and prove in the liquidation, administration or other insolvency proceedings of that Debtor or that Security Grantor, as applicable, for the Second Lien Debt Liabilities owing to it.

6.14 Restriction on Enforcement against Debtors: Second Lien Debt Creditors

(a) Subject to paragraph (b) below, if the Common Security Agent (or any Receiver or Delegate appointed under any of the Transaction Security Documents) has given notice to the Creditor Representatives under the Second Lien Debt Documents that the Transaction Security over shares in a Debtor or any Holding Company of a Debtor is being enforced (or that any formal steps are being taken to enforce that Transaction Security) by the sale or Appropriation of shares which are subject to that Transaction Security, no Second Lien Debt Creditor may take Enforcement Action against that Debtor, Holding Company or applicable Security Grantor or their Subsidiaries or against any Property of that Debtor, Holding Company or applicable Security Grantor or their Subsidiaries in respect of any of the Second Lien Debt Liabilities where such Enforcement Action might be reasonably likely to adversely affect such enforcement or the amount of proceeds to be derived therefrom.

(b) Paragraph (a) above shall not apply:

(i) to the extent that the Common Security Agent is taking that action on the instructions of the Majority Second Lien Creditors pursuant to Clause 17.4 (Manner of Enforcement: Priority Creditor Only Transaction Security and Common Transaction Security); and

(ii) to action taken pursuant to paragraph (b) of Clause 6.13 (Permitted Enforcement: Second Lien Debt Creditors).

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7. Options to Purchase and Hedge Transfers

7.1 Option to Purchase: Senior Secured Facilities Lenders

(a) Purchasing Senior Secured Term Facilities Lenders:

(i) The Senior Secured Term Facilities Lenders (or any of them) (the “Purchasing Senior Secured Term Facilities Lenders”) may (i) at any time subject to receiving the consent of the Swedish Borrower and the relevant Senior Secured Revolving Facilities Creditor(s) or (ii) at any time following the occurrence of any of the following: (A) any Distress Event, (B) a payment default under the Senior Secured Revolving Facilities Agreement that has not been cured or waived by the applicable Senior Secured Revolving Facilities Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Revolving Facilities Agreement upon the final maturity thereof, (C) [reserved], (D) the occurrence and the continuance of any payment default under the Senior Secured Term Facilities Agreement that has not been cured or waived by the applicable Senior Secured Term Facilities Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Term Facilities Agreement upon the final maturity or (E) the occurrence of an Insolvency Event, by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees) all, but not part of the rights, benefits and obligations (including the commitments therefor) in respect of the Senior Secured Revolving Facilities Liabilities (a “Revolving Facilities Liabilities Transfer”) if:

(A) that transfer is lawful;

(B) any conditions relating to such a transfer contained in the Senior Secured Revolving Facilities Documents are complied with (including satisfactory transfer documentation), other than:

(1) any requirement to obtain the consent of, or consult with, any Debtor or other member of the Group or the Senior Secured Revolving Facilities Agent or any other person relating to such transfer, which consent or consultation shall not be required; and

(2) any requirement as to the quantum of such transfer;

(C) the Creditor Representative(s), on behalf of the relevant Senior Secured Revolving Facilities Creditor, is paid an amount equal to the aggregate of:

(1) all of the Senior Secured Revolving Facilities Creditor’s Senior Secured Revolving Facilities Liabilities at that time (whether or not due) at par, and including for the avoidance of doubt any principal, interest, fees or other amounts; and

(2) all costs and expenses (including legal fees) incurred by the Creditor Representative(s) and/or the Senior Secured Revolving Facilities Creditor as a consequence of giving effect to that transfer;

(D) as a result of that transfer the Senior Secured Revolving Facilities Creditors have no further actual or contingent liability to any Debtor

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under the Senior Secured Revolving Facilities Agreement in their capacity as Senior Secured Revolving Facilities Creditors;

(E) notwithstanding anything to the contrary in this Agreement or the Senior Secured Revolving Facilities Agreement, each Senior Secured Revolving Facilities Creditor will retain all rights to indemnification provided in the relevant Senior Secured Revolving Facilities Document for all claims and other amounts relating to periods prior to the purchase of the Senior Secured Revolving Facilities Liabilities pursuant to this Section 7.1(a)(i);

(F) the transfer is made without recourse to, or representation or warranty from, the Senior Secured Revolving Facilities Lenders, except that each Senior Secured Revolving Facilities Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer; and

(G) any undrawn Commitments under the Senior Secured Revolving Facilities Agreement shall (unless the relevant Lenders under the relevant Senior Secured Revolving Facilities Agreement and the Purchasing Senior Secured Term Facilities Lenders otherwise agree) be cancelled with effect from the date on which the Purchasing Senior Secured Term Facilities Lenders give notice to the Parent of a Revolving Facilities Liabilities Transfer in accordance with paragraph (a)(a) above.

In the event that any Purchasing Senior Secured Term Facilities Lenders exercise the purchase option set forth in this Section 7.1(a)(i), the Purchasing Senior Secured Term Facilities Lenders shall have the right, but not the obligation, to require the agents under Senior Secured Revolving Facilities Agreement to immediately resign upon the closing of such purchase.

(ii) The Purchasing Senior Secured Term Facilities Lenders (or any of them) may (i) at any time subject to receiving the consent of the Swedish Borrower and the Senior Secured Export Credit Agency Facilities Lenders or (ii) at any time following the occurrence of any of the following: (A) any Distress Event, (B) a payment default under the Senior Secured Export Credit Agency Facilities Agreement that has not been cured or waived by the applicable Senior Secured Export Credit Agency Facilities Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Export Credit Agency Facilities Agreement upon the final maturity thereof, (C) [reserved], (D) the occurrence and the continuance of any payment default under the Senior Secured Term Facilities Agreement that has not been cured or waived by the applicable Senior Secured Export Credit Agency Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Term Facilities Agreement upon the final maturity or (E) the occurrence of an Insolvency Event, by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees) all, but not part of the rights, benefits and obligations (including the commitments therefor) in respect of the Senior Secured Export Credit Agency Facilities Liabilities (a “Senior Secured Export Credit Agency Liabilities Transfer”) if:

(A) that transfer is lawful;

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(B) any conditions relating to such a transfer contained in the Senior Secured Export Credit Agency Facilities Documents are complied with (including satisfactory transfer documentation), other than:

(1) any requirement to obtain the consent of, or consult with, any Debtor or other member of the Group or the Senior Secured Export Credit Agency Facilities Agent or any other person relating to such transfer, which consent or consultation shall not be required; and

(2) any requirement as to the quantum of such transfer;

(C) the Creditor Representative(s), on behalf of the relevant Senior Secured Export Credit Agency Facilities Creditor, is paid an amount equal to the aggregate of:

(1) all of the Senior Secured Export Credit Agency Facilities Creditor’s Senior Secured Export Credit Agency Facilities Liabilities at that time (whether or not due) at par, and including for the avoidance of doubt any principal, interest, fees or other amounts; and

(2) all costs and expenses (including legal fees) incurred by the Creditor Representative(s) and/or the Senior Secured Export Agency Facilities Creditor as a consequence of giving effect to that transfer;

(D) as a result of that transfer the Senior Secured Export Credit Agency Facilities Creditors have no further actual or contingent liability to any Debtor under the Senior Secured Export Credit Agency Facilities Agreement in their capacity as Senior Secured Export Credit Agency Facilities Creditors;

(E) notwithstanding anything to the contrary in this Agreement or the Senior Secured Export Credit Agency Facilities Agreement, each Senior Secured Export Credit Agency Facilities Creditor will retain all rights to indemnification provided in the relevant Senior Secured Export Credit Agency Facilities Documents for all claims and other amounts relating to periods prior to the purchase of the Senior Secured Export Credit Agency Facilities Liabilities pursuant to this Section 7.1(a)(ii);

(F) the transfer is made without recourse to, or representation or warranty from, the Senior Secured Export Credit Agency Facilities Lenders, except that each Senior Secured Export Credit Agency Facilities Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer; and

(G) any undrawn Commitments under the Senior Secured Export Credit Agency Facilities shall (unless the relevant Lenders under the relevant Senior Secured Export Credit Agency Facilities Agreement and the Purchasing Senior Secured Term Facilities Lenders otherwise agree) be cancelled with effect from the date on which the Purchasing Senior Secured Term Facilities Lenders give notice to the Parent of a

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Senior Secured Export Credit Agency Liabilities Transfer in accordance with paragraph (ii) above.

In the event that any Purchasing Senior Secured Term Facilities Lenders exercise the purchase option set forth in this Section 7.1(a)(ii), the Purchasing Senior Secured Term Facilities Lenders shall have the right, but not the obligation, to require the agents under Senior Secured Export Credit Agency Facilities to immediately resign upon the closing of such purchase.

(iii) The relevant Creditor Representative shall, at the request of the Purchasing Senior Secured Term Facilities Lender (acting as a whole), notify the Purchasing Senior Secured Term Facilities Lender of the sum of the amounts described in paragraphs (a)(i)(C) and (a)(ii)(C) above, as applicable.

(b) Purchasing Senior Secured Revolving Facilities Lenders:

(i) The Senior Secured Revolving Facilities Lenders (or any of them) (the “Purchasing Senior Secured Revolving Facilities Lenders”) may (i) at any time subject to receiving the consent of the Swedish Borrower and the relevant Senior Secured Term Facilities Creditor(s) or (ii) at any time following the occurrence of any of the following: (A) any Distress Event, (B) a payment default under the Senior Secured Term Facilities Agreement that has not been cured or waived by the applicable Senior Secured Term Facilities Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Term Facilities Agreement upon the final maturity thereof, (C) [reserved], (D) the occurrence and the continuance of any payment default under the Senior Secured Revolving Facility Agreement that has not been cured or waived by the applicable Senior Secured Revolving Facilities Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Revolving Facility Agreement upon the final maturity or (E) the occurrence of an Insolvency Event, by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees) all, but not part of the rights, benefits and obligations (including the commitments therefor) in respect of the Senior Secured Term Facilities Liabilities (a, “Term Liabilities Transfer”) if:

(A) that transfer is lawful;

(B) any conditions relating to such a transfer contained in the Senior Secured Term Facilities Documents are complied with (including satisfactory transfer documentation), other than:

(1) any requirement to obtain the consent of, or consult with, any Debtor or other member of the Group or the Senior Secured Term Facilities Agent or any other person relating to such transfer, which consent or consultation shall not be required; and

(2) any requirement as to the quantum of such transfer;

(C) the Creditor Representative(s), on behalf of the relevant Senior Secured Term Facilities Creditor, is paid an amount equal to the aggregate of:

(1) all of the Senior Secured Term Facilities Creditor’s Senior Secured Term Facilities Liabilities at that time (whether or not due), at par including the “Prepayment

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Premium” (as defined in the Senior Secured Term Facilities Agreement); and

(2) all costs and expenses (including legal fees) incurred by the Creditor Representative(s) and/or the Senior Secured Term Facilities Creditor as a consequence of giving effect to that transfer;

(D) as a result of that transfer the Senior Secured Term Facilities Creditors have no further actual or contingent liability to any Debtor under the Senior Secured Term Facilities Agreement in their capacity as Senior Secured Term Facilities Creditors;

(E) notwithstanding anything to the contrary in this Agreement or the Senior Secured Term Facilities Agreement, each Senior Secured Term Facilities Creditor will retain all rights to indemnification provided in the relevant Senior Secured Term Facilities Documents for all claims and other amounts relating to periods prior to the purchase of the Senior Secured Term Facilities Liabilities pursuant to this Section 7.1(b)(i); and

(F) the transfer is made without recourse to, or representation or warranty from, the Senior Secured Term Facilities Lenders, except that each Senior Secured Term Facilities Lenders shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(ii) The Purchasing Senior Secured Revolving Facilities Lenders (or any of them) may (i) at any time subject to receiving the consent of the Swedish Borrower and the Senior Secured Export Credit Agency Facilities Lenders or (ii) at any time following the occurrence of any of the following: (A) any Distress Event, (B) a payment default under the Senior Secured Export Credit Agency Facilities Agreement that has not been cured or waived by the applicable Senior Secured Revolving Facilities Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Export Credit Agency Facilities Agreement upon the final maturity thereof, (C) [Reserved], (D) the occurrence and the continuance of any payment default under the Senior Secured Revolving Facilities Agreement that has not been cured or waived by the applicable Senior Secured Export Credit Agency Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Revolving Facilities Agreement upon the final maturity or (E) the occurrence of an Insolvency Event, by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees) all, but not part of the Senior Secured Export Credit Agency Liabilities Transfer if:

(A) that transfer is lawful;

(B) any conditions relating to such a transfer contained in the Senior Secured Export Credit Agency Facilities Documents are complied with (including satisfactory transfer documentation), other than:

(1) any requirement to obtain the consent of, or consult with, any Debtor or other member of the Group or the Senior Secured Export Credit Agency Facilities Agent or any other person

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relating to such transfer, which consent or consultation shall not be required; and

(2) any requirement as to the quantum of such transfer;

(C) the Creditor Representative(s), on behalf of the relevant Senior Secured Export Credit Agency Facilities Creditor, is paid an amount equal to the aggregate of:

(1) all of the Senior Secured Export Credit Agency Facilities Creditor’s Senior Secured Export Credit Agency Facilities Liabilities at that time (whether or not due) at par; and

(2) all costs and expenses (including legal fees) incurred by the Creditor Representative(s) and/or the Senior Secured Export Agency Facilities Creditor as a consequence of giving effect to that transfer;

(D) as a result of that transfer the Senior Secured Export Credit Agency Facilities Creditors have no further actual or contingent liability to any Debtor under the Senior Secured Export Credit Agency Facilities Agreement in their capacity as Senior Secured Export Credit Agency Facilities Creditors;

(E) notwithstanding anything to the contrary in this Agreement or the Senior Secured Export Credit Agency Facilities Agreement, each Senior Secured Export Credit Agency Facilities Creditor will retain all rights to indemnification provided in the relevant Senior Secured Export Credit Agency Facilities Documents for all claims and other amounts relating to periods prior to the purchase of the Senior Secured Export Credit Agency Facilities Liabilities pursuant to this Section 7.1(b)(ii);

(F) the transfer is made without recourse to, or representation or warranty from, the Senior Secured Export Credit Agency Facilities Lenders, except that each Senior Secured Export Credit Agency Facilities Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer; and

(G) any undrawn Commitments under the Senior Secured Export Credit Agency Facilities shall (unless the relevant Lenders under the relevant Senior Secured Export Credit Agency Facilities Agreement and the Purchasing Senior Secured Revolving Facilities Lenders otherwise agree) be cancelled with effect from the date on which the Purchasing Senior Secured Revolving Facilities Lenders give notice to the Parent of a Senior Secured Export Credit Agency Liabilities Transfer in accordance with paragraph (ii) above.

(iii) The relevant Creditor Representative shall, at the request of the Purchasing Senior Secured Revolving Facilities Lender (acting as a whole) notify the Purchasing Senior Secured Revolving Facilities Lender of the sum of the amounts described in paragraphs (i)(C) and (ii)(C) above.

(c) Purchasing Senior Secured Export Credit Agency Facilities Lenders:

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(i) The Senior Secured Export Credit Agency Facilities Lenders (or any of them) (the “Purchasing Senior Secured Export Credit Agency Facilities Lenders”) may (i) at any time subject to receiving the consent of the Swedish Borrower and the relevant Senior Secured Term Facilities Creditor(s) or (ii) at any time following the occurrence of any of the following: (A) any Distress Event, (B) a payment default under the Senior Secured Term Facilities Agreement that has not been cured or waived by the applicable Senior Secured Export Credit Agency Facilities Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Term Facilities Agreement upon the final maturity thereof, (C) [Reserved], (D) the occurrence and the continuance of any payment default under the Senior Secured Term Facilities Agreement that has not been cured or waived by the applicable Senior Secured Term Facilities Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Term Facilities Agreement upon the final maturity or (E) the occurrence of an Insolvency Event, by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees) all, but not part of the Term Liabilities Transfer if:

(A) that transfer is lawful;

(B) any conditions relating to such a transfer contained in the Senior Secured Term Facilities Documents are complied with (including satisfactory transfer documentation), other than:

(1) any requirement to obtain the consent of, or consult with, any Debtor or other member of the Group or the Senior Secured Term Facilities Agent or any other person relating to such transfer, which consent or consultation shall not be required; and

(2) any requirement as to the quantum of such transfer;

(C) the Creditor Representative(s), on behalf of the relevant Senior Secured Term Facilities Creditor, is paid an amount equal to the aggregate of:

(1) all of the Senior Secured Term Facilities Creditor’s Senior Secured Term Facilities Liabilities at that time (whether or not due) at par, including the “Prepayment Premium” (as defined in the Senior Secured Term Facilities Agreement); and

(2) all costs and expenses (including legal fees) incurred by the Creditor Representative(s) and/or the Senior Secured Term Facilities Creditor as a consequence of giving effect to that transfer;

(D) as a result of that transfer the Senior Secured Term Facilities Creditors have no further actual or contingent liability to any Debtor under the Senior Secured Term Facilities Agreement in their capacity as Senior Secured Term Facilities Creditors;

(E) notwithstanding anything to the contrary in this Agreement or the Senior Secured Term Facilities Agreement, each Senior Secured Term Facilities Creditor will retain all rights to indemnification provided in the relevant Senior Secured Term Facilities Document for

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all claims and other amounts relating to periods prior to the purchase of the Senior Secured Term Facilities Liabilities pursuant to this Section 7.1(c)(i); and

(F) the transfer is made without recourse to, or representation or warranty from, the Senior Secured Term Facilities Lenders, except that each Senior Secured Term Facilities Lenders shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(ii) The Senior Secured Export Credit Agency Facilities Lenders (or any of them) may (i) at any time subject to receiving the consent of the Swedish Borrower and the relevant Senior Secured Revolving Facilities Creditor(s) or (ii) at any time following the occurrence of any of the following: (A) any Distress Event, (B) a payment default under the Senior Secured Revolving Facilities Agreement that has not been cured or waived by the applicable Senior Secured Revolving Facilities Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Revolving Facilities Agreement upon the final maturity thereof, (C) [Reserved], (D) the occurrence and the continuance of any payment default under the Senior Secured Term Facilities Agreement that has not been cured or waived by the applicable Senior Secured Revolving Term Lenders within 30 days of the occurrence thereof or a payment default under the Senior Secured Term Facilities Agreement upon the final maturity or (E) the occurrence of an Insolvency Event, by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees) all, but not part of the Revolving Facilities Liabilities Transfer if:

(A) that transfer is lawful;

(B) any conditions relating to such a transfer contained in the Senior Secured Revolving Facilities Documents are complied with (including satisfactory transfer documentation), other than:

(1) any requirement to obtain the consent of, or consult with, any Debtor or other member of the Group or the Senior Secured Revolving Facilities Agent or any other person relating to such transfer, which consent or consultation shall not be required; and

(2) any requirement as to the quantum of such transfer;

(C) the Creditor Representative(s), on behalf of the relevant Senior Secured Revolving Facilities Creditor, is paid an amount equal to the aggregate of:

(1) all of the Senior Secured Revolving Facilities Creditor’s Senior Secured Revolving Facilities Liabilities at that time (whether or not due) at par, and including for the avoidance of doubt any principal, interest, fees or other amounts; and

(2) all costs and expenses (including legal fees) incurred by the Creditor Representative(s) and/or the Senior Secured Revolving Facilities Creditor as a consequence of giving effect to that transfer;

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(D) as a result of that transfer the Senior Secured Revolving Facilities Creditors have no further actual or contingent liability to any Debtor under the Senior Secured Revolving Facilities Agreement in their capacity as Senior Secured Revolving Facilities Creditors;

(E) notwithstanding anything to the contrary in this Agreement or the Senior Secured Revolving Facilities Agreement, each Senior Secured Revolving Facilities Creditor will retain all rights to indemnification provided in the relevant Senior Secured Revolving Facilities Document for all claims and other amounts relating to periods prior to the purchase of the Senior Secured Revolving Facilities Liabilities pursuant to this Section 7.1(c)(ii);

(F) the transfer is made without recourse to, or representation or warranty from, the Senior Secured Revolving Facilities Lenders, except that each Senior Secured Revolving Facilities Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer; and

(G) any undrawn Commitments under the Senior Secured Revolving Facilities shall (unless the relevant Lenders under the relevant Senior Secured Revolving Facilities Agreement and the Purchasing Senior Secured Export Credit Agency Facilities Lenders otherwise agree) be cancelled with effect from the date on which the Purchasing Senior Secured Export Credit Agency Facilities Lenders give notice to the Parent of a Revolving Facilities Liabilities Transfer in accordance with paragraph (ii) above.

(iii) The relevant Creditor Representative shall, at the request of the Purchasing Senior Secured Term Facilities Lender (acting as a whole) notify the Purchasing Senior Secured Term Facilities Lender of the sum of the amounts described in paragraphs (i)(C) and (ii)(C) above.

7.2 Option to Purchase: Pari Passu Creditors

(a) Subject to paragraph (b) below, the Pari Passu Creditors (or any of them) (the “Purchasing Pari Passu Creditors”) may at any time following the occurrence of a Distress Event, by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees), in accordance with any Equivalent Provision in a Super Senior Facility Agreement to section 10.07 (Successors and Assigns) of the Senior Secured Term Facilities Agreement, of all, but not part, of the rights, benefits and obligations in respect of the Super Senior Facility Liabilities (“Liabilities Transfer”) if:

(i) that transfer is lawful and subject to paragraph (ii) below, otherwise not prohibited by the terms of the Super Senior Debt Documents;

(ii) any conditions relating to such a transfer contained in the Super Senior Debt Documents are complied with, other than:

(A) any requirement to obtain the consent of, or consult with, any Debtor or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

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(B) to the extent the Purchasing Pari Passu Creditors provide cash cover for any Letter of Credit, the consent of the relevant Super Senior Issuing Bank relating to such transfer;

(iii) the Creditor Representative(s), on behalf of the relevant Super Senior Creditors, is paid an amount equal to the aggregate of:

(A) any amounts provided as cash cover by the Purchasing Pari Passu Creditors for any Letter of Credit (as envisaged in paragraph (ii)(B) above) and without double counting;

(B) all of the Super Senior Liabilities (other than the Super Senior Hedging Liabilities) at that time (whether or not due), including all amounts that would have been payable under the Super Senior Debt Documents if the financial accommodation made available pursuant to or under such documents were being prepaid by the relevant Debtors on the date of that payment; and

(C) all costs and expenses (including legal fees) incurred by the Creditor Representative(s) and/or the Super Senior Creditor as a consequence of giving effect to that transfer;

(iv) as a result of that transfer the Super Senior Facility Creditors have no further actual or contingent liability to any Debtor under the relevant Super Senior Debt Documents in its capacity as Super Senior Facility Creditor;

(v) an indemnity is provided from each Purchasing Pari Passu Creditors (or from another third party acceptable to all the Super Senior Lenders) in a form satisfactory to each Super Senior Lender in respect of all losses which may be sustained or incurred by any Super Senior Lenders in consequence of any sum received or recovered by any Super Senior Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Super Senior Lender for any reason;

(vi) the transfer is made without recourse to, or representation or warranty from, the Super Senior Lenders, except that each Super Senior Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer; and

(vii) any undrawn Super Senior Facility Commitments shall (unless the relevant Lenders under the relevant Super Senior Facility otherwise agree) be cancelled with effect from the date on which the Purchasing Pari Passu Creditors give notice to the Parent of a Liabilities Transfer in accordance with paragraph (a) above.

(b) Subject to Clause 7.3(b) (Hedge Transfer: Pari Passu Creditors), the Purchasing Pari Passu Creditors (acting as a whole) may only require a Liabilities Transfer if, at the same time, they require a Hedge Transfer in accordance with Clause 7.3 (Hedge Transfer: Pari Passu Creditors) and if, for any reason, a Hedge Transfer is not or cannot be made in accordance with Clause 7.3 (Hedge Transfer: Pari Passu Creditors) at the same time, no Liabilities Transfer may be required to be made. If more than one Purchasing Pari Passu Creditors wishes to exercise the option to purchase the Super Senior Facility Liabilities in accordance with paragraph (a) above, each such Purchasing Pari Passu Creditor shall acquire the Super Senior Facility Liabilities pro rata, in the proportion that its Commitments under the Pari Passu Facilities bears to the

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aggregate Commitments under the Pari Passu Facilities of all the Purchasing Pari Passu Creditors. Any Purchasing Pari Passu Creditors wishing to exercise the option to purchase the Super Senior Facility Liabilities shall inform the relevant Creditor Representatives in accordance with the terms of the Pari Passu Debt Documents, who will determine (consulting with each other as required) the appropriate share of the Super Senior Facility Liabilities to be acquired by each such Purchasing Pari Passu Creditor and who shall inform each such Purchasing Pari Passu Creditor accordingly. Furthermore, the applicable Creditor Representative(s) shall promptly inform the relevant Hedge Counterparties of the Purchasing Pari Passu Creditor’s intention to exercise the option to purchase the Super Senior Facility Liabilities.

(c) The relevant Creditor Representative shall, at the request of the Purchasing Pari Passu Creditors (acting as a whole) notify the Purchasing Pari Passu Creditor of:

(i) the sum of the amounts described in paragraphs (a)(iii)(B) and (C) above; and

(ii) (if applicable) the amount of each Letter of Credit for which cash cover is to be provided by all the Purchasing Pari Passu Creditor (acting as a whole).

7.3 Hedge Transfer: Pari Passu Creditors

(a) Subject to paragraph (b) below, the Purchasing Pari Passu Creditors may, by giving not less than ten days’ notice to the Common Security Agent, require a Hedge Transfer:

(i) if the Purchasing Pari Passu Creditors require, at the same time, a Liabilities Transfer under Clause 7.1 (Option to Purchase: Pari Passu Creditors); and

(ii) if:

(A) that transfer is lawful and otherwise permitted by the terms of the Hedging Transaction in which case no Debtor or other member of the Group shall be entitled to withhold its consent to that transfer;

(B) any conditions (other than the consent of, or any consultation with, any Debtor or other member of the Group) relating to that transfer contained in the relevant Hedging Agreements are complied with;

(C) each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (i) the Hedging Purchase Amount in respect of the relevant Hedging Transactions at that time and (ii) all costs and expenses (including legal fees) incurred as a consequence of giving effect to that transfer;

(D) as a result of that transfer:

(I) in respect of a transfer of Super Senior Hedging Liabilities only, the Hedge Counterparties have no further actual or contingent liability to any Debtor under the Hedging Transactions (other than in respect of any Pari Passu Hedging Liabilities, Second Lien Hedging Liabilities and Subordinated Hedging Liabilities, if any); and

(II) in respect of a transfer of Super Senior Hedging Liabilities and Pari Passu Hedging Liabilities, the Hedge Counterparties have no further actual or contingent liability to any Debtor under the Hedging Transactions (other than in respect of any Second

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Lien Hedging Liabilities and Subordinated Hedging Liabilities, if any);

(E) an indemnity is provided from each Purchasing Pari Passu Creditor which is receiving (or for which a nominee is receiving) that transfer (or from another third party acceptable to the relevant Hedge Counterparty) in a form satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason; and

(F) that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) The Purchasing Pari Passu Creditors and any Hedge Counterparty may agree (in respect of the Hedging Transactions (or one or more of them) to which that Hedge Counterparty is a party) that a Hedge Transfer required by the Purchasing Pari Passu Creditors pursuant to paragraph (a) above shall not apply to that Hedging Transaction(s) or to the Hedging Liabilities and Hedge Counterparty Obligations under that Hedging Transaction(s).

7.4 Option to Purchase: Second Lien Debt Creditors

(a) Subject to paragraph (b) below, some or all of the Second Lien Creditors (the “Purchasing Second Lien Creditors”) may at any time after the occurrence of a Distress Event, when a Second Lien Automatic Block Event is outstanding or a Second Lien Standstill Period is in effect by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees), in accordance with Clause 28.4 (Change of Super Senior Lender under an Existing Super Senior Facility), Clause 28.5 (Change of Pari Passu Lender under an Existing Pari Passu Facility) and/or Clause 28.6 (Change of Pari Passu Noteholder), as applicable, of all, but not part, of the rights, benefits and obligations in respect of the Super Senior Liabilities and Pari Passu Debt Liabilities if:

(i) that transfer is lawful and, subject to paragraph (ii) below, otherwise permitted by the terms of the relevant Super Senior Debt Documents and Pari Passu Debt Documents;

(ii) any conditions relating to such a transfer contained in the relevant Super Senior Debt Documents and Pari Passu Debt Documents, as applicable, are complied with, other than:

(A) any requirement to obtain the consent of, or consult with any Debtor, any Security Grantor or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

(B) to the extent that the Purchasing Second Lien Creditors provide cash cover for any Letter of Credit, the consent of the relevant Super Senior Issuing Bank or Issuing Bank relating to such transfer, which consent shall not be required;

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(iii) the Creditor Representative for each relevant group of Super Senior Debt Creditors is paid an amount by the Purchasing Second Lien Creditors equal to the aggregate of:

(A) any amounts provided as cash cover by the Purchasing Second Lien Creditors for any relevant Letter of Credit (as envisaged in paragraph (ii)(B) above);

(B) all of the relevant Super Senior Debt Liabilities at that time (whether or not due), including all amounts that would have been payable under the Super Senior Debt Documents if those Super Senior Debt Liabilities were being prepaid by the relevant Debtors on the date of that payment; and

(C) all costs and expenses (including legal fees) incurred by that Creditor Representative and/or the Super Senior Debt Creditors in that group as a consequence of giving effect to that transfer;

(iv) the Creditor Representative for each relevant group of Pari Passu Debt Creditors is paid an amount by the Purchasing Second Lien Creditors equal to the aggregate of:

(A) any amounts provided as cash cover by the Purchasing Second Lien Creditors for any relevant Letter of Credit (as envisaged in paragraph (ii)(B) above);

(B) all of the relevant Pari Passu Debt Liabilities at that time (whether or not due), including all amounts that would have been payable under the Pari Passu Debt Documents if those Pari Passu Debt Liabilities were being prepaid by the relevant Debtors on the date of that payment; and

(C) all costs and expenses (including legal fees) incurred by that Creditor Representative and/or the Pari Passu Debt Creditors in that group as a consequence of giving effect to that transfer;

(v) as a result of that transfer the Super Senior Debt Creditors and the Pari Passu Debt Creditors will have no further actual or contingent liability to any Debtor or any other person under the relevant Debt Documents for which it is not holding cash cover (as envisaged in paragraph (ii)(B) above);

(vi) an indemnity is provided from the Purchasing Second Lien Creditors (or from another third party acceptable to all the Super Senior Debt Creditors) in form and substance reasonably satisfactory to each Super Senior Debt Creditor in respect of all losses which may be sustained or incurred by that Super Senior Debt Creditor in consequence of any sum received or recovered by any Super Senior Debt Creditor from any person being required (or it being alleged that it is required) to be paid back by or clawed back from that Super Senior Debt Creditor for any reason; and

(vii) an indemnity is provided from the Purchasing Second Lien Creditors (or from another third party acceptable to all the Pari Passu Debt Creditors) in form and substance reasonably satisfactory to each Pari Passu Debt Creditor in respect of all losses which may be sustained or incurred by that Pari Passu Debt Creditor in consequence of any sum received or recovered by any Pari Passu Debt Creditor from any person being required (or it being alleged that it is

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required) to be paid back by or clawed back from that Pari Passu Debt Creditor for any reason; and

(viii) the transfer is made without recourse to, or representation or warranty from, the Super Senior Debt Creditors or the Pari Passu Debt Creditors, except that each Super Senior Debt Creditor and each Pari Passu Debt Creditor shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) Subject to paragraph (b) of Clause 7.5 (Hedge Transfer: Second Lien Debt Creditors), the Purchasing Second Lien Creditors may only require a Super Senior Debt Liabilities Transfer and a Pari Passu Debt Liabilities Transfer if, at the same time, they require a Super Senior Hedge Liabilities Transfer and a Pari Passu Hedge Liabilities Transfer in accordance with Clause 7.5 (Hedge Transfer: Second Lien Debt Creditors) and if, for any reason, a Super Senior Hedge Liabilities Transfer and a Pari Passu Hedge Liabilities Transfer cannot be made in accordance with Clause 7.5 (Hedge Transfer: Second Lien Debt Creditors), no Super Senior Debt Liabilities Transfer and no Pari Passu Debt Liabilities Transfer may be required to be made.

(c) Each relevant Creditor Representative under each Super Senior Debt Document and Pari Passu Debt Document shall, at the request of a Creditor Representative under any Second Lien Debt Document, notify the Second Lien Debt Creditors of:

(i) the sum of the amounts described in paragraphs (a)(iii)(B) and (C) and (a)(iv)(B) and (C) above; and

(ii) the amount of each Letter of Credit for which cash cover is to be provided by the Purchasing Second Lien Creditors (as envisaged in paragraph (a)(ii)(B) above).

(d) If more than one Purchasing Second Lien Creditor wishes to exercise the option to purchase the Super Senior Debt Liabilities and the Pari Passu Debt Liabilities in accordance with paragraph Clause 7.6(a) below (Option to purchase: Senior Subordinated Creditors), each such Purchasing Second Lien Creditors shall:

(i) acquire the Pari Passu Debt Liabilities pro rata, in the proportion that its Second Lien Credit Participation bears to the aggregate Second Lien Credit Participations of all the Purchasing Second Lien Creditors; and

(ii) inform the relevant Creditor Representatives in accordance with the terms of the Second Lien Debt Documents, who will determine (consulting with each other as required) the appropriate share of the Pari Passu Debt Liabilities to be acquired by each such Purchasing Second Lien Creditors and who shall inform each such Purchasing Second Lien Creditors accordingly, and the relevant Creditor Representatives shall promptly inform the Creditor Representatives of the Pari Passu Debt Liabilities, the Common Security Agent and the Hedge Counterparties of the Purchasing Second Lien Creditors’ intention to exercise the option to purchase the Pari Passu Debt Liabilities.

7.5 Hedge Transfer: Second Lien Debt Creditors

(a) The Purchasing Second Lien Creditors may, by giving not less than ten days’ notice to the Common Security Agent, require

(i) a Pari Passu Hedge Liabilities Transfer if either:

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(A) the Purchasing Second Lien Creditors (being entitled to do so under Clause 7.4 (Option to Purchase: Second Lien Debt Creditors)) require, at the same time, a Pari Passu Debt Liabilities Transfer; or

(B) the Purchasing Second Lien Creditors require the Pari Passu Hedge Liabilities Transfer at any time on or after the Pari Passu Debt Discharge Date; and

(ii) a Super Senior Hedge Liabilities Transfer if either:

(A) the Purchasing Second Lien Creditors (being entitled to do so under Clause 7.4 (Option to Purchase: Second Lien Debt Creditors)) require, at the same time, a Super Senior Debt Liabilities Transfer; or

(B) the Purchasing Second Lien Creditors require the Super Senior Hedge Liabilities Transfer at any time on or after the Super Senior Debt Discharge Date; and

in each case, if:

(A) that transfer is lawful and otherwise permitted by the terms of the applicable Hedging Agreements in which case no Debtor or other member of the Group shall be entitled to withhold its consent to that transfer;

(B) any conditions (other than the consent of, or any consultation with, any Debtor, Security Grantor or other member of the Group) relating to that transfer contained in the applicable Hedging Agreements are complied with;

(C) each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (i) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedging Agreement at that time and (ii) all costs and expenses (including legal fees) incurred as a consequence of giving effect to that transfer;

(D) as a result of that transfer, the Hedge Counterparties will have no further actual or contingent liability to any Debtor or any other person under the Hedging Agreements insofar as they are connected with the Super Senior Hedging Liabilities or the Pari Passu Hedging Liabilities, as applicable;

(E) an indemnity is provided from each Purchasing Second Lien Creditor which is receiving (or for which a nominee is receiving) that transfer (or from another third party acceptable to the relevant Hedge Counterparty) in form and substance reasonably satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason; and

(F) that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power

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to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) The Purchasing Second Lien Creditors and any Hedge Counterparty may agree (in respect of the Hedging Agreements (or one or more of them) to which that Hedge Counterparty is a party) that

(i) a Super Senior Hedge Liabilities Transfer shall not apply to that Hedging Agreement(s) or to the Super Senior Hedging Liabilities and Hedge Counterparty Obligations under that Hedging Agreement(s); and/or

(ii) a Pari Passu Hedge Liabilities Transfer shall not apply to that Hedging Agreement(s) or to the Pari Passu Hedging Liabilities and Hedge Counterparty Obligations under that Hedging Agreement(s).

7.6 Option to Purchase: Senior Subordinated Creditors

(a) Subject to paragraph (b) below, some or all of the Senior Subordinated Creditors (the “Purchasing Senior Subordinated Creditors”) may at any time after the occurrence of a Distress Event or when a Senior Subordinated Payment Stop Notice is outstanding or a Senior Subordinated Standstill Period is in effect and, in each case, Enforcement Action has been taken in respect of any of the Priority Creditor Debt Liabilities by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees), in accordance with Clause 28.5 (Change of Pari Passu Lender under an Existing Pari Passu Facility) and/or Clause 28.6 (Change of Pari Passu Noteholder) and/or Clause 28.7 (Change of Second Lien Facility Lender under an Existing Second Lien Facility) and/or Clause 28.8 (Change of Second Lien Noteholder), of all, but not part, of the rights, benefits and obligations in respect of the Priority Creditor Debt Liabilities if:

(i) that transfer is lawful and, subject to paragraph (ii) below, otherwise permitted by the terms of the relevant Priority Creditor Debt Documents;

(ii) any conditions relating to such a transfer contained in the relevant Priority Creditor Debt Documents are complied with other than:

(A) any requirement to obtain the consent of, or consult with any Debtor, any Security Grantor or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

(B) to the extent that the Purchasing Senior Subordinated Creditors provide cash cover for any Letter of Credit, the consent of the relevant Super Senior Issuing Bank or Issuing Bank relating to such transfer, which consent shall not be required;

(iii) the Creditor Representative for each relevant group of Priority Creditors is paid an amount by the Purchasing Senior Subordinated Creditors equal to the aggregate of:

(A) any amounts provided as cash cover by the Purchasing Senior Subordinated Creditors for any relevant Letter of Credit (as envisaged in paragraph (ii)(B) above);

(B) all of the relevant Priority Creditor Debt Liabilities at that time (whether or not due), including all amounts that would have been payable under the Priority Creditor Debt Documents if those Priority

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Creditor Debt Liabilities were being prepaid by the relevant Debtors on the date of that payment; and

(C) all costs and expenses (including legal fees) incurred by that Creditor Representative and/or the Priority Debt Creditors in that group as a consequence of giving effect to that transfer;

(iv) as a result of that transfer the Priority Debt Creditors will have no further actual or contingent liability to any Debtor or any other person under the relevant Debt Documents for which it is not holding cash cover (as envisaged in paragraph (ii)(B) above);

(v) an indemnity is provided from the Purchasing Senior Subordinated Creditors (or from another third party acceptable to all the relevant Priority Debt Creditors) in form and substance reasonably satisfactory to each relevant Priority Debt Creditor in respect of all losses which may be sustained or incurred by such Priority Debt Creditor in consequence of any sum received or recovered by any Priority Debt Creditor from any person being required (or it being alleged that it is required) to be paid back by or clawed back from that Priority Debt Creditor for any reason; and

(vi) the transfer is made without recourse to, or representation or warranty from, the Priority Debt Creditors, except that each relevant Priority Debt Creditor shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) Subject to paragraph (b) of Clause 7.7 (Hedge Transfer: Senior Subordinated Creditors), the Purchasing Senior Subordinated Creditors may only require a Priority Creditor Debt Liabilities Transfer if, at the same time, they require a Priority Hedge Liabilities Transfer in accordance with Clause 7.7 (Hedge Transfer: Senior Subordinated Creditors) and if, for any reason, a Priority Hedge Liabilities Transfer cannot be made in accordance with Clause 7.7 (Hedge Transfer: Senior Subordinated Creditors), no Priority Creditor Debt Liabilities Transfer may be required to be made.

(c) Each relevant Creditor Representative under the Priority Creditor Debt Documents shall, at the request of a Creditor Representative under any Senior Subordinated Debt Document, notify the Senior Subordinated Creditors of:

(i) the sum of the amounts described in paragraphs (a)(iii)(B) and (C) above; and

(ii) the amount of each Letter of Credit for which cash cover is to be provided by the Purchasing Senior Subordinated Creditors (as envisaged in paragraph (a)(ii)(B)).

(d) If more than one Purchasing Senior Subordinated Creditor wishes to exercise the option to purchase the Priority Creditor Debt Liabilities in accordance with paragraph (a) above, each such Purchasing Senior Subordinated Creditor shall:

(i) acquire the Priority Creditor Debt Liabilities pro rata, in the proportion that its Senior Subordinated Credit Participation bears to the aggregate Senior Subordinated Credit Participations of all the Purchasing Senior Subordinated Creditors; and

(ii) inform the relevant Creditor Representatives in accordance with the terms of the Senior Subordinated Debt Documents, who will determine (consulting with each other as required) the appropriate share of the Priority Creditor Debt

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Liabilities to be acquired by each such Purchasing Senior Subordinated Creditors and who shall inform each such Purchasing Senior Subordinated Creditors accordingly, and the relevant Creditor Representatives shall promptly inform each relevant Creditor Representative in respect of the Priority Creditor Debt Liabilities, the Common Security Agent and the Hedge Counterparties of the Purchasing Senior Subordinated Creditors’ intention to exercise the option to purchase the Priority Creditor Debt Liabilities.

7.7 Hedge Transfer: Senior Subordinated Creditors

(a) The Purchasing Senior Subordinated Creditors may, by giving not less than ten days’ notice to the Common Security Agent, require a Priority Hedge Liabilities Transfer:

(i) if either:

(A) the Purchasing Senior Subordinated Creditors (being entitled to do so) require, at the same time, a Priority Creditor Debt Liabilities Transfer under Clause 7.6 (Option to Purchase: Senior Subordinated Creditors); or

(B) the Purchasing Senior Subordinated Creditors require that Priority Hedge Liabilities Transfer at any time on or after the later of (i) the Pari Passu Debt Discharge Date and (ii) the Second Lien Debt Discharge Date; and

(ii) if:

(A) that transfer is lawful and otherwise permitted by the terms of the Hedging Agreements in which case no Debtor or other member of the Group shall be entitled to withhold its consent to that transfer;

(B) any conditions (other than the consent of, or any consultation with, any Debtor, Security Grantor or other member of the Group) relating to that transfer contained in the Hedging Agreements are complied with;

(C) each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (i) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedging Agreement at that time and (ii) all costs and expenses (including legal fees) incurred as a consequence of giving effect to that transfer;

(D) as a result of that transfer, the Hedge Counterparties will have no further actual or contingent liability to any Debtor or any other person under the Hedging Agreements insofar as they are connected with the Pari Passu Hedging Liabilities or the Second Lien Hedging Liabilities;

(E) an indemnity is provided from each Purchasing Senior Subordinated Creditor exercising its rights pursuant to this Clause 7.7 which is receiving (or for which a nominee is receiving) that transfer (or from another third party acceptable to the relevant Hedge Counterparty) in form and substance reasonably satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or

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incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason; and

(F) that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) The Purchasing Senior Subordinated Creditors and any Hedge Counterparty may agree (in respect of the Hedging Agreements (or one or more of them) to which that Hedge Counterparty is a party) that a Priority Hedge Liabilities Transfer shall not apply to that Hedging Agreement(s) or to the Hedging Liabilities and Hedge Counterparty Obligations under that Hedging Agreement(s).

7.8 Option to Purchase: Unsecured Creditors

(a) Subject to paragraph (b) below, some or all of the Unsecured Creditors (the “Purchasing Unsecured Creditors”) may at any time after the occurrence of a Distress Event or when an Unsecured Payment Stop Notice is outstanding or an Unsecured Standstill Period is in effect and, in each case, Enforcement Action has been taken in respect of any of the Primary Creditor Debt Liabilities by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees), in accordance with Clause 28.5 (Change of Pari Passu Lender under an Existing Pari Passu Facility) and/or Clause 28.6 (Change of Pari Passu Noteholder) and/or Clause 28.7 (Change of Second Lien Facility Lender under an Existing Second Lien Facility) and/or Clause 28.8 (Change of Second Lien Noteholder) and/or Clause 28.9 (Change of Senior Subordinated Facility Lender under an Existing Senior Subordinated Facility) and/or Clause 28.10 (Change of Senior Subordinated Noteholder) of all, but not part, of the rights, benefits and obligations in respect of the Primary Creditor Debt Liabilities if:

(i) that transfer is lawful and, subject to paragraph (ii) below, otherwise permitted by the terms of the relevant Primary Creditor Debt Document;

(ii) any conditions relating to such a transfer contained in the relevant Primary Creditor Debt Document are complied with other than:

(A) any requirement to obtain the consent of, or consult with any Debtor, Security Grantor or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

(B) to the extent that the Purchasing Unsecured Creditors provide cash cover for any Letter of Credit, the consent of the relevant Super Senior Issuing Bank or Issuing Bank relating to such transfer, which consent shall not be required;

(iii) the Creditor Representative for each relevant group of Primary Debt Creditors is each paid an amount by the Purchasing Unsecured Creditors equal to the aggregate of:

(A) any amounts provided as cash cover by the Purchasing Unsecured Creditors for any relevant Letter of Credit (as envisaged in paragraph (ii)(B) above);

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(B) all of the relevant Primary Creditor Debt Liabilities at that time (whether or not due), including all amounts that would have been payable under the Primary Creditor Debt Documents if those Primary Creditor Debt Liabilities were being prepaid by the relevant Debtors on the date of that payment; and

(C) all costs and expenses (including legal fees) incurred by that Creditor Representative and/or the Primary Debt Creditors in that group as a consequence of giving effect to that transfer;

(iv) as a result of that transfer the Primary Creditors will have no further actual or contingent liability to any Debtor or any other person under the relevant Debt Documents for which it is not holding cash cover (as envisaged in paragraph (ii)(B) above);

(v) an indemnity is provided from the Purchasing Unsecured Creditors (or from another third party acceptable to all the relevant Primary Debt Creditors) in form and substance reasonably satisfactory to each relevant Primary Debt Creditor in respect of all losses which may be sustained or incurred by that Primary Debt Creditor in consequence of any sum received or recovered by any Primary Debt Creditor from any person being required (or it being alleged that it is required) to be paid back by or clawed back from that Primary Debt Creditor for any reason; and

(vi) the transfer is made without recourse to, or representation or warranty from, the Primary Creditor, except that each relevant Primary Debt Creditor shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) Subject to paragraph (b) of Clause 7.9 (Hedge Transfer: Unsecured Creditors), the Purchasing Unsecured Creditors may only require a Primary Creditor Debt Liabilities Transfer if, at the same time, they require a Primary Hedge Liabilities Transfer in accordance with Clause 7.9 (Hedge Transfer: Unsecured Creditors) and if, for any reason, a Primary Hedge Liabilities Transfer cannot be made in accordance with Clause 7.9 (Hedge Transfer: Unsecured Creditors), no Primary Creditor Debt Liabilities Transfer may be required to be made.

(c) Each relevant Creditor Representative under the Primary Creditor Debt Documents shall, at the request of a Creditor Representative under any Unsecured Creditor Document, notify the Unsecured Creditors of:

(i) the sum of the amounts described in paragraphs (a)(iii)(B) and (C) above; and

(ii) the amount of each Letter of Credit for which cash cover is to be provided by the Purchasing Unsecured Creditors (as envisaged in paragraph (a)(ii)(B) above).

(d) If more than one Purchasing Unsecured Creditor wishes to exercise the option to purchase the Primary Creditor Debt Liabilities in accordance with paragraph (a) above, each such Purchasing Unsecured Creditor shall:

(i) acquire the Primary Creditor Debt Liabilities pro rata, in the proportion that its Unsecured Credit Participation bears to the aggregate Unsecured Credit Participations of all the Purchasing Unsecured Creditors; and

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(ii) inform the relevant Creditor Representatives in accordance with the terms of the Unsecured Creditor Documents, who will determine (consulting with each other as required) the appropriate share of the Primary Creditor Debt Liabilities to be acquired by each such Purchasing Unsecured Creditors and who shall inform each such Purchasing Unsecured Creditors accordingly, and the relevant Creditor Representatives shall promptly inform the Creditor Representatives of the Primary Creditor Debt Liabilities, the Hedge Counterparties, the Common Security Agent of the Purchasing Unsecured Creditors’ intention to exercise the option to purchase the Primary Creditor Debt Liabilities.

7.9 Hedge Transfer: Unsecured Creditors

(a) The Purchasing Unsecured Creditors may, by giving not less than ten days’ notice to the Common Security Agent, require a Primary Hedge Liabilities Transfer:

(i) if either:

(A) the Purchasing Unsecured Creditors (being entitled to do so) require, at the same time, a Primary Creditor Debt Liabilities Transfer under Clause 7.8 (Option to Purchase: Unsecured Creditors); or

(B) the Purchasing Unsecured Creditors require the Primary Hedge Liabilities Transfer at any time on or after the latest of (i) the Pari Passu Debt Discharge Date (ii) the Second Lien Debt Discharge Date and (iii) the Senior Subordinated Debt Discharge Date; and

(ii) if:

(A) that transfer is lawful and otherwise permitted by the terms of the Hedging Agreements in which case no Debtor or other member of the Group shall be entitled to withhold its consent to that transfer;

(B) any conditions (other than the consent of, or any consultation with any Debtor, any Security Grantor or other member of the Group) relating to that transfer contained in the Hedging Agreements are complied with;

(C) each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (i) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedging Agreement at that time and (ii) all costs and expenses (including legal fees) incurred as a consequence of giving effect to that transfer;

(D) as a result of that transfer, the Hedge Counterparties will have no further actual or contingent liability to any Debtor or any other person under the Hedging Agreements;

(E) an indemnity is provided from each Purchasing Unsecured Creditor exercising its rights pursuant to this Clause 7.9 which is receiving (or for which a nominee is receiving) that transfer (or from another third party acceptable to the relevant Hedge Counterparty) in form and substance reasonably satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being

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alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason; and

(F) that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) The Purchasing Unsecured Creditors and any Hedge Counterparty may agree (in respect of the Hedging Agreements (or one or more of them) to which that Hedge Counterparty is a party) that a Primary Hedge Liabilities Transfer required by the Purchasing Unsecured Creditors pursuant to paragraph (a) above shall not apply to that Hedging Agreement(s) or to the Hedging Liabilities and Hedge Counterparty Obligations under that Hedging Agreement(s).

7.10 Priority of Options to Purchase

(a) Any notice issued pursuant to Clause 7.1 (Option to Purchase: Senior Secured Facilities Lenders), Clause 7.2 (Option to Purchase: Pari Passu Creditors), 7.3 (Hedge Transfer: Pari Passu Creditors), 7.4 (Option to Purchase: Second Lien Debt Creditors) or Clause 7.5 (Hedge Transfer: Second Lien Debt Creditors) shall be subject to, and deemed immediately cancelled by:

(i) the issue of a notice by one or more Purchasing Senior Subordinated Creditors pursuant to (and in accordance with) Clause 7.6 (Option to Purchase: Senior Subordinated Creditors) or Clause 7.7 (Hedge Transfer: Senior Subordinated Creditors); or

(ii) the issue of a notice by one or more Purchasing Unsecured Creditors pursuant to (and in accordance with) Clause 7.8 (Option to Purchase: Unsecured Creditors) or Clause 7.9 (Hedge Transfer: Unsecured Creditors),
in each case, at least ten Business Days before the date of any proposed Primary Creditor Debt Liabilities Transfer or Priority Creditor Debt Liabilities Transfer (as applicable).

(b) Any notice issued pursuant to Clause 7.6 (Option to Purchase: Senior Subordinated Creditors) or Clause 7.7 (Hedge Transfer: Senior Subordinated Creditors) shall be subject to, and deemed immediately cancelled by the issue of a notice by one or more Purchasing Unsecured Creditors pursuant to (and in accordance with) Clause 7.8 (Option to Purchase: Unsecured Creditors) or Clause 7.9 (Hedge Transfer: Unsecured Creditors), in each case, at least five Business Days before the date of any proposed Priority Creditor Debt Liabilities Transfer.

8. Senior Subordinated Creditors and Senior Subordinated Liabilities

8.1 [Reserved]

8.2 Incurrence of Senior Subordinated Liabilities

(a) Until the Priority Discharge Date, the Debtors shall not (and shall procure that no other member of the Group will) enter into any Senior Subordinated Debt Document or any Senior Subordinated Guarantee, borrow any Senior Subordinated Facility or issue any

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Senior Subordinated Notes or allow any Senior Subordinated Liabilities to remain outstanding unless:

(i) the borrower under the relevant Senior Subordinated Facility or the issuer of the relevant Senior Subordinated Notes is, in each case, the Parent;

(ii) the proceeds of the borrowing under the relevant Senior Subordinated Facility or of the issuance of the relevant Senior Subordinated Notes (net only of customary transaction costs, fees and expenses) are applied solely to make loans to any other member of the Group;

(iii) any Senior Subordinated Guarantee provided by a member of the Group is only provided in respect of Senior Subordinated Liabilities incurred by the Parent;

(iv) each relevant Senior Subordinated Guarantor and each relevant Senior Subordinated Creditor (if not already a Party in such capacity) becomes a Party in accordance with Clause 28 (Changes to the Parties) before or concurrently with the incurrence of the relevant Senior Subordinated Liabilities (or the Required Primary Creditors agree otherwise);

(v) if the Super Senior Discharge Date has not occurred, such incurrence of the relevant Senior Subordinated Liabilities and the application of the proceeds thereof is not prohibited by this Agreement, or any Super Senior Debt Document (or has been approved by the Super Senior Creditors);

(vi) if the Pari Passu Discharge Date has not occurred, such incurrence of the relevant Senior Subordinated Liabilities and the application of the proceeds thereof is not prohibited by the Senior Secured Facilities Agreements, this Agreement, or any other Pari Passu Debt Document (or has been approved by the Required Pari Passu Creditors);

(vii) if the Second Lien Discharge Date has not occurred, such incurrence of the relevant Senior Subordinated Liabilities and the application of the proceeds thereof is not prohibited by any Second Lien Debt Document (or is otherwise approved by the Required Second Lien Creditors); and

(viii) if the Senior Subordinated Discharge Date has not occurred, such incurrence of the relevant Senior Subordinated Liabilities and the application of the proceeds thereof is not prohibited by any other Senior Subordinated Debt Document (or has been approved by the Required Senior Subordinated Creditors).

8.3 Restriction on Payment: Senior Subordinated Liabilities

Until the Priority Discharge Date, except with the prior consent of the Required Priority Creditors, the Debtors shall not (and shall procure that no other member of the Group will):

(a) make any Payments in respect of any principal, interest or other amount on or in respect of, or make any distribution or Liabilities Acquisition in respect of, any Senior Subordinated Liabilities, in each case in cash or in kind or apply any such money or property in or towards discharge of any Senior Subordinated Liabilities except as expressly permitted by Clause 8.4 (Permitted Payments: Senior Subordinated Liabilities), Clause 8.14 (Permitted Enforcement: Senior Subordinated Creditors) or Clause 14.5 (Filing of Claims); or

(b) exercise any set-off against any Senior Subordinated Liabilities, in each case except as expressly permitted by Clause 8.4 (Permitted Payments: Senior Subordinated

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Liabilities), Clause 8.14 (Permitted Enforcement: Senior Subordinated Creditors) or Clause 14.5 (Filing of Claims),

and, in each case, the Debtors shall only (and shall only allow another member of the Group to) make such Payments and/or exercise such set-off rights to the extent not restricted from doing so by Clause 8.5 (Issue of Senior Subordinated Payment Stop Notice).

8.4 Permitted Payments: Senior Subordinated Liabilities

The Debtors may:

(a) prior to the Priority Discharge Date:

(i) make Payments to the Senior Subordinated Debt Creditors in respect of the Senior Subordinated Debt Liabilities in accordance with the Senior Subordinated Debt Documents (as amended in accordance with the terms of this Agreement and the relevant Senior Subordinated Debt Documents), if no Senior Subordinated Payment Stop Notice is outstanding and no Senior Subordinated Automatic Block Event has occurred and is continuing and the Payment is of:

(A) any amount of principal or capitalised interest in respect of the Senior Subordinated Debt Liabilities the payment of which is not prohibited by any of the Priority Creditor Debt Documents;

(B) any other amount which is not an amount of principal or capitalised interest (such other amounts including all scheduled interest payments (including, if applicable, special interest (or liquidated damages)) and default interest on the Senior Subordinated Debt Liabilities accrued and payable in cash in accordance with the terms of the relevant Senior Subordinated Debt Document (as the date of issue of the same or as amended in accordance with the terms of this Agreement and the other Debt Documents)), additional amounts payable as a result the tax gross-up provisions relating to the Senior Subordinated Debt Liabilities and amounts in respect of currency indemnities in the Senior Subordinated Debt Documents;

(C) costs, commissions, Taxes and expenses incurred in respect of (or reasonably incidental to) the Senior Subordinated Debt Documents (including in relation to any reporting or listing requirements under the relevant Senior Subordinated Debt Documents) so long as the maximum aggregate amount of such Payments does not exceed EUR 2,000,000.00 (or its equivalent) or, if higher and the Payment is in respect of amendment, consent and/or waiver fees and expenses, in an amount which, when expressed as a percentage of the principal amount of the Senior Subordinated Debt Liabilities (or affected principal amount) does not exceed the corresponding amounts which have been paid in respect of any amendment, consent and/or waiver fees and expenses incurred in respect of (or reasonably incidental to) the Super Senior Debt Liabilities, Pari Passu Debt Liabilities and/or Second Lien Liabilities (when expressed as a percentage of the principal amount of the Super Senior Debt Liabilities, Pari Passu Debt Liabilities and/or Second Lien Liabilities (or affected principal amount));

(D) costs, commissions, Taxes and any expenses incurred in respect of (or reasonably incidental to) any refinancing of Senior Subordinated

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Notes or a Senior Subordinated Facility, provided that such refinancing is permitted by and in compliance with the Priority Creditor Debt Documents; and

(ii) make Payments of Creditor Representative Amounts due and payable to the Creditor Representative(s) in respect of the Senior Subordinated Facility Lenders and the Senior Subordinated Noteholders; and

(iii) make Payments to the Senior Subordinated Debt Creditors in respect of Senior Subordinated Debt Liabilities only if the Required Primary Creditors give prior consent to that Payment being made; and

(b) on or after the Priority Discharge Date, make Payments to the Senior Subordinated Debt Creditors in respect of the Senior Subordinated Debt Liabilities in accordance with the Senior Subordinated Debt Documents.

8.5 Issue of Senior Subordinated Payment Stop Notice

(a) At any time prior to the Priority Discharge Date, if a Senior Subordinated Payment Stop Event has occurred and is continuing, except with the prior consent of the Required Priority Creditors and subject to Clause 14 (Effect of Insolvency Event), the Parent shall procure that no Debtor or other member of the Group shall make, and no Senior Subordinated Creditor may receive from any Debtor or member of the Group, any Payment in respect of the Senior Subordinated Liabilities from the date on which the relevant Creditor Representative under the Priority Creditor Debt Documents (the “Relevant Representative”) delivers a notice (a “Senior Subordinated Payment Stop Notice”) to the Parent, the Common Security Agent and each Creditor Representative in respect of the relevant Senior Subordinated Liabilities specifying the events or circumstances relating to that Senior Subordinated Payment Stop Event until the earliest of:

(i) the date falling 179 days after delivery of that Senior Subordinated Payment Stop Notice to the Parent, the Common Security Agent and each Creditor Representative in respect of the relevant Senior Subordinated Liabilities;

(ii) in relation to payments of the Senior Subordinated Liabilities, if a Senior Subordinated Standstill Period is in effect at any time after delivery of that Senior Subordinated Payment Stop Notice, the date on which that Senior Subordinated Standstill Period expires;

(iii) the date on which the relevant Senior Subordinated Payment Stop Event is no longer continuing and, if the relevant Priority Creditor Debt Liabilities have been accelerated, such acceleration has been rescinded, revoked or waived, provided that at such time no other Event of Default is continuing under any Priority Creditor Debt Document;

(iv) the date on which the Relevant Representative which issued the Senior Subordinated Payment Stop Notice (and, if at such time a Senior Subordinated Payment Stop Event is continuing (other than in relation to the debt in respect of which the notice was given) the Relevant Representative in respect of that other debt) delivers a notice to the Parent, the Common Security Agent and each Creditor Representative in respect of the relevant Senior Subordinated Liabilities cancelling the Senior Subordinated Payment Stop Notice;

(v) the date on which the Senior Subordinated Creditors or a Creditor Representative in respect of any Senior Subordinated Liabilities is permitted to take any Enforcement Action under Clause 8.14 (Permitted Enforcement:

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Senior Subordinated Creditors) and Clause 8.15 (Subsequent Senior Subordinated Defaults) against a Security Grantor, Debtor or member of the Group; and

(vi) the Priority Discharge Date,

such period being the period for which the relevant Senior Subordinated Payment Stop Notice is “outstanding”.

(b) Unless each Creditor Representative in respect of the Senior Subordinated Debt Liabilities waives this requirement:

(i) a new Senior Subordinated Payment Stop Notice may not be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Senior Subordinated Payment Stop Notice; and

(ii) no Senior Subordinated Payment Stop Notice may be delivered in reliance on a Senior Subordinated Payment Stop Event more than six months after the date on which each relevant Creditor Representative has received notice of that Senior Subordinated Payment Stop Event.

(c) A Creditor Representative may serve only one Senior Subordinated Payment Stop Notice each with respect to the same event or set of circumstances provided that if a Senior Subordinated Payment Stop Notice has been served as a result of a breach of clause 22 (Financial Covenant) of the Senior Secured Revolving Facilities Agreement (or any Equivalent Provision under any Super Senior Debt Document or Pari Passu Debt Document, as applicable), any subsequent breach of clause 22 (Financial Covenant) of the Senior Secured Revolving Facilities Agreement (or any Equivalent Provision under any Super Senior Debt Document or Pari Passu Debt Document, as applicable) shall constitute a new set of circumstances. Subject to paragraph (b) above, this shall not affect the right of that or any other Creditor Representative to issue a Senior Subordinated Payment Stop Notice in respect of any other event or set of circumstances.

(d) No Senior Subordinated Payment Stop Notice may be served by a Creditor Representative in respect of a Senior Subordinated Payment Stop Event which had been notified to each of them at the time at which an earlier Senior Subordinated Payment Stop Notice was issued.

8.6 Effect of Senior Subordinated Payment Stop Event or Senior Subordinated Automatic Block Event

Any failure to make a Payment due under the Senior Subordinated Debt Documents as a result of the issue of a Senior Subordinated Payment Stop Notice or the occurrence of a Senior Subordinated Automatic Block Event or the operation of Clause 8.3 (Restriction on Payment: Senior Subordinated Liabilities) shall not prevent:

(a) the occurrence of an Event of Default as a consequence of that failure to make a Payment in relation to the Senior Subordinated Debt Documents; or

(b) the issue of a Senior Subordinated Enforcement Notice on behalf of Senior Subordinated Debt Creditor.

8.7 Payment Obligations and Capitalisation of Interest Continue

(a) No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Senior Subordinated Debt Document by the operation of Clauses 8.3 (Restriction on Payment: Senior

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Subordinated Liabilities) to 8.6 (Effect of Senior Subordinated Payment Stop Event or Senior Subordinated Automatic Block Event) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

(b) The accrual and capitalisation of interest in accordance with the Senior Subordinated Debt Documents shall continue notwithstanding the issue of a Senior Subordinated Payment Stop Notice or the occurrence of a Senior Subordinated Automatic Block Event.

8.8 Cure of Payment Stop: Senior Subordinated Creditors

If:

(a) at any time following the issue of a Senior Subordinated Payment Stop Notice or the occurrence of a Senior Subordinated Automatic Block Event, that Senior Subordinated Payment Stop Notice ceases to be outstanding and/or (as the case may be) the Senior Subordinated Automatic Block Event ceases to be continuing; and

(b) the relevant Debtor then promptly pays to Senior Subordinated Debt Creditor an amount equal to any Payments which had accrued under the Senior Subordinated Debt Documents and which would have been Permitted Senior Subordinated Debt Payments but for that Senior Subordinated Payment Stop Notice or that Senior Subordinated Automatic Block Event, then any Event of Default which may have occurred as a result of that suspension of Payments shall be waived and any Senior Subordinated Enforcement Notice which may have been issued as a result of that Event of Default shall be waived and revoked, in each case without any further action being required on the part of Senior Subordinated Debt Creditor.

8.9 No Acquisition of Senior Subordinated Liabilities

(a) Subject to paragraph (b) below, the Debtors shall not, and shall procure that no other member of the Group will, enter into any Liabilities Acquisition in respect of the Senior Subordinated Liabilities or beneficially own all or any part of the share capital of a company that is a party to a Liabilities Acquisition in respect of the Senior Subordinated Liabilities.

(b) Paragraph (a) above shall not apply in respect of:

(i) any action which occurs in accordance with the other provisions of this Agreement and is not otherwise prohibited by any Priority Creditor Debt Document; or

(ii) any action which occurs either:

(A) in order to effect a Liabilities Acquisition of Senior Subordinated Liabilities the Payment of which would have otherwise constituted a Permitted Senior Subordinated Debt Payment;

(B) in order to effect a Liabilities Acquisition of Senior Subordinated Hedging Liabilities the Payment of which would have otherwise constituted a Permitted Hedge Payment;

(C) on or after the Priority Discharge Date; or

(D) with the prior consent of the Required Priority Creditors,

and in accordance with the Senior Subordinated Debt Documents.

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8.10 Amendments and Waivers: Senior Subordinated Creditors

(a) Subject to paragraph (b) below, Senior Subordinated Debt Creditors may amend or waive the terms of the Senior Subordinated Debt Documents (other than this Agreement or any Transaction Security Document) in accordance with their terms at any time.

(b) Prior to the Priority Discharge Date, neither the Senior Subordinated Debt Creditors may amend or waive the terms of the Senior Subordinated Debt Documents if the amendment or waiver would result in any Senior Subordinated Debt Document not complying with this Agreement or the terms of the Super Senior Debt Documents, the Pari Passu Debt Documents or the Second Lien Debt Documents without the prior consent of:

(i) (in respect of the Super Senior Debt Documents) the Required Super Senior Creditors;

(ii) (in respect of the Pari Passu Debt Documents) the Required Pari Passu Creditors; and

(iii) (in respect of the Second Lien Debt Documents) the Required Second Lien Creditors.

8.11 Designation of Senior Subordinated Debt Documents

If:

(a) the terms of a document to be designated as a Senior Subordinated Debt Document does not comply with Clause 8.2 (Incurrence of Senior Subordinated Liabilities); or

(b) the terms of a document effect a change which would, if that change was effected by way of amendment to, or waiver of, the terms of a Senior Subordinated Debt Document, require the consent of the Required Super Senior Creditors, the Required Pari Passu Creditors and the Required Second Lien Creditors under Clause 8.10 (Amendments and Waivers: Senior Subordinated Creditors),

that document shall not constitute a Senior Subordinated Debt Document for the purposes of this Agreement without the prior consent of the Required Priority Creditors.

8.12 Security and Guarantees: Senior Subordinated Liabilities

(a) At any time prior to the Priority Discharge Date, except with the prior consent of the Required Primary Creditors, the Senior Subordinated Creditors may not take, accept or receive the benefit of any Security from the Debtors, any Security Grantor or any other member of the Group, guarantee, indemnity or other assurance against loss from the Debtors or any other member of the Group other than:

(i) as permitted under the Primary Creditor Documents and which (1) in the case of any guarantee, indemnity or assurance against loss, is offered to the other Primary Creditors in respect of their respective liabilities and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2 (Ranking and Priority) or (2) in the case of any Security is offered as Common Transaction Security (x) to the Common Security Agent as trustee and/or agent for the other Priority Creditors in respect of their Liabilities, or (y) in the case of any jurisdiction in which effective Security cannot be granted in favour of the Common Security Agent as trustee and/or agent for the Primary Creditors (A) to the other Primary Creditors in respect of their Liabilities, or (B) to the Common Security Agent under a

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parallel debt, joint and several creditorship or other similar or equivalent structure for the benefit of the other Primary Creditors in respect of their Liabilities, and (subject to the terms of this Agreement) ranks in the same order of priority as that contemplated in Clause 2.2 (Transaction Security);

(ii) the Common Transaction Security;

(iii) the Notes Escrow Security; and

(iv) a Senior Subordinated Guarantee or any guarantee, indemnity or assurance against loss granted pursuant to the terms of any Senior Subordinated Debt Document, in each case provided such Senior Subordinated Guarantee or other guarantee, indemnity or assurance against loss is from a Debtor which is a guarantor in respect of the Priority Creditor Debt Liabilities and is permitted under the Priority Creditor Documents.

8.13 Restrictions on Enforcement: Senior Subordinated Creditors

At any time prior to the Priority Discharge Date, except as permitted by Clause 8.14 (Permitted Enforcement: Senior Subordinated Creditors), no Senior Subordinated Creditor shall be entitled to take or direct the Common Security Agent to take any Enforcement Action:

(a) against any of the Debtors in respect of any of the Senior Subordinated Liabilities including under the Senior Subordinated Guarantees; or

(b) in respect of any of the Common Transaction Security,

except with the prior consent of, or at the request of, an Instructing Group.

8.14 Permitted Enforcement: Senior Subordinated Creditors

Subject to the provisions of Clause 8.16 (Enforcement on Behalf of Senior Subordinated Creditors), the restrictions in Clause 8.13 (Restrictions on Enforcement: Senior Subordinated Creditors) will not apply in respect of the Senior Subordinated Liabilities or the Common Transaction Security if:

(a) a Super Senior Acceleration Event and a Pari Passu Acceleration Event, or a Second Lien Acceleration Event has occurred, in which case each Senior Subordinated Debt Creditor may take the same Enforcement Action (other than Enforcement of Transaction Security) (but in respect of the Senior Subordinated Debt Liabilities) as constitutes that Super Senior Acceleration Event and Pari Passu Acceleration Event, or Second Lien Acceleration Event (as relevant and only in respect of the same person);

(b) an Event of Default has occurred and is continuing under the relevant Senior Subordinated Debt Documents (the “Relevant Senior Subordinated Event of Default”);

(c) each other Creditor Representative has received a notice of the Relevant Senior Subordinated Event of Default specifying the event or circumstance in relation to the Relevant Senior Subordinated Event of Default from the relevant Creditor Representative in respect of the Senior Subordinated Liabilities (a “Senior Subordinated Enforcement Notice”);

(d) the relevant Senior Subordinated Standstill Period has elapsed or otherwise terminated; and

(e) the Relevant Senior Subordinated Event of Default is continuing at the end of the relevant Senior Subordinated Standstill Period.

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8.15 Subsequent Senior Subordinated Defaults

The Senior Subordinated Creditors may take Enforcement Action under Clause 8.14 (Permitted Enforcement: Senior Subordinated Creditors) in relation to a Relevant Senior Subordinated Event of Default to the extent entitled to under the relevant Senior Subordinated Debt Documents even if, at the end of any relevant Senior Subordinated Standstill Period relating to the Relevant Senior Subordinated Event of Default or at any later time, a further Senior Subordinated Standstill Period in respect of another Relevant Senior Subordinated Event of Default has begun as a result of any other Event of Default in relation to those Senior Subordinated Liabilities.

8.16 Enforcement on Behalf of Senior Subordinated Creditors

If the Common Security Agent has notified the Creditor Representative(s) in respect of the Senior Subordinated Liabilities that it is taking or has been instructed by an Instructing Group to take any Enforcement Action in relation to any Debtor or any part of the Priority Creditor Only Charged Property or the Common Charged Property owned by it, its Holding Companies or its Subsidiaries or a Security Grantor, no Senior Subordinated Creditor may take any action referred to in Clause 8.14 (Permitted Enforcement: Senior Subordinated Creditors) against that Debtor, Holding Company or applicable Security Grantor or their Subsidiaries while the Common Security Agent is taking steps to enforce Security or taking Enforcement Action in relation to that Debtor, Holding Company or applicable Security Grantor or their Subsidiaries, in each case in accordance with the instructions of the Instructing Group where such action might be reasonably likely to adversely affect such enforcement or Enforcement Action or the amount of proceeds to be derived therefrom.

9. Unsecured Creditors and Unsecured Liabilities

9.1 Incurrence of Unsecured Liabilities

Until the Final Discharge Date, the Debtors shall not (and shall procure that no other member of the Group will) enter into any Unsecured Creditor Document or any Unsecured Guarantee, borrow any Unsecured Facility or issue any Unsecured Notes or allow any Unsecured Liabilities to remain outstanding unless:

(a) if the Super Senior Debt Discharge Date has not occurred, such incurrence and subsistence of the relevant Unsecured Liabilities and the application of the proceeds thereof is not prohibited by any Super Senior Debt Document (or has been approved by the Required Super Senior Creditors);

(b) if the Pari Passu Debt Discharge Date has not occurred, such incurrence and subsistence of the relevant Unsecured Liabilities and the application of the proceeds thereof is not prohibited by the Senior Secured Facilities Agreements or any other Pari Passu Debt Document (or has been approved by the Required Pari Passu Creditors);

(c) if the Second Lien Discharge Date has not occurred, such incurrence and subsistence of the relevant Unsecured Liabilities and the application of the proceeds thereof is not prohibited by any Second Lien Debt Document (or has been approved by the Required Second Lien Creditors);

(d) if the Senior Subordinated Discharge Date has not occurred, such incurrence and subsistence of the relevant Unsecured Liabilities and the application of the proceeds thereof is not prohibited by the Senior Subordinated Debt Documents (or has been approved by the Required Senior Subordinated Creditors);

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(e) if the Unsecured Discharge Date has not occurred, such incurrence of the relevant Unsecured Liabilities and the application of the proceeds thereof is not prohibited by any other Unsecured Creditor Document (or has been approved by the Required Unsecured Creditors); and

(f) each issuer, borrower and guarantor of the relevant Unsecured Liabilities and each Unsecured Creditor (if not already a Party in such capacity) becomes a Party in accordance with Clause 28 (Changes to the Parties) before or concurrently with the incurrence of the Unsecured Liabilities.

9.2 Permitted Payments: Unsecured Liabilities

Subject to Clause 9.3 (Restriction on Payment: Unsecured Payment Stop Notice), the Debtors may, at any time prior to the Final Discharge Date, make Payments to the Unsecured Creditors in respect of the Unsecured Liabilities in accordance with the Unsecured Creditor Documents (as amended in accordance with the terms of this Agreement and the relevant Unsecured Creditor Documents) provided the Payment is not otherwise prohibited by the Primary Creditor Documents.

9.3 Restriction on Payment: Unsecured Payment Stop Notice

If, at any time prior to the Final Discharge Date, an Unsecured Payment Stop Notice is outstanding in accordance with Clause 9.5 (Issue of Unsecured Payment Stop Notice), the Debtors shall not, and shall procure that no other member of the Group will:

(a) make any Payments in respect of any principal, interest or other amount on or in respect of, or make any distribution or Liabilities Acquisition in respect of, any Unsecured Liabilities in cash or in kind or apply any such money or property in or towards discharge of any Unsecured Liabilities; or

(b) exercise any set-off against any Unsecured Liabilities,

except as expressly permitted by:

(i) Clause 9.4 (Permitted Payments while Unsecured Payment Stop Notice Outstanding); and

(ii) Clause 9.13 (Permitted Enforcement: Unsecured Creditors).

9.4 Permitted Payments while Unsecured Payment Stop Notice Outstanding

The Debtors may, prior to the Final Discharge Date, make Payments to the Unsecured Creditors while an Unsecured Payment Stop Notice is outstanding if:

(a) the Payment is of Creditor Representative Amounts due and payable to the Creditor Representative(s) in respect of the Unsecured Lenders and the Unsecured Noteholders;

(b) the Payment is permitted pursuant to Clause 9.13 (Permitted Enforcement: Unsecured Creditors) or Clause 9.14 (Subsequent Enforcement Action); or

(c) the Payment is to the Unsecured Creditors in respect of the Unsecured Liabilities and the Instructing Group have given their prior consent to that Payment being made.

9.5 Issue of Unsecured Payment Stop Notice

(a) If, at any time prior to the Final Discharge Date, any of the Transaction Security has become enforceable in accordance with its terms then except with the prior consent of the Instructing Group or as permitted pursuant to Clause 9.4 (Permitted Payments while Unsecured Payment Stop Notice Outstanding), the Parent shall procure that no Debtor

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or member of the Group shall make, and no Unsecured Creditor may receive from any Debtor or member of the Group, any Payment in respect of the Unsecured Liabilities from the date on which the Common Security Agent (acting on the instructions of the Instructing Group) delivers a notice (an “Unsecured Payment Stop Notice”) to the Parent and each Creditor Representative in respect of the relevant Unsecured Liabilities specifying the events or circumstances pursuant to which the relevant Transaction Security has become enforceable until the earliest of:

(i) the date falling 179 days after delivery of that Unsecured Payment Stop Notice to the Parent and each Creditor Representative in respect of the relevant Unsecured Liabilities;

(ii) in relation to payments of the Unsecured Liabilities, if an Unsecured Standstill Period is in effect at any time after delivery of that Unsecured Payment Stop Notice, the date on which that Unsecured Standstill Period expires;

(iii) if the relevant Primary Creditor Debt Liabilities have been accelerated and /or Enforcement Action has been taken, the date on which such acceleration and/or such Enforcement Action has been rescinded, revoked or waived, provided that at such time no other Event of Default is continuing under any Primary Creditor Document;

(iv) the date on which the Common Security Agent (acting on the instructions of the Instructing Group) delivers a notice to the Parent and each Creditor Representative in respect of the relevant Unsecured Liabilities cancelling the Unsecured Payment Stop Notice; and

(v) the date on which the Unsecured Creditors or a Creditor Representative in respect of any Unsecured Liabilities is permitted to take any Enforcement Action under Clause 9.13 (Permitted Enforcement: Unsecured Creditors) and Clause 9.14 (Subsequent Enforcement Action) against a member of the Group, such period being the period for which the relevant Unsecured Payment Stop Notice is “outstanding”.

(b) Unless each Creditor Representative in respect of the Unsecured Liabilities waives this requirement:

(i) a new Unsecured Payment Stop Notice may not be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Unsecured Payment Stop Notice; and

(ii) no Unsecured Payment Stop Notice may be delivered in reliance on the events or circumstances pursuant to which the relevant Transaction Security has become enforceable more than six months after the date on which the relevant Transaction Security has become enforceable.

(c) The Common Security Agent may serve only one Unsecured Payment Stop Notice each with respect to the same event or set of circumstances. Subject to paragraph (b) above, this shall not affect the right of the Common Security Agent to issue an Unsecured Payment Stop Notice in respect of any other event or set of circumstances.

9.6 Effect of Unsecured Payment Stop Event

As between the Unsecured Creditors and the Debtors, any failure to make a Payment due under the Unsecured Creditor Documents as a result of the issue of an Unsecured Payment Stop

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Notice or the operation of Clause 9.3 (Restriction on Payment: Unsecured Payment Stop Notice) shall not prevent:

(a) the occurrence of an Event of Default as a consequence of that failure to make a Payment in relation to the Unsecured Creditor Documents; or

(b) the issue of an Unsecured Enforcement Notice.

9.7 Payment Obligations and Capitalisation of Interest Continue

(a) No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Unsecured Creditor Document by the operation of Clauses 9.3 (Restriction on Payment: Unsecured Payment Stop Notice) to 9.6 (Effect of Unsecured Payment Stop Event) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

(b) The accrual and capitalisation of interest in accordance with the Unsecured Creditor Documents shall continue notwithstanding the issue of an Unsecured Payment Stop Notice.

9.8 Cure of Payment Stop: Unsecured Creditors

If:

(a) at any time following the issue of an Unsecured Payment Stop Notice, that Unsecured Payment Stop Notice ceases to be outstanding; and

(b) the relevant Debtor then promptly pays to the Unsecured Creditors an amount equal to any Payments which had accrued under the Unsecured Creditor Documents and which would have been Permitted Unsecured Payments but for that Unsecured Payment Stop Notice, then any Event of Default which may have occurred as a result of that suspension of Payments shall be waived and any Unsecured Enforcement Notice which may have been issued as a result of that Event of Default shall be waived and revoked, in each case without any further action being required on the part of the Unsecured Creditors.

9.9 Amendments and Waivers: Unsecured Creditors

(a) Subject to paragraph (b) below, the Unsecured Creditors may amend or waive the terms of the Unsecured Creditor Documents (other than this Agreement) in accordance with their terms at any time.

(b) Prior to the Final Discharge Date, the Unsecured Creditors may not amend or waive the terms of the Unsecured Creditor Documents if the amendment or waiver would result in any Unsecured Creditor Document not complying with this Agreement or the terms of the Primary Creditor Documents.

9.10 Designation of Unsecured Creditor Documents

If:

(a) the terms of a document to be designated as an Unsecured Creditor Document does not comply with Clause 9.1 (Incurrence of Unsecured Liabilities); or

(b) the terms of a document effect a change which would, if that change was effected by way of amendment to, or waiver of, the terms of an Unsecured Creditor Document,

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require the consent under Clause 9.9 (Amendments and Waivers: Unsecured Creditors),

that document shall not constitute an Unsecured Creditor Document for the purposes of this Agreement without the prior consent of the Required Primary Creditors.

9.11 Security and Guarantees: Unsecured Liabilities

At any time prior to the Final Discharge Date, except with the prior consent of the Required Primary Creditors, the Unsecured Creditors may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from the Debtors or any other member of the Group or any Security Grantor in respect of their Unsecured Liabilities other than:

(a) in relation only to any guarantee, indemnity or other assurance against loss (and not Security) as permitted under the Primary Creditor Documents;

(b) the Notes Escrow Security; and

(c) an Unsecured Guarantee or any guarantee, indemnity or assurance against loss granted pursuant to the terms of any Unsecured Creditor Document, in each case provided such Unsecured Guarantee or other guarantee, indemnity or assurance against loss is from a member of the Group and is permitted under the Primary Creditor Documents.

9.12 Restrictions on Enforcement: Unsecured Creditors

At any time prior to the Final Discharge Date, except with the prior consent of the Instructing Group or as permitted pursuant to Clause 9.13 (Permitted Enforcement: Unsecured Creditors) or Clause 9.14 (Subsequent Enforcement Action), no Unsecured Creditor shall be entitled to take, or direct the relevant Creditor Representative in respect of the relevant Unsecured Liabilities to take, any Enforcement Action against any of the Debtors in respect of any of the Unsecured Liabilities (including under any Unsecured Guarantee) from:

(a) provided the notice required pursuant to paragraph (v) of Clause 31.3 (Notification of Prescribed Events) has been delivered in accordance with paragraph (v) of Clause 31.3, the date (if any) on which the Common Security Agent delivers a notice in accordance with paragraph (g)(iv) of Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights) to the relevant Creditor Representative in respect of the relevant Unsecured Liabilities; or

(b) if the notice required pursuant to paragraph (v) of Clause 31.3 (Notification of Prescribed Events) has not been delivered in accordance with paragraph (v) of Clause 31.3, the date on which the right to take such Enforcement Action in respect of the Unsecured Liabilities arises.

9.13 Permitted Enforcement: Unsecured Creditors

(a) Subject to the provisions of Clause 9.15 (Enforcement on Behalf of Unsecured Creditors), the restrictions in Clause 9.12 (Restrictions on Enforcement: Unsecured Creditors) will not apply in respect of the Unsecured Liabilities if:

(i) that Unsecured Creditor is entitled to take such Enforcement Action under the relevant Unsecured Creditor Documents (the “Relevant Unsecured Enforcement Action”);

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(ii) either:

(A) if the provisions of Clause 9.12 (Restrictions on Enforcement: Unsecured Creditors) apply pursuant to paragraph (a) of Clause 9.12 (Restrictions on Enforcement: Unsecured Creditors):

(1) the Common Security Agent has delivered a notice in accordance with paragraph (g)(iv) of Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights) to the relevant Creditor Representative in respect of the relevant Unsecured Liabilities; and

(2) following the delivery of the notice specified in paragraph (ii)(A)(1) above, the Common Security Agent has received from the relevant Creditor Representative in respect of the Unsecured Liabilities an Unsecured Enforcement Notice (as defined in paragraph (B) below); or

(B) if the provisions of Clause 9.12 (Restrictions on Enforcement: Unsecured Creditors) apply pursuant to paragraph (b) of Clause 9.12 (Restrictions on Enforcement: Unsecured Creditors), the Common Security Agent has received from the relevant Creditor Representative in respect of the Unsecured Liabilities a notice detailing the Relevant Unsecured Enforcement Action specifying the event or circumstance the occurrence of which gave rise to the entitlement to take the Relevant Unsecured Enforcement Action (an “Unsecured Enforcement Notice”);

(iii) the Unsecured Standstill Period initiated by the Unsecured Enforcement Notice has elapsed or otherwise terminated; and

(iv) the event giving rise to the entitlement to take the Relevant Unsecured Enforcement Action is continuing at the end of any applicable Unsecured Standstill Period.

9.14 Subsequent Enforcement Action

The Unsecured Creditors may take Enforcement Action under Clause 9.13 (Permitted Enforcement: Unsecured Creditors) in relation to a Relevant Unsecured Enforcement Action to the extent entitled to under the relevant Unsecured Creditor Documents even if, at the end of any relevant Unsecured Standstill Period relating to that Relevant Unsecured Enforcement Action or at any later time, a further Unsecured Standstill Period in respect of another Relevant Unsecured Enforcement Action has begun as a result of any other Event of Default in relation to those Unsecured Liabilities.

9.15 Enforcement on Behalf of Unsecured Creditors

If the Common Security Agent has notified the Creditor Representative(s) in respect of the Unsecured Liabilities that it is taking or has been instructed by an Instructing Group to take any Enforcement Action in relation to any Debtor or any part of the Priority Creditor Only Charged Property or the Common Charged Property owned by it or its Holding Companies or its Subsidiaries or a Security Grantor, no Unsecured Creditor may take any action referred to in Clause 9.13 (Permitted Enforcement: Unsecured Creditors) against that Debtor, Holding Company or applicable Security Grantor or their Subsidiaries while the Common Security Agent is taking steps to enforce Security or taking Enforcement Action in relation to that

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Debtor, Holding Company or applicable Security Grantor or their Subsidiaries, in each case in accordance with the instructions of the Instructing Group where such action might be reasonably likely to adversely affect such enforcement or Enforcement Action or the amount of proceeds to be derived therefrom.

10. Independent Security Creditors and Independent Security Creditor Liabilities

10.1 Incurrence of Independent Security Creditor Liabilities

Until the Final Discharge Date, the Debtors shall not (and shall procure that no other member of the Group will) enter into any Independent Security Creditor Document or any Independent Security Debt Guarantee, borrow any Independent Security Facility or issue Independent Security Notes or allow any Independent Security Creditor Liabilities to remain outstanding unless:

(a) any Independent Security Creditor Liabilities incurred by the Parent are solely Guarantee Liabilities incurred pursuant to an Independent Security Debt Guarantee;

(b) if the Super Senior Debt Discharge Date has not occurred, such incurrence and subsistence of the relevant Independent Security Creditor Liabilities and the application of the proceeds thereof is not prohibited by the Senior Secured Facilities Agreements or any other Super Senior Debt Document (or has been approved by the Required Super Senior Creditors);

(c) if the Pari Passu Debt Discharge Date has not occurred, such incurrence and subsistence of the relevant Independent Security Creditor Liabilities and the application of the proceeds thereof is not prohibited by the Senior Secured Facilities Agreements or any other Pari Passu Debt Document (or has been approved by the Required Pari Passu Creditors);

(d) if the Senior Subordinated Discharge Date has not occurred, such incurrence and subsistence of the relevant Independent Security Creditor Liabilities and the application of the proceeds thereof is not prohibited by the Senior Subordinated Debt Documents (or has been approved by the Required Senior Subordinated Creditors);

(e) if the Second Lien Discharge Date has not occurred, such incurrence and subsistence of the relevant Independent Security Creditor Liabilities and the application of the proceeds thereof is not prohibited by any Second Lien Debt Document (or has been approved by the Required Second Lien Creditors); and

(f) each issuer, borrower and guarantor of the relevant Independent Security Creditor Liabilities and Independent Security Creditor (if not already a Party in such capacity) becomes a Party in accordance with Clause 28 (Changes to the Parties) before or concurrently with the incurrence of the Independent Security Creditor Liabilities.

10.2 Permitted Payments: Independent Security Creditor Liabilities

Subject to Clause 10.3 (Restriction on Payment: Independent Security Payment Stop Notice), the Debtors may, at any time prior to the Final Discharge Date, make Payments to the Independent Security Creditors in respect of the Independent Security Creditor Liabilities in accordance with the Independent Security Creditor Documents (as amended in accordance with the terms of this Agreement and the relevant Independent Security Creditor Documents) provided the Payment is not otherwise prohibited by the Primary Creditor Documents.

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10.3 Restriction on Payment: Independent Security Payment Stop Notice

If, at any time prior to the Final Discharge Date, an Independent Security Payment Stop Notice is outstanding in accordance with Clause 10.5 (Issue of Independent Security Payment Stop Notice), the Debtors shall not, and shall procure that no other member of the Group will:

(a) make any Payments in respect of any principal, interest or other amount on or in respect of, or make any distribution or Liabilities Acquisition in respect of, any Independent Security Creditor Liabilities in cash or in kind or apply any such money or property in or towards discharge of any Independent Security Creditor Liabilities; or

(b) exercise any set-off against any Independent Security Creditor Liabilities, except as expressly permitted by:

(i) Clause 10.4 (Permitted Payments while Independent Security Payment Stop Notice Outstanding); and

(ii) Clause 10.13 (Permitted Enforcement: Independent Security Creditors).

10.4 Permitted Payments while Independent Security Payment Stop Notice Outstanding

The Debtors may, prior to the Final Discharge Date, make Payments to the Independent Security Creditors while an Independent Security Payment Stop Notice is outstanding if:

(a) the Payment is of Creditor Representative Amounts due and payable to the Creditor Representative(s) in respect of the Independent Security Lenders and the Independent Security Noteholders;

(b) the Payment is permitted pursuant to Clause 10.13 (Permitted Enforcement: Independent Security Creditors) or Clause 10.14 (Subsequent Enforcement Action); or

(c) the Payment is to the Independent Security Creditors in respect of the Independent Security Creditor Liabilities and the Instructing Group have given their prior consent to that Payment being made.

10.5 Issue of Independent Security Payment Stop Notice

(a) If, at any time prior to the Final Discharge Date, any of the Transaction Security has become enforceable in accordance with its terms then except with the prior consent of the Instructing Group or as permitted pursuant to Clause 10.4 (Permitted Payments while Independent Security Payment Stop Notice Outstanding), the Parent shall procure that no Debtor or member of the Group shall make, and no Independent Security Creditor may receive from any Debtor or member of the Group, any Payment in respect of the Independent Security Creditor Liabilities from the date on which the Common Security Agent (acting on the instructions of the Instructing Group) delivers a notice (an “Independent Security Payment Stop Notice”) to the Parent and each Creditor Representative in respect of the relevant Independent Security Creditor Liabilities specifying the events or circumstances pursuant to which the relevant Transaction Security has become enforceable until the earliest of:

(i) the date falling 179 days after delivery of that Independent Security Payment Stop Notice to the Parent and each Creditor Representative in respect of the relevant Independent Security Creditor Liabilities;

(ii) in relation to payments of the Independent Security Creditor Liabilities, if an Independent Security Creditor Standstill Period is in effect at any time after delivery of that Independent Security Payment Stop Notice, the date on which that Independent Security Creditor Standstill Period expires;

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(iii) if the relevant Primary Creditor Debt Liabilities have been accelerated and /or Enforcement Action has been taken, the date on which such acceleration and/or such Enforcement Action has been rescinded, revoked or waived, provided that at such time no other Event of Default is continuing under any Primary Creditor Document;

(iv) the date on which the Common Security Agent (acting on the instructions of the Instructing Group) delivers a notice to the Parent and each Creditor Representative in respect of the relevant Independent Security Creditor Liabilities cancelling the Independent Security Payment Stop Notice; and

(v) the date on which the Independent Security Creditors or a Creditor Representative in respect of any Independent Security Creditor Liabilities is permitted to take any Enforcement Action in respect of the Independent Security Creditor Liabilities under Clause 10.13 (Permitted Enforcement: Independent Security Creditors) and Clause 10.14 (Subsequent Enforcement Action) against a member of the Group, such period being the period for which the relevant Independent Security Payment Stop Notice is “outstanding”.

(b) Unless each relevant Independent Security Agent waives this requirement:

(i) a new Independent Security Payment Stop Notice may not be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Independent Security Payment Stop Notice; and

(ii) no Independent Security Payment Stop Notice may be delivered in reliance on the events or circumstances pursuant to which the relevant Transaction Security has become enforceable more than six months after the date on which the relevant Transaction Security has become enforceable.

(c) The Common Security Agent may serve only one Independent Security Payment Stop Notice each with respect to the same event or set of circumstances. Subject to paragraph (b) above, this shall not affect the right of the Common Security Agent to issue an Independent Security Payment Stop Notice in respect of any other event or set of circumstances.

10.6 Effect of Independent Security Creditor Payment Stop Notice

As between the Independent Security Creditors and the Debtors, any failure to make a Payment due under Independent Security Creditor Documents as a result of the issue of an Independent Security Payment Stop Notice or the operation of Clause 10.3 (Restriction on Payment: Independent Security Payment Stop Notice) shall not prevent:

(a) the occurrence of an Event of Default as a consequence of that failure to make a Payment in relation to the Independent Security Creditor Documents; or

(b) the issue of an Independent Security Creditor Enforcement Notice.

10.7 Payment Obligations and Capitalisation of Interest Continue

(a) No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Independent Security Creditor Document by the operation of Clauses 10.3 (Restriction on Payment: Independent Security Payment Stop Notice) to Clause 10.6 (Effect of Independent Security Creditor Payment Stop Notice) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

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(b) The accrual and capitalisation of interest in accordance with the Independent Security Creditor Documents shall continue notwithstanding the issue of an Independent Security Payment Stop Notice.

10.8 Cure of Payment Stop: Independent Security Creditors

If:

(a) at any time following the issue of an Independent Security Payment Stop Notice, that Independent Security Payment Stop Notice ceases to be outstanding; and

(b) the relevant Debtor then promptly pays to the Independent Security Creditors an amount equal to any Payments which had accrued under the Independent Security Creditor Documents and which would have been Permitted Independent Security Creditor Payments but for that Independent Security Payment Stop Notice, then any Event of Default which may have occurred as a result of that suspension of Payments shall be waived and any Independent Security Creditor Enforcement Notice which may have been issued as a result of that Event of Default shall be waived and revoked, in each case without any further action being required on the part of the Independent Security Creditors.

10.9 Amendments and Waivers: Independent Security Creditors

(a) Subject to paragraph (b) below, the Independent Security Creditors may amend or waive the terms of the Independent Security Creditor Documents (other than this Agreement) in accordance with their terms at any time.

(b) Prior to the Final Discharge Date, the Independent Security Creditors may not amend or waive the terms of the Independent Security Creditor Documents if the amendment or waiver would result in any Independent Security Creditor Document not complying with this Agreement or the terms of the Primary Debt Documents.

10.10 Designation of Independent Security Creditor Documents

If:

(a) the terms of a document to be designated as an Independent Security Creditor Document does not comply with Clause 10.1 (Incurrence of Independent Security Creditor Liabilities); or

(b) the terms of a document effect a change which would, if that change was effected by way of amendment to, or waiver of, the terms of an Independent Security Creditor Document, require consent under Clause 10.9 (Amendments and Waivers: Independent Security Creditors),

that document shall not constitute an Independent Security Creditor Document for the purposes of this Agreement without the prior consent of the Required Primary Creditors.

10.11 Security and Guarantees: Independent Security Creditors

At any time prior to the Final Discharge Date, except with the prior consent of the Required Primary Creditors, the Independent Security Creditors may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from the Debtors or any other member of the Group or any Security Grantor in respect of the Independent Security Creditor Liabilities other than:

(a) the Notes Escrow Security;

(b) the Independent Transaction Security; and

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(c) any Independent Security Debt Guarantee or any guarantee, indemnity or assurance against loss granted pursuant to the terms of any Independent Security Creditor Document, in each case provided such Independent Security Debt Guarantee or other guarantee, indemnity or assurance against loss is from a member of the Group which is not a guarantor in respect of the Primary Creditor Debt Liabilities or the Unsecured Liabilities and is permitted under the Primary Creditor Documents.

10.12 Restriction on Enforcement: Independent Security Creditors

At any time prior to the Final Discharge Date, except with the prior consent of the Instructing Group or as permitted pursuant to Clause 10.13 (Permitted Enforcement: Independent Security Creditors) or Clause 10.14 (Subsequent Enforcement Action), no Independent Security Creditor shall be entitled to take, or direct the relevant Creditor Representative in respect of the relevant Independent Security Creditor Liabilities to take, any Enforcement Action against any of the Debtors in respect of any of the Independent Security Creditor Liabilities (including under any Independent Security Debt Guarantee) from:

(a) provided the notice required pursuant to paragraph (w) of Clause 31.3 (Notification of Prescribed Events) has been delivered in accordance with paragraph (w) of Clause 31.3, the date (if any) on which the Common Security Agent delivers a notice in accordance with paragraph (g)(ii) of Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights) to the relevant Independent Security Agent in respect of the relevant Independent Security Creditor Liabilities; or

(b) if the notice required pursuant to paragraph (w) of Clause 31.3 (Notification of Prescribed Events) has not been delivered in accordance with paragraph (w) of Clause 31.3, the date on which the right to take such Enforcement Action in respect of the Independent Security Creditor Liabilities arises.

10.13 Permitted Enforcement: Independent Security Creditors

(a) The restrictions in Clause 10.12 (Restriction on Enforcement: Independent Security Creditors) will not apply in respect of the Independent Security Creditor Liabilities if:

(i) that Independent Security Creditor is entitled to take such Enforcement Action under the Independent Security Creditor Documents (the “Relevant Independent Security Creditor Enforcement Action”);

(ii) either:

(A) if the provisions of Clause 10.12 (Restriction on Enforcement: Independent Security Creditors) apply pursuant to paragraph (a) of Clause 10.12 (Restriction on Enforcement: Independent Security Creditors):

(1) the Common Security Agent has delivered a notice in accordance with paragraph (g)(ii) of Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights) to the relevant Independent Security Agent in respect of the relevant Independent Security Creditor Liabilities; and

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(2) following the delivery of the notice specified in paragraph (ii)(A)(1) above, the Common Security Agent has received from the relevant Creditor Representative in respect of the Independent Security Creditor Liabilities an Independent Security Creditor Enforcement Notice (as defined in paragraph (B) below); or

(B) if the provisions of 10.12 (Restriction on Enforcement: Independent Security Creditors) apply pursuant to paragraph (b) of Clause 10.12 (Restriction on Enforcement: Independent Security Creditors), the Common Security Agent has received from the relevant Creditor Representative in respect of the Independent Security Creditor Liabilities a notice detailing the Enforcement Action and specifying the event or circumstance the occurrence of which gave rise to the entitlement to take the Enforcement Action (an “Independent Security Creditor Enforcement Notice”);

(iii) the Independent Security Creditor Standstill Period initiated by such Independent Security Creditor Enforcement Notice has elapsed or otherwise terminated; and

(iv) the event giving rise to the entitlement to take Enforcement Action is continuing at the end of the applicable Independent Security Creditor Standstill Period.

(b) An Independent Security Creditor may take any of the actions described in paragraph (a)(i) of the definition of Enforcement Action where it is otherwise entitled to do so.

10.14 Subsequent Enforcement Action

The Independent Security Creditors may take Enforcement Action under Clause 10.13 (Permitted Enforcement: Independent Security Creditors) in relation to a Relevant Independent Security Creditor Enforcement Action to the extent entitled to under the relevant Independent Security Creditor Documents even if, at the end of any relevant Independent Security Creditor Standstill Period relating to that Relevant Independent Security Creditor Enforcement Action or at any later time, a further Independent Security Creditor Standstill Period in respect of another Relevant Independent Security Creditor Enforcement Action has begun as a result of any other event or circumstance in relation to those Independent Security Creditor Liabilities.

10.15 Enforcement on Behalf of Independent Security Creditors

If the Common Security Agent has notified the Creditor Representative(s) in respect of the Independent Security Liabilities that it is taking or has been instructed by an Instructing Group to take any Enforcement Action in relation to any Debtor or any part of the Priority Creditor Only Charged Property or the Common Charged Property owned by it or its Holding Companies or its Subsidiaries or a Security Grantor, no Independent Security Creditor may take any action referred to in Clause 10.13 (Permitted Enforcement: Independent Security Creditors) against that Debtor, Holding Company or applicable Security Grantor or their Subsidiaries while the Common Security Agent is taking steps to enforce Security or taking Enforcement Action in relation to that Debtor, Holding Company or applicable Security Grantor or their Subsidiaries, in each case in accordance with the instructions of the Instructing Group where such action might be reasonably likely to adversely affect such enforcement or Enforcement Action or the amount of proceeds to be derived therefrom.

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Section 3
Other Creditors

11. Intra-Group Lenders and Intra-Group Liabilities

11.1 Restriction on Payment: Intra-Group Liabilities

Prior to the Final Discharge Date, the Group Debtors shall not, and shall procure that no other member of the Group will, make any Payments of the Intra-Group Liabilities at any time unless:

(a) that Payment is permitted under Clause 11.2 (Permitted Payments: Intra-Group Liabilities); or

(b) the taking or receipt of that Payment is permitted under paragraph (c) of Clause 11.8 (Permitted Enforcement: Intra-Group Lenders).

11.2 Permitted Payments: Intra-Group Liabilities

(a) Subject to paragraph (b) and (c) below, the Group Debtors may make Payments in respect of the Intra-Group Liabilities (whether of principal, interest or otherwise) from time to time.

(b) Subject to paragraph (c) below, payments in respect of the Intra-Group Liabilities may not be made pursuant to paragraph (a) above if, at the time of the Payment an Acceleration Event has occurred unless:

(i) that Payment is made to facilitate the making of a Permitted Hedge Payment, a Permitted Super Senior Debt Payment, a Permitted Pari Passu Debt Payment, a Permitted Independent Security Creditor Payment, a Permitted Unsecured Payment, a Permitted Second Lien Debt Payment or a Permitted Senior Subordinated Debt Payment which is permitted by this Agreement;

(ii) (A) prior to the Super Senior Discharge Date, the Required Super Senior Creditors consent to that action;

(B) prior to the Pari Passu Discharge Date, the Required Pari Passu Creditors consent to that Payment being made;

(C) prior to the Second Lien Discharge Date, the Required Second Lien Creditors consent to that Payment being made; and

(D) prior to the Senior Subordinated Discharge Date, the Required Senior Subordinated Creditors consent to that Payment being made;

(iii) that Payment is permitted to be made under the terms of the notice constituting that Acceleration Event;

(iv) such Payment is required to be made or required to be received by any member of the Group to avoid any material risk of personal civil and/or criminal liability of any manager, director, managing director or similar officer of the respective Intra-Group Lender provided that the relevant Intra‑Group Lender provides as soon as possible prior written notice to the Common Security Agent of its intention to make, or request, as applicable, such Payment, together with an explanation of such risk: or

(v) with respect to Intra-Group Liabilities owed to an Intra-Group Lender incorporated in Germany as a stock corporation, limited liability company or a limited partnership (in each case a “German Intra-Group Lender”) only, if

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and to the extent the Payment is required for the relevant German Intra-Group Lender (or its general partner, as the case may be) in order to comply with its obligations under sections 30 and/or 43 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) or sections 57 and/or 93 of the German Stock Corporation Act (Aktiengesetz) (the “Capital Maintenance Compliance”) provided that the relevant Intra‑Group Lender provides as soon as possible prior written notice to the Common Security Agent of its intention to make, or request, as applicable, such Payment, together with an explanation of such requirement.

(c) Payments of principal in respect of Intra-Group Liabilities granted by Parent and/or Holdings (as applicable) to any member of the Group incorporated in Sweden may not be made pursuant to paragraphs (a) or (b) above if such Intra-Group Liabilities are subject to Transaction Security, unless otherwise permitted pursuant to the relevant Transaction Security Document or with the prior written consent of the Common Security Agent (acting in its sole discretion).

11.3 Payment Obligations Continue

No Group Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 11.1 (Restriction on Payment: Intra-Group Liabilities) and 11.2 (Permitted Payments: Intra-Group Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

11.4 Acquisition of Intra-Group Liabilities

(a) Subject to paragraph (b) below, each Group Debtor may, and may permit any other member of the Group to:

(i) enter into any Liabilities Acquisition; or

(ii) beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any Intra-Group Liabilities at any time.

(b) Subject to paragraph (c) below, no action described in paragraph (a) above may take place in respect of any Intra-Group Liabilities if:

(i) that action would result in a breach of a Primary Creditor Document; or

(ii) at the time of that action, an Acceleration Event has occurred.

(c) The restrictions in paragraph (b) above shall not apply if:

(i) that action is taken to facilitate the making of a Permitted Hedge Payment, a Permitted Super Senior Debt Payment, a Permitted Pari Passu Debt Payment, a Permitted Unsecured Payment, a Permitted Independent Security Creditor Payment, a Permitted Second Lien Debt Payment, a Permitted Senior Subordinated Debt Payment which is permitted by this Agreement; or

(ii) (A) prior to the Super Senior Discharge Date, the Required Super Senior Creditors consent to that action;

(B) prior to the Pari Passu Discharge Date, the Required Pari Passu Creditors consent to that action;

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(C) prior to the Second Lien Discharge Date, the Required Second Lien Creditors consent to that action; and

(D) prior to the Senior Subordinated Discharge Date, the Required Senior Subordinated Creditors consent to that action;

(iii) that action is permitted to be taken under the terms of the notice constituting that Acceleration Event; or

(iv) any Group Debtor or any other member of the Group is required to take that action (or to require that it be taken) in order to avoid any material risk of a personal and/or criminal liability of any manager, director, managing director or similar officer of the respective Group Debtor or other member of the Group provided that the relevant Group Debtor or other member of the Group provides as soon as possible prior written notice to the Common Security Agent of its intention to take such action, together with an explanation of such risk.

11.5 Amendments and Waivers: Intra-Group Loans

The Intra-Group Lenders may amend or waive the terms of any of the agreements or instruments constituting or regulating the Intra-Group Liabilities.

11.6 Security: Intra-Group Lenders

Prior to the Final Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities unless:

(a) prior to the Super Senior Discharge Date, that Security, guarantee, indemnity or other assurance against loss is not prohibited by the Super Senior Debt Documents or the prior consent of the Required Super Senior Creditors is obtained;

(b) prior to the Pari Passu Discharge Date, that Security, guarantee, indemnity or other assurance against loss is not prohibited by the Pari Passu Debt Documents or the prior consent of the Required Pari Passu Creditors is obtained;

(c) prior to the Second Lien Discharge Date, that Security, guarantee, indemnity or other assurance against loss is not prohibited by the Second Lien Debt Documents or the prior consent of the Required Second Lien Creditors is obtained;

(d) prior to the Senior Subordinated Discharge Date, that Security, guarantee, indemnity or other assurance against loss is not prohibited by the Senior Subordinated Debt Documents or the prior consent of the Required Senior Subordinated Creditors is obtained; and

(e) with respect to any Security, guarantee, indemnity or other assurance against loss in respect of Intra-Group Liabilities owed to a German Intra-Group Lender only, if and to the extent that Security guarantee, indemnity or other assurance against loss is required for the relevant German Intra-Group Lender’s (or its general partner’s, as the case may be) Capital Maintenance Compliance provided that the relevant Intra‑Group Lender provides as soon as possible prior written notice to the Common Security Agent of its intention to take, accept or receive, as applicable the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities together with an explanation of such requirement.

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11.7 Restriction on Enforcement: Intra-Group Lenders

(a) Subject to Clause 11.8 (Permitted Enforcement: Intra-Group Lenders), none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Final Discharge Date unless any such Enforcement Action is required to be taken by an Intra-Group Lender in order to avoid any material risk of personal and/or criminal liability of any manager, director, managing director, board of directors (including a Verwaltungsrat) or similar officer of the respective Intra-Group Lender provided that the relevant Intra-Group Lender provides as soon as possible prior written notice to the Common Security Agent of its intention to take such Enforcement Action, together with an explanation of such risk.

(b) Nothing in this Clause 11.7 shall prevent any German Intra-Group Lender from exercising any of the rights referred to in paragraph (a) above if and to the extent the exercise of such rights is required for the relevant German Intra-Group Lender’s (or its general partner’s, as the case may be) Capital Maintenance Compliance provided that the relevant German Intra‑Group Lender provides as soon as possible prior written notice to the Common Security Agent of its intention to take any Enforcement Action, together with an explanation of such requirement.

11.8 Permitted Enforcement: Intra-Group Lenders

After the occurrence of an Insolvency Event in relation to any member of the Group, each Intra-Group Lender may (unless otherwise directed by the Common Security Agent or unless the Common Security Agent has taken, or has given notice that it intends to take, action on behalf of that Intra-Group Lender in accordance with Clause 14.5 (Filing of Claims)), exercise any right it may otherwise have against that member of the Group to:

(a) accelerate any of that member of the Group’s Intra-Group Liabilities or declare them prematurely due and payable or payable on demand;

(b) make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Intra-Group Liabilities;

(c) exercise any right of set-off or take or receive any Payment in respect of any Intra‑Group Liabilities of that member of the Group; or

(d) claim and prove in the liquidation, administration or other insolvency proceedings of that member of the Group for the Intra-Group Liabilities owing to it.

11.9 Representations: Intra-Group Lenders

Each Intra-Group Lender which is not a Group Debtor represents and warrants to the Creditors and the Common Security Agent on the date of this Agreement (or, if it becomes a Party after such date, on the date on which it becomes a Party) that:

(a) it is a person (including, but not limited to a limited liability company or partnership with limited liability) duly organized, formed, established or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization;

(b) subject to the Legal Reservations and the Perfection Requirements, its obligations under this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, administration, administrative receivership, winding-up, insolvency, reorganization (by way of voluntary arrangement, schemes of arrangement

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or otherwise), receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity; and

(c) subject to the Legal Reservations and the Perfection Requirements, the entry into and performance by it of this Agreement does not and will not conflict with (a) any law or regulation applicable to it, (b) the terms of any material debt documents binding upon it or (c) its constitutional documents in each case, to such an extent which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

12. Unsecured Convertible Notes Creditors and Unsecured Convertible Notes Liabilities

12.1 Definitions

In this Clause 12.1:

“Initial Senior Secured Credit Agreements” means:

(a) the New York law governed credit agreement entered into on or about the date hereof between, amongst others, the Parent, Holdings, Oatly AB as the Swedish Borrower, Oatly US Inc. as the U.S. Borrower, the Senior Secured Term Facilities Agent as administrative agent and the Common Security Agent as collateral agent, in the form approved by the Initial Unsecured Convertible Noteholders on or around the date of this Agreement (the “Initial Senior Secured Term Credit Agreement”); and

(b) the English law governed sustainable revolving credit facility agreement originally dated 14 April 2021 between, among others, the Parent as Company, and Skandinaviska Enskilda Banken AB (publ) as agent, as amended and restated pursuant to the amendment and restatement agreement on or around the date of this Agreement between, among others, the Parent as company and Wilmington Trust (London) Limited. as facility agent and security agent in the form approved by the Initial Unsecured Convertible Noteholders on or around the date of this Agreement (the “Initial Senior Secured Revolving Facilities Agreement.

“Initial Unsecured Convertible Noteholders” means any holder from time to time of the Initial Unsecured Convertible Notes.

“Initial Unsecured Convertible Notes” means the Unsecured Convertible Notes set out in paragraphs (a) and (b) of the definition of “Unsecured Convertible Notes”.

“Initial Unsecured Convertible Notes Creditors” means each Creditor Representative in respect of the Initial Unsecured Convertible Notes and each Initial Unsecured Convertible Noteholder.

“Initial Unsecured Convertible Notes Documents” means any Unsecured Convertible Notes Documents in respect of the Initial Unsecured Convertible Notes.

“Permitted Unsecured Convertible Notes Payments” means the Payments permitted by Clause 12.6 (Permitted Payments: Unsecured Convertible Notes Liabilities).

“Relevant Unsecured Convertible Notes Event of Default” has the meaning given to that term in paragraph (b) of Clause 12.17 (Permitted Enforcement: Unsecured Convertible Notes Creditors).

“Required Unsecured Convertible Notes Creditors” means Unsecured Convertible Noteholders whose participations in the Unsecured Convertible Notes outstanding at that time

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aggregate more than 50 per cent. of the total Unsecured Convertible Notes participations at that time.

“Unsecured Convertible Noteholder” means any holder from time to time of any Unsecured Convertible Notes.

“Unsecured Convertible Notes” means:

(a) the USD 200,100,000 convertible notes established and purchased pursuant to the terms of the subscription agreement dated March 14, 2023 between the Parent and the Purchasers (as defined therein) (the “Swedish Unsecured Convertible Notes”);

(b) the USD 99,900,000 convertible notes established and issued pursuant to the terms of that certain Investment Agreement dated as of March 14, 2023 by and among Parent and certain purchasers thereof, and that certain indenture agreement dated March 23, 2023 between the Parent as parent and the Purchasers (as defined therein) (the “US Unsecured Convertible Notes”); and

(c) any other Unsecured Convertible Notes issued or to be issued by the Parent under an Unsecured Convertible Notes Document.

“Unsecured Convertible Notes Acceleration Event” means: (i) a Creditor Representative in respect of any Unsecured Convertible Notes Liabilities or (ii) to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, the required majority of Unsecured Convertible Noteholders in respect of those Unsecured Convertible Notes Liabilities, exercising any of its or their rights (other than the right to declare any amount payable on demand) under a provision of the relevant Unsecured Convertible Notes Documents which is an Equivalent Provision to section 8.02 (Remedies Upon Event of Default) of the Initial Senior Secured Term Credit Agreement (or making a demand for payment of amounts previously declared to be payable on demand) or any acceleration provisions under any Unsecured Convertible Notes Documents being automatically invoked upon the occurrence of an Insolvency Event in accordance with its terms.

“Unsecured Convertible Notes Automatic Block Event” means the occurrence under a Priority Creditor Document of a Default relating to the non-payment of an amount constituting principal, interest or fees provided such amount is (in aggregate with any other amount due but unpaid under a Priority Creditor Document), greater than or equal to EUR 1,000,000.00 (or its equivalent).

“Unsecured Convertible Notes Creditors” means each Creditor Representative in respect of any Unsecured Convertible Notes Liabilities and each Unsecured Convertible Noteholder.

“Unsecured Convertible Notes Discharge Date” means the first date on which:

(a) all Unsecured Convertible Notes Liabilities have been fully and finally discharged to the satisfaction of each of the Unsecured Convertible Noteholders, including as a result of any Enforcement Action; and

(b) the Unsecured Convertible Noteholders are under no further obligation to provide financial accommodation to any of the Debtors under the Unsecured Convertible Notes Documents.

“Unsecured Convertible Notes Documents” means:

(a) each Unsecured Convertible Notes Indenture; and

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(b) each other document or instrument entered into between the Parent and an Unsecured Convertible Noteholder setting out the terms of any notes, indenture or debt security which creates or evidences any Unsecured Convertible Notes Liabilities.

“Unsecured Convertible Notes Enforcement Notice” has the meaning given to that term in paragraph (c) of Clause 12.17 (Permitted Enforcement: Unsecured Convertible Notes Creditors) below.

“Unsecured Convertible Notes Indenture” means any note indenture setting out the terms of any debt security which creates or evidences the terms applicable to any Unsecured Convertible Notes Liabilities.

“Unsecured Convertible Notes Liabilities” means the Liabilities owed by the Parent to the Unsecured Convertible Notes Creditors under or in connection with the Unsecured Convertible Notes Documents.

“Unsecured Convertible Notes Payment Stop Event” means, at any time, an Event of Default under a Primary Creditor Debt Document has occurred and is continuing (other than an Event of Default constituting an Unsecured Convertible Notes Automatic Block Event).

“Unsecured Convertible Notes Standstill Period” means, in relation to a Relevant Unsecured Convertible Notes Event of Default, the period beginning one Business Day following the date (the “Unsecured Convertible Notes Standstill Start Date”) the Creditor Representative in respect of the relevant Unsecured Convertible Notes Liabilities (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, the required majority of Unsecured Convertible Noteholders) serves an Unsecured Convertible Notes Enforcement Notice on the Common Security Agent and the Creditor Representatives in respect of the other Unsecured Convertible Notes Liabilities (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, each of the Unsecured Convertible Noteholders in respect of the relevant Unsecured Convertible Notes), in respect of such Relevant Unsecured Convertible Notes Event of Default, and ending on the earliest to occur of:

(a) the date falling 179 days after the Unsecured Convertible Notes Standstill Start Date;

(b) the date the Common Security Agent or any Creditor Representative of the Primary Creditors takes any Enforcement Action in respect of the Parent provided that if an Unsecured Convertible Notes Standstill Period ends pursuant to this paragraph (b), the Unsecured Convertible Notes Creditors may only take the same Enforcement Action in relation to the relevant Unsecured Convertible Notes Liabilities (and only against the Parent) as the Enforcement Action taken by the Common Security Agent or that Creditor Representative;

(c) the date of an Insolvency Event (other than an Insolvency Event directly caused by any action taken by or at the request or direction of an Unsecured Convertible Notes Creditor) in respect of the Parent provided that if an Unsecured Convertible Notes Standstill Period ends pursuant to this paragraph (c), the Unsecured Convertible Notes Creditors may only take Enforcement Action against the Parent;

(d) the expiry of any other Unsecured Convertible Notes Standstill Period outstanding at the date such first mentioned Unsecured Convertible Notes Standstill Period commenced (unless that expiry occurs as a result of a cure, waiver or other permitted remedy);

(e) an Event of Default under an Unsecured Convertible Notes Document resulting from a failure to pay the principal amount of the relevant Unsecured Convertible Notes Liabilities at their final maturity of the relevant Unsecured Convertible Notes

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Liabilities (provided that such maturity date complies with the requirements of “Subordinated Financing” (as defined in the Initial Senior Secured Term Credit Agreement or the Initial Senior Secured Revolving Facilities Agreement)); and

(f) the date on which the Required Priority Creditors give their consent to an early termination of the Unsecured Convertible Notes Standstill Period.

12.2 Override and Construction

(a) Subject to paragraphs (c) to (e) below, notwithstanding any other term of this Agreement, the provisions of this Clause 12 (and any provisions referred to herein) shall be the only terms applicable to, or that may affect, any Unsecured Convertible Notes, Unsecured Convertible Notes Liabilities and Unsecured Convertible Notes Documents. The Unsecured Convertible Notes Creditors shall have no rights against any other Party to this Agreement other than pursuant to these applicable provisions.

(b) Without prejudice to the general nature of paragraph (a) above, and for the avoidance of doubt, the provisions of Clause 20.1 (Facilitation of Distressed Disposals and Appropriation) shall not apply to any Unsecured Convertible Notes Liabilities and no Creditor, other than the relevant Unsecured Convertible Noteholder, shall have the right to release the Unsecured Convertible Notes Liabilities in connection with any Distressed Disposal.

(c) Notwithstanding paragraph (a) above, Clause 1.2 (Construction), paragraphs (m) to (o) of Clause 31.3 (Notification of Prescribed Events) and Clauses 35 (Counterparts) to 40 (Acknowledgement regarding any supported QFCs) (inclusive) shall apply to the terms of this Clause 12 as if they were set out in this Clause 12 in full mutatis mutandis. Clause 14.8 (US Insolvency Proceedings) shall apply to the Unsecured Convertible Notes Creditors.

(d) Notwithstanding paragraph (a) above, Clause 32 (Notices) shall apply to the terms of this Clause 12 as if they were set out in this Clause 12 in full mutatis mutandis. Any communication to the Credit Representative of the relevant Unsecured Convertible Notes Liabilities (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, each of the relevant Unsecured Convertible Noteholders), whether for the delivery of notice or any other communication shall be made or delivered to:

(i) with respect to the Swedish Unsecured Convertible Notes, to:

Nativus Company Limited

Postal address: 39/F, China Resources Building, 26 Harbour Road, Wanchai, Hong Kong

Phone: [***]

E-Mail: [***]

Verlinvest S.A.

Address: Place Flagey 18, 1050 Brussels, Belgium

Email: [***];

[***]; [***];

[***]

Telephone Number: [***]

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BXG Redhawk S.à r.l.

Postal address: 2-4, Rue Eugene Ruppert, L-2453, Luxembourg

Phone: [***]

E-Mail: [***]

BXG SPV ESC (CYM) L.P.

Postal address: c/o Maples Corporate Services Limited PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

E-Mail: [***]

(ii) with respect to the US Unsecured Convertible Notes, to:

U.S. Bank Trust Company, National Association

Postal address: U.S. Bank Global Corporate Trust,
425 Walnut Street,
CN-OH-W6CT
Cincinnati, OH 45202

Attention: Daniel Boyers

Phone: [***]

E-Mail: [***]

(e) Unless otherwise defined in this Clause 12, any capitalised term in this Clause 12 shall have the meaning given to it in Clause 1.1 (Definitions).

12.3 Ranking and priority

Each of the Parties agrees that the Liabilities owed by the Parent to the Unsecured Convertible Notes Creditors shall rank in right of payment and priority as follows:

(a) postponed and subordinated to the Priority Creditors in respect of the Priority Creditor Liabilities;

(b) pari passu and without preference between them to: (i) the Unsecured Liabilities of the Parent; and (ii) to the Senior Subordinated Liabilities of the Parent to the extent not subordinated by their terms or otherwise contractually subordinated to the Unsecured Convertible Notes Liabilities;

(c) in priority to: (i) the Subordinated Liabilities and (ii) the Intra-Group Liabilities owed by the Parent to any Intra-Group Lender.

12.4 Incurrence of Unsecured Convertible Notes Liabilities

(a) Each of the Parties confirms on the date of this Agreement that the Initial Unsecured Convertible Notes Documents and the Initial Unsecured Convertible Notes issued or to be issued under the Initial Unsecured Convertible Notes Documents are permitted or not prohibited by the Primary Creditor Debt Documents to which it is a party.

(b) Until the Final Discharge Date, the Debtors shall not (and shall procure that no other member of the Group will) enter into any Unsecured Convertible Notes Document or issue any Unsecured Convertible Notes unless:

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(i) the issuer of the relevant Unsecured Convertible Notes is the Parent;

(ii) if the Super Senior Debt Discharge Date has not occurred, such incurrence of the relevant Unsecured Convertible Notes Liabilities and the application of the proceeds thereof is not prohibited by any Super Senior Debt Document (or has been approved by the Required Super Senior Creditors);

(iii) if the Pari Passu Debt Discharge Date has not occurred, such incurrence of the relevant Unsecured Convertible Notes Liabilities and the application of the proceeds thereof is not prohibited by the Senior Secured Facilities Agreements or any other Pari Passu Debt Document (or has been approved by the Required Pari Passu Creditors);

(iv) if the Second Lien Discharge Date has not occurred, such incurrence of the relevant Unsecured Convertible Notes Liabilities and the application of the proceeds thereof is not prohibited by any Second Lien Debt Document (or has been approved by the Required Second Lien Creditors);

(v) if the Senior Subordinated Discharge Date has not occurred, such incurrence of the relevant Unsecured Convertible Notes Liabilities and the application of the proceeds thereof is not prohibited by the Senior Subordinated Debt Documents (or has been approved by the Required Senior Subordinated Creditors);

(vi) if the Unsecured Discharge Date has not occurred, such incurrence of the relevant Unsecured Convertible Notes Liabilities and the application of the proceeds thereof is not prohibited by any other Unsecured Creditor Document (or has been approved by the Required Unsecured Creditors); and

(vii) if the Unsecured Convertible Notes Discharge Date has not occurred, such incurrence of the relevant Unsecured Convertible Notes Liabilities and the application of the proceeds thereof is not prohibited by any other Unsecured Convertible Notes Document (or has been approved by the relevant Unsecured Convertible Notes Creditors), provided (in each case) that any such prohibitions in any Super Senior Debt Document, Pari Passu Debt Document, Second Lien Debt Document, Senior Subordinated Debt Document or Unsecured Convertible Notes Document shall not be materially more restrictive than the prohibitions contained in the Initial Senior Secured Credit Agreements and the prohibitions contained in the Initial Unsecured Convertible Notes Documents.

12.5 Restriction on Payment: Unsecured Convertible Notes Liabilities

Until the Priority Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will:

(a) make any Payments in respect of any principal, interest or other amount on or in respect of, or make any distribution or Liabilities Acquisition in respect of any Unsecured Convertible Notes Liabilities in cash or in kind or apply any such money or property in or towards discharge of any Unsecured Convertible Notes Liabilities; or

(b) exercise any set-off against any Unsecured Convertible Notes Liabilities,

except as expressly permitted by:

(i) Clause 12.6 (Permitted Payments: Unsecured Convertible Notes Liabilities);

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(ii) paragraph (b) of Clause 12.10 (Payment Obligations and Capitalisation of Interest Continue); and

(iii) Clause 12.17 (Permitted Enforcement: Unsecured Convertible Notes Creditors).

12.6 Permitted Payments: Unsecured Convertible Notes Liabilities

The Parent may:

(a) prior to the Priority Discharge Date:

(i) make Payments to the Unsecured Convertible Noteholders in respect of the Unsecured Convertible Notes Liabilities in accordance with the Unsecured Convertible Notes Documents (as may be amended in accordance with the terms of this Agreement and the relevant Unsecured Convertible Notes Documents) provided the Payment is not otherwise prohibited by the Priority Creditor Documents (provided (in each case) that any such prohibitions in any Priority Creditor Documents shall not be materially more restrictive than the prohibitions contained in the Initial Senior Secured Credit Agreements), if no Unsecured Convertible Notes Payment Stop Notice is outstanding and no Unsecured Convertible Notes Automatic Block Event has occurred and is continuing;

(ii) make Payments of Creditor Representative Amount due and payable to the Creditor Representative(s) in respect of the Unsecured Convertible Notes Liabilities, provided the Payment is not otherwise prohibited by the Priority Creditor Documents (provided (in each case) that any such prohibitions in any Priority Creditor Documents shall not be materially more restrictive than the prohibitions contained in the Initial Senior Secured Credit Agreements); or

(iii) make Payments to the Unsecured Convertible Noteholders in respect of the Unsecured Convertible Notes Liabilities only if the Required Priority Creditors have given their prior consent to that Payment being made.

(b) On or after the Priority Discharge Date, make Payments to the Unsecured Convertible Noteholders in respect of the Unsecured Convertible Notes Liabilities in accordance with the Unsecured Convertible Notes Documents (as may be amended in accordance with the terms of this Agreement and the relevant Unsecured Convertible Notes Documents).

(c) The Permitted Unsecured Convertible Notes Payments shall be considered “Permitted Payments” for all purposes under the terms of this Agreement.

(d) Notwithstanding anything to the contrary in this Clause 12.6, it is understood and agreed that no Payments of Unsecured Convertible Notes Liabilities are permitted by the Priority Creditor Documents as in effect on the date hereof, provided that, for the avoidance of doubt, the foregoing does not prohibit the accrual of capitalized or “paid-in-kind” interest accruing thereon.

12.7 Occurrence of an Unsecured Convertible Notes Automatic Block Event

Within five Business Days of the occurrence of:

(a) an Unsecured Convertible Notes Automatic Block Event, the Creditor Representative in respect of the relevant Priority Creditor Debt Documents shall deliver a notice to the Parent to notify the Parent of the occurrence of such Unsecured Convertible Notes Automatic Block Event; and

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(b) the cessation of an Unsecured Convertible Notes Automatic Block Event, whether by virtue of the relevant Default being remedied or waived by the relevant Creditors, the Creditor Representative in respect of the relevant Priority Creditor Debt Documents shall deliver a notice to the Parent to notify the Parent of the cessation of such Unsecured Convertible Notes Automatic Block Event.

12.8 Issue of Unsecured Convertible Notes Payment Stop Notice

(a) At any time prior to the Priority Discharge Date, if an Unsecured Convertible Notes Payment Stop Event has occurred and is continuing, except with the prior consent of the Required Priority Creditors and subject to Clause 12.20 (Effect of Insolvency Event), the Parent shall procure that no Debtor or member of the Group shall make, and no Unsecured Convertible Notes Creditor may receive from any Debtor or member of the Group, any Payment in respect of the Unsecured Convertible Notes Liabilities from the date on which the relevant Creditor Representative in respect of the Priority Creditor Debt Documents (the “Relevant Representative”) delivers a notice (an “Unsecured Convertible Notes Payment Stop Notice”) to the Parent, the Common Security Agent and each Creditor Representative in respect of the relevant Unsecured Convertible Notes Liabilities (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, each of the relevant Unsecured Convertible Noteholders) specifying the events or circumstances relating to that Unsecured Convertible Notes Payment Stop Event until the earliest of:

(i) the date falling 179 days after delivery of that Unsecured Convertible Notes Payment Stop Notice to the Parent, the Common Security Agent and each Creditor Representative in respect of the relevant Unsecured Convertible Notes Liabilities (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, each relevant Unsecured Convertible Noteholders);

(ii) in relation to payments of the Unsecured Convertible Notes Liabilities, if an Unsecured Convertible Notes Standstill Period is in effect at any time after delivery of that Unsecured Convertible Notes Payment Stop Notice, the date on which that Unsecured Convertible Notes Standstill Period expires;

(iii) the date on which the relevant Unsecured Convertible Notes Payment Stop Event is no longer continuing and, if the relevant Priority Creditor Debt Liabilities have been accelerated, such acceleration has been rescinded, revoked or waived, provided that at such time no other Event of Default is continuing under any Priority Creditor Debt Document;

(iv) the date on which the Relevant Representative which issued the Unsecured Convertible Notes Payment Stop Notice (and, if at such time an Unsecured Convertible Notes Payment Stop Event is continuing (other than in relation to the debt in respect of which the notice was given) the Relevant Representative in respect of that other debt) delivers a notice to the Parent, the Common Security Agent and each Creditor Representative in respect of the Unsecured Convertible Notes Liabilities (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, each of the relevant Unsecured Convertible Noteholders) cancelling the Unsecured Convertible Notes Payment Stop Notice; and

(v) the date on which the relevant Unsecured Convertible Noteholder or Creditor Representative in respect of the relevant Unsecured Convertible Notes Liabilities is permitted to take any Enforcement Action under Clause 12.17

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(Permitted Enforcement: Unsecured Convertible Notes Creditors) and Clause 12.18 (Subsequent Enforcement Action) against the Parent,

such period being the period for which the relevant Unsecured Convertible Notes Payment Stop Notice is “outstanding”.

(b) Unless each Creditor Representative in respect of the relevant Unsecured Convertible Notes Liabilities (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, each of the relevant Unsecured Convertible Noteholders) waives this requirement:

(i) a new Unsecured Convertible Notes Payment Stop Notice may not be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Unsecured Convertible Notes Payment Stop Notice; and

(ii) no Unsecured Convertible Notes Payment Stop Notice may be delivered in reliance on an Unsecured Convertible Notes Payment Stop Event more than six months after the date on which each relevant Creditor Representative has received notice of that Unsecured Convertible Notes Payment Stop Event.

(c) A Creditor Representative may serve only one Unsecured Convertible Notes Payment Stop Notice each with respect to the same event or set of circumstances provided that if an Unsecured Convertible Payment Stop Notice has been served as a result of a breach of clause 22 (Financial Covenant) of the Initial Senior Secured Revolving Facilities Agreement or section 7.08 (Financial Covenant) of the Initial Senior Secured Term Credit Agreement (or any Equivalent Provision under any Super Senior Debt Document or Pari Passu Debt Document, as applicable (provided (in each case) that any such Equivalent Provision in any Super Senior Debt Document or Pari Passu Debt Document shall not be materially more burdensome than the provisions contained in the Initial Senior Secured Revolving Facilities Agreement or the Initial Senior Secured Term Credit Agreement)), any subsequent breach of clause 22 (Financial Covenant) of the Initial Senior Secured Revolving Facilities Agreement or section 7.08 (Financial Covenant) of the Initial Senior Secured Term Credit Agreement (or any Equivalent Provision under any Super Senior Debt Document or Pari Passu Debt Document, as applicable) shall constitute a new set of circumstances. Subject to paragraph (b) above, this shall not affect the right of that or any other Creditor Representative to issue an Unsecured Convertible Notes Payment Stop Notice in respect of any other event or set of circumstances.

12.9 Effect of Unsecured Convertible Notes Payment Stop Event or Unsecured Convertible Notes Automatic Block Event

As between the Unsecured Convertible Noteholders and the Parent, any failure to make a Payment due under the Unsecured Convertible Notes Documents as a result of the issue of an Unsecured Convertible Notes Payment Stop Notice or the occurrence of an Unsecured Convertible Notes Automatic Block Event or the operation of Clause 12.5 (Restriction on Payment: Unsecured Convertible Notes Liabilities) shall not prevent:

(a) the occurrence of an Event of Default as a consequence of that failure to make a Payment in relation to the Unsecured Convertible Notes Documents; or

(b) the issue of an Unsecured Convertible Notes Enforcement Notice.

12.10 Payment Obligations and Capitalisation of Interest Continue

(a) No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Unsecured Convertible

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Notes Document by the operation of Clauses 12.5 (Restriction on Payment: Unsecured Convertible Notes Liabilities) to 12.9 (Effect of Unsecured Convertible Notes Payment Stop Event or Unsecured Convertible Notes Automatic Block Event) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

(b) The accrual and capitalisation of interest in accordance with the Unsecured Convertible Notes Documents shall continue notwithstanding the issue of an Unsecured Convertible Notes Payment Stop Notice or the occurrence of an Unsecured Convertible Notes Automatic Block Event.

12.11 Cure of Payment Stop: Unsecured Convertible Notes Creditors

If:

(a) at any time following the issue of an Unsecured Convertible Notes Payment Stop Notice or the occurrence of an Unsecured Convertible Notes Automatic Block Event, that Unsecured Convertible Notes Payment Stop Notice ceases to be outstanding and/or (as the case may be) the Unsecured Convertible Notes Automatic Block Event ceases to be continuing; and

(b) the Parent then promptly pays to the Unsecured Convertible Noteholders an amount equal to any Payments which had accrued under the Unsecured Convertible Notes Documents and which would have been Permitted Unsecured Convertible Notes Payments but for that Unsecured Convertible Notes Payment Stop Notice or that Unsecured Convertible Notes Automatic Block Event, then any Event of Default which may have occurred as a result of that suspension of Payments shall be waived and any Unsecured Convertible Notes Enforcement Notice which may have been issued as a result of that Event of Default shall be waived and revoked, in each case without any further action being required on the part of the Unsecured Convertible Noteholders.

12.12 No Acquisition of Unsecured Convertible Notes Liabilities

(a) Subject to paragraph (b) below, the Debtors shall not, and shall procure that no other member of the Group will, enter into any Liabilities Acquisition in respect of the Unsecured Convertible Notes Liabilities or beneficially own all or any part of the share capital of a company that is a party to a Liabilities Acquisition in respect of the Unsecured Convertible Notes Liabilities.

(b) Paragraph (a) above shall not apply in respect of:

(i) any action which occurs in accordance with the other provisions of this Agreement and is not otherwise prohibited by any Primary Creditor Debt Document; or

(ii) any action which occurs either:

(A) in order to effect a Liabilities Acquisition of Unsecured Convertible Notes Liabilities the Payment of which would have otherwise constituted a Permitted Unsecured Convertible Notes Payment;

(B) on or after the Primary Discharge Date; or

(C) with the prior consent of the Required Primary Creditors,

and in accordance with the Unsecured Convertible Notes Documents.

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12.13 Amendments and Waivers: Unsecured Convertible Notes Creditors

(a) Subject to paragraph (b) below, the Unsecured Convertible Notes Creditors may amend or waive the terms of the Unsecured Convertible Notes Documents (other than this Agreement) in accordance with their terms at any time.

(b) Prior to the Priority Discharge Date, the Unsecured Convertible Notes Creditors may not amend or waive the terms of the Unsecured Convertible Notes Documents if the amendment or waiver would result in any Unsecured Convertible Notes Document not complying with this Agreement or the terms of the Super Senior Debt Documents, the Pari Passu Debt Documents, the Second Lien Debt Documents or the Senior Subordinated Debt Documents without the prior consent of:

(i) (in respect of the Super Senior Debt Documents) the Required Super Senior Creditors;

(ii) (in respect of the Pari Passu Debt Documents) the Required Pari Passu Creditors;

(iii) (in respect of the Second Lien Debt Documents) the Required Second Lien Creditors; and

(iv) (in respect of the Senior Subordinated Debt Documents) the Required Senior Subordinated Creditors,

(provided (in each case) that any such prohibitions in any Super Senior Debt Document, Pari Passu Debt Document, Second Lien Debt Document or Senior Subordinated Debt Document shall not be materially more restrictive than the prohibitions contained in the Initial Senior Secured Credit Agreements.

12.14 Designation of Unsecured Convertible Notes Documents

If:

(a) the terms of a document to be designated as an Unsecured Convertible Notes Document does not comply with Clause 12.4 (Incurrence of Unsecured Convertible Notes Liabilities); or

(b) the terms of a document effect a change which would, if that change was effected by way of amendment to, or waiver of, the terms of an Unsecured Convertible Notes Document, require the consent of the Required Super Senior Creditors, the Required Pari Passu Creditors or the Required Second Lien Creditors or the Required Senior Subordinated Creditors under Clause 12.13 (Amendments and Waivers: Unsecured Convertible Noteholder),

that document shall not constitute an Unsecured Convertible Notes Document for the purposes of this Agreement without the prior consent of the Required Primary Creditors.

12.15 Security and Guarantees: Unsecured Convertible Notes Liabilities

At any time prior to the Final Discharge Date, except with the prior consent of the Required Primary Creditors, the Unsecured Convertible Noteholders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from the Debtors or any other member of the Group or any Security Grantor in respect of their Unsecured

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Convertible Notes Liabilities other than any indemnity or assurance against loss granted by the Parent pursuant to the terms of any Unsecured Convertible Notes Document.

12.16 Restrictions on Enforcement: Unsecured Convertible Noteholder

At any time prior to the Final Discharge Date in respect of any Liabilities having a final maturity date falling no later than the Maturity Date (as defined in the Initial Senior Secured Term Credit Agreement) for the Initial Term Facility (as defined in the Initial Senior Secured Term Credit Agreement), except with the prior consent of the Required Primary Creditors or as permitted pursuant to Clause 12.17 (Permitted Enforcement: Unsecured Convertible Notes Creditors) or Clause 12.18 (Subsequent Enforcement Action), no Unsecured Convertible Notes Creditor shall be entitled to take, or direct the relevant Creditor Representative in respect of the relevant Unsecured Convertible Notes Liabilities to take, any Enforcement Action against any of the Debtors in respect of any of the Unsecured Convertible Notes Liabilities.

12.17 Permitted Enforcement: Unsecured Convertible Notes Creditors

Subject to Clause 12.19 (Enforcement on Behalf of Unsecured Convertible Notes Creditors), the restrictions in Clause 12.16 (Restrictions on Enforcement: Unsecured Convertible Noteholder) will not apply in respect of the Unsecured Convertible Notes Liabilities if:

(a) a Super Senior Acceleration Event, a Pari Passu Acceleration Event, a Second Lien Acceleration Event or a Senior Subordinated Acceleration Event has occurred (in each case as it relates to the Parent only and, for the avoidance of doubt, including any Super Senior Acceleration Event, Pari Passu Acceleration Event, a Second Lien Acceleration Event or a Senior Subordinated Acceleration Event that has been taken in relation to a procurement obligation on the part of the Parent with respect to any member of the Group, but excluding any failure to comply, breach or Event of Default by any member of the Group (other than the Parent)), in which case each Unsecured Convertible Notes Creditor may take the same Enforcement Action (but in respect of the Unsecured Convertible Notes Liabilities) as constitutes that Super Senior Acceleration Event, Pari Passu Acceleration Event, Second Lien Acceleration Event or a Senior Subordinated Acceleration Event (as relevant and only in respect of the Parent);

(b) an Event of Default has occurred and is continuing under the relevant Unsecured Convertible Notes Documents (in each case as it relates to the Parent only and, for the avoidance of doubt, excluding any Event of Default in relation to the procurement obligations on the part of the Parent with respect to any member of the Group, and any failure to comply, breach or Event of Default by any member of the Group (other than the Parent)) (the “Relevant Unsecured Convertible Notes Event of Default”);

(c) each other Creditor Representative has received a notice of the Relevant Unsecured Convertible Notes Event of Default specifying the event or circumstance in relation to the Relevant Unsecured Convertible Notes Event of Default from the relevant Creditor Representative in respect of the Unsecured Convertible Notes Liabilities (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, any of the relevant Unsecured Convertible Noteholders), in each case, on instructions of the Required Unsecured Convertible Notes Creditors (an “Unsecured Convertible Notes Enforcement Notice”);

(d) the Unsecured Convertible Notes Standstill Period initiated by the Unsecured Convertible Notes Enforcement Notice has elapsed or otherwise terminated; and

(e) the Relevant Unsecured Convertible Notes Event of Default is continuing at the end of the relevant Unsecured Convertible Notes Standstill Period,

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provided that, after the occurrence of an Insolvency Event in relation to the Parent, any Unsecured Convertible Notes Creditor may (unless otherwise directed by the Common Security Agent), exercise any right it may otherwise have against the Parent to:

(i) accelerate the Parent’s Unsecured Convertible Notes Liabilities or declare them prematurely due and payable or payable on demand; or

(ii) claim and prove in the liquidation, administration or other insolvency proceedings of the Parent for the Unsecured Convertible Notes Liabilities owing to it.

12.18 Subsequent Enforcement Action

The Unsecured Convertible Noteholder may take Enforcement Action under Clause 12.17 (Permitted Enforcement: Unsecured Convertible Notes Creditors) in relation to a Relevant Unsecured Convertible Notes Event of Default to the extent entitled to under the relevant Unsecured Convertible Notes Creditor Documents even if, at the end of any relevant Unsecured Convertible Notes Standstill Period relating to that Relevant Unsecured Convertible Notes Event of Default or at any later time, a further Unsecured Convertible Notes Standstill Period in respect of another Relevant Unsecured Convertible Notes Event of Default has begun as a result of any other Event of Default in relation to those Unsecured Convertible Notes Liabilities.

12.19 Enforcement on Behalf of Unsecured Convertible Notes Creditors

If the Common Security Agent has notified the Creditor Representative(s) in respect of the Unsecured Convertible Notes Liabilities (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, each of the relevant Unsecured Convertible Noteholders) that it is taking or has been instructed by an Instructing Group to take any Enforcement Action in relation to any Debtor or any part of the Priority Creditor Only Charged Property or the Common Charged Property owned by it, its Holding Companies or its Subsidiaries or a Security Grantor, no Unsecured Convertible Notes Creditor may take any action referred to in Clause 12.17 (Permitted Enforcement: Unsecured Convertible Notes Creditors) against that Debtor, Holding Company or applicable Security Grantor or their Subsidiaries while the Common Security Agent is taking steps to enforce Security or taking Enforcement Action in relation to that Debtor, Holding Company or applicable Security Grantor or their Subsidiaries, in each case in accordance with the instructions of the Instructing Group where such action might be reasonably likely to adversely affect such enforcement or Enforcement Action or the amount of proceeds to be derived therefrom.

12.20 Effect of Insolvency Event

(a) Without limitation to Clause 12.21 (Turnover of Receipts), after the occurrence of an Insolvency Event in relation to the Parent, each of the Unsecured Convertible Notes Creditors shall, to the extent it is entitled to do so, direct the person responsible for the distribution of the assets of the Parent to make that distribution to the Common Security Agent (or to such other person as the Common Security Agent shall direct) until the Liabilities owing to the Secured Parties have been paid in full.

(b) The Common Security Agent shall apply distributions made to it under paragraph (a) above in accordance with Clause 23 (Application of Proceeds).

(c) To the extent that any of the Unsecured Convertible Notes Liabilities are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to the Parent, any Unsecured Convertible Notes Creditor which benefited from that set-off shall pay an amount equal to the amount of the Unsecured Convertible

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Notes Liabilities owed to it which are discharged by that set-off to the Common Security Agent for application in accordance with Clause 23 (Application of Proceeds).

(d) Each Unsecured Convertible Notes Creditor will:

(i) do all things that the Common Security Agent requests in order to give effect to this Clause 12.20; and

(ii) if the Common Security Agent is not entitled to take any of the actions contemplated by this Clause 12.20 or if the Common Security Agent requests that an Unsecured Convertible Notes Creditor take that action, undertake that action itself in accordance with the instructions of the Common Security Agent or grant a power of attorney to the Common Security Agent (on such terms as the Common Security Agent may reasonably require) to enable the Common Security Agent to take such action.

12.21 Turnover of Receipts

(a) Subject to paragraph (b) below, if at any time prior to the Final Discharge Date, any Unsecured Convertible Notes Creditor receives from any member of the Group:

(i) any Payment or distribution of, or on account of or in relation to, any of the Unsecured Convertible Notes Liabilities which is not a Permitted Unsecured Convertible Notes Payment;

(ii) any amount by way of set-off in respect of any of the Unsecured Convertible Notes Liabilities owed to it which does not give effect to a Permitted Unsecured Convertible Notes Payment;

(iii) notwithstanding paragraphs (i) and (ii) above, and other than where paragraph (c) of Clause 12.20 (Effect of Insolvency Event) applies, any amount:

(A) on account of, or in relation to any of the Unsecured Convertible Notes Liabilities:

(1) after the occurrence of a Distress Event; or

(2) as a result of any other litigation or proceedings against a member of the Group, a Debtor or a Security Grantor (other than after the occurrence of an Insolvency Event in respect of that member of the Group, Security Grantor or Debtor); or

(B) by way of set-off in respect of any of the Unsecured Convertible Notes Liabilities owed to it after the occurrence of a Distress Event; or

(iv) other than where paragraph (c) of Clause 12.20 (Effect of Insolvency Event) applies, any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Unsecured Convertible Notes Liabilities owed by the Parent which is not in accordance with Clause 23 (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of the Parent; or

(v) any proceeds of an Enforcement except where received or recovered in accordance with Clause 23 (Application of Proceeds),

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that Unsecured Convertible Notes Creditor will:

(A) in relation to receipts and recoveries not received or recovered by way of set-off:

(1) hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust and/or as agent for the Common Security Agent and promptly pay or distribute that amount to the Common Security Agent for application in accordance with the terms of this Agreement; and

(2) promptly pay or distribute an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Common Security Agent for application in accordance with the terms of this Agreement; and

(B) in relation to receipts and recoveries received or recovered by way of set‑off, promptly pay an amount equal to that recovery to the Common Security Agent for application in accordance with the terms of this Agreement.

In any jurisdiction the courts of which would not recognise or give effect to the trust on which an Unsecured Convertible Notes Creditor is expressed in sub-paragraph above to hold an amount of a receipt or recovery the relationship of the Common Security Agent to that Unsecured Convertible Notes Creditor shall be construed as one of principal and agent.

(b) Nothing in this Agreement shall restrict the ability of any Unsecured Convertible Notes Creditor to:

(i) arrange with any person which is not a member of the Group or a Security Grantor any assurance against loss in respect of, or reduction of its credit exposure to the Parent (including assurance by way of credit based derivative or sub‑participation), as permitted by (as applicable) the Super Senior Debt Documents, the Pari Passu Debt Documents, the Second Lien Debt Documents, and the Senior Subordinated Debt Documents, provided (in each case) that any such prohibitions in any Super Senior Debt Documents, the Pari Passu Debt Documents, the Second Lien Debt Documents, and the Senior Subordinated Debt Documents shall not be materially more restrictive than the prohibitions contained in the Initial Senior Secured Credit Agreements; or

(ii) make any assignment or transfer of its rights and/or obligations under any of the Unsecured Convertible Notes Documents or of its Unsecured Convertible Notes Liabilities, provided that if, as a result of such assignment or transfer, any person becomes: (i) a creditor representative with respect to any Unsecured Convertible Notes Liabilities and/or (ii) an Unsecured Convertible Noteholder, as applicable, such person shall accede to this Agreement as a “Creditor Representative” or “Unsecured Convertible Noteholder” (as applicable) in accordance with the terms of Clause 12.24 (Accession of Creditor Representatives and Creditors in Respect of Unsecured Convertible Notes Liabilities),

which is not in breach of Clause 12.12 (No Acquisition of Unsecured Convertible Notes Liabilities) and that Unsecured Convertible Notes Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

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(c) If, for any reason, any of the trusts expressed to be created in this Clause 12.21 should fail or be unenforceable, the affected Unsecured Convertible Notes Creditor will promptly pay or distribute an amount equal to that receipt or recovery to the Common Security Agent to be held on trust and/or as agent by the Common Security Agent for application in accordance with the terms of this Agreement.

12.22 Application of Proceeds

Clause 23 (Application of Proceeds) shall apply to the Unsecured Convertible Notes Liabilities.

12.23 Security Agent

(a) Nothing in this Agreement constitutes the Security Agent as an agent, trustee or fiduciary of any Unsecured Convertible Notes Creditor.

(b) Each Unsecured Convertible Notes Creditor shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its function as Security Agent.

12.24 Accession of Creditor Representatives and Unsecured Convertible Noteholders in Respect of Unsecured Convertible Notes

(a) The Parent shall use its best efforts to procure that all trustees or other creditor representatives in respect of any Unsecured Convertible Notes Liabilities and, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, the Unsecured Convertible Noteholders, accede to this Agreement as “Creditor Representatives” or “Unsecured Convertible Noteholder” (as applicable) in respect of such Unsecured Convertible Notes Liabilities, pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking), provided that the foregoing shall not apply to any trustee or other creditor representative in respect of the Initial Unsecured Convertible Notes, or an Initial Unsecured Convertible Noteholder, that is a day-one Party to this Agreement. For the avoidance of doubt, this provision applies to any assignments and transfers of any Unsecured Convertible Notes Liabilities.

(b) In order for indebtedness in respect of any issuance of debt securities to constitute “Unsecured Convertible Notes Liabilities” for the purposes of this Agreement:

(i) the Parent shall designate: (A) any relevant issuance of debt securities as Unsecured Convertible Notes; (B) the indenture pursuant to which the principal terms of any such debt securities are documented as an Unsecured Convertible Notes Indenture; and (C) the Liabilities incurred pursuant to or in connection therewith as Unsecured Convertible Notes Liabilities, by written notice to the Common Security Agent;

(ii) the incurrence of those debt securities as Unsecured Convertible Notes Liabilities under this Agreement must not breach the terms of any of the existing Primary Creditor Documents, Unsecured Creditor Documents, Unsecured Convertible Notes Documents, Unsecured Convertible Notes Documents or Independent Security Creditor Documents, provided (in each case) that any such prohibitions in any Primary Creditor Documents, Unsecured Creditor Documents, Unsecured Convertible Notes Documents, Unsecured Convertible Notes Documents or Independent Security Creditor Documents shall not be materially more restrictive than the prohibitions contained in the Initial Senior Secured Credit Agreements; and

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(iii) either: (x) the creditor representative in respect of those notes shall accede to this Agreement as the Creditor Representative in respect of those Unsecured Convertible Note, or (y) to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, the relevant noteholders accede to this Agreement as Unsecured Convertible Noteholders, pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking),

provided that the foregoing designation shall not apply to the Unsecured Convertible Notes Indenture, the Unsecured Convertible Notes Liabilities or the Unsecured Convertible Notes Documents, in each case as they relate to the Initial Unsecured Convertible Notes, which shall constitute Unsecured Convertible Notes on and from the date of this Agreement.

12.25 Amendment and waivers

(a) Any amendment or waiver of this Clause 12 requires the approval of the Unsecured Convertible Noteholders whose participations in the Unsecured Convertible Notes outstanding at that time aggregate more than 50 per cent. of the total Unsecured Convertible Notes participations at that time, provided that if such amendment or waiver may impose new or additional obligations on or withdraw or reduce the rights of any: (x) Unsecured Convertible Noteholders, the consent of that Unsecured Convertible Noteholder shall be required; or (y) a class of Unsecured Convertible Noteholders, the consent of the Unsecured Convertible Noteholders whose participations in the Unsecured Convertible Notes in that class outstanding at that time aggregate more than 50 per cent. of the total Unsecured Convertible Notes participations in that class at that time shall be required.

13. Subordinated Liabilities

13.1 Incurrence of Subordinated Liabilities

Until the Final Discharge Date, the Debtors shall not (and shall procure that no other member of the Group will) enter into any Subordinated Debt Documents, borrow, issue or incur any Subordinated Liabilities or allow any Subordinated Liabilities to remain outstanding unless:

(a) if the Super Senior Debt Discharge Date has not occurred, such incurrence of the relevant Subordinated Liabilities and the application of the proceeds thereof is not prohibited by any Super Senior Debt Document (or has been approved by the Required Super Senior Creditors);

(b) if the Pari Passu Debt Discharge Date has not occurred, such incurrence of the relevant Subordinated Liabilities and the application of the proceeds thereof is not prohibited by the Senior Secured Facilities Agreements or any other Pari Passu Debt Document (or has been approved by the Required Pari Passu Creditors);

(c) if the Second Lien Discharge Date has not occurred, such incurrence of the relevant Subordinated Liabilities and the application of the proceeds thereof is not prohibited by any Second Lien Debt Document (or has been approved by the Required Second Lien Creditors);

(d) if the Senior Subordinated Discharge Date has not occurred, such incurrence of the relevant Subordinated Liabilities and the application of the proceeds thereof is not prohibited by the Senior Subordinated Debt Documents (or has been approved by the Required Senior Subordinated Creditors);

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(e) if the Unsecured Discharge Date has not occurred, such incurrence of the relevant Subordinated Liabilities and the application of the proceeds thereof is not prohibited by any other Unsecured Creditor Document (or has been approved by the Required Unsecured Creditors); and

(f) if the Unsecured Convertible Notes Discharge Date has not occurred, such incurrence of the relevant Subordinated Liabilities and the application of the proceeds thereof is not prohibited by any other Unsecured Convertible Notes Document (or has been approved by the relevant Unsecured Convertible Notes Creditors), and in each case, the Subordinated Liabilities would satisfy the requirement of “Subordinated Financing” as defined in the Senior Secured Revolving Facilities Agreement, the Senior Secured Term Facilities Agreement and any Equivalent Provision in any other Primary Creditor Document.

13.2 Restriction on Payment: Subordinated Liabilities

Prior to the Final Discharge Date, the Group Debtors shall not, and shall procure that no other member of the Group will:

(a) make any Payments in respect of any principal, interest or other amount on or in respect of, or make any distribution or Liabilities Acquisition in respect of any Subordinated Liabilities in cash or in kind or apply any such money or property in or towards discharge of any Subordinated Liabilities; or

(b) exercise any set-off against any Subordinated Liabilities,

except as expressly permitted by:

(i) Clause 13.3 (Permitted Payments: Subordinated Liabilities); and

(ii) Clause 13.9 (Permitted Enforcement: Subordinated Creditor).

13.3 Permitted Payments: Subordinated Liabilities

(a) Subject to paragraph (b) below, payments in respect of the Subordinated Liabilities may not be made unless:

(i) prior to the Super Senior Discharge Date, the Payment is expressly permitted by the Super Senior Facility Agreement or the Required Super Senior Creditors consent to that Payment being made;

(ii) prior to the Pari Passu Discharge Date, the Payment is expressly permitted by the Pari Passu Facility Agreement or the Required Pari Passu Creditors consent to that Payment being made;

(iii) prior to the Second Lien Discharge Date, the Payment is expressly permitted by the Second Lien Facility Agreement or the Required Second Lien Creditors consent to that Payment being made; and

(iv) prior to the Senior Subordinated Discharge Date, the Payment is expressly permitted by the Senior Subordinated Facility Agreement or the Required Senior Subordinated Creditors consent to that Payment being made;

(v) prior to the Unsecured Discharge Date, the Payment is expressly permitted by the Unsecured Creditor Documents or the Required Unsecured Creditors consent to that Payment being made; and

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(vi) prior to the Unsecured Convertible Notes Discharge Date, the Payment is expressly permitted by the Unsecured Convertible Notes Documents or the Required Unsecured Convertible Notes Creditors consent to that Payment being made.

(b) After an Acceleration Event has occurred, no payments in respect of the Subordinated Liabilities may be made unless the Required Super Senior Creditors, Required Pari Passu Creditors, Required Second Lien Creditors, Required Senior Subordinated Creditors, Required Unsecured Creditors and Required Unsecured Convertible Notes Creditors consent to that Payment being made.

(c) Nothing in this Clause 13 will restrict:

(i) the roll-up or capitalisation of interest on the Subordinated Liabilities or the payment of interest on Subordinated Liabilities by the issue by the Parent of payment-in-kind instruments (provided that, in any such case, there is no payment in cash or cash equivalents) and such rolled up capitalised interest or payment in kind instruments shall constitute Subordinated Liabilities (to the extent permitted under the Super Senior Facility Agreement, the Pari Passu Facility Agreement the Second Lien Facility Agreement, the Senior Subordinated Facility Agreement, the Unsecured Creditor Documents or the Unsecured Convertible Notes Document); or

(ii) the capitalisation, contribution to share capital or share premium or waiver of any Subordinated Liabilities by a Subordinated Creditor to the share capital of the Parent; or

(iii) the conversion of any Subordinated Liabilities into shares or other equity interests in the Parent to the extent not prohibited by the Debt Documents and provided that no cash payment is made by any member of the Group under or in connection therewith.

13.4 Payment Obligations Continue

No Group Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 13.2 (Restriction on Payment: Subordinated Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

13.5 No acquisition of Subordinated Liabilities

Prior to the Final Discharge Date, the Group Debtors shall not, and shall procure that no other member of the Group will:

(a) enter into any Liabilities Acquisition; or

(b) beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any of the Subordinated Liabilities.

13.6 Amendments and Waivers: Subordinated Creditors

Prior to the Final Discharge Date, the Subordinated Creditors may not amend, waive or agree the terms of any of the documents or instruments pursuant to which the Subordinated Liabilities are constituted unless:

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(a)

(i) prior to the Super Senior Discharge Date, the amendment or waiver is expressly permitted by any Super Senior Facility Agreement;

(ii) prior to the Pari Passu Discharge Date, the amendment or waiver is expressly permitted by any Pari Passu Facility Agreement;

(iii) prior to the Second Lien Discharge Date, the amendment or waiver is expressly permitted by any Second Lien Facility Agreement;

(iv) prior to the Senior Subordinated Discharge Date, the amendment or waiver is expressly permitted by any Senior Subordinated Facility Agreement;

(v) prior to the Unsecured Discharge Date, the amendment or waiver is expressly permitted by any Unsecured Creditor Document; and

(vi) prior to the Unsecured Convertible Notes Discharge Date, the amendment or waiver is expressly permitted by any Unsecured Convertible Notes Documents,

and in each case, the Subordinated Liabilities would satisfy the requirement of “Subordinated Financing” as defined in the Senior Secured Revolving Facilities Agreement, the Senior Secured Term Facilities Agreement and any Equivalent Provision in any other Primary Creditor Document; or

(b)

(i) prior to the Super Senior Discharge Date, the Required Super Senior Creditors consent to that amendment or waiver;

(ii) prior to the Pari Passu Discharge Date, the Required Pari Passu Creditors consent to that amendment or waiver;

(iii) prior to the Second Lien Discharge Date, the Required Second Lien Creditors consent to that amendment or waiver;

(iv) prior to the Senior Subordinated Discharge Date, the Required Senior Subordinated Creditors consent to that amendment or waiver;

(v) prior to the Unsecured Discharge Date, the Required Unsecured Creditors consent to that amendment or waiver; and

(vi) prior to the Unsecured Convertible Notes Discharge Date, the Required Unsecured Convertible Notes Creditors consent to that amendment or waiver, or

(c) that amendment, waiver or agreement is of minor and administrative nature and is not prejudicial to the Primary Creditors, provided that (without any limitation) any amendment or waiver which would result in any Subordinated Liabilities no longer qualifying as a “Subordinated Financing” as defined in the Senior Secured Revolving Facilities Agreement, the Senior Secured Term Facilities Agreement and any Equivalent Provision in any other Primary Creditor Document shall be deemed to be prejudicial to the Primary Creditors.

13.7 Security: Subordinated Creditor

The Subordinated Creditors may not take, accept or receive the benefit of, and no member of the Group may provide, any Security, guarantee, indemnity or other assurance against loss from

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any member of the Group in respect of any of the Subordinated Liabilities prior to the Final Discharge Date unless:

(a) prior to the Super Senior Discharge Date, the Required Super Senior Creditors consent to that credit support being made;

(b) prior to the Pari Passu Discharge Date, the Required Pari Passu Creditors consent to that credit support being made;

(c) prior to the Second Lien Discharge Date, the Required Second Lien Creditors consent to that credit support being made;

(d) prior to the Senior Subordinated Discharge Date, the Required Senior Subordinated Creditors consent to that credit support being made;

(e) prior to the Unsecured Discharge Date, the Required Unsecured Creditors consent to that credit support being made; and

(f) prior to the Unsecured Convertible Notes Discharge Date, the Required Unsecured Convertible Notes Creditors consent to that credit support being made.

13.8 Restriction on Enforcement: Subordinated Creditor

Subject to Clause 13.9 (Permitted Enforcement: Subordinated Creditor), no Subordinated Creditor shall be entitled to take any Enforcement Action in respect of any of the Subordinated Liabilities at any time prior to the Final Discharge Date.

13.9 Permitted Enforcement: Subordinated Creditor

Unless otherwise directed by the Common Security Agent or unless the Common Security Agent has taken, or has given notice that it intends to take, action on behalf of that Subordinated Creditor in accordance with Clause 13.5 (Filing of claims), the Subordinated Creditors may only take any Enforcement Action in respect of any member of the Group in respect of any of the Subordinated Liabilities prior to the Final Discharge Date provided that:

(a) prior to the Super Senior Discharge Date, the Required Super Senior Creditors consent to such Enforcement Action being made;

(b) prior to the Pari Passu Discharge Date, the Required Pari Passu Creditors consent to such Enforcement Action being made;

(c) prior to the Second Lien Discharge Date, the Required Second Lien Creditors consent to such Enforcement Action being made;

(d) prior to the Senior Subordinated Discharge Date, the Required Senior Subordinated Creditors consent to such Enforcement Action being made;

(e) prior to the Unsecured Discharge Date, the Required Unsecured Creditors consent to such Enforcement Action being made; and

(f) prior to the Unsecured Convertible Notes Discharge Date, the Required Unsecured Convertible Notes Creditors consent to such Enforcement Action being made,

provided that, after the occurrence of an Insolvency Event in relation to the Parent, the Subordinated Creditors may (unless otherwise directed by the Common Security Agent), exercise any right it may otherwise have against the Parent to:

(i) accelerate the Parent’s Subordinated Liabilities or declare them prematurely due and payable or payable on demand; or

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(ii) claim and prove in the liquidation, administration or other insolvency proceedings of the Parent for the Subordinated Liabilities owing to it.

13.10 Representations: Subordinated Creditors

Each Subordinated Creditor represents and warrants to the Creditors and the Common Security Agent on the date of this Agreement (or, if it becomes a Party after such date, on the date on which it becomes a Party) that:

(a) (a) it is a person (including, but not limited to a limited liability company or partnership with limited liability) duly organized, formed, established or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization;

(b) (b) its obligations under this Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, administration, administrative receivership, winding-up, insolvency, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), receivership, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity; and

(c) subject to the Legal Reservations and the Perfection Requirements, the entry into and performance by it of this Agreement does not and will not conflict with (a) any law or regulation applicable to it, (b) the terms of any material debt documents binding upon it or (c) its constitutional documents in each case, to such an extent which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 4
Insolvency, Turnover and Enforcement

14. Effect of Insolvency Event

14.1 Pari Passu Facility Cash Cover

This Clause 14 is subject to Clause 23.5 (Treatment of Super Senior Facility Cash Cover, Super Senior Lender Cash Collateral, Pari Passu Facility Cash Cover and Pari Passu Lender Cash Collateral) and Clause 27.5 (Turnover Obligations).

14.2 Distributions

(a) Without limitation to Clause 15 (Turnover of Receipts) and Clause 23 (Application of Proceeds), after the occurrence of an Insolvency Event in relation to any member of the Group, a Security Grantor or a Debtor, any Party (other than an Independent Security Creditor or an Unsecured Creditor) entitled to receive a Payment or distribution out of the assets of, or a distribution out of the Charged Property of, that member of the Group, that Security Grantor or that Debtor (in the case of a receipt by a Senior Subordinated Creditor of a Payment, only to the extent subject to the Common Transaction Security or otherwise forming part of the Common Charged Property) in respect of Liabilities owed to that Party, that Party shall, to the extent it is entitled to do so, direct the person responsible for the distribution of the assets of that member of the Group, that Security Grantor or that Debtor to make that distribution to the Common Security Agent (or to such other person as the Common Security Agent shall direct) until the Liabilities owing to the Secured Parties have been paid in full.

(b) The Common Security Agent shall apply distributions made to it under paragraph (a) above in accordance with Clause 23 (Application of Proceeds).

(c) For the avoidance of doubt, paragraph (a) above does not apply to any distribution out of the Independent Security Charged Property.

14.3 Set-Off

(a) Subject to paragraph (b) below, to the extent that the Liabilities of any member of the Group or any Debtor are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to that member of the Group or Debtor, any Creditor which benefited from that set-off shall pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Common Security Agent for application in accordance with Clause 23 (Application of Proceeds).

(b) Paragraph (a) above shall not apply to:

(i) any such discharge of the Multi-account Overdraft Liabilities to the extent that the relevant discharge represents a reduction of the Gross Outstandings of a Multi-account Overdraft Facility to or towards its Net Outstandings;

(ii) any such discharge by way of set-off in respect of any of the Independent Security Creditor Liabilities which gives effect to a Permitted Independent Security Creditor Payment;

(iii) any such discharge by way of set-off in respect of any of the Unsecured Liabilities which gives effect to a Permitted Unsecured Payment;

(iv) any Close-Out Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

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(v) any Payment Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(vi) any Inter-Hedging Agreement Netting by a Hedge Counterparty;

(vii) any Inter-Hedging Ancillary Document Netting by a Hedging Ancillary Lender;

(viii) any such set-off in respect of Intra-Group Liabilities to the extent not making the payment by an Intra-Group Lender to the Common Security Agent pursuant to paragraph (a) above is required to avoid any material risk of personal and/or criminal liability of any manager, director, managing director or similar officer of the Intra-Group Lender provided that the relevant Intra-Group Lender provides as soon as possible prior written notice to the Common Security Agent of its intention to not make such payment, together with an explanation of such risk; and

(ix) any such set-off in respect of Intra-Group Liabilities to the extent not making the payment by a German Intra-Group Lender to the Common Security Agent pursuant to paragraph (a) above is required for the relevant German Intra-Group Lender’s Capital Maintenance Compliance provided that the relevant Intra-Group Lender provides as soon as possible prior written notice to the Common Security Agent of its intention to not make such payment, together with an explanation of such risk.

14.4 Non-Cash Distributions

If the Common Security Agent or any other Secured Party receives a distribution in the form of Non-Cash Consideration in respect of any of the Liabilities (other than any distribution of Non-Cash Recoveries), the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

14.5 Filing of Claims

Without prejudice to any Ancillary Lender’s and Cash Management Facility Lenders’ right of netting or set-off relating to a Multi-account Overdraft Facility (to the extent that the netting or set-off represents a reduction of the Gross Outstandings of that Multi-account Overdraft Facility to or towards an amount equal to its Net Outstandings), after the occurrence of an Insolvency Event in relation to any member of the Group, any Debtor or any Security Grantor each Creditor (other than the Independent Security Creditors or the Unsecured Creditors) irrevocably authorises the Common Security Agent, on its behalf, to:

(a) take any Enforcement Action (in accordance with the terms of this Agreement) against that member of the Group, Debtor or Security Grantor (as the case may be);

(b) demand, sue, prove and give receipt for any or all of the Liabilities of that member of the Group, Debtor or Security Grantor (as the case may be) owed to such Creditor;

(c) collect and receive all distributions on, or on account of, any or all of the Liabilities of that member of the Group, Debtor or Security Grantor (as the case may be) owed to such Creditor; and

(d) file claims, take proceedings and do all other things the Common Security Agent considers reasonably necessary to recover the Liabilities of that member of the Group, Debtor or Security Grantor (as the case may be) owed to such Creditor.

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14.6 Further Assurance – Insolvency Event

Each Creditor will:

(a) do all things that the Common Security Agent (acting in accordance with Clause 14.7 (Common Security Agent Instructions)) requests in order to give effect to this Clause 14; and

(b) if the Common Security Agent is not entitled to take any of the actions contemplated by this Clause 14 or if the Common Security Agent (acting in accordance with Clause 14.7 (Common Security Agent Instructions)) requests that a Creditor (other than an Independent Security Creditor or an Unsecured Creditor) take that action, undertake that action itself in accordance with the instructions of the Common Security Agent or grant a power of attorney to the Common Security Agent (on such terms as the Common Security Agent (acting in accordance with Clause 14.7 (Common Security Agent Instructions)) may reasonably require) to enable the Common Security Agent to take such action.

14.7 Common Security Agent Instructions

For the purposes of Clause 14.2 (Distributions), Clause 14.5 (Filing of Claims) and Clause 14.6 (Further Assurance – Insolvency Event) the Common Security Agent shall:

(a) act on the instructions of the Required Pari Passu Creditors; provided that, the Common Security Agent shall not be required to take any action or follow any instruction that may (in the reasonable judgment of the Common Security Agent) expose it to liability or that is contrary to applicable law; and

(b) in the absence of any such instructions, be entitled, but not obliged, to act as the Common Security Agent sees fit.

14.8 US Insolvency Proceedings

Notwithstanding anything to the contrary in this Agreement, in the event that a Security Grantor or member of the Group is the subject of any US Insolvency or Liquidation Proceeding, the following provisions shall apply with respect thereto (and, in the event of any conflict between the provisions of this Clause 14.8 and any other provisions of this Agreement, the provisions of this Clause 14.8 shall govern).

(a) Enforceability

(i) This Agreement is intended to be and shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any US Bankruptcy Case in accordance with its terms.

(ii) This Agreement shall be effective before, during and after the commencement of a US Insolvency or Liquidation Proceeding. The relative rights as to the Charged Property and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition.

(iii) This is a continuing agreement of lien subordination and the Secured Parties may continue to extend credit and other financial accommodations and lend monies to or for the benefit of any member of the Group constituting Secured Obligations in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any US Insolvency or Liquidation Proceeding.

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(iv) Notwithstanding the foregoing, or any other provision in this Agreement, in the event that any Debtor becomes subject to an Insolvency Event under the Bankruptcy Code, no Secured Party, or any representative thereof, shall exercise any rights with respect to the Security Property of such Debtor, and each such persons hereby agrees not to take any action under the applicable bankruptcy proceedings that would be inconsistent with its agreement hereunder without the Consent of the Required Pari Passu Creditors prior to the Pari Passu Discharge Date; provided that the Instructing Group may instruct the Common Security Agent in an Enforcement (including any disposal of any Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code) so long as the proceeds are applied in accordance with Section 23.

(b) DIP Financing and Cash Collateral

(i) In any US Insolvency or Liquidation Proceeding the provision of any debtor-in-possession financing (each a “DIP Financing”) under section 364 of the Bankruptcy Code (or analogous provision of other US Debtor Relief Law) that is secured by liens (the “DIP Financing Liens”) senior to or pari passu with the liens securing the Pari Passu Liabilities and/or any use of cash collateral under section 363 of the Bankruptcy Code (or analogous provision of other US Debtor Relief Law) (“Cash Collateral” and together with DIP Financing, a “Bankruptcy Financing”) shall be permitted with the consent of the Required Pari Passu Creditors, and no Creditor may oppose or contest any DIP Financing or Cash Collateral use that is consented to by the Required Pari Passu Creditors. Subject to paragraph (b)(iii) below, any party may provide a DIP Financing.

(ii) To the extent that the Security securing the Pari Passu Liabilities is subordinated to or pari passu with the Security securing any DIP Financing, each of the Second Lien Representative and the Senior Subordinated Representative will subordinate its Security to the following (and enter into appropriate documentation to give effect to such subordination at the time such DIP Financing is provided): (A) the Security securing such DIP Financing (and all Liabilities relating thereto and any customary “carve-out” agreed to by the Majority Super Senior Creditors and the Required Pari Passu Creditors) and (B) any adequate protection Security granted to the Super Senior Creditors, the Senior Creditors and the Pari Passu Creditors on the same basis that the Security securing the Second Lien Liabilities and Senior Subordinated Liabilities are subordinated to the Security securing the Pari Passu Liabilities under this Agreement.

(iii) The Second Lien Representative, the Second Lien Creditors, the Senior Subordinated Representative and the Senior Subordinated Creditors and the Unsecured Convertible Notes Representative, the Unsecured Convertible Notes Creditors and the Subordinated Creditors each agree that it will only propose or offer (or support any other person proposing or offering) any Bankruptcy Financing to which either (A) the Majority Super Senior Creditors and the Required Pari Passu Creditors have given their Consent or (B) any DIP Financing that results in the Pari Passu Debt Liabilities being fully and finally discharged, and paid in full in cash, to the satisfaction (acting reasonably) of the Creditor Representative(s) for each of the Pari Passu Lenders and the Pari Passu Noteholders.

(c) Adequate Protection

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(i) No Creditor shall contest (or support any other person contesting):

(A) any request by a Pari Passu Representative or Super Senior Representative or Super Senior Creditors or Pari Passu Creditor for adequate protection; or

(B) any objection by any Pari Passu Representative or Super Senior Representative or any Super Senior Creditor or any Pari Passu Creditor to any motion, relief, action or proceeding asserting a lack of adequate protection, provided that, if the Super Senior Creditors and the Pari Passu Creditors (or any subset thereof) are granted adequate protection in the form of Security on additional collateral, then the Second Lien Representative, on behalf of itself or any of the Second Lien Creditors, and/ or the Senior Subordinated Representative, on behalf of itself or any of the Senior Subordinated Creditors may seek or request adequate protection in the form of Security on the same additional collateral, which Security will be subordinated to the Super Senior Creditors’ and the Pari Passu Creditors’ additional Security on the same basis as the Security securing the Second Lien Liabilities and/or the Senior Subordinated Liabilities are subordinated to the Security securing the Pari Passu Liabilities under this Agreement; and

(ii) Nothing contained herein shall prohibit or in any way limit the Super Senior Representative or Pari Passu Representative or any Super Senior Creditor or any Pari Passu Creditor from objecting in any Bankruptcy Case or otherwise to any action taken by (x) any Second Lien Representative or any of the Second Lien Creditors, including the seeking by the Second Lien Representative or any of the Second Lien Creditors of adequate protection or the asserting by the Second Lien Representative or any of the Second Lien Creditors of any of its rights and remedies under the Second Lien Debt Documents or otherwise and/or (y) any Senior Subordinated Representative or any of the Senior Subordinated Creditors, including the seeking by the Senior Subordinated Representative or any of the Senior Subordinated Creditors of adequate protection or the asserting by the Senior Subordinated Representative or any of the Senior Subordinated Creditors of any of its rights and remedies under the Senior Subordinated Debt Documents or otherwise.

(iii) In the event either (x) the Second Lien Representative, on behalf of itself or any of the Second Lien Creditors, seeks or requests adequate protection in respect of the Second Lien Liabilities and such adequate protection is granted in the form of additional collateral, then the Second Lien Representative, on behalf of itself or any of the Second Lien Creditors and/or (y) the Senior Subordinated Representative, on behalf of itself or any of the Senior Subordinated Creditors, seeks or requests adequate protection in respect of the Senior Subordinated Liabilities and such adequate protection is granted in the form of additional collateral, then the Senior Subordinated Representative, on behalf of itself or any of the Senior Subordinated Creditors, each agrees (A) that the Pari Passu Representative shall also be granted a senior Security on such additional collateral as security for the Pari Passu Liabilities and the Super Senior Representative shall be granted a super senior Security on such additional collateral as security for the Super Senior Liabilities and for any DIP Financing provided by Super Senior Creditors or Pari Passu Creditors and (B) that any Security on such additional collateral securing the Second Lien Liabilities and/or Senior Subordinated Liabilities shall be subordinated to the

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Security on such collateral securing the Pari Passu Liabilities and any Super Senior Liabilities and any such DIP Financing provided by Super Senior Creditors or Pari Passu Creditors (and all Liabilities relating thereto and any customary “carve-out” agreed to by the Majority Super Senior Creditors and the Required Pari Passu Creditors) and to any other Security granted to the Super Senior Creditors and the Pari Passu Creditors as adequate protection on the same basis as the other Security securing the Second Lien Liabilities and/or Senior Subordinated Liabilities are so subordinated to such Pari Passu Liabilities and any Super Senior Liabilities under this Agreement.

(d) Automatic Stay

Until the Pari Passu Discharge Date and any Super Senior Discharge Date, each Creditor agrees that none of them shall (i) seek (or support any other person seeking) relief from the automatic stay or any other stay in any US Insolvency or Liquidation Proceeding in respect of the Transaction Security, without the prior written consent of the Super Senior Representative or Pari Passu Representative (as applicable) or (ii) oppose (or support any other person in opposing) any request by any Pari Passu Creditor or Super Senior Creditor for relief from such stay.

(e) Voting

(i) The Super Senior Creditors and the Pari Passu Creditors, notwithstanding anything to the contrary contained herein, shall retain all rights to vote to accept or reject any plan of reorganisation, composition, arrangement or liquidation. For the avoidance of doubt, nothing in this Agreement shall limit the ability of the Super Senior Creditors or the Pari Passu Creditors to make a proposal to the Group or the bankruptcy court to provide Bankruptcy Financing to any Debtor, Security Guarantor or member of the Group.

(ii) No Second Lien Representative, Second Lien Creditor, Senior Subordinated Representative, the Senior Subordinated Creditor, Unsecured Convertible Notes Representative and or Unsecured Convertible Notes Creditor shall propose, vote to accept or otherwise support any plan of reorganisation, composition, arrangement or liquidation unless (a) such plan of reorganisation, composition, arrangement or liquidation pay off, in cash in full, the Super Senior Debt Liabilities and the Pari Passu Debt Liabilities or (b) is approved by each Super Senior Representative and each Pari Passu Representative.

(f) No Creditor shall oppose or otherwise contest any sale or disposition (including bidding procedures) in respect of any assets constituting Transaction Security under section 363 of the U.S. Bankruptcy Code or any other U.S. insolvency or debtor relief law, or object to the retention of any professionals if the Majority Super Senior Creditors and the Required Pari Passu Creditors (or the creditor representative acting on their behalf) shall have consented to such sale or disposition (including bidding procedures), or the retention of such professionals. All liens shall attach to the proceeds of any such sale or disposition in the same relative and respective priorities as set forth in this Agreement.

(g) Rights as Unsecured Creditor. The Second Lien Representative, the Second Lien Creditors, the Senior Subordinated Representative and the Senior Subordinated Creditors may exercise rights and remedies as unsecured creditors in accordance with the Second Lien Documents and/or Senior Subordinated Documents and applicable law (other than initiating or joining in an involuntary case or with respect to any Debtor, Security Guarantor or member of the Group); provided that such exercise shall not be inconsistent with the terms of this Agreement.

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(h) Waivers. The Second Lien Representative, Section Lien Creditors, Senior Subordinated Representative and the Senior Subordinated Creditors each waive their right to (i) challenge the liens or claims of any of the Pari Passu Representative, Super Senior Representative, Super Senior Creditors and/or Pari Passu Creditors and (ii) make an election under section 1111(b) of the U.S. Bankruptcy Code.

(i) Post-Petition Interest

(i) No Creditor shall oppose or seek to challenge any claim by the Super Senior Representative or Pari Passu Representative or any Super Senior Creditors or any Pari Passu Creditor for allowance in any US Insolvency or Liquidation Proceeding of Pari Passu Liabilities consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Transaction Security.

(ii) Regardless of whether any claim for Post-Petition Interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles Secured Parties, and is intended to provide the Secured Parties with the right, to receive payment of all Post-Petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of any member of the Group under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Debtor Relief Law.

(j) Recovery

If any Super Senior Secured Creditor or Pari Passu Creditor is required in any US Insolvency or Liquidation Proceeding to turn over or otherwise pay to the estate of the any Security Grantor or member of the Group any amount paid in respect of Super Senior Liabilities or Pari Passu Liabilities (a “Recovery”), then such Super Senior Secured Creditor and/or Pari Passu Creditor shall be entitled to a reinstatement of its Super Senior Liabilities or Pari Passu Liabilities, as applicable, with respect to all such recovered amounts on the date of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

(k) Reorganization Securities

If, in any US Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan then, to the extent the debt obligations distributed on account of the Super Senior Liabilities and/or Pari Passu Liabilities and on account of the Second Lien Liabilities are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(l) Separate Grants of Security

Each Pari Passu Creditor, each Super Senior Creditor and each Second Lien Creditor acknowledges and agrees that the grants of Security to each of them pursuant to the Security Documents constitute two separate and distinct grants of Security and because of, among other things, their differing rights in the Transaction Security, the Second Lien Liabilities, on the one hand, are fundamentally different from the Pari Passu

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Liabilities and Super Senior Liabilities on the other hand, and must be separately classified in any plan of reorganization proposed or adopted in a bankruptcy or insolvency proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Pari Passu Creditors, the Super Senior Creditors and the Second Lien Creditors in respect of the Transaction Security constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Debtors in respect of the Transaction Security (with the effect being that, to the extent that the aggregate value of the Transaction Security is sufficient (for this purpose ignoring all claims held by the Second Lien Creditors), the Pari Passu Creditors and the Super Senior Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of post-petition interest (including any additional interest payable pursuant to the Pari Passu Debt Documents and/or the Super Senior Debt Documents, arising from or related to a default, which is disallowed as a claim in any US Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Lien Creditors with respect to the Transaction Security, with each Second Lien Creditor, hereby acknowledging and agreeing to turn over to the Common Security Agent, on behalf of each Pari Passu Creditor and Super Senior Creditor, Transaction Security or proceeds thereof otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Creditors).

As among the Senior Secured Term Facilities Lenders, Senior Secured Export Credit Agency Facilities Lender and Senior Secured Revolving Facilities Lenders, if it is held that the Senior Secured Revolving Facilities Liabilities, Senior Secured Export Credit Agency Facilities Liabilities and the Senior Secured Term Facilities Obligations constitute only one secured claim (rather than separate classes of secured claims) in any US Insolvency or Liquidation Proceeding, then (i) the Senior Secured Term Facilities Lenders agree that they will not propose, support or vote in favor of any plan of reorganization or similar dispositive restructuring plan (other than a plan of reorganization or similar dispositive restructuring plan that provides for the payment in full in cash of the Senior Secured Revolving Facilities Liabilities and the Senior Secured Export Credit Agency Facilities Liabilities on the effective date thereof) in connection with any US Insolvency or Liquidation Proceeding (A) unless more than two-thirds in amount of allowed claims held by each of the Senior Secured Revolving Facilities Lenders and, solely during an Export Credit Agency Facilities Enforcement Period, the Senior Secured Export Credit Agency Facilities Lender agree to vote for any such plan and (B) that is not in compliance with the terms and conditions of this Agreement; (ii) the Senior Secured Revolving Facilities Lenders agree that they will not propose, support or vote in favor of any plan of reorganization or similar dispositive restructuring plan (other than a plan of reorganization or similar dispositive restructuring plan that provides for the payment in full in cash of the Senior Secured Term Facilities Obligations and the Senior Secured Export Credit Agency Facilities Liabilities on the effective date thereof) in connection with a proceeding under any US Insolvency or Liquidation Proceeding (A) unless more than two-thirds in amount of allowed claims held by the Senior Secured Term Facilities Lenders and, solely during an Export Credit Agency Facilities Enforcement Period, the Senior Secured Export Credit Agency Facilities Lender agree to vote for any such plan and (B) that is not in compliance with the terms and conditions of this Agreement; and (iii) the Senior Secured Export Credit Agency Facilities Lender agrees that they will not propose,

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support or vote in favor of any plan of reorganization or similar dispositive restructuring plan (other than a plan of reorganization or similar dispositive restructuring plan that provides for the payment in full in cash of the Senior Secured Term Facilities Obligations and the Senior Secured Revolving Facilities Liabilities on the effective date thereof) in connection with a proceeding under any US Insolvency or Liquidation Proceeding (A) unless more than two-thirds in amount of allowed claims held by each of the Senior Secured Term Facilities Lenders and the Senior Secured Revolving Facilities Lenders agree to vote for any such plan and (B) that is not in compliance with the terms and conditions of this Agreement.

15. Turnover of Receipts

15.1 Pari Passu Facility Cash Cover

This Clause 15 is subject to Clause 23.5 (Treatment of Super Senior Facility Cash Cover, Super Senior Lender Cash Collateral, Pari Passu Facility Cash Cover and Pari Passu Lender Cash Collateral) and Clause 27.5 (Turnover Obligations).

15.2 Turnover by Creditors

Subject to Clause 15.3 (Exclusions) and to Clause 15.4 (Permitted Assurance and Receipts), if at any time prior to the Final Discharge Date, any Creditor receives or recovers from any Security Grantor, Debtor or member of the Group:

(a) any Payment or distribution of, or on account of or in relation to, any of the Liabilities which is neither:

(i) a Permitted Payment; nor

(ii) made in accordance with Clause 23 (Application of Proceeds);

(b) other than where paragraph (a) of Clause 14.3 (Set-Off) applies (or would have applied but for paragraph (b) of that Clause), any amount by way of set-off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Payment;

(c) notwithstanding paragraphs (a) and (b) above, and other than where paragraph (a) of Clause 14.3 (Set-Off) applies (or would have applied but for paragraph (b) of that Clause), any amount:

(i) on account of, or in relation to any of the Liabilities:

(A) after the occurrence of a Distress Event; or

(B) as a result of any other litigation or proceedings against a member of the Group, a Debtor or a Security Grantor (other than after the occurrence of an Insolvency Event in respect of that member of the Group, Security Grantor or Debtor); or

(ii) by way of set-off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event,

other than, in each case, any amount received or recovered in accordance with Clause 23 (Application of Proceeds) or that constitutes or gives effect to a Permitted Independent Security Creditor Payment or a Permitted Unsecured Payment;

(d) other than where paragraph (a) of Clause 14.3 (Set-Off) applies (or would have applied but for paragraph (b) of that Clause), any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Liabilities owed by a member of the Group

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or a Debtor which is not in accordance with Clause 23 (Application of Proceeds) (other than a Payment that constitutes or gives effect to a Permitted Independent Security Creditor Payment or a Permitted Unsecured Payment) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that member of the Group or that Debtor; or

(e) any proceeds of an Enforcement except where received or recovered in accordance with Clause 23 (Application of Proceeds),

that Creditor will:

(i) in relation to receipts and recoveries not received or recovered by way of set-off:

(A) hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust and/or as agent for the Common Security Agent and promptly pay or distribute that amount to the Common Security Agent for application in accordance with the terms of this Agreement; and

(B) promptly pay or distribute an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Common Security Agent for application in accordance with the terms of this Agreement; and

(ii) in relation to receipts and recoveries received or recovered by way of set‑off, promptly pay an amount equal to that recovery to the Common Security Agent for application in accordance with the terms of this Agreement.

In any jurisdiction the courts of which would not recognise or give effect to the trust on which a Creditor is expressed in sub-paragraph (A) above to hold an amount of a receipt or recovery, or where the Creditor in sub-paragraph (A) above is the Senior Secured Facilities Agent, the relationship of the Common Security Agent to that Creditor shall be construed as one of principal and agent.

15.3 Exclusions

Clause 15.2 (Turnover by Creditors) shall not apply to any receipt or recovery:

(a) by way of:

(i) Close-Out Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(ii) Payment Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(iii) Inter-Hedging Agreement Netting by a Hedge Counterparty; or

(iv) Inter-Hedging Ancillary Document Netting by a Hedging Ancillary Lender; or

(b) by an Ancillary Lender or Cash Management Facility Lender by way of that Ancillary Lender’s or that Cash Management Facility Lender’s right of netting or set‑off relating to a Multi-account Overdraft Facility (to the extent that that netting or set-off represents a reduction of the Gross Outstandings of that Multi-account Overdraft Facility to or towards an amount equal to its Net Outstandings); or

(c) made in accordance with Clause 24 (Equalisation).

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15.4 Permitted Assurance and Receipts

Nothing in this Agreement shall restrict the ability of any Primary Creditor, Independent Security Creditor or Unsecured Creditor to:

(a) arrange with any person which is not a member of the Group or a Security Grantor any assurance against loss in respect of, or reduction of its credit exposure to a Debtor (including assurance by way of credit based derivative or sub‑participation); or

(b) make any assignment or transfer permitted by Clause 28 (Changes to the Parties),

which:

(i) is permitted by (as applicable):

(A) the Super Senior Debt Documents;

(B) the Pari Passu Debt Documents;

(C) the Second Lien Debt Documents; or

(D) the Senior Subordinated Debt Documents; and

(ii) is not in breach of:

(A) Clause 5.5 (No Acquisition of Hedging Liabilities);

(B) Clause 6.8 (No Acquisition of Second Lien Liabilities); or

(C) Clause 8.9 (No Acquisition of Senior Subordinated Liabilities),

and that Primary Creditor, Independent Security Creditor or Unsecured Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

15.5 Amounts Received by Debtors or Security Grantors

If any of the Debtors or Security Grantors receives or recovers any amount which, under the terms of any of the Debt Documents, should have been paid to the Common Security Agent, that Debtor or Security Grantor will:

(a) hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust and/or as agent for the Common Security Agent and promptly pay that amount to the Common Security Agent for application in accordance with the terms of this Agreement; and

(b) promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Common Security Agent for application in accordance with the terms of this Agreement.

15.6 Saving Provision

If, for any reason, any of the trusts expressed to be created in this Clause 15 should fail or be unenforceable, the affected Creditor, Debtor or Security Grantor will promptly pay or distribute an amount equal to that receipt or recovery to the Common Security Agent to be held on trust and/or as agent by the Common Security Agent for application in accordance with the terms of this Agreement.

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15.7 Turnover of Non-Cash Consideration

For the purposes of this Clause 15, if any Creditor receives or recovers any amount or distribution in the form of Non-Cash Consideration which is subject to Clause 15.2 (Turnover by Creditors) the cash value of that Non-Cash Consideration shall be determined in accordance with Clause 21.2 (Cash Value of Non-Cash Recoveries).

16. Redistribution

16.1 Recovering Creditor’s Rights

(a) Any amount paid or distributed by a Creditor (a “Recovering Creditor”) to the Common Security Agent under Clause 14 (Effect of Insolvency Event) or Clause 15 (Turnover of Receipts) shall be treated as having been paid or distributed by the relevant Debtor and shall be applied by the Common Security Agent in accordance with Clause 23 (Application of Proceeds).

(b) On an application by the Common Security Agent pursuant to Clause 23 (Application of Proceeds) of a Payment or distribution received by a Recovering Creditor from a Debtor, as between the relevant Debtor and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid or distributed to the Common Security Agent by the Recovering Creditor (the “Shared Amount”) will be treated as not having been paid or distributed by that Debtor.

16.2 Reversal of Redistribution

(a) If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable or returnable to a Debtor and is repaid or returned by that Recovering Creditor to that Debtor, then:

(i) each Party that received any part of that Shared Amount pursuant to an application by the Common Security Agent of that Shared Amount under Clause 16.1 (Recovering Creditor’s Rights) (a “Sharing Party”) shall (subject to Clause 27 (Notes Trustee Protections)), upon request of the Common Security Agent, pay or distribute to the Common Security Agent for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the “Redistributed Amount”); and

(ii) as between the relevant Debtor and each relevant Sharing Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid or distributed by that Debtor.

(b) The Common Security Agent shall not be obliged to pay or distribute any Redistributed Amount to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Party.

16.3 Deferral of Subrogation

(a) Subject to paragraph (c) below, if any Priority Creditor Liabilities are wholly or partly paid out of any proceeds received in respect of or on account of the Senior Subordinated Liabilities owing to one or more Senior Subordinated Creditors, those Senior Subordinated Creditors will to that extent be subrogated to the Priority Creditor

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Liabilities so paid (and all securities and guarantees for those Priority Creditor Liabilities).

(b) Subject to paragraph (c) below, to the extent that a Senior Subordinated Creditor (a “Subrogated Creditor”) is entitled to exercise rights of subrogation, each other Creditor (subject in each case to it being indemnified to its reasonable satisfaction against any resulting costs, expenses and liabilities) will give such assistance to enable such rights so to be exercised as such Subrogated Creditor may reasonably request.

(c) No Creditor or Debtor or Security Grantor will exercise any rights which it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Creditor which ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and Priority) or the order of application in Clause 23 (Application of Proceeds) until such time as all of the Liabilities owing to each prior ranking Creditor (or, in the case of any Debtor or Security Grantor, owing to each Creditor) have been irrevocably discharged in full. This paragraph (c) does not apply to Independent Security Creditors or Unsecured Creditors.

(d) No Security Grantor shall exercise any rights which it may have to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Primary Creditor until such time as all of the Liabilities owing to each Primary Creditor have been irrevocably discharged in full.

17. Enforcement of Transaction Security

17.1 Pari Passu Facility Cash Cover

This Clause 17 is subject to Clause 23.5 (Treatment of Super Senior Facility Cash Cover, Super Senior Lender Cash Collateral, Pari Passu Facility Cash Cover and Pari Passu Lender Cash Collateral).

17.2 Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights

(a) The Secured Parties shall not give instructions to a Common Security Agent as to Enforcement of Transaction Security other than in accordance with this Agreement.

(b) The Common Security Agent may refrain from enforcing (including by way of set-off) the Priority Creditor Only Transaction Security or the Common Transaction Security or the Transaction Security or taking any other action as to Enforcement unless instructed otherwise by:

(i) the Instructing Group in accordance with Clauses 17.9 (Consultation: Pari Passu Creditors), 17.10 (Consultation: Majority Super Senior Creditors) and 17.11 (Consultation Period – General);

(ii) if required under paragraph (d) below, the Creditor Representative(s) for the Second Lien Creditors (acting on the instructions of the Majority Second Lien Creditors); or

(iii) if required under paragraph (e) below, the Creditor Representative(s) for the Senior Subordinated Creditors (acting on the instructions of the Majority Senior Subordinated Creditors),

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in each case, provided that the instructions as to Enforcement are consistent with the Enforcement Principles.

(c) Subject to the Transaction Security having become enforceable in accordance with its terms and subject to Clauses 17.9 (Consultation: Pari Passu Creditors), 17.10 (Consultation: Majority Super Senior Creditors) and 17.11 (Consultation Period – General):

(i) the Instructing Group may give or refrain from giving instructions to the Common Security Agent to take action as to Enforcement;

(ii) if required under paragraph (d) below, the Creditor Representative(s) for the Second Lien Creditors (acting on the instructions of the Majority Second Lien Creditors) may give or refrain from giving instructions to the Common Security Agent to enforce the Common Transaction Security or Priority Creditor Only Transaction Security or Transaction Security;

(iii) if required under paragraph (e) below, the Creditor Representative(s) for the Senior Subordinated Creditors (acting on the instructions of the Majority Senior Subordinated Creditors) may give or refrain from giving instructions to the Common Security Agent to enforce the Common Transaction Security or the Transaction Security,

in each case, provided that the instructions as to Enforcement are consistent with the Enforcement Principles.

(d) Prior to the Senior Discharge Date:

(i) if the Instructing Group has instructed the Common Security Agent to cease or not to proceed with Enforcement; or

(ii) in the absence of instructions as to Enforcement from the Instructing Group,

the Common Security Agent shall give effect to any instructions to enforce the Common Transaction Security or the Priority Creditor Only Transaction Security or the Transaction Security which the Creditor Representative(s) for the Second Lien Creditors (acting on the instructions of the Majority Second Lien Creditors) are then entitled to give to the Common Security Agent under Clause 6.13 (Permitted Enforcement: Second Lien Debt Creditors), provided that the instructions are consistent with the Enforcement Principles.

(e) Prior to the Priority Discharge Date:

(i) if the Instructing Group has instructed the Common Security Agent to cease or not to proceed with Enforcement; or

(ii) in the absence of instructions as to Enforcement from the Instructing Group,

the Common Security Agent shall give effect to any instructions to enforce the Common Transaction Security which the Creditor Representative(s) for the Senior Subordinated Creditors (acting on the instructions of the Majority Senior Subordinated Creditors) are then entitled to give to the Common Security Agent under Clause 8.14 (Permitted Enforcement: Senior Subordinated Creditors), provided that the instructions are consistent with the Enforcement Principles.

(f) Notwithstanding the preceding paragraphs (d) and (e), if at any time the Creditor Representative(s) for the Second Lien Creditors or Senior Subordinated Creditors are then entitled to give the Common Security Agent instructions as to enforcement of the

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Priority Creditor Only Transaction Security or Common Transaction Security or Transaction Security pursuant to the preceding paragraphs (d) or (e) and the relevant Creditor Representative(s) gives such instructions (or indicate(s) any intention to give such instructions), then the Instructing Group may give instructions to the Common Security Agent as to Enforcement in lieu of any instructions to enforce given by the Creditor Representative for the Second Lien Creditors under Clause 6.13 (Permitted Enforcement: Second Lien Debt Creditors) or Senior Subordinated Creditors under Clause 8.14 (Permitted Enforcement: Senior Subordinated Creditors) and the Common Security Agent shall act on such instructions received from the Instructing Group instead.

(g) If the Transaction Security has become enforceable in accordance with its terms, the Instructing Group then entitled to give instructions to take Enforcement Action in accordance with this Clause 17 (Enforcement of Transaction Security) may instruct the Common Security Agent to:

(i) deliver an Independent Security Payment Stop Notice, as contemplated by Clause 10.5 (Issue of Independent Security Payment Stop Notice);

(ii) give notice to the Independent Security Agent(s) (on behalf of each relevant Independent Security Creditor) and the Debtors notifying each of them that no Independent Security Creditor (and no Creditor Representative on its behalf) may take Enforcement Action in respect of the Independent Security Creditor Liabilities;

(iii) deliver an Unsecured Payment Stop Notice, as contemplated by Clause 9.5 (Issue of Unsecured Payment Stop Notice); and

(iv) give notice to the Unsecured Creditors (which may be through their respective Creditor Representatives) and the Debtors notifying each of them that the Unsecured Creditors may not take Enforcement Action with respect to the Unsecured Liabilities.

(h) The Common Security Agent is entitled to rely on and comply with instructions given in accordance with this Clause 17.2 without any liability on their part for having so acted or refraining from so acting in accordance with such instructions unless due to the Common Security Agent’s gross negligence or wilful misconduct.

17.3 No Independent Powers of Enforcement

No Secured Party shall have any independent power to enforce, or to have recourse to, any Transaction Security or to exercise any rights or powers arising under the Transaction Security Documents except through the Common Security Agent.

17.4 Manner of Enforcement: Priority Creditor Only Transaction Security and Common Transaction Security

If the Priority Creditor Only Transaction Security or the Common Transaction Security or Transaction Security is being enforced or other action as to Enforcement is being taken pursuant to Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights), the Common Security Agent shall enforce the Priority Creditor Only Transaction Security and/or Common Transaction Security and/or the Transaction Security (as applicable) or take other action as to Enforcement in such manner (including the selection of

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any administrator (or any analogous officer in any jurisdiction) of any Debtor to be appointed by the Common Security Agent) as:

(a) the Instructing Group shall instruct; or

(b) if, prior to the Senior Discharge Date:

(i) the Common Security Agent has, pursuant to paragraph (d) of Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and blocking of Unsecured Creditor and Independent Security Creditor rights), received instructions given by the Majority Second Lien Creditors to enforce the Common Transaction Security or Priority Creditor Only Transaction Security; and

(ii) the Instructing Group has not given instructions as to Enforcement,

the Majority Second Lien Creditors shall instruct, or, in the absence of any such instructions, as the Common Security Agent considers in its discretion to be appropriate; or

(c) if, prior to the Priority Discharge Date:

(i) the Common Security Agent has, pursuant to paragraph (e) of Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights), received instructions given by the Majority Senior Subordinated Creditors to enforce the Common Transaction Security or Transaction Security; and

(ii) the Instructing Group has not given instructions as to Enforcement,

the Majority Senior Subordinated Creditors shall be entitled to instruct the Common Security Agent and, in the absence of any such instructions, the Common Security Agent shall be entitled, but not obliged, to act as it sees fit, in each case, provided that any such instructions from the relevant Creditors as to Enforcement are consistent with the Enforcement Principles and any action taken by the Common Security Agent takes into account the requirements of each relevant Transaction Security Document and the Enforcement Principles.

17.5 Exercise of Voting Rights

(a) Subject to paragraph (c) below, each Creditor (other than each Creditor Representative, each Arranger, each Independent Security Creditor and each Unsecured Creditor) will (to the fullest extent permitted by law at the relevant time) cast its vote in any proposal relating to or in connection with any Enforcement put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre-insolvency or rehabilitation or similar proceedings relating to any Debtor, Security Grantor or member of the Group as instructed by the Common Security Agent.

(b) Subject to paragraph (c) below, the Common Security Agent shall give instructions for the purposes of paragraph (a) above in accordance with any instructions given to it by the Instructing Group; provided that any such instructions have been given in accordance with Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights).

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(c) Nothing in this Clause 17.5 entitles any party to exercise or require any other Primary Creditor to exercise such power of voting or representation to waive, reduce, discharge, extend the due date for (or change the basis for accrual of any) payment of or reschedule any of the Liabilities owed to that Primary Creditor.

17.6 Waiver of Rights

To the extent permitted under applicable law and subject to Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights), Clause 17.4 (Manner of Enforcement: Priority Creditor Only Transaction Security and Common Transaction Security), Clause 20.3 (Proceeds of Distressed Disposals and Debt Disposals) to Clause 20.8 (Common Security Agent’s Actions) and Clause 23 (Application of Proceeds), each of the Secured Parties, the Debtors and the Security Grantors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any amount received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other Security, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

17.7 Duties Owed

Each of the Secured Parties, the Debtors and the Security Grantors acknowledges that, in the event that the Common Security Agent enforces or is instructed to enforce any part of the Transaction Security, the duties of the Common Security Agent and of any Receiver or Delegate owed to them in respect of the method, type and timing of that enforcement or of the exploitation, management or realisation of any of that Transaction Security shall, subject to Clauses 20.3 (Proceeds of Distressed Disposals and Debt Disposals) to 20.8 (Common Security Agent’s Actions) (where applicable), be no different to or greater than the duty that is owed by the Common Security Agent, Receiver or Delegate to the Debtors or Security Grantors under general law.

17.8 Alternative Enforcement Actions

After the Common Security Agent has commenced Enforcement, it shall not accept any subsequent instructions as to Enforcement (save for instructions as to Enforcement (i) given by the Second Lien Creditors where paragraph (d) of Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights) applies, (ii) given by the Senior Subordinated Creditors where paragraph (e) of Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights) applies or (iii) given by the Instructing Group in accordance with paragraph (f) of Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights)) from anyone other than the Instructing Group that instructed it to commence such Enforcement, regarding any other enforcement of the Transaction Security over or relating to shares or assets directly or indirectly the subject of the enforcement of the Transaction Security which has been commenced.

17.9 Consultation: Pari Passu Creditors

(a) If either the Required RCF Lenders, the Required TLB Lenders or (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender wish to instruct the Common Security Agent to commence Enforcement of any Transaction Security, such group of Creditors must first deliver a copy of the proposed instructions as to Enforcement which are consistent with the Enforcement Principles (the “Pari Passu Enforcement Proposal”) to the Common

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Security Agent and the Creditor Representatives for each of the Pari Passu Debt Creditors (as applicable) at least 30 days prior to the proposed date of issuance of instructions under such Pari Passu Enforcement Proposal (such period, the “Pari Passu Standstill Period”); provided that the Pari Passu Standstill Period shall be reduced to 20 days in the event of Exigent Circumstances.

(b) Until the Pari Passu Discharge Date and subject to paragraphs (c) and (d) below, if the Common Security Agent has received Pari Passu Enforcement Proposals by or on behalf of both the Required RCF Lenders and the Required TLB Lenders and/or (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender that are inconsistent as to the manner of Enforcement (including any inconsistency as to the timeframe for realising value from an enforcement of the Transaction Security or a Distressed Disposal), the Common Security Agent shall promptly notify each Creditor Representative for each of the Senior Secured Revolving Facilities Lenders and the Senior Secured Term Facilities Lenders and (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender and each such Creditor Representative will consult with each other and the Common Security Agent in good faith for a period of not less than 15 days (or such shorter period as the relevant Creditor Representative and Common Security Agent may agree) (the “Pari Passu Consultation Period”) from the earlier of (i) the date of the latest such conflicting Pari Passu Enforcement Proposal and (ii) the date falling 30 days after the date the original Pari Passu Enforcement Proposal is delivered in accordance with paragraph (a) above, with a view to co‑ordinating instructions as to Enforcement.

(c) Where the Creditor Representatives for each of the Senior Secured Revolving Facilities Lenders and the Senior Secured Term Facilities Lenders and (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender are in agreement with regard to any proposed Enforcement Action, no Pari Passu Standstill Period or Pari Passu Consultation Period, or such shorter consultation period as determined by the Common Security Agent, shall apply. In addition, the Creditor Representatives for each of the Senior Secured Revolving Facilities Lenders and the Senior Secured Term Facilities Lenders and (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender shall not be obligated to consult in accordance with paragraph (b) above or paragraph (e) below if:

(i) the Transaction Security has become enforceable as a result of an Insolvency Event;

(ii) the Required RCF Lenders or the Required TLB Lenders or (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender determine in good faith (and notify the Creditor Representatives of the Senior Secured Revolving Facilities Lenders or the Senior Secured Term Facilities Lenders (as applicable)) that to enter into such consultations and thereby delay the commencement of enforcement of the Transaction Security could reasonably be expected to have a material adverse effect on:

(A) the Common Security Agent’s ability to enforce any of the Transaction Security or undertake a Distressed Disposal; or

(B) the realisation proceeds of any enforcement of the Transaction Security; or

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(iii) the relevant Creditor Representatives agree no Pari Passu Consultation Period is required.

(d) If consultation has taken place for at least 15 days as set out in paragraph (b) above (or such shorter period as determined under paragraph (c) above) (or if consultation was not required to occur as provided for in paragraph (c) above) there shall be no further obligation to consult (the last date of such period, the “Consultation End Date”), the Common Security Agent may act in accordance with the Pari Passu Enforcement Proposal which are consistent with the Enforcement Principles then or previously received from the Enforcing Pari Passu Creditors (determined in accordance with the definition of Enforcing Pari Passu Creditors, which shall initially be the “Initial Enforcing Pari Passu Creditors” as provided for therein).

(e) If the Required RCF Lenders or the Required TLB Lenders or (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender (acting reasonably) consider that the Common Security Agent is enforcing the Transaction Security in a manner which is not consistent with the Enforcement Principles, subject to paragraph (c) above, the Creditor Representative for the Senior Secured Revolving Facilities Lenders or the Senior Secured Term Facilities Lenders or (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender (as applicable) shall give notice to the Creditor Representatives for the Senior Secured Revolving Facilities Lenders and the Senior Secured Term Facilities Lenders and (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender (as appropriate) after which the Creditor Representatives for the Senior Secured Revolving Facilities Lenders or the Senior Secured Term Facilities Lenders or (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender (as applicable) shall consult with the Common Security Agent for a period of 10 Business Days (or such lesser period as the relevant Creditor Representatives may agree) with a view to agreeing the manner of Enforcement provided that such Creditor Representative shall not be obliged to consult under this paragraph (e) more than once in relation to each Enforcement.

(f) The provisions of this Clause 17.9 shall be for the benefit of the Senior Secured Revolving Facilities Lenders and the Senior Secured Term Facilities Lenders and (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender only, and the procedural requirements of this Clause 17.9 relating to the Enforcement of any Transaction Security may be amended or waived with only the consent of the Required RCF Lenders and the Required TLB Lenders and (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender.

17.10 Consultation: Majority Super Senior Creditors

(a) If either of the Majority Super Senior Creditors or the Enforcing Pari Passu Creditors wish to instruct the Common Security Agent to commence Enforcement of any Transaction Security, such group of Creditors must deliver a copy of the proposed instructions as to Enforcement (the “Enforcement Proposal”) to the Common Security Agent and the Creditor Representatives for each of the Super Senior Creditors or the Pari Passu Creditors (as applicable) at least 10 Business Days prior to the proposed date of issuance of instructions under such Enforcement Proposal.

(b) Until the Senior Discharge Date and subject to paragraphs (c) and (d) below, if the Common Security Agent has received Conflicting Enforcement Instructions, the Common Security Agent shall promptly notify each Creditor Representative for each of the Super Senior Creditors or the Pari Passu Creditors (as applicable) and each such

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Creditor Representatives will consult with each other and the Common Security Agent in good faith for a period of not less than 10 Business Days (or such shorter period as the relevant Creditor Representative and Common Security Agent may agree) (the “Senior Consultation Period”) from the earlier of (i) the date of the latest such Conflicting Enforcement Instruction and (ii) the date falling 10 Business Days after the date the original Enforcement Proposal is delivered in accordance with paragraph (a) above, with a view to co‑ordinating instructions as to Enforcement.

(c) Where the Creditor Representatives for each of the Super Senior Creditors and the Pari Passu Creditors are in agreement with regard to any proposed Enforcement Action, no Senior Consultation Period, or such shorter consultation period as determined by the Common Security Agent, shall apply. In addition, the Creditor Representatives for each of the Super Senior Creditors and the Pari Passu Creditors shall not be obligated to consult in accordance with paragraph (b) above or paragraph (e) below if:

(i) the Transaction Security has become enforceable as a result of an Insolvency Event;

(ii) the Majority Super Senior Creditors or the Enforcing Pari Passu Creditors determine in good faith (and notify the Creditor Representatives of the other Super Senior Creditors and Pari Passu Creditors (as applicable)) that to enter into such consultations and thereby delay the commencement of enforcement of the Transaction Security could reasonably be expected to have a material adverse effect on:

(A) the Common Security Agent’s ability to enforce any of the Transaction Security or undertake a Distressed Disposal; or

(B) the realisation proceeds of any enforcement of the Transaction Security; or

(iii) the relevant Creditor Representatives agree no Senior Consultation Period is required.

(d) If consultation has taken place for at least 10 Business Days as set out in paragraph (b) above (or such shorter period as determined under paragraph (c) above) (or if consultation was not required to occur as provided for in paragraph (c) above) there shall be no further obligation to consult, the Common Security Agent may act in accordance with the instructions as to Enforcement then or previously received from the Instructing Group and the Instructing Group may issue instructions as to Enforcement to the Common Security Agent at any time thereafter.

(e) If the Majority Super Senior Creditors or the Enforcing Pari Passu Creditors (acting reasonably) consider that the Common Security Agent is enforcing the Transaction Security in a manner which is not consistent with the Enforcement Principles, subject to paragraph (c) above, the Creditor Representative for the relevant Super Senior Creditors or the Pari Passu Creditors shall give notice to the Creditor Representatives for the other Super Senior Creditors and the other Pari Passu Creditors (as appropriate) after which the Creditor Representatives for the other Super Senior Creditors and the other Pari Passu Creditors shall consult with the Common Security Agent for a period of 10 Business Days (or such lesser period as the relevant Creditor Representatives may agree) with a view to agreeing the manner of Enforcement provided that such Creditor Representative shall not be obliged to consult under this paragraph (e) more than once in relation to each Enforcement.

(f) The provisions of this Clause 17.10 shall be for the benefit of the Super Senior Creditors and the Pari Passu Creditors only and, in addition, shall only apply to the

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extent that Super Senior Liabilities have been designated in accordance with Clause 28.20 (Accession of Creditors) (and such Super Senior Liabilities remain outstanding as Super Senior Liabilities).

17.11 Consultation Period – General

(a) Subject to paragraph (b) below, before giving any instructions to the Common Security Agent to:

(i) enforce any Transaction Security; or

(ii) take any other Enforcement Action to instigate or effect a Distressed Disposal,

the Creditor Representative(s) of the Creditors represented in the Instructing Group concerned shall consult with each Creditor Representative representing the Second Lien Debt Creditors and the Common Security Agent in good faith about the instructions to be given by the Instructing Group for a period of up to 10 Business Days (or such shorter period as such Creditor Representative(s) and the Common Security Agent shall agree) (the “Consultation Period”), and, subject to paragraph (b) below, only following the expiry of a Consultation Period shall the Instructing Group be entitled to give any instructions to the Common Security Agent to enforce that Transaction Security or take any other Enforcement Action.

(b) No Creditor Representative shall be obliged to consult in accordance with paragraph (a) above, and the Instructing Group shall be entitled to give any instructions to the Common Security Agent to enforce the Transaction Security or take any other Enforcement Action prior to the end of a Consultation Period, if:

(i) the Transaction Security has become enforceable as a result of an Insolvency Event (other than an Insolvency Event that arose as a result of action by any Creditor constituted within the Instructing Group); or

(ii) the Instructing Group or any Creditor Representative of the Creditors represented in the Instructing Group determines in good faith (and notifies each other Creditor Representative and the Common Security Agent) that to enter into such consultation and delay the commencement of enforcement of the Transaction Security could reasonably be expected to have a material adverse effect on:

(A) the Common Security Agent’s ability to enforce any of the Transaction Security; or

(B) the amount of realisation proceeds of any enforcement of any Transaction Security.

18. Enforcement of Independent Transaction Security

At any time prior to the Final Discharge Date, subject to the restrictions and permissions set out in Clause 10 (Independent Security Creditors and Independent Security Creditor Liabilities) the Independent Security Creditors shall be free to enforce (or to direct the relevant Independent Security Agent to enforce) any of the Independent Transaction Security in accordance with the terms of the Independent Security Creditor Documents.

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Section 5
Non-Distressed Disposals, Distressed Disposals and Claims

19. Non-Distressed Disposals

19.1 Definitions

(a) In this Clause 19:

“Disposal Proceeds” means the proceeds of a Non-Distressed Disposal (as defined at the end of paragraph (b)(ii) below); and

“Other Mandatory Prepayment Proceeds” means the amounts of Excess Cash Flow and Net Cash Proceeds (each as defined in the Senior Secured Term Facilities Agreement) which are required to be applied in prepayment of the Senior Secured Facilities under the terms of the Senior Secured Term Facilities Agreement (or under any Equivalent Provision under any Pari Passu Debt Document, any Second Lien Debt Document or any Senior Subordinated Debt Document).

(b) If:

(i) in respect of a disposal of:

(A) an asset of a member of the Group; or

(B) an asset which is subject to the Priority Creditor Only Transaction Security or the Common Transaction Security,

to a person or persons outside the Group where the disposal:

(1) is not a Distressed Disposal and is of Priority Creditor Only Charged Property and:

(I) (prior to the Super Senior Discharge Date) is permitted under the Super Senior Debt Documents or consented to by the Required Super Senior Creditors;

(II) (prior to the Pari Passu Discharge Date) is permitted under the Pari Passu Debt Documents or consented to by the Required Pari Passu Creditors; and

(III) (prior to the Second Lien Discharge Date) is permitted under the Second Lien Debt Documents or consented to by the Required Second Lien Creditors; or

(2) is not a Distressed Disposal and is of Common Security Property and:

(I) (prior to the Super Senior Discharge Date) is permitted under the Super Senior Debt Documents or consented to by the Required Super Senior Creditors;

(II) (prior to the Pari Passu Discharge Date) is permitted under the Pari Passu Debt Documents or consented to by the Required Pari Passu Creditors;

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(III) (prior to the Second Lien Discharge Date) is permitted under the Second Lien Debt Documents or consented to by the Required Second Lien Creditors; and

(IV) (prior to the Senior Subordinated Discharge Date) is permitted under the Senior Subordinated Debt Documents or consented to by the Required Senior Subordinated Creditors,

the disposal of that asset is a “Non-Distressed Disposal” and Clause 19.2 (Facilitation of Non-Distressed Disposals and Mandatory Releases) shall apply; and

(ii) in respect of, and in order to effect, any merger, reorganisation or transaction in connection with which:

(A) an asset of a member of the Group; or

(B) an asset which is subject to the Priority Creditor Only Transaction Security or the Common Transaction Security,

is required to be released from the Priority Creditor Only Transaction Security, the Common Transaction Security or any other claim (relating to a Debt Document, but excluding any Independent Security Creditor Liabilities and/or Unsecured Liabilities) over that asset, where that merger, reorganisation or transaction is:

(1) (prior to the Super Senior Discharge Date) permitted under the Super Senior Debt Documents or consented to by the Required Super Senior Creditors;

(2) (prior to the Pari Passu Discharge Date) permitted under the Pari Passu Debt Documents or consented to by the Required Pari Passu Creditors;

(3) (prior to the Second Lien Discharge Date) permitted under the Second Lien Debt Documents or consented to by the Required Second Lien Creditors; and

(4) (prior to the Senior Subordinated Discharge Date) permitted under the Senior Subordinated Debt Documents or consented to by the Required Senior Subordinated Creditors,

that release of that asset shall be a “Mandatory Release” and Clause 19.2 (Facilitation of Non-Distressed Disposals and Mandatory Releases) shall apply.

19.2 Facilitation of Non-Distressed Disposals and Mandatory Releases

(a) If:

(i) the disposal of an asset is a Non-Distressed Disposal; or

(ii) the release of an asset from the Priority Creditor Only Transaction Security or the Common Transaction Security or any other claim (relating to a Debt Document, excluding any claim under or relating to an Unsecured Creditor Document or an Independent Security Creditor Document) over that asset is a Mandatory Release,

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the Common Security Agent is irrevocably authorised (without any consent, sanction, authority or further confirmation from any Creditor, other Secured Party, Debtor or Security Grantor) but subject to paragraph (b) below:

(A) to release the Priority Creditor Only Transaction Security and/or the Common Transaction Security or any other claim (relating to a Debt Document, excluding any claim under or relating to an Unsecured Creditor Document or an Independent Security Creditor Document) over that asset;

(B) where that asset consists of shares in the capital of a member of the Group or a Debtor, to release the Priority Creditor Only Transaction Security and/or the Common Transaction Security or any other claim (relating to a Debt Document) over that member of the Group’s Property and/or that member of the Group’s shares; and

(C) to execute and deliver or enter into any release of the Priority Creditor Only Transaction Security and/or the Common Transaction Security or any claim mentioned in paragraph (A) or (B) above, and issue any certificates of non-crystallisation of any floating charge or any consent to dealing, as reasonably requested by the Parent subject to the terms hereof.

(b) The Parent shall, promptly on demand, pay the Common Security Agent the amount of all reasonable costs and expenses incurred by the Common Security Agent in doing any of the things that it is authorised to do pursuant to the provisions of paragraph (a) above.

(c) Each release of Priority Creditor Only Transaction Security, Common Transaction Security, or any claim described in paragraph (a) above shall become effective only on the making of the relevant Non-Distressed Disposal or (as the case may be) at the time the relevant merger, reorganisation or transaction takes effect.

(d) The Common Security Agent may, in its absolute discretion, rely on a certification from the Parent that the disposal of an asset is a Non-Distressed Disposal or the release of an asset from the Priority Creditor Only Transaction Security and/or the Common Transaction Security or any other claim (relating to a Debt Document, excluding any claim under or relating to an Unsecured Creditor Document or an Independent Security Creditor Document) is a Mandatory Release.

(e) Notwithstanding anything to the contrary in any Debt Document, nothing in thisAgreement, any Priority Creditor Only Transaction Security Document, any Common Transaction Security Document or any Independent Security Document shall operate or be construed so as to prevent any transaction, matter or other step not prohibited by the terms of this Agreement and the Primary Creditor Documents (a “Permitted Transaction”). The Common Security Agent (on behalf of itself and the Secured Parties) hereby agrees (and is irrevocably authorised and instructed to do so without any consent, sanction, authority or further confirmation from any Party) that it shall (at the request and cost of the Parent) promptly execute any release or other document and/or take such other action under or in relation to any Debt Document (or any asset subject or expressed to be subject to any Security Document) as is reasonably requested by the Parent in order to complete, implement or facilitate such Permitted Transaction.

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19.3 Disposal and Other Mandatory Prepayment Proceeds

If, and at such time when, any Disposal Proceeds or Other Mandatory Prepayment Proceeds are required to be applied in mandatory prepayment of the Super Senior Liabilities, Pari Passu Liabilities, the Second Lien Liabilities or the Senior Subordinated Liabilities (as applicable) under the terms of the relevant Debt Documents, then those Disposal Proceeds or Other Mandatory Prepayment Proceeds (as applicable) shall be applied in or towards Payment or (to the extent provided for in the relevant Debt Document) the making of an offer of Payment of:

(a) first, the Super Senior Liabilities on a pro rata basis in accordance with the terms of the relevant Super Senior Debt Documents (without any obligation to pay those amounts towards the Pari Passu Liabilities (if not explicitly stated otherwise in the relevant Super Senior Debt Documents) and without any obligation to pay those amounts towards the Second Lien Liabilities or the Senior Subordinated Liabilities or the Unsecured Liabilities or the Independent Security Creditor Liabilities);

(b) second, after the Super Senior Discharge Date, the Pari Passu Liabilities on a pro rata basis in accordance with the terms of the relevant Pari Passu Debt Documents (without any obligation to pay those amounts towards the Second Lien Liabilities or the Senior Subordinated Liabilities or the Unsecured Liabilities or the Independent Security Creditor Liabilities);

(c) third, after the Senior Discharge Date, the Second Lien Liabilities in accordance with the terms of the Second Lien Debt Documents (without any obligation to apply those amounts towards the Senior Subordinated Liabilities or the Unsecured Liabilities or the Independent Security Creditor Liabilities); and

(d) then, after Priority Discharge Date, the Senior Subordinated Liabilities in accordance with the terms of the Senior Subordinated Debt Documents (without any obligation to apply those amounts towards the Unsecured Liabilities or the Independent Security Creditor Liabilities),

and the consent of any other Party shall not be required for that application.

19.4 Release of Unrestricted Subsidiaries

(a) If a member of the Group is designated as an Unrestricted Subsidiary in accordance with the terms of the Primary Creditor Documents, the Common Security Agent is irrevocably authorised and instructed (and without any consent, sanction, authority or further confirmation from any Creditor, Debtor or Security Grantor):

(i) to release the Priority Creditor Only Transaction Security and/or the Common Transaction Security and any other claim (relating to a Debt Document) over any of the assets or shares of that member of the Group; and

(ii) to execute and deliver or enter into any release of the Priority Creditor Only Transaction Security and/or the Common Transaction Security (as applicable) or any claim described in paragraph (i) above and issue any certificates of non-crystallisation of any floating charge or any consent to dealing, in each case, as reasonably requested by the Parent subject to the terms hereof.

(b) The Parent (or, if the Parent so elects, the relevant Debtor) shall, promptly on demand, pay the Common Security Agent the amount of all reasonable costs and expenses incurred by the Common Security Agent in doing any of the things that it is authorised and obliged to do pursuant to the preceding provisions of this Clause 19.4.

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(c) The Common Security Agent may, in its absolute discretion, rely on a certification from the Parent that the release pursuant to this Clause 19.4 of an asset from the Priority Creditor Only Transaction Security and/or the Common Transaction Security is permitted by the terms of the applicable Debt Documents.

It is understood and agreed that, as of the date hereof, there are no Unrestricted Subsidiaries permitted under the Senior Secured Term Facilities Agreement or the Senior Secured Revolving Facilities Agreement.

19.5 Disposal of Independent Security Property

The disposal of assets subject to the Independent Transaction Security and the applications of proceeds received in connection therewith shall be made in accordance with the Independent Security Creditor Documents.

20. Distressed Disposals and Appropriation

20.1 Facilitation of Distressed Disposals and Appropriation

Subject to Clause 20.3 (Proceeds of Distressed Disposals and Debt Disposals) Clause 20.4 (Fair Value), Clause 20.5 (Restriction on Enforcement: Priority Creditors) and Clause 20.8 (Common Security Agent’s Actions), if a Distressed Disposal or an Appropriation is being effected, each of the Common Security Agent and Independent Security Agent (acting on the instructions of the Common Security Agent) is irrevocably authorised (at the cost of the Parent (or, if the Parent so elects, the relevant Debtor or Security Grantor) and, in each case, without any consent, sanction, authority or further confirmation from any Creditor, any other Secured Party, any Debtor, any Intra-group Lender, any Unsecured Convertible Notes Creditor, any Subordinated Creditor or any Security Grantor):

(a) release of Transaction Security/non-crystallisation certificates: to release the Priority Creditor Only Transaction Security, the Common Transaction Security and/or the Independent Security or any other claim over the asset subject to the Distressed Disposal or an Appropriation and execute and deliver or enter into any release of that Priority Creditor Only Transaction Security, the Common Transaction Security and/or the Independent Security (as applicable) or such claim and issue any letters of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Common Security Agent or the Independent Security Agent (as applicable), be considered necessary or desirable;

(b) release of liabilities and Transaction Security on a share sale/Appropriation (Debtor): if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor, to release:

(i) that Debtor and/or Security Grantor and any Subsidiary of that Debtor and/or Security Grantor from all or any part of:

(A) its Borrowing Liabilities;

(B) its Guarantee Liabilities; and

(C) its Other Liabilities;

in each case under the Debt Documents;

(ii) any Priority Creditor Only Transaction Security, Common Transaction Security and/or the Independent Security granted by that Debtor and/or

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Security Grantor or any Subsidiary of that Debtor and/or Security Grantor over any of its assets; and

(iii) any other claim of a Subordinated Creditor, Security Grantor or Intra-Group Lender or another Debtor over that Debtor’s assets or over the assets of any Subsidiary of that Debtor, including any Intra-Group Liability, Subordinated Liability and/or any Debtor’s Intra-Group Receivable,

on behalf of the relevant Creditors, Debtors and Security Grantors;

(c) release of liabilities and Transaction Security on a share sale/Appropriation (Holding Company): if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of any Holding Company of a Debtor, to release:

(i) that Holding Company and any Subsidiary of that Holding Company from all or any part of:

(A) its Borrowing Liabilities;

(B) its Guarantee Liabilities; and

(C) its Other Liabilities;

in each case under the Debt Documents;

(ii) any Priority Creditor Only Transaction Security, Common Transaction Security and/or the Independent Security granted by that Holding Company and any Subsidiary of that Holding Company over any of its assets; and

(iii) any other claim of a Subordinated Creditor, an Intra-Group Lender or another Debtor over the assets of that Holding Company and any Subsidiary of that Holding Company, including any Intra-Group Liability, Subordinated Liability and/or any Debtor’s Intra-Group Receivable,

on behalf of the relevant Creditors, Debtors and Security Grantors;

(d) facilitative disposal of liabilities on a share sale/Appropriation: if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor or the Holding Company of a Debtor and the Common Security Agent decides to dispose of all or any part of:

(i) the Liabilities; or

(ii) the Debtors’ Intra-Group Receivables,

owed by that Debtor, Security Grantor or Holding Company or any Subsidiary of that Debtor or Holding Company on the basis that any transferee of those Liabilities or Debtors’ Intra-Group Receivables (the “Transferee”) should not be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement, to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities or Debtors’ Intra-Group Receivables on behalf of the relevant Creditors, Debtors and Security Grantor on terms such that (notwithstanding any other provision of any Debt Document) the Transferee shall not be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement;

(e) sale of liabilities on a share sale/Appropriation: if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor or the Holding

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Company of a Debtor and the Common Security Agent decides to dispose of all or any part of:

(i) the Liabilities; or

(ii) the Debtors’ Intra-Group Receivables,

owed by that Debtor, Security Grantor or Holding Company or any Subsidiary of that Debtor or Holding Company on the basis that any transferee of those Liabilities or Debtors’ Intra-Group Receivables will be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement, to execute and deliver or enter into any agreement to dispose of:

(A) all (and not part only) of the Liabilities owed to the Primary Creditors (other than to any Creditor Representative or Arranger); and

(B) all or part of any other Liabilities (other than Liabilities due to any Creditor Representative, any Arranger, any Independent Security Creditor or any Unsecured Creditor) and the Debtors’ Intra-Group Receivables,

on behalf of, in each case, the relevant Creditors, Debtors and Security Grantor;

(f) transfer of obligations in respect of liabilities on a share sale/Appropriation: if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of a Debtor or the Holding Company of a Debtor (the “Disposed Entity”) and the Common Security Agent decides to transfer to another Group Debtor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of:

(i) the Intra-Group Liabilities; or

(ii) the Debtors’ Intra-Group Receivables,

to execute and deliver any instrument or enter into any agreement to:

(A) transfer all or part of the obligations in respect of those Intra‑Group Liabilities or Debtors’ Intra-Group Receivables on behalf of the relevant Intra-Group Lenders, Security Grantor or Debtors (as the case may be) to which those obligations are owed and on behalf of the Debtors or Security Grantors which owe those obligations; and

(B) accept the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtors’ Intra-Group Receivables on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra-Group Liabilities or Debtors’ Intra-Group Receivables are to be transferred.

20.2 [Reserved]

20.3 Proceeds of Distressed Disposals and Debt Disposals

The net proceeds of each Distressed Disposal and each Debt Disposal shall be paid, or distributed, to the Common Security Agent for application in accordance with Clause 23 (Application of Proceeds) as if those proceeds were the proceeds of an enforcement of Transaction Security and, to the extent that:

(a) any Liabilities Sale has occurred; or

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(b) any Appropriation has occurred,

as if that Liabilities Sale, or any reduction in the Secured Obligations resulting from that Appropriation, had not occurred.

20.4 Fair Value

(a) If:

(i) a Distressed Disposal; or

(ii) a Liabilities Sale,

is effected by or at the request of the Common Security Agent (acting in accordance with Clause 20.8 (Common Security Agent’s Actions)), the Common Security Agent shall, subject to Clause 20.7 (Appointment of Financial Adviser), use commercially reasonable efforts to obtain a fair market price in the prevailing market conditions (though the Common Security Agent shall have no obligation to postpone (or request the postponement of) any such Distressed Disposal or Liabilities Sale in order to achieve a higher price).

(b) Notwithstanding Clause 20.1 (Facilitation of Distressed Disposals and Appropriation), if a Distressed Disposal is instigated by, or at the request of, the Majority Super Senior Creditors or the Common Security Agent on their behalf (or consented to by the Majority Super Senior Creditors, but not by the Enforcing Pari Passu Creditors), then the Common Security Agent (or any other relevant person) will only have authority to release any Borrowing Liabilities, Guarantee Liabilities or Other Liabilities which in each case constitute Pari Passu Liabilities, or any Transaction Security granted in favour of the Pari Passu Creditors as security for any Pari Passu Liabilities or to dispose of or transfer the Pari Passu Liabilities as contemplated by Clause 20.1 (Facilitation of Distressed Disposals and Appropriation):

(i) if the relevant Creditor Representative (on behalf of the Pari Passu Creditors) confirms to the Common Security Agent that the Pari Passu Creditors have approved the release by the requisite majority in accordance with the Pari Passu Debt Documents; or

(ii) if the shares or assets of a Debtor (or the shares of any direct or indirect Holding Company of that Debtor) are sold or otherwise disposed of, if:

(A) the sale or disposal is made for consideration consisting of:

(1) cash; and/or

(2) (only if the consideration in respect of each other cash offer received for those shares or assets is less than the aggregate par value of the outstanding Super Senior Facility Liabilities) Non-Cash Consideration, in which case the Non-Cash Consideration can take the form of the Pari Passu Creditors bidding their senior claims, and such proceeds are applied in accordance with the terms of this Agreement; and

(B) the sale or disposal is made:

(1) pursuant to a public auction or pursuant to any other competitive bid process or pursuant to any other process

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agreed to by the relevant Creditor Representative on behalf of the Pari Passu Creditors, in each case with a view to obtaining the best price reasonably obtainable taking into account all relevant circumstances in which the Pari Passu Creditors are entitled to participate as bidders or financiers to the potential purchaser(s) or (following the sale) the Group; or

(2) in circumstances where:

(I) the Common Security Agent (acting in good faith) considers that a sale or disposal made pursuant to sub-paragraph (1) above is not reasonably practicable taking into account all relevant circumstances; or

(II) following an attempted sale or disposal pursuant to sub-paragraph (1) above the Pari Passu Creditors make the highest final binding offer of all the offers received for those shares or assets but that offer is less than the aggregate par value of the outstanding Super Senior Facility Liabilities, and the sale or disposal is made pursuant to a sale process in respect of which the Common Security Agent has received an opinion (for the avoidance of doubt including an enterprise valuation of the Group) (which, to the extent commercially reasonable, can be relied upon by the Common Security Agent and disclosed to the relevant Creditor Representative(s) on behalf of the Pari Passu Creditors and to the relevant Creditor Representative(s) on behalf of the Pari Passu Creditors) from an independent internationally recognised investment bank or an independent internationally recognised firm of accountants or (if it is not possible for such opinion to be provided by any of the foregoing for reasons of conflict of interests) another third party professional firm which is regularly engaged in providing valuations in respect of the relevant type of assets in each case not being the firm appointed as the relevant Debtor’s administrator or other relevant officer selected by the Common Security Agent and which has been provided with all information which the Common Security Agent reasonably considers relevant for such purpose confirming that the sale or disposal price is fair from a financial point of view taking into account all relevant circumstances; or

(3) pursuant to any process or proceedings approved or supervised by or on behalf of any court of law.

(c) If, prior to the Super Senior Discharge Date, a Distressed Disposal is being effected at a time when the Enforcing Pari Passu Creditors are entitled to give, and have given, instructions under Clause 17.4 (Manner of Enforcement: Priority Creditor Only Transaction Security and Common Transaction Security), the Common Security Agent is not authorised to release any Debtor, Subsidiary of the Parent or Holding Company of the Parent from any Super Senior Liabilities owed to any Super Senior Creditor or release any Transaction Security in respect of any Super Senior Liabilities unless those Super Senior Liabilities will be paid (or repaid) in full in cash (or, in the case of any contingent Liability relating to a Letter of Credit or an Ancillary Facility, made the

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subject of cash collateral arrangements acceptable to the relevant Super Senior Creditor), following that release.

(d) If, before the Second Lien Discharge Date, a Distressed Disposal or Liabilities Sale is being effected such that the Second Lien Debt Liabilities or Priority Creditor Only Transaction Security or Common Transaction Security will be released, transferred or disposed of under Clause 20.1 (Facilitation of Distressed Disposals and Appropriation), it is a further condition to the release, transfer or disposal that either:

(i) each Creditor Representative in respect of the Second Lien Debt Creditors has approved the release or disposal on the instructions of the Required Second Lien Creditors; or

(ii) where shares or assets of an issuer of Second Lien Notes or borrower of Second Lien Facility or Second Lien Guarantor are sold:

(A) the proceeds of such sale or disposal are:

(1) in cash; or

(2) (only if the consideration in respect of each other cash offer received for those shares or assets is less than the aggregate par value of the outstanding Pari Passu Liabilities) not in cash, provided that the requirements of paragraph (C)(3) below are satisfied;

(B) at the time of the completion of the sale, disposal or transfer (I) all of the Super Senior Liabilities and Pari Passu Liabilities (each a “Relevant Claim”) are (to the same extent) released and discharged or unconditionally transferred to the purchaser and/or its Affiliates (and are not assumed by the purchaser or one of its Affiliates) and (II) all the Transaction Security granted in favour of all the Primary Creditors over the assets sold or disposed of is released and discharged unless each Creditor Representative in respect of the Super Senior Debt Creditors or Pari Passu Debt Creditors, as applicable:

(1) determines, acting reasonably and in good faith, that a sale, disposal or transfer of a Relevant Claim will facilitate a recovery by the Super Senior Creditors and the Pari Passu Creditors that is greater than the one they would achieve if such Relevant Claim was released or discharged and/or unconditionally transferred in accordance with sub-paragraph (B) above; and

(2) serves a notice on the Common Security Agent notifying the Common Security Agent of the same,

in which case the Common Security Agent shall be entitled immediately to sell and transfer the Relevant Claim to such purchaser (or an Affiliate of such purchaser); and

(C) such sale or disposal (including any sale or disposal or any claim) is made:

(1) pursuant to a Competitive Sales Process;

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(2) pursuant to any process or proceedings approved or supervised by or on behalf of any court of law where there is a determination and, in either case of value by or on behalf of the court; or

(3) in circumstances where:

(I) the Common Security Agent (acting in good faith) considers that a sale, disposal or transfer made pursuant to sub-paragraph (C)(1) above is not reasonably practicable taking into consideration all relevant circumstances; or

(II) following an attempted sale or disposal pursuant to sub-paragraph (C)(1) above, the Pari Passu Creditors, as applicable, make the highest final bidding offer of all the offers received pursuant to sub-paragraph (C)(1) above but that offer is less than the aggregate par value of the aggregate of the Super Senior Liabilities and the Pari Passu Liabilities,
and (in the case of (I) or (II) above), a Financial Adviser appointed by the Common Security Agent pursuant to Clause 20.7 (Appointment of Financial Adviser) has delivered a Fairness Opinion to the Common Security Agent in respect of that Distressed Disposal or Liabilities Sale.

20.5 Restriction on Enforcement: Priority Creditors

If a Distressed Disposal or a Liabilities Sale is being effected:

(a) the Common Security Agent is not authorised to release any Debtor, Subsidiary or Holding Company from any Borrowing Liabilities or Guarantee Liabilities owed to any Priority Creditor except in accordance with this Clause 20 (Distressed Disposals and Appropriation);

(b) at a time when the Majority Second Lien Creditors are entitled to give, and have given, instructions under Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights)) or Clause 17.4 (Manner of enforcement: Priority Creditor Only Transaction Security and Common Transaction Security)), the Common Security Agent is not authorised to release any Debtor, Subsidiary or Holding Company from any Borrowing Liabilities or Guarantee Liabilities or Other Liabilities owed to any Pari Passu Creditor unless those Borrowing Liabilities or Guarantee Liabilities or Other Liabilities and any other Super Senior Liabilities and Pari Passu Liabilities will be paid (or repaid) in cash in full (or, in the case of any contingent Liability relating to a Letter of Credit or an Ancillary Facility, made the subject of cash collateral arrangements acceptable to the relevant Super Senior Creditor and Pari Passu Creditor, as applicable) upon that release; and

(c) at a time when the Majority Senior Subordinated Creditors are entitled to give, and have given, instructions under Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights)) or Clause 17.4 (Manner of Enforcement: Priority Creditor Only Transaction Security and Common Transaction Security)), the Common Security Agent is not authorised to release any Debtor, Subsidiary or Holding Company from any Borrowing Liabilities or Guarantee

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Liabilities or Other Liabilities owed to any Priority Creditor unless those Borrowing Liabilities or Guarantee Liabilities or Other Liabilities and any other Priority Creditor Debt Liabilities will be paid (or repaid) in cash in full (or, in the case of any contingent Liability relating to a Letter of Credit or an Ancillary Facility, made the subject of cash collateral arrangements acceptable to the relevant Priority Creditor) upon that release.

20.6 Senior Subordinated Creditor Protections

If before the Senior Subordinated Discharge Date, a Distressed Disposal or Liabilities Sale is being effected such that the Senior Subordinated Liabilities or Common Transaction Security or assets of a Senior Subordinated Guarantor will be released transferred, or disposed of under Clause 20.1 (Facilitation of Distressed Disposals and Appropriation), it is a condition to the release that either:

(a) each Creditor Representative in respect of the Senior Subordinated Liabilities has approved the release on the instructions of the Required Senior Subordinated Creditors; or

(b) where shares or assets of a Senior Subordinated Guarantor are sold:

(i) the proceeds of such sale or disposal are applied in accordance with Clause 23 (Application of Proceeds); and

(ii) that Distressed Disposal or Liabilities Sale is made pursuant to a Competitive Sales Process; or

(iii) that Distressed Disposal or Liabilities Sale is made pursuant to any process or proceedings approved or supervised by or on behalf of any court of law where there is a determination of value by or on behalf of the court; or

(iv) in circumstances where:

(A) the Common Security Agent (acting in good faith) considers that a sale or disposal made pursuant to paragraph (ii) above is not reasonably practicable taking into account all relevant circumstances; or

(B) following an attempted sale or disposal pursuant to paragraph (ii) above, the Priority Creditors make the highest final binding offer of all the offers received for those shares or assets but that offer is less than the aggregate par value of the Priority Creditor Liabilities, and a Financial Adviser appointed by the Common Security Agent pursuant to Clause 20.7 (Appointment of Financial Adviser) has delivered a Fairness Opinion to the Common Security Agent in respect of that Distressed Disposal or Liabilities Sale (which condition shall be deemed to be satisfied if that Fairness Opinion is delivered in the circumstances described in (d)(ii)(C) of Clause 20.4 (Fair Value)).

20.7 Appointment of Financial Adviser

(a) Without prejudice to Clause 26.10 (Rights and Discretions), the Common Security Agent may engage, or approve the engagement of, (in each case on such terms as it may consider appropriate (including restrictions on that Financial Adviser’s liability and the extent to which any advice, valuation or opinion may be relied on or disclosed)),

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pay for and rely on the services of a Financial Adviser to provide a Fairness Opinion or any other advice, valuation or opinion in connection with:

(i) a Distressed Disposal or a Debt Disposal;

(ii) the application or distribution of any proceeds of a Distressed Disposal or a Debt Disposal; or

(iii) any amount of Non-Cash Consideration which is subject to Clause 15.2 (Turnover by Creditors).

(b) For the purposes of paragraph (a) above, the Common Security Agent shall act:

(i) on the instructions of the Instructing Group if the Financial Adviser is providing a valuation for the purposes of Clause 21.2 (Cash Value of Non-Cash Recoveries); or

(ii) otherwise in accordance with Clause 20.8 (Common Security Agent’s Actions).

20.8 Common Security Agent’s Actions

For the purposes of Clause 20.1 (Facilitation of Distressed Disposals and Appropriation) and Clause 20.4 (Fair Value) and Clause 20.6 (Senior Subordinated Creditor Protections), the Common Security Agent shall:

(a) act in the case of an Appropriation or if the relevant Distressed Disposal is being effected by way of enforcement of the Transaction Security, in accordance with Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights) or Clause 17.4 (Manner of Enforcement: Priority Creditor Only Transaction Security and Common Transaction Security); and

(b) in any other case:

(i) act on the instructions of the Instructing Group; or

(ii) in the absence of any such instructions, be entitled, but not obliged, to act as it sees fit.

20.9 Option to Purchase Unsecured Liabilities: Instructing Group

(a) Subject to paragraph (b) below, some or all of the group of Creditors from which the Instructing Group is constituted (for the purposes of this Clause 20.9 and Clause 20.10 (Option to Purchase Independent Security Creditor Liabilities: Instructing Group), the “Purchasing Creditors”) may, at any time after a notice pursuant to paragraph (v) of Clause 31.3 (Notification of Prescribed Events) is received by the Common Security Agent or Enforcement Action is being taken in respect of any of the Primary Creditor Debt Liabilities, by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees), in accordance with Clause 28.13 (Change of Unsecured Lender under an Existing Unsecured Facility) and/or Clause 28.14 (Change of Unsecured Noteholder)), of all, but not part, of the rights, benefits and obligations in respect of the Unsecured Liabilities if:

(i) that transfer is lawful and, subject to paragraph (ii) below, otherwise permitted by the terms of the relevant Unsecured Creditor Documents;

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(ii) any conditions relating to such a transfer contained in the relevant Unsecured Creditor Documents are complied with, other than:

(A) any requirement to obtain the consent of, or consult with any Debtor or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

(B) to the extent that the Purchasing Creditors provide cash cover for any letter of credit, the consent of the relevant issuing bank relating to such transfer, which consent shall not be required;

(iii) the Creditor Representative for each relevant group of Unsecured Creditors is paid an amount by the Purchasing Creditors equal to the aggregate of:

(A) any amounts provided as cash cover by the Purchasing Creditors for any relevant letter of credit (as envisaged in paragraph (ii)(B) below);

(B) all of the relevant Unsecured Liabilities at that time (whether or not due), including all amounts that would have been payable under the Unsecured Creditor Documents if those Unsecured Liabilities were being prepaid in accordance with the terms of such Unsecured Creditor Documents on the date of that payment; and

(C) all costs and expenses (including legal fees) incurred by that Creditor Representative and/or the Unsecured Creditors in that group as a consequence of giving effect to that transfer;

(iv) as a result of that transfer the Unsecured Creditors will have no further actual or contingent liability to any Debtor or any other person under the relevant Debt Documents for which it is not holding cash cover (as envisaged in paragraph (ii)(B) above);

(v) an indemnity is provided from the Purchasing Creditors (or from another third party acceptable to all the Unsecured Creditors) in form and substance reasonably satisfactory to each Unsecured Creditor in respect of all losses which may be sustained or incurred by that Unsecured Creditor in consequence of any sum received or recovered by any Unsecured Creditor from any person being required (or it being alleged that it is required) to be paid back by or clawed back from that Unsecured Creditor for any reason; and

(vi) the transfer is made without recourse to, or representation or warranty from, the Unsecured Creditors, except that each Unsecured Creditor shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) Each relevant Creditor Representative under each Unsecured Creditor Document shall, at the request of a Creditor Representative of any Purchasing Creditor, notify the Purchasing Creditors of:

(i) the sum of the amounts described in paragraphs (a)(iii)(B) and (C) above; and

(ii) the amount of each Letter of Credit for which cash cover is to be provided by the Purchasing Creditors (as envisaged in paragraph (a)(ii)(B) above).

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(c) If more than one Purchasing Creditor wishes to exercise the option to purchase the Unsecured Liabilities in accordance with paragraph (a) above, each such Purchasing Creditor shall:

(i) acquire the Unsecured Liabilities pro rata, in the proportion that its Pari Passu Credit Participation, Second Lien Credit Participation or Senior Subordinated Credit Participation (as applicable) bears to the aggregate Pari Passu Credit Participations, Second Lien Credit Participations or Senior Subordinated Credit Participations (as applicable) of all the Purchasing Creditors; and

(ii) inform its Creditor Representative who will determine (consulting with each other Creditor Representative as required) the appropriate share of the Unsecured Liabilities to be acquired by each such Purchasing Creditors and who shall inform each such Purchasing Creditor accordingly, and the relevant Creditor Representatives shall promptly inform the Creditor Representatives of the Unsecured Liabilities and the Common Security Agent of the Purchasing Creditors’ intention to exercise the option to purchase the Unsecured Liabilities.

20.10 Option to Purchase Independent Security Creditor Liabilities: Instructing Group

(a) Subject to paragraph (b) below, the Purchasing Creditors may, at any time after a notice pursuant to paragraph (w) of Clause 31.3 (Notification of Prescribed Events) is received by the Common Security Agent or Enforcement Action is being taken in respect of any of the Primary Creditor Debt Liabilities, by giving not less than ten days’ notice to the Common Security Agent, require the transfer to them (or to a nominee or nominees), in accordance with Clause 28.15 (Change of Independent Security Lender under an existing Independent Security Facility) and/or Clause 28.16 (Change of Independent Security Noteholder), of all, but not part, of the rights, benefits and obligations in respect of the Independent Security Creditor Liabilities if:

(i) that transfer is lawful and, subject to paragraph (ii) below, otherwise permitted by the terms of the relevant Independent Security Creditor Documents;

(ii) any conditions relating to such a transfer contained in the relevant Independent Security Creditor Documents are complied with, other than:

(A) any requirement to obtain the consent of, or consult with any Debtor or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

(B) to the extent that the Purchasing Creditors provide cash cover for any letter of credit, the consent of the relevant issuing bank relating to such transfer, which consent shall not be required;

(iii) the Creditor Representative for each relevant group of Independent Security Creditors is paid an amount by the Purchasing Creditors equal to the aggregate of:

(A) any amounts provided as cash cover by the Purchasing Creditors for any relevant letter of credit (as envisaged in paragraph (ii)(B) above);

(B) all of the relevant Independent Security Creditor Liabilities at that time (whether or not due), including all amounts that would have been payable under the Independent Security Creditor Documents if those Independent Security Creditor Liabilities were being prepaid in

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accordance with the terms of such Independent Security Creditor Documents on the date of that payment; and

(C) all costs and expenses (including legal fees) incurred by that Creditor Representative and/or the Independent Security Creditors in that group as a consequence of giving effect to that transfer;

(iv) as a result of that transfer the Independent Security Creditors will have no further actual or contingent liability to any Debtor or any other person under the relevant Debt Documents for which it is not holding cash cover (as envisaged in paragraph (ii)(B) above);

(v) an indemnity is provided from the Purchasing Creditors (or from another third party acceptable to all the Independent Security Creditors) in form and substance reasonably satisfactory to each Independent Security Creditor in respect of all losses which may be sustained or incurred by that Independent Security Creditor in consequence of any sum received or recovered by any Independent Security Creditor from any person being required (or it being alleged that it is required) to be paid back by or clawed back from that Independent Security Creditor for any reason; and

(vi) the transfer is made without recourse to, or representation or warranty from, the Independent Security Creditors, except that each Independent Security Creditor shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) Each relevant Creditor Representative under each Independent Security Creditor Document shall, at the request of a Creditor Representative of any Purchasing Creditor, notify the Purchasing Creditors of:

(i) the sum of the amounts described in paragraphs (a)(iii)(B) and (C) above; and

(ii) the amount of each Letter of Credit for which cash cover is to be provided by the Purchasing Creditors (as envisaged in paragraph (a)(ii)(B) above).

(c) If more than one Purchasing Creditor wishes to exercise the option to purchase the Independent Security Creditor Liabilities in accordance with paragraph (a) above, each such Purchasing Creditor shall:

(i) acquire the Independent Security Creditor Liabilities pro rata, in the proportion that its Super Senior Credit Participation, Pari Passu Credit Participation, Second Lien Credit Participation or Senior Subordinated Credit Participation (as applicable) bears to the aggregate Super Senior Credit Participation, Pari Passu Credit Participations, Second Lien Credit Participations or Senior Subordinated Credit Participations (as applicable) of all the Purchasing Creditors; and

(ii) inform its Creditor Representative who will determine (consulting with each other Creditor Representative as required) the appropriate share of the Independent Security Creditor Liabilities to be acquired by each such Purchasing Creditors and who shall inform each such Purchasing Creditor accordingly, and the relevant Creditor Representatives shall promptly inform the Creditor Representatives of the Independent Security Creditor Liabilities and the Common

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Security Agent of the Purchasing Creditors’ intention to exercise the option to purchase the Independent Security Creditor Liabilities.

21. Non-Cash Recoveries

21.1 Common Security Agent and Non-Cash Recoveries

To the extent the Common Security Agent receives or recovers any Non-Cash Recoveries, it may (acting on the instructions of the Instructing Group, but without prejudice to its ability to exercise its discretion under Clause 23.4 (Prospective Liabilities)):

(a) distribute those Non-Cash Recoveries pursuant to Clause 23 (Application of Proceeds) as if they were Cash Proceeds;

(b) hold, manage, exploit, collect, realise and dispose of those Non-Cash Recoveries; and

(c) hold, manage, exploit, collect, realise and distribute any resulting Cash Proceeds.

21.2 Cash Value of Non-Cash Recoveries

(a) The cash value of any Non-Cash Recoveries shall be determined by reference to a valuation obtained by the Common Security Agent from a Financial Adviser appointed by the Common Security Agent pursuant to Clause 20.7 (Appointment of Financial Adviser) (taking into account any notional conversion made pursuant to Clause 23.7 (Currency Conversion)).

(b) If any Non-Cash Recoveries are distributed pursuant to Clause 23 (Application of Proceeds), the extent to which such distribution is treated as discharging the Liabilities shall be determined by reference to the cash value of those Non-Cash Recoveries determined pursuant to paragraph (a) above.

21.3 Creditor Representatives and Non-Cash Recoveries

(a) Subject to paragraph (b) below and to Clause 21.4 (Alternative to Non-Cash Consideration), if, pursuant to Clause 23 (Application of Proceeds), a Creditor Representative receives Non-Cash Recoveries for application towards the discharge of any Liabilities, that Creditor Representative shall apply those Non‑Cash Recoveries in accordance with the relevant Debt Document as if they were Cash Proceeds.

(b) A Creditor Representative may:

(i) use any reasonably suitable method of distribution, as it may determine in its discretion, to distribute those Non-Cash Recoveries in the order of priority that would apply under the relevant Debt Document if those Non‑Cash Recoveries were Cash Proceeds;

(ii) hold any Non-Cash Recoveries through another person; and

(iii) hold any amount of Non-Cash Recoveries for so long as that Creditor Representative shall think fit for later application pursuant to paragraph (a) above.

21.4 Alternative to Non-Cash Consideration

(a) If any Non-Cash Recoveries are to be distributed pursuant to Clause 23 (Application of Proceeds), the Common Security Agent shall (prior to that distribution and taking into account the Liabilities then outstanding and the cash value of those Non-Cash

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Recoveries) notify the Primary Creditors entitled to receive those Non-Cash Recoveries pursuant to that distribution (the “Entitled Creditors”).

(b) If:

(i) it would be unlawful for an Entitled Creditor to receive such Non-Cash Recoveries (or it would otherwise conflict with that Entitled Creditor’s constitutional documents for it to do so); and

(ii) that Entitled Creditor promptly so notifies the Common Security Agent and supplies such supporting evidence as the Common Security Agent may reasonably require,

that Entitled Creditor shall be a “Cash Only Creditor” and the Non-Cash Recoveries to which it is entitled shall be “Retained Non-Cash”.

(c) To the extent that, in relation to any distribution of Non-Cash Recoveries, there is a Cash Only Creditor:

(i) the Common Security Agent shall not distribute any Retained Non-Cash to that Cash Only Creditor (or to any Creditor Representative on behalf of that Cash Only Creditor) but shall otherwise deal with the Non-Cash Recoveries in accordance with this Agreement;

(ii) the Common Security Agent shall notify the relevant Creditor Representative of that Cash Only Creditor’s identity and its status as a Cash Only Creditor; and

(iii) to the extent notified pursuant to paragraph (ii) above, no Creditor Representative shall distribute any of those Non-Cash Recoveries to that Cash Only Creditor.

(d) Subject to Clause 21.5 (Common Security Agent Protection), the Common Security Agent shall hold any Retained Non-Cash and shall, acting on the instructions of the Cash Only Creditor entitled to it, manage, exploit, collect, realise and dispose of that Retained Non-Cash for cash consideration and shall distribute any Cash Proceeds of that Retained Non-Cash to that Cash Only Creditor in accordance with Clause 23 (Application of Proceeds).

(e) On any such distribution of Cash Proceeds which are attributable to a disposal of any Retained Non-Cash, the extent to which such distribution is treated as discharging the Liabilities due to the relevant Cash Only Creditor shall be determined by reference to:

(i) the valuation which determined the extent to which the distribution of the Non-Cash Recoveries to the other Entitled Creditors discharged the Liabilities due to those Entitled Creditors; and

(ii) the Retained Non-Cash to which those Cash Proceeds are attributable.

(f) Each Primary Creditor shall, following a request by the Common Security Agent (acting in accordance with Clause 20.8 (Common Security Agent’s Actions)), notify the Common Security Agent of the extent to which paragraph (b)(i) above would apply to it in relation to any distribution or proposed distribution of Non‑Cash Recoveries.

21.5 Common Security Agent Protection

(a) No Distressed Disposal or Debt Disposal may be made in whole or part for Non‑Cash Consideration if the Common Security Agent has reasonable grounds for believing that

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its receiving, distributing, holding, managing, exploiting, collecting, realising or disposing of that Non-Cash Consideration would have an adverse effect on it.

(b) If the Common Security Agent has reasonable grounds for believing that it would in any way be adversely affected by holding, managing, exploiting or collecting any Non-Cash Consideration distributed to it pursuant to Clause 14.4 (Non-Cash Distributions), the Common Security Agent may, at any time after notifying the Creditors entitled to that Non-Cash Consideration and notwithstanding any instruction from a Creditor or group of Creditors pursuant to the terms of any Debt Document, immediately realise and dispose of that Non-Cash Consideration for cash consideration (and distribute any Cash Proceeds of that Non-Cash Consideration to the relevant Creditors in accordance with Clause 23 (Application of Proceeds)).

(c) If the Common Security Agent has reasonable grounds for believing that it would in any way be adversely affected by holding, managing, exploiting or collecting any Retained Non-Cash held by it for a Cash Only Creditor (each as defined in Clause 21.4 (Alternative to Non-Cash Consideration)), the Common Security Agent may at any time, after notifying that Cash Only Creditor and notwithstanding any instruction from a Creditor or group of Creditors pursuant to the terms of any Debt Document, immediately realise and dispose of that Retained Non-Cash for cash consideration (and distribute any Cash Proceeds of that Retained Non-Cash to that Cash Only Creditor in accordance with Clause 23 (Application of Proceeds)).

22. Further Assurance – Disposals and Releases

Each Creditor (other than an Independent Security Creditor or an Unsecured Creditor), each Debtor and each Security Grantor will:

(a) do all things that the Common Security Agent requests in order to give effect to Clause 19 (Non-Distressed Disposals) and Clause 20 (Distressed Disposals and Appropriation) (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Common Security Agent may consider to be necessary to give effect to the releases or disposals contemplated by those Clauses); and

(b) if the Common Security Agent is not entitled to take any of the actions contemplated by those Clauses or if the Common Security Agent requests that any Creditor, Debtor or Security Grantor take any such action, take that action itself in accordance with the instructions of the Common Security Agent, provided that the proceeds of those disposals are applied in accordance with Clause 19 (Non-Distressed Disposals) or Clause 20 (Distressed Disposals and Appropriation) as the case may be.

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Section 6
Proceeds

23. Application of Proceeds

23.1 Order of Application: Common Recoveries

Subject to Clause 23.4 (Prospective Liabilities), Clause 23.5 (Treatment of Super Senior Facility Cash Cover, Super Senior Lender Cash Collateral, Pari Passu Facility Cash Cover and Pari Passu Lender Cash Collateral) and Clause 23.11 (Equitably Subordinated Creditors), all amounts from time to time received or recovered by the Common Security Agent (in its capacity as such) shall be applied by the Common Security Agent, to the extent permitted by applicable law (and subject to the provisions of this Clause 23), in the following order of priority (and shall, prior to such application, be held by the Common Security Agent on trust and/or as agent for the relevant creditors):

(i) first, in discharging any sums owing to the Common Security Agent (other than pursuant to Clause 26.4 (Parallel Debt (Covenant to Pay the Common Security Agent)), any Receiver or any Delegate and in payment to the Creditor Representatives (other than the Creditor Representative of any group of Unsecured Creditors or Independent Security Creditors) of the relevant Creditor Representative Amounts;

(ii) second, in discharging all costs and expenses incurred by the Common Security Agent or any Primary Creditor in connection with any realisation or enforcement of any Transaction Security taken in accordance with the terms of this Agreement or any action taken at the request of the Common Security Agent under Clause 14.6 (Further Assurance – Insolvency Event);

(iii) third, in payment to:

(A) the relevant Creditor Representative on its own behalf and on behalf of the Super Senior Lenders; and

(B) the relevant Super Senior Hedge Counterparties, for application towards the discharge of:

(1) the Super Senior Debt Liabilities (in accordance with the terms of the relevant Super Senior Debt Documents) on a pro rata basis between Super Senior Debt Liabilities incurred under or in connection with separate Super Senior Debt Documents; and

(2) the Super Senior Hedging Liabilities on a pro rata basis between such Super Senior Hedging Liabilities of each such Hedge Counterparty,

on a pro rata basis and ranking pari passu between paragraph (A) and paragraph (B) above;

(iv) fourth, in payment or distribution to:

(A) each Creditor Representative in respect of any Pari Passu Debt Creditors on its own behalf and on behalf of the Pari Passu Debt Creditors for which it is the Creditor Representative; and

(B) those Hedge Counterparties owed Pari Passu Hedging Liabilities,

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for application towards the discharge of:

(1) the Pari Passu Debt Liabilities (in accordance with the terms of the relevant Pari Passu Debt Documents) on a pro rata basis between Pari Passu Debt Liabilities incurred under or in connection with separate Pari Passu Facility Agreements;

(2) the Pari Passu Debt Liabilities (in accordance with the terms of the relevant Pari Passu Debt Documents) on a pro rata basis between Pari Passu Debt Liabilities incurred under or in connection with separate Pari Passu Notes Indentures; and

(3) the Pari Passu Hedging Liabilities on a pro rata basis between such Pari Passu Hedging Liabilities of each such Hedge Counterparty,

on a pro rata basis between paragraph (1), paragraph (2) and paragraph (3) above;

(v) fifth, in payment or distribution to:

(A) each Creditor Representative in respect of any Second Lien Debt Creditors on its own behalf and on behalf of the Second Lien Debt Creditors for which it is the Creditor Representative; and

(B) those Hedge Counterparties owed Second Lien Hedging Liabilities,

for application towards the discharge of:

(1) the Second Lien Debt Liabilities (in accordance with the terms of the relevant Second Lien Debt Documents) on a pro rata basis between Second Lien Debt Liabilities incurred under or in connection with separate Second Lien Facility Agreements;

(2) the Second Lien Debt Liabilities (in accordance with the terms of the relevant Second Lien Debt Documents) on a pro rata basis between Second Lien Debt Liabilities incurred under or in connection with separate Second Lien Notes Indentures; and

(3) the Second Lien Hedging Liabilities on a pro rata basis between such Second Lien Hedging Liabilities of each such Hedge Counterparty,

on a pro rata basis between paragraph (1), paragraph (2) and paragraph (3) above;

(vi) sixth, (save for any amounts received or recovered by the Common Security Agent in connection with the realisation or enforcement of the Priority Creditor Only Transaction Security and related Enforcement Proceeds, and other than with respect to any amounts received or recovered from the Parent only and which are not amounts received or recovered by the Common Security Agent in connection with the realisation or enforcement of the Common Transaction Security and related Enforcement Proceeds) in payment or distribution to:

(A) each Creditor Representative in respect of any Senior Subordinated Creditors on its own behalf and on behalf of Senior Subordinated Debt Creditors for which it is the Creditor Representative; and

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(B) those Hedge Counterparties owed Senior Subordinated Hedging Liabilities,

for application towards the discharge of:

(1) the Senior Subordinated Debt Liabilities (in accordance with the terms of the relevant Senior Subordinated Debt Documents) on a pro rata basis between Senior Subordinated Debt Liabilities incurred under or in connection with separate Senior Subordinated Facility Agreements;

(2) the Senior Subordinated Debt Liabilities (in accordance with the terms of the relevant Senior Subordinated Debt Documents) on a pro rata basis between Senior Subordinated Debt Liabilities incurred under or in connection with separate Senior Subordinated Notes Indentures; and

(3) the Senior Subordinated Hedging Liabilities on a pro rata basis between such Senior Subordinated Hedging Liabilities of each such Hedge Counterparty,

on a pro rata basis between paragraph (1), paragraph (2) and paragraph (3) above; and

(with respect to any amounts received or recovered from the Parent and which are not amounts received or recovered by the Common Security Agent in connection with the realisation or enforcement of the Common Transaction Security and related Enforcement Proceeds) in payment or distribution to:

(C) each Creditor Representative in respect of any Senior Subordinated Creditors on its own behalf and on behalf of Senior Subordinated Debt Creditors for which it is the Creditor Representative;

(D) each Creditor Representative in respect of any Unsecured Convertible Noteholders on its own behalf and on behalf of the Unsecured Convertible Noteholders for which it is the Creditor Representative (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, each of the relevant Unsecured Convertible Noteholders); and

(E) those Hedge Counterparties owed Senior Subordinated Hedging Liabilities,

for application towards the discharge of:

(1) the Senior Subordinated Debt Liabilities (in accordance with the terms of the relevant Senior Subordinated Debt Documents) on a pro rata basis between Senior Subordinated Debt Liabilities incurred under or in connection with separate Senior Subordinated Facility Agreements;

(2) the Senior Subordinated Debt Liabilities (in accordance with the terms of the relevant Senior Subordinated Debt Documents) on a pro rata basis between Senior Subordinated Debt Liabilities incurred under or in connection with separate Senior Subordinated Notes Indentures;

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(3) the Unsecured Convertible Notes Liabilities (in accordance with the terms of the relevant Unsecured Convertible Notes Documents) on a pro rata basis between Unsecured Convertible Notes Liabilities incurred under or in connection with separate Unsecured Convertible Notes Documents); and

(4) the Senior Subordinated Hedging Liabilities on a pro rata basis between such Senior Subordinated Hedging Liabilities of each such Hedge Counterparty,

on a pro rata basis between paragraph (1), paragraph (2), paragraph (3) and paragraph (4) above;

(vii) seventh, in payment or distribution to any person to whom the Common Security Agent is obliged to pay or distribute in priority to any Debtor; and

(viii) eighth, the balance, if any, in payment or distribution to the relevant Debtor or Subordinated Creditor.

23.2 Independent Security Creditor Recoveries

All amounts from time to time received or recovered by any Independent Security Agent in connection with the realisation or enforcement of all or any part of the Independent Transaction Security (including all proceeds attributable to the disposal of any assets the subject of the Independent Transaction Security) (“Independent Security Creditor Recoveries”) shall, to the extent such realisation or enforcement is permitted under Clause 10.13 (Permitted Enforcement: Independent Security Creditors), be held and otherwise dealt with by the Independent Security Agent in accordance with the relevant Independent Security Creditor Documents.

23.3 Amounts Received by Common Security Agent in Respect of Independent Security Creditor Liabilities or Unsecured Liabilities

If the Common Security Agent receives or recovers any amount which, under the terms of the Debt Documents, should have been paid to the Independent Security Creditors or the Unsecured Creditors, the Common Security Agent will promptly pay such amount to the relevant Creditor Representative for such Independent Security Creditors or Unsecured Creditors.

23.4 Prospective Liabilities

Following a Distress Event the Common Security Agent may, in its discretion:

(a) hold any Enforcement Proceeds and other amounts received or recovered by the Common Security Agent (in its capacity as such) pursuant to Clause 23.1 (Order of Application: Common Recoveries) (“Common Recoveries”) which is in the form of cash, and any cash which is generated by holding, managing, exploiting, collecting, realising or disposing of any Non-Cash Consideration, in one or more interest bearing suspense or impersonal accounts in the name of the Common Security Agent with such financial institution (including itself) as the Common Security Agent shall think fit (the interest being credited to the relevant account); and

(b) hold, manage, exploit, collect and realise any amount of the Common Recoveries which is in the form of Non-Cash Consideration,

in each case for so long as the Common Security Agent shall think fit for later application under Clause 23 in respect of:

(i) any sum to the Common Security Agent, any Receiver or any Delegate; and

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(ii) any part of the Liabilities,

that the Common Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

23.5 Treatment of Super Senior Facility Cash Cover, Super Senior Lender Cash Collateral, Pari Passu Facility Cash Cover and Pari Passu Lender Cash Collateral

(a) Nothing in this Agreement shall prevent any Super Senior Issuing Bank, Issuing Bank, Ancillary Lender or Cash Management Facility Lender taking any Enforcement Action in respect of any

(i) Super Senior Facility Cash Cover which has been provided for it in accordance with the relevant Super Senior Facility Agreement; and/or

(ii) Pari Passu Facility Cash Cover which has been provided for it in accordance with the relevant Pari Passu Facility Agreement.

(b) To the extent that any Super Senior Facility Cash Cover and/or Pari Passu Facility Cash Cover is not held with the relevant Super Senior Issuing Bank, the Relevant Issuing Bank, the Relevant Ancillary Lender or the Relevant Cash Management Facility Lender, as relevant, all amounts from time to time received or recovered in connection with the realisation or enforcement of that Super Senior Facility Cash Cover and Pari Passu Facility Cash Cover, as relevant, shall be paid to the Common Security Agent and shall be held by the Common Security Agent on trust and/or as agent to apply them at any time as the Common Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(i) to the relevant Super Senior Issuing Bank, Relevant Issuing Bank, the Relevant Ancillary Lender or the Relevant Cash Management Facility Lender, as relevant, towards the discharge of the

(A) Super Senior Liabilities for which that Super Senior Facility Cash Cover was provided; and

(B) Pari Passu Liabilities for which that Pari Passu Facility Cash Cover was provided; and

(ii) the balance, if any, in accordance with Clause 23.1 (Order of Application: Common Recoveries).

(c) To the extent that any Super Senior Facility Cash Cover or Pari Passu Facility Cash Cover, as applicable, is held with the relevant Super Senior Issuing Bank, Relevant Issuing Bank, the Relevant Ancillary Lender or the Relevant Cash Management Facility Lender, nothing in this Agreement shall prevent that relevant Super Senior Issuing Bank, Relevant Issuing Bank, the Relevant Ancillary Lender or the Relevant Cash Management Facility Lender receiving and retaining any amount in respect of that Super Senior Facility Cash Cover and Pari Passu Facility Cash Cover, as relevant.

(d) Nothing in this Agreement shall prevent any Super Senior Issuing Bank, Issuing Bank or Cash Management Facility Lender receiving and retaining any amount in respect of any

(i) Super Senior Facility Lender Cash Collateral provided for it in accordance with the relevant Super Senior Facility Agreement; and

(ii) Pari Passu Facility Lender Cash Collateral provided for it in accordance with the relevant Pari Passu Facility Agreement.

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Notwithstanding anything to the contrary in this Clause 23.5, all references to Pari Passu Facility Cash Cover in this Clause 23.5 shall exclude any Pari Passu Facility Cash Cover paid to or received by any Pari Passu Creditor after the occurrence of a Pari Passu Acceleration Event (which Pari Passu Facility Cash Cover shall be applied in accordance with Section 23.1 (Order of Application: Common Recoveries)).

23.6 Investment of Cash Proceeds

Prior to the application of the proceeds of any Security Property in accordance with Clause 23 the Common Security Agent may, in its discretion, hold all or part of any Cash Proceeds in one or more interest bearing suspense or impersonal accounts in the name of the Common Security Agent with such financial institution (including itself) and for so long as the Common Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Common Security Agent’s discretion in accordance with the provisions of this Clause 23.

23.7 Currency Conversion

(a) For the purpose of, or pending the discharge of, any of the Secured Obligations the Common Security Agent may:

(i) convert any moneys received or recovered by the Common Security Agent (including any Cash Proceeds) from one currency to another, at the Spot Rate of Exchange; and

(ii) notionally convert the valuation provided in any opinion or valuation from one currency to another, at the Spot Rate of Exchange.

(b) The obligations of any Debtor to pay in the due currency shall only be satisfied:

(i) in the case of paragraph (a)(i) above, to the extent of the amount of the due currency purchased after deducting the costs of conversion; and

(ii) in the case of paragraph (a)(ii) above, to the extent of the amount of the due currency which results from the notional conversion referred to in that paragraph.

23.8 Permitted Deductions

The Common Security Agent shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law or regulation to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties or exercising its rights, powers, authorities and discretions, or by virtue of its capacity as the Common Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

23.9 Good Discharge

(a) Any distribution or payment to be made in respect of the Secured Obligations by the Common Security Agent:

(i) may be made to the relevant Creditor Representative on behalf of its Primary Creditors;

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(ii) may be made to the Relevant Issuing Bank, the Relevant Ancillary Lender or the Relevant Cash Management Facility Lender in accordance with paragraph (b)(i) of Clause 23.5 (Treatment of Super Senior Facility Cash Cover, Super Senior Lender Cash Collateral, Pari Passu Facility Cash Cover and Pari Passu Lender Cash Collateral); or

(iii) shall be made directly to the Hedge Counterparties.

(b) Any distribution or payment made as described in paragraph (a) above shall be a good discharge, to the extent of that payment or distribution, by the Common Security Agent:

(i) in the case of a payment made in cash, to the extent of that payment; and

(ii) in the case of a distribution of Non-Cash Recoveries, as determined by Clause 21.2 (Cash Value of Non-Cash Recoveries).

(c) The Common Security Agent is under no obligation to make the payments to the Creditor Representatives or the Hedge Counterparties under paragraph (a) above in the same currency as that in which the Liabilities owing to the relevant Primary Creditor are denominated pursuant to the relevant Debt Document.

23.10 Calculation of Amounts

For the purpose of calculating any person’s share of any amount payable to or by it, the Common Security Agent shall be entitled to:

(a) notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Common Security Agent), that notional conversion to be made at the spot rate at which the Common Security Agent is able to purchase the notional base currency with the actual currency of the Liabilities owed to that person at the time at which that calculation is to be made; and

(b) assume that all amounts received or recovered as a result of the enforcement or realisation of any Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

23.11 Equitably Subordinated Creditors

(a) Notwithstanding Clause 23.1 (Order of Application: Common Recoveries), to the extent that the Common Recoveries held by the Common Security Agent are insufficient to discharge the Liabilities owed to all the Creditors in any class of Creditors and this is due to any Equitably Subordinated Creditor being part of that class of Creditors, the amount to be applied by the Common Security Agent in discharge of the Liabilities of that class of Creditors shall be distributed to the other Creditors of that class and the Equitably Subordinated Creditor shall not be entitled to receive any part of that amount.

(b) An Equitably Subordinated Creditor shall not have the benefit, but only the obligations, of any sharing provisions under the Debt Documents and shall not be entitled to receive any payment, and neither the Common Security Agent nor any Creditor Representative shall be required to make any payment to the Equitably Subordinated Creditor, under or in connection with the Debt Documents in respect of any Equitably Subordinated Liabilities, in each case until the Liabilities owed to the other Creditors in the class of Creditors of the Equitably Subordinated Creditor have been discharged in full.

(c) If, other than as expressly provided elsewhere herein, any Creditor (other than in its capacity as Ancillary Lender) shall obtain on account of the Liabilities owed to it, any

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payment (whether voluntary, involuntary through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Creditor shall immediately (a) notify the Common Security Agent of such fact and (b) purchase from the other Creditors such participations in the Liabilities owed to them as shall be necessary to cause such purchasing Creditor to share the excess payment in respect of such Liabilities pro rata with each of them, provided, however, that any such excess payment shall comply with the Debt Documents.

(d) To the extent that any Equitably Subordinated Liabilities would result in the subordination of Liabilities towards any other Creditors under any Debt Document pursuant to Section 39 para. 1 s. 1 no. 5 of the German Insolvency Code (Insolvenzordnung) or prejudice the validity or enforceability of any Transaction Security or guarantee and/or indemnity provided to any Creditor pursuant to the Debt Documents in any way (in each case unless other applicable laws or regulations in force from time to time provide that no such subordination would apply or be prejudicial for the validity or enforceability of any Transaction Security or guarantee and/or indemnity), the relevant Equitably Subordinated Creditor shall be deemed not to be a Secured Party under any Transaction Security Document and shall not benefit from the guarantee or indemnity.

24. Equalisation

24.1 Equalisation Definitions

For the purposes of this Clause 24:

“Enforcement Date” means the first date (if any) on which a Primary Creditor takes enforcement action of the type described in paragraphs (a)(i), (a)(iii), (a)(iv) or (c) of the definition of “Enforcement Action” in accordance with the terms of this Agreement.

“Exposure” means:

(a) in relation to a Super Senior Lender, the aggregate amount of its participation (if any, and without double counting) in all Utilisations outstanding under the Super Senior Facility Agreements at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims between Super Senior Lenders pursuant to any loss-sharing arrangement in the Super Senior Facility Agreements which has taken place since the Enforcement Date to have taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under the relevant Super Senior Facility Agreement and amounts owed to it by a Debtor in respect of any Ancillary Facility but excluding:

(i) any amount owed to it by a Debtor in respect of any Ancillary Facility to the extent (and in the amount) that Super Senior Facility Cash Cover has been provided by a Debtor in respect of that amount and is available to that Super Senior Lender pursuant to the relevant Super Senior Facility Cash Cover Document; and

(ii) any amount outstanding in respect of a Letter of Credit to the extent (and in the amount) that Super Senior Facility Cash Cover has been provided by a Debtor in respect of that amount and is available to the party it has been provided for pursuant to the relevant Super Senior Facility Cash Cover Document;

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(b) in relation to a Pari Passu Lender, the aggregate amount of its participation (if any, and without double counting) in all Utilisations outstanding under the Pari Passu Facility Agreements at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims between Pari Passu Lenders pursuant to any loss-sharing arrangement in the Pari Passu Facility Agreements which has taken place since the Enforcement Date to have taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under the relevant Pari Passu Facility Agreement and amounts owed to it by a Debtor in respect of any Ancillary Facility but excluding:

(i) any amount owed to it by a Debtor in respect of any Ancillary Facility to the extent (and in the amount) that Pari Passu Facility Cash Cover has been provided by a Debtor in respect of that amount and is available to that Pari Passu Lender pursuant to the relevant Pari Passu Facility Cash Cover Document; and

(ii) any amount outstanding in respect of a Letter of Credit to the extent (and in the amount) that Pari Passu Facility Cash Cover has been provided by a Debtor in respect of that amount and is available to the party it has been provided for pursuant to the relevant Pari Passu Facility Cash Cover Document;

(c) in relation to a Pari Passu Noteholder, the aggregate amount of its participation (if any, and without double counting) in all principal amounts outstanding under the Pari Passu Notes Indentures at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims between Pari Passu Noteholders pursuant to any loss-sharing arrangement in the Pari Passu Notes Indentures which has taken place since the Enforcement Date to have taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under the relevant Pari Passu Notes Indenture;

(d) in relation to a Hedge Counterparty owed Super Senior Hedging Liabilities or Pari Passu Hedging Liabilities, as applicable:

(i) if that Hedge Counterparty has terminated or closed out any hedging transaction under any Hedging Agreement giving rise to Super Senior Hedging Liabilities or Pari Passu Hedging Liabilities, as applicable, in accordance with the terms of this Agreement on or prior to the Enforcement Date, the amount, if any, payable to it under that Hedging Agreement in respect of that termination or close-out as of the date of termination or close-out (taking into account any interest accrued on that amount) to the extent that amount is unpaid at the Enforcement Date (that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement); and

(ii) if that Hedge Counterparty has not terminated or closed out any hedging transaction under any Hedging Agreement giving rise to Super Senior Hedging

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Liabilities or Pari Passu Hedging Liabilities, as applicable, on or prior to the Enforcement Date:

(A) if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(B) if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), such amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement;

(e) in relation to a Second Lien Facility Lender, the aggregate amount of its participation (if any, and without double counting) in all Utilisations outstanding under the Second Lien Facility Agreements at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims between Second Lien Facility Lenders pursuant to any loss‑sharing arrangement in the Second Lien Facility Agreements which has taken place since the Enforcement Date to have taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under the relevant Second Lien Facility Agreement;

(f) in relation to a Second Lien Noteholder, the aggregate amount of its participation (if any, and without double counting) in all principal amounts outstanding under the applicable Second Lien Notes Indentures at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims between Second Lien Noteholder pursuant to any loss-sharing arrangement in the Second Lien Notes Indentures which has taken place since the Enforcement Date to have taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under the relevant Second Lien Notes Indenture;

(g) in relation to a Hedge Counterparty owed Second Lien Hedging Liabilities:

(i) if that Hedge Counterparty has terminated or closed out any hedging transaction under any Hedging Agreement giving rise to Second Lien Hedging Liabilities in accordance with the terms of this Agreement on or prior to the

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Enforcement Date, the amount, if any, payable to it under that Hedging Agreement in respect of that termination or close-out as of the date of termination or close-out (taking into account any interest accrued on that amount) to the extent that amount is unpaid at the Enforcement Date (that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement);

(ii) if that Hedge Counterparty has not terminated or closed out any hedging transaction under any Hedging Agreement giving rise to Second Lien Hedging Liabilities on or prior to the Enforcement Date:

(A) if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(B) if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), such amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement;

(h) in relation to a Senior Subordinated Facility Lender, the aggregate amount of its participation (if any, and without double counting) in all Utilisations outstanding under the Senior Subordinated Facility Agreements at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims between Senior Subordinated Facility Lenders pursuant to any loss-sharing arrangement in the Senior Subordinated Facility Agreements which has taken place since the Enforcement Date to have taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under the relevant Senior Subordinated Facility Agreement;

(i) in relation to a Senior Subordinated Noteholder, the aggregate amount of its participation (if any, and without double counting) in all principal amounts outstanding under the applicable Senior Subordinated Notes Indentures at the Enforcement Date (assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims between Senior Subordinated Noteholder pursuant to any loss-sharing arrangement in the Senior Subordinated Notes Indentures which has taken place since the Enforcement Date to have taken place at the Enforcement Date)

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together with the aggregate amount of all accrued interest, fees and commission owed to it under the relevant Senior Subordinated Notes Indenture; and

(j) in relation to a Hedge Counterparty owed Senior Subordinated Hedging Liabilities:

(i) if that Hedge Counterparty has terminated or closed out any hedging transaction under any Hedging Agreement giving rise to Senior Subordinated Hedging Liabilities in accordance with the terms of this Agreement on or prior to the Enforcement Date, the amount, if any, payable to it under that Hedging Agreement in respect of that termination or close-out as of the date of termination or close-out (taking into account any interest accrued on that amount) to the extent that amount is unpaid at the Enforcement Date (that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement); and

(ii) if that Hedge Counterparty has not terminated or closed out any hedging transaction under any Hedging Agreement giving rise to Senior Subordinated Hedging Liabilities on or prior to the Enforcement Date:

(A) if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(B) if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), such amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement;

“Utilisation” means a “Borrowing” under and as defined in the Senior Secured Term Facilities Agreement or “Utilisation” under and as defined in the Senior Secured Revolving Facilities Agreement or another relevant Super Senior Facility Agreement, another relevant Pari Passu Facility Agreement, the relevant Second Lien Facility Agreement or the relevant Senior Subordinated Facility Agreement.

24.2 Implementation of Equalisation

(a) The provisions of this Clause 24 shall be applied at such time or times after the Enforcement Date as the Common Security Agent shall consider appropriate.

(b) Without prejudice to the generality of paragraph (a) above, if the provisions of this Clause 24 have been applied before all the Liabilities have matured and/or been finally quantified, the Common Security Agent may elect to re-apply those provisions on the basis of revised Exposures and the relevant Creditors shall make appropriate adjustment payments amongst themselves.

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(c) If, for any reason, any Super Senior Liabilities remain unpaid after the Enforcement Date and the resulting losses are not borne by the Super Senior Creditors in the proportions which their respective Exposures at the Enforcement Date bore to the aggregate Exposures of all the Super Senior Creditors at the Enforcement Date, the Super Senior Creditors will make such payments amongst themselves to put the Super Senior Creditors in such a position that (after taking into account such payments) those losses are borne in those proportions.

(d) If, for any reason, any Pari Passu Liabilities remain unpaid after the Enforcement Date and the resulting losses are not borne by the Pari Passu Creditors in the proportions which their respective Exposures at the Enforcement Date bore to the aggregate Exposures of all the Pari Passu Creditors at the Enforcement Date, the Pari Passu Creditors will make such payments amongst themselves to put the Pari Passu Creditors in such a position that (after taking into account such payments) those losses are borne in those proportions.

(e) If, for any reason, any Second Lien Liabilities remain unpaid after the Enforcement Date and the resulting losses are not borne by the Second Lien Creditors in the proportions which their respective Exposures at the Enforcement Date bore to the aggregate Exposures of all the Second Lien Creditors at the Enforcement Date, the Second Lien Creditors will make such payments amongst themselves to put the Second Lien Creditors in such a position that (after taking into account such payments) those losses are borne in those proportions.

(f) If, for any reason, any Senior Subordinated Liabilities remain unpaid after the Enforcement Date and the resulting losses are not borne by the Senior Subordinated Creditors in the proportions which their respective Exposures at the Enforcement Date bore to the aggregate Exposures of all the Senior Subordinated Creditors at the Enforcement Date, the Senior Subordinated Creditors will make such payments amongst themselves to put the Senior Subordinated Creditors in such a position that (after taking into account such payments) those losses are borne in those proportions.

24.3 Turnover of Enforcement Proceeds (Super Senior Creditors)

If:

(a) the Common Security Agent or a Creditor Representative is not entitled, for reasons of applicable law, to pay or distribute amounts received pursuant to the making of a demand under any guarantee, indemnity or other assurance against loss or the enforcement of the Priority Creditor Only Transaction Security and/or the Common Transaction Security to the relevant Priority Creditors but is entitled to pay or distribute those amounts to Primary Creditors who, in accordance with the terms of this Agreement, are subordinated in right and priority of payment to the relevant Super Senior Creditors; and

(b) the Priority Discharge Date has not yet occurred (nor would occur after taking into account such payments),

then the Primary Creditors subordinated as mentioned in paragraph (a) above shall make such payments or distributions to the relevant Super Senior Creditors to place the relevant Super Senior Creditors in the position they would have been in had such amounts been available for application against the Super Senior Liabilities.

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24.4 Turnover of Enforcement Proceeds (Pari Passu Creditors)

If:

(a) the Common Security Agent or a Creditor Representative is not entitled, for reasons of applicable law, to pay or distribute amounts received pursuant to the making of a demand under any guarantee, indemnity or other assurance against loss or the enforcement of the Priority Creditor Only Transaction Security and/or the Common Transaction Security to the relevant Priority Creditors but is entitled to pay or distribute those amounts to Primary Creditors who, in accordance with the terms of this Agreement, are subordinated in right and priority of payment to the relevant Pari Passu Creditors; and

(b) the Priority Discharge Date has not yet occurred (nor would occur after taking into account such payments),

then the Primary Creditors subordinated as mentioned in paragraph (a) above shall make such payments or distributions to the relevant Pari Passu Creditors to place the relevant Pari Passu Creditors in the position they would have been in had such amounts been available for application against the Pari Passu Liabilities.

24.5 Turnover of Enforcement Proceeds (Second Lien Creditors)

If:

(a) the Common Security Agent or a Creditor Representative is not entitled, for reasons of applicable law, to pay or distribute amounts received pursuant to the making of a demand under any guarantee, indemnity or other assurance against loss or the enforcement of the Priority Creditor Only Transaction Security and/or the Common Transaction Security to the relevant Second Lien Creditors but is entitled to pay or distribute those amounts to Primary Creditors who, in accordance with the terms of this Agreement, are subordinated in right and priority of payment to the relevant Second Lien Creditors; and

(b) the Second Lien Discharge Date has not yet occurred (nor would occur after taking into account such payments),

then the Primary Creditors subordinated as mentioned in paragraph (a) above (after making any payments as may be required pursuant to Clause 24.4 (Turnover of Enforcement Proceeds (Pari Passu Creditors))) shall make such payments or distributions to the relevant Second Lien Creditors to place the relevant Second Lien Creditors in the position they would have been in had such amounts been available for application against the Second Lien Liabilities.

24.6 Notification of Exposure

Before each occasion on which it intends to implement the provisions of this Clause 24, the Common Security Agent shall send notice to each Hedge Counterparty and the relevant Creditor Representative (on behalf of the Super Senior Debt Creditors, Pari Passu Debt Creditors, the Second Lien Debt Creditors and Senior Subordinated Debt Creditors) requesting that the Common Security Agent be notified of, respectively, the respective Exposures of each Hedge Counterparty owed Super Senior Hedging Liabilities, each Hedge Counterparty owed Pari Passu Hedging Liabilities, each Hedge Counterparty owed Second Lien Hedging Liabilities, each Hedge Counterparty owed Senior Subordinated Hedging Liabilities, each Super Senior Debt Creditor, each Pari Passu Debt Creditor, each Second Lien Debt Creditor and/or each Senior Subordinated Debt Creditor (if any).

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24.7 Default in Payment

If a Creditor fails to make a payment due from it under this Clause 24, the Common Security Agent shall be entitled (but not obliged) to take action on behalf of the Creditor(s) to whom such payment was to be redistributed (subject to being indemnified to its satisfaction by such Creditor(s) in respect of costs) but shall have no liability or obligation towards such Creditor(s) or any other Primary Creditor as regards such default in payment and any loss suffered as a result of such default shall lie where it falls.

24.8 Equitably Subordinated Creditors

No Equitably Subordinated Creditor shall have any rights or claims under this Clause 24 in relation to any proceeds received from an insolvent German Debtor or the enforcement of the Transaction Security provided by such insolvent German Debtor and shall turn over all such proceeds to such Creditors as the Common Security Agent shall require.

25. Primary Creditor Debt Liabilities

25.1 Further Assurance

(a) Subject to the terms of the rest of this Clause 25, each Creditor Representative and/or the Common Security Agent, as the case may be, shall, on behalf of, as applicable, the Secured Parties and the Creditors (unless a Creditor or Secured Party is required under applicable law to do so in its own name, in which case the relevant Secured Party or Creditor shall) and is hereby authorised and instructed at the expense of the Parent (without the requirement for any further Consent, authorisation or instruction from any other Secured Party or Creditor) to enter into such agreement or agreements with the Debtors, Security Grantors and/or, as applicable, the proposed Creditors in respect of proposed Permitted Liabilities and/or their proposed Creditor Representatives in order to effect any confirmation, amendment, replacement of, or supplement to, the Debt Documents (including, any supplement or amendment to, or confirmation of, any Transaction Security Document or any grant of Transaction Security pursuant to a new Transaction Security Document or the execution of a supplement to or amendment and/or restatement of this Agreement or an additional intercreditor agreement) and/or take any other action (subject to the Agreed Security Principles) which is, in each case, necessary in order to enable and facilitate the establishment of any Permitted Liabilities entered into in compliance with this Agreement and the other Debt Documents.

(b) Any agreement or agreements referred to in paragraph (a) above shall be effective and binding upon all Parties upon the execution thereof by the parties expressed to be a party thereto.

(c) Each Debtor and Security Grantor confirms:

(i) the authority of the Parent to agree, implement and establish any Permitted Liabilities in accordance with this Agreement and the other Debt Documents;

(ii) all Priority Creditor Only Transaction Security granted by it will (to the extent provided pursuant to the terms of the relevant Permitted Liabilities) entitle the persons providing Permitted Liabilities which are Priority Creditor Debt Liabilities to benefit from such Transaction Security and extend to include all such Permitted Liabilities; and

(iii) all Common Transaction Security granted by it will (to the extent provided pursuant to the terms of the relevant Permitted Liabilities) entitle the persons providing Permitted Liabilities which are Primary Creditor Debt Liabilities to

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benefit from such Transaction Security and extend to include all such Permitted Liabilities.

(d) Notwithstanding the foregoing, nothing in this Clause 25.1 shall oblige the Common Security Agent, a Creditor Representative, any Independent Security Creditor, any Unsecured Creditor or any other Secured Party to execute any agreement or agreements or take any other action if it would impose personal liabilities or obligations on, or adversely affect the rights, duties or immunities of the Common Security Agent, a Creditor Representative, any Independent Security Creditor, any Unsecured Creditor or any other Secured Party (provided that the incurrence or implementation of Permitted Liabilities in of itself shall not be deemed to adversely affect the rights of the Common Security Agent, a Creditor Representative, any Independent Security Creditor, any Unsecured Creditor or any Secured Party) and nothing in this Clause 25.1 shall be construed as a commitment to advance, arrange, establish or implement any Permitted Liabilities.

25.2 Additional Transaction Security

(a) Provided, and to the extent that, such arrangement:

(i) is legally possible; and

(ii) the operation of the following provisions are not reasonably likely to have an adverse effect on: the borrowing, incurring, underwriting, placing, distribution or any other similar action; obtaining any Consent; (in the good faith judgement of the board of directors of the Parent (for which it can conclusively rely on advice and market feedback of the arrangers of the Permitted Liabilities)) (sub-paragraphs (i) and (ii) together the “Security Condition”), in each case in connection with any Permitted Liabilities, then, to the extent any Permitted Liabilities which are Primary Creditor Debt Liabilities are not and cannot be secured by the then existing Transaction Security Documents (the “Initial Security Documents”), the Parties agree that any such Permitted Liabilities may (subject to the Agreed Security Principles) be secured (along with the other relevant Secured Obligations which are secured by those Initial Security Documents) pursuant to the execution of additional security documents (the “Additional Security Documents”) in accordance with paragraph (b) and (c) below and such Permitted Liabilities will nonetheless be deemed and treated for the purpose of this Agreement and Clause 23 (Application of Proceeds) as secured by the Initial Security Documents and the Additional Security Documents pari passu with other Liabilities which would otherwise have had the same ranking and treatment under this Agreement and Clause 23 (Application of Proceeds) if the Initial Security Documents had already secured those Permitted Liabilities.

(b) Without prejudice to paragraph (a), any such Additional Security Documents shall be treated for the purposes of this Agreement as Common Transaction Security Documents (if securing Primary Creditor Debt Liabilities) and Priority Creditor Only Transaction Security Documents (if securing Priority Creditor Debt Liabilities).

(c) Notwithstanding any other terms, conditions or restrictions in any other Debt Document which are, at all times, subject in all respects to this Clause 25.2, the Parties agree that in order to ensure that any Permitted Liabilities entered into in compliance with this Agreement and the other Debt Documents (excluding Independent Security Creditor Liabilities, Unsecured Liabilities and any other Permitted Liabilities not

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intended to be secured by the relevant Transaction Security Documents) are secured by the relevant Transaction Security Documents (to the extent that they are not already):

(i) each Debtor, each Security Grantor and the Common Security Agent is authorised to enter into any Additional Security Document and/or amend, supplement, vary, restate or waive any terms of any Initial Security Documents (in each case to the extent that such amendment, supplement, variance, restatement or waiver does not implement or constitute a release of existing Transaction Security) subject to any such Additional Security Document and each Initial Security Document being or remaining:

(A) subject to the Agreed Security Principles and applicable law, granted in favour of the Common Security Agent for and on behalf of the relevant Creditors (as applicable) and other creditors (as the case may be) and the then existing Secured Parties;

(B) (where applicable) on terms substantially the same (except that it shall also secure the relevant Liabilities arising from any such Permitted Liabilities) as the terms of the relevant existing Initial Security Document over equivalent asset(s); and

(C) for the purposes of this Agreement, treated as not securing amounts in priority to the then existing Transaction Security; and

(ii) (if the Security Condition is not or would not be satisfied in relation to Additional Security Documents being entered into in respect of Permitted Liabilities as contemplated by paragraph (a) above) each Debtor and the Common Security Agent is authorised to enter into any amendment, supplement, variance, restatement or waiver of any terms of any Initial Security Documents (in each case to the extent that such amendment, supplement, variance, restatement or waiver does implement or constitute a release of existing Transaction Security) and/or a release and re-grant (of at least equivalent ranking over the same assets) of or in respect of Transaction Security granted under the Initial Security Documents subject to:

(A) each Initial Security Document and each such re-grant of or in respect of Transaction Security granted under the Initial Security Documents being or remaining:

(1) subject to the Agreed Security Principles and applicable law, granted in favour of the Common Security Agent for and on behalf of the relevant Creditors of the Permitted Liabilities and the then relevant existing Secured Parties;

(2) (if applicable) on terms substantially the same (except that it shall also secure the relevant Liabilities arising from any such Permitted Liabilities) as the terms of the relevant existing Initial Security Document over equivalent asset(s); and

(3) for the purposes of this Agreement, treated as not securing amounts in priority to the then existing Transaction Security;

(B) such amendment, supplement, variance, restatement, waiver and/or release and re-grant being required (in the opinion of the Parent, acting reasonably) under the terms of the Permitted Liabilities;

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(C) any re-grant of or in respect of Transaction Security granted under the Initial Security Documents which is being released, taking effect, upon giving effect to that release, subject to the Agreed Security Principles and applicable law on the terms contemplated by paragraph (A) above; and

(D) either:

(1) such amendment, supplement, variance, restatement, waiver and/or release and re-grant not resulting in any material risk of any new hardening periods beginning; or

(2) (if such amendment, supplement, variance, restatement, waiver and/or release and re-grant does result in any material risk of any extension of hardening or preference periods or new hardening periods beginning) the Parent delivering to the Common Security Agent (in form and substance reasonably satisfactory to the Common Security Agent (acting reasonably)) either (x) a solvency opinion from an internationally recognised investment bank or accounting firm confirming the solvency of the Parent and its Subsidiaries, after giving effect to any transactions related to any such amendment, supplement, variance, restatement, waiver and/or release and re-grant; or (y) a certificate from the board of directors or chief financial officer of the Parent confirming the solvency of the Debtors which are party to any such amendment, supplement, variance, restatement, waiver and/or release and re-grant after giving effect to any such amendment, supplement, variance, restatement, waiver and/or release and re-grant.

(d) Nothing shall restrict the Secured Parties benefiting from any existing Transaction Security Document from enforcing and/or releasing the existing Transaction Security Documents in accordance with, and to the extent permitted by, this Agreement and the other Debt Documents and subject to the terms of such existing Transaction Security Document.

(e) No Secured Party benefiting from any existing Transaction Security Document shall incur any liability to the beneficiaries of the Additional Security Documents for the manner of exercise or any non-exercise of their rights, remedies, powers, authority or discretions under such already existing Transaction Security or for any waivers, consents or releases.

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Section 7
The Parties

26. The Common Security Agent

26.1 Appointment of the Common Security Agent

(a) The Common Security Agent will act in relation to all Transaction Security Documents.

(b) Each Secured Party irrevocably appoints the Common Security Agent (acting through an office in New York City in the United States of America) in accordance with the following provisions of this Clause 26 to act as its agent, trustee, joint and several creditor, attorney in fact or beneficiary of a parallel debt (as the case may be) under this Agreement and with respect to the applicable Transaction Security Documents and irrevocably authorises the Common Security Agent (whether acting as security trustee or Common Security Agent) on its behalf to:

(i) execute each Transaction Security Document, as applicable, expressed to be executed by the Common Security Agent on its behalf (and in the name of and for the benefit of each Secured Party thereto, as the case may be); and

(ii) perform such duties and exercise such rights and powers under this Agreement and the Transaction Security Documents as are specifically delegated to the Common Security Agent by the terms, together with such rights, powers and discretions as are reasonably incidental thereto.

(c) The Common Security Agent shall have only those duties, obligations and responsibilities which are expressly specified in this Agreement and/or the Transaction Security Documents to which the Common Security Agent is a party (and no others shall be implied). The Common Security Agent’s duties under this Agreement and/or the Transaction Security Documents to which the Common Security Agent is a party are solely of a mechanical and administrative nature.

(d) Each of the Secured Parties authorises the Common Security Agent to perform on its behalf and/or in the name and for the benefit of each Secured Party, (as the case may be) the duties, obligations and responsibilities and/or to exercise the rights, powers, authorities and discretions specifically given to the Common Security Agent under or in connection with the Debt Documents together with any other incidental rights, powers, authorities and discretions (even if it involves self-contracting (autocontratación), multi-representation or conflict of interest), including, without limitation, to enter into any document related to this mandate and, specifically, those deemed necessary or appropriate according to the mandate received (including, but not limited to, documents of formalisation, acknowledgement, confirmation, modification or release, acceptance of any security interest and acceptance of acknowledgement of debts by Debtors).

(e) Each Secured Party accepts and acknowledges that the powers and authorities conferred to the Common Security Agent pursuant to the provisions of this Agreement and in compliance with the formalities of English law are, in their view, enough and shall be considered valid to all effects for their use before any authorities of other jurisdictions, without prejudice to the granting of any additional powers, authorities, deeds and/or documents (whether public or private) which are or may be from time to time required in any other jurisdiction to ratify, clarify, confirm and/or complete the authorities granted to the Common Security Agent pursuant to this Agreement.

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(f) The Common Security Agent shall be entitled to all of the rights, protections, immunities, and indemnities granted to the “Collateral Agent” under the Senior Secured Term Facilities Agreement and to the “Common Security Agent” under the Senior Secured Revolving Facilities Agreement as if such rights, protections, immunities, and indemnities were full set forth herein.

(g) The Common Security Agent may carry out what in its discretion it considers to be administrative acts, or acts which are incidental to any instruction, without any instructions (though not contrary to any such instruction), but so that no such instruction shall have any effect in relation to any administrative or incidental act performed prior to actual receipt of such instruction by the Common Security Agent.

26.2 Common Security Agent as Trustee and/or Agent

(a) Subject to Clause 26.3 (German Law Security Property), the Common Security Agent declares that it holds the Priority Creditor Only Security Property on trust and/or as agent for the Secured Parties on the Secured Parties’ name and behalf and for the Secured Parties’ benefit (as applicable) the Priority Creditor Only Secured Parties on the terms contained in this Agreement.

(b) Subject to Clause 26.3 (German Law Security Property), the Common Security Agent declares that it holds the Common Security Property on trust and/or as agent for the Secured Parties on the Secured Parties’ name and behalf and for the Secured Parties’ benefit (as applicable) the Common Secured Parties on the terms contained in this Agreement.

(c) Each of the Primary Creditors, the Unsecured Creditors and the Independent Security Creditors authorises the Common Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Common Security Agent under or in connection with the Debt Documents together with any other incidental rights, powers, authorities and discretions and each of the Primary Creditors authorises the Common Security Agent to execute each Transaction Security Document to be executed by the Common Security Agent on its behalf or in its own name under the Parallel Debt.

(d) The above notwithstanding, the Common Security Agent, acting at its discretion and to the extent reasonably possible, may invite the Secured Parties to enter into and/or to enforce rights under each Debt Document jointly with the Common Security Agent, but this does not grant any Secured Party the right to enter into and/or to enforce any rights under any Debt Document jointly with the Common Security Agent.

(e) Subject to Clause 26.3 (German Law Security Property), each Secured Party irrevocably (i) appoints the Common Security Agent in its name and on its behalf to act as its agent under and in connection with the Transaction Security Documents, (ii) authorises the Common Security Agent in its name and on its behalf to hold, sign, execute and enforce the Transaction Security Documents as regulated by, and as provided for, in the relevant Transaction Security Document and (iii) authorises the Common Security Agent in its name and on its behalf to perform the duties and to exercise the rights, powers, authorities and discretions that are specifically given to it under or in connection with the Transaction Security Documents, together with any other incidental rights, powers, authorities and discretions.

26.3 German Law Security Property

(a) Each Secured Party hereby appoints the Common Security Agent as trustee (Treuhänder) and administrator for the purpose of accepting and administering the

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Security Property governed by German law (“German Security Property”) for and on behalf of the other Secured Parties.

(b) The Common Security Agent shall:

(i) hold, administer and, as the case may be, release and (subject to the same having become enforceable and to the terms of this Agreement) realise any German Security Property which is a land charge, security assignment (Sicherungsabtretung / Sicherungsgrundschuld) or otherwise transferred or granted under a non-accessory security right (nicht-akzessorische Sicherheit) to it in its own name as trustee (treuhänderisch) for the benefit of the Secured Parties which have the benefit of such German Security Property in accordance with this Agreement and the respective German Security Document; and

(ii) administer and, as the case may be, release and (subject to the same having become enforceable and to the terms of this Agreement) realise in the name of and on behalf of the Secured Parties any German Security Property which is pledged (Verpfändung) or otherwise transferred to any Secured Party under an accessory security right (akzessorische Sicherheit) in the name and on behalf of the Secured Parties.

(c) Each Secured Party which becomes a party to this Agreement ratifies and approves all acts and declarations previously done by the Common Security Agent on such Secured Party's behalf (including for the avoidance of doubt the declarations made by the Common Security Agent as representative ("offenes Geschäft für den, den es angeht")) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Secured Party in respect of the German Security Property.

(d) Each of the Secured Parties (other than the Common Security Agent) hereby authorises the Common Security Agent (whether or not by or through employees or agents):

(i) to act on its behalf and in its name in connection with the preparation, execution and delivery of the German Security Documents and the perfection and monitoring of the German Security Property;

(ii) to execute on behalf of itself and each other Party where relevant without the need for any further referral to, or authority from, any other person all necessary releases or confirmations of any Security created under the German Security Documents in relation to the disposal of any asset which is permitted under the German Security Documents or consented or agreed upon in accordance with the Debt Documents;

(iii) to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Common Security Agent under the German Security Documents together with such powers and discretions as are reasonably incidental thereto;

(iv) to take such action on its behalf as may from time to time be authorised under or in accordance with the German Security Documents;

(v) to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right granted in favour of such Secured Parties in connection with the Debt Documents governed by German law and to act, to agree to and execute on its behalf as its representative (Stellvertreter) any accessions, amendments and/or alterations to, and to carry out similar dealings with regard to, any German Security Documents which create a pledge or any

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other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such German Security Documents; and

(vi) to make all statements necessary or appropriate in connection with the foregoing paragraphs.

(e) To the fullest extent legally possible, each of the Secured Parties hereby releases the Common Security Agent from any restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of section 181 German Civil Code (Bürgerliches Gesetzbuch), to enable it to make use of any authorisation granted under this Agreement and to perform its duties and obligations as Common Security Agent hereunder and under the Transaction Security Documents. A Secured Party which is barred from its constitutional documents or by-laws from granting such exemption shall notify the Common Security Agent accordingly.

(f) Each Secured Party hereby ratifies and approves all acts and declarations previously done by the Common Security Agent on such Secured Party’s behalf.

(g) At the request of the Common Security Agent, each other Secured Party shall provide the Common Security Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf.

(h) Each Secured Party hereby authorises the Common Security Agent to (sub-) delegate any powers granted to it under this Clause 26.3 to any attorney it may elect in its discretion and to grant powers of attorney to any such attorney (including the exemption from self-dealing and representing several persons (in particular from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (in each case to the extent legally possible))).

26.4 Parallel Debt (Covenant to Pay the Common Security Agent)

(a) Each Debtor and each Security Grantor hereby irrevocably and unconditionally undertakes (each such Debtor’s and Security Grantor’s undertaking and the obligations and liabilities which are a result thereof, hereinafter being referred to as its “Parallel Debt”) to pay to the Common Security Agent amounts equal to any Primary Creditor Liabilities owing from time to time by that Debtor or Security Grantor (its “Corresponding Debt”) in accordance with the terms and conditions of such Corresponding Debt. The Parallel Debt of each Debtor and each Security Grantor shall become due and payable as and when its Corresponding Debt becomes due and payable.

(b) Each Debtor, each Security Grantor and the Common Security Agent acknowledge that the Parallel Debt of each Debtor and each Security Grantor is several and are separate and independent from, and shall not in any way limit or affect, the Corresponding Debt of that Debtor or that Security Grantor to any Secured Party under any Primary Creditor Document nor shall the amounts for which each Debtor and each Security Grantor is liable under its Parallel Debt be limited or affected in any way by its Corresponding Debt provided that:

(i) the Parallel Debt of each Debtor and each Security Grantor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged;

(ii) the Corresponding Debt of each Debtor and each Security Grantor shall be decreased (the portion of the Corresponding Debt that would have subsisted but for that decrease being the “Discharged Corresponding Debt Amount”)

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to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(iii) the amount of the Parallel Debt of a Debtor or a Security Grantor shall at all times be equal to the amount of its Corresponding Debt.

(c) For the purpose of this Clause 26.4, the Common Security Agent acts in its own name and not as a trustee or agent and its claims in respect of each Parallel Debt shall not be held on trust. The Security granted under the Transaction Security Documents to the Common Security Agent to secure each Parallel Debt is granted to the Common Security Agent in its capacity as sole creditor of each Parallel Debt and shall not be held on trust.

(d) If the Parallel Debt of a Debtor or a Security Grantor has been irrevocably paid or (in the case of guarantee obligations) discharged (with the result that its Corresponding Debt is decreased pursuant to paragraph (b)(ii) above):

(i) the Common Security Agent shall pay to the Creditor(s) to whom (but for the operation of paragraph (b)(ii) above) the resulting Discharged Corresponding Debt Amount would have been owed an amount equal to that Discharged Corresponding Debt Amount; and

(ii) the recipients of the payment made by the Common Security Agent pursuant to paragraph (i) above shall treat that payment as if it had been made by that Debtor or that Security Grantor on account of the relevant Corresponding Debt.

(e) All amounts received or recovered by the Common Security Agent from or by the enforcement of any Security granted to secure each Parallel Debt shall be applied in or towards the discharge of the applicable Debtor’s or Security Grantor’s Parallel Debt in accordance with Clause 23 (Application of Proceeds), subject to limitations (if any) expressly provided for in any Transaction Security Document, which application shall be treated as an irrevocable payment of that Debtor’s or that Security Grantor’s Parallel Debt (and so, to that extent, thereupon decrease that Debtor’s or that Security Grantor’s Corresponding Debt) and whereupon paragraph (d) above shall apply.

(f) Without limiting or affecting the Common Security Agent’s rights against the Debtors and the Security Grantors (whether under this Clause 26.4 or under any other provision of the Debt Documents), each Debtor and each Security Grantor acknowledges that:

(i) nothing in this Clause 26.4 shall impose any obligation on the Common Security Agent to advance any sum to any Debtor or any Security Grantor or otherwise under any Debt Document, except in its capacity as a Primary Creditor or as otherwise provided under any Debt Document; and

(ii) for the purpose of any vote taken under any Debt Document, the Common Security Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Primary Creditor.

26.5 Instructions

(a) The Common Security Agent shall:

(i) subject to paragraphs (d) and (e) below, exercise or refrain from exercising any right, duty, determination, instruction, approval, demand, requirements, apportionment, request or power, authority or discretion (including any obligation to make calculations) vested in it as Common Security Agent in accordance with any instructions given to it by the Instructing Group (or, if this

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Agreement stipulates the matter is a decision for any other Creditor or group of Creditors, from that Creditor or group of Creditors); and

(ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors, in accordance with instructions given to it by that Creditor or group of Creditors) and shall be entitled to assume that any instructions received by it from a Creditor or group of Creditors are duly given in accordance with the terms of the Debt Documents.

(b) The Common Security Agent shall be entitled to request direction or instructions, or clarification of any instruction, from the Instructing Group (or, if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors, from that Creditor or group of Creditors) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Common Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c) Save in the case of decisions stipulated to be a matter for any other Creditor or group of Creditors under this Agreement and unless a contrary intention appears in this Agreement, any instructions given to the Common Security Agent by the Instructing Group (or, if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors, from that Creditor or group of Creditors) shall override any conflicting instructions given by any other Parties and will be binding on all Secured Parties.

(d) Paragraph (a) above shall not apply:

(i) where a contrary indication appears in this Agreement;

(ii) where this Agreement requires the Common Security Agent to act in a specified manner or to take a specified action;

(iii) in respect of any provision which protects the Common Security Agent’s own position in its personal capacity as opposed to its role of Common Security Agent for the Secured Parties including, without limitation, Clause 26.8 (No Duty to Account) to Clause 26.13 (Exclusion of Liability), Clause 26.16 (Confidentiality) to Clause 26.22 (Custodians and Nominees) and Clause 26.25 (Acceptance of Title) to Clause 26.28 (Disapplication of Trustee Acts);

(iv) in respect of the exercise of the Common Security Agent’s discretion to exercise a right, power or authority under any of:

(A) Clause 19 (Non-Distressed Disposals);

(B) Clause 23.1 (Order of Application: Common Recoveries);

(C) Clause 23.4 (Prospective Liabilities);

(D) Clause 23.5 (Treatment of Super Senior Facility Cash Cover, Super Senior Lender Cash Collateral, Pari Passu Facility Cash Cover and Pari Passu Lender Cash Collateral); and

(E) Clause 23.8 (Permitted Deductions).

(e) If giving effect to instructions given by the Instructing Group (or, if this Agreement stipulates the matter is a decision for any other Creditor or group of Creditors, from

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that Creditor or group of Creditors) would (in the Common Security Agent’s opinion) have an effect equivalent to an Intercreditor Amendment, the Common Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Common Security Agent) whose consent would have been required in respect of that Intercreditor Amendment.

(f) In exercising any discretion to exercise a right, power or authority under the Debt Documents where either:

(i) it has not received any instructions as to the exercise of that discretion; or

(ii) the exercise of that discretion is subject to paragraph (d)(iv) above,

the Common Security Agent may:

(A) other than where paragraph (B) or (C) below applies, do so having regard to the interests of all the Secured Parties;

(B) if (in its opinion) there is a Creditor Conflict in relation to the matter in respect of which the discretion is to be exercised, do so having regard only to the interests of all the Super Senior Creditors and the Pari Passu Creditors; and

(C) if (in its opinion) there is a Senior Subordinated Creditor Conflict in relation to the matter in respect of which the discretion is to be exercised, do so having regard only to the interests of all the Priority Creditors.

(g) The Common Security Agent may refrain from acting in accordance with any instructions of any Creditor or group of Creditors until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Debt Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(h) Without prejudice to the provisions of Clause 17 (Enforcement of Transaction Security) and the remainder of this Clause 26, in the absence of instructions, the Common Security Agent may act (or refrain from acting) as it considers in its discretion to be appropriate.

26.6 Duties of the Common Security Agent

(a) The Common Security Agent’s duties under the Debt Documents are solely mechanical and administrative in nature.

(b) The Common Security Agent shall promptly:

(i) forward to each Creditor Representative and to each Hedge Counterparty a copy of any document received by the Common Security Agent from any Debtor or any Security Grantor under any Debt Document; and

(ii) forward to a Party the original or a copy of any document which is delivered to the Common Security Agent for that Party by any other Party.

(c) The Common Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d) Without prejudice to Clause 31.3 (Notification of Prescribed Events), if the Common Security Agent receives notice from a Party referring to any Debt Document, describing

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a Default and stating that the circumstance described is a Default, it shall promptly notify the Primary Creditors.

(e) To the extent that a Party (other than the Common Security Agent) is required to calculate a Common Currency Amount and such rate is not provided for in Clause 1.4 (Exchange Rate), the Common Security Agent shall upon a request by that Party, promptly notify that Party of the Spot Rate of Exchange.

(f) The Common Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Debt Documents to which it is expressed to be a party (and no others shall be implied).

(g) The Common Security Agent is not responsible or liable for or under an obligation to verify the accuracy or completeness of any information (whether written or oral) supplied by a Party in connection with the Debt Documents or the transactions contemplated by the Debt Documents or any other agreements, arrangements or document entered into, made or executed under or in connection with any Debt Documents.

(h) Notwithstanding anything in any Debt Document to the contrary, the Common Security Agent shall not do, or be authorised or required to do, anything which might constitute a regulated activity for the purpose of the Financial Services and Markets Act 2000 (“FSMA”), unless it is authorised under FSMA to do so. The Common Security Agent shall have the discretion at any time:

(i) to delegate any of the functions which fall to be performed by an authorised person under FSMA to any other agent or person which also has the necessary authorisations and licences; and

(ii) to apply for authorisation under FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

(i) The powers conferred on the Common Security Agent under the Senior Secured Facilities Agreements, the other Debt Documents, this Agreement and related Transaction Security Documents are solely to protect its interest in the Transaction Security and shall not impose any duty upon it to exercise any such powers. Except for the safe custody and preservation of the Transaction Security in its possession and the accounting for monies actually received by it, the Common Security Agent shall have no other duty as to the Transaction Security, whether or not the Common Security Agent has or is deemed to have knowledge of any matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Transaction Security. The Common Security Agent hereby agrees to exercise reasonable care in respect of the custody and preservation of the Transaction Security. The Common Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Transaction Security in its possession if such Transaction Security is accorded treatment substantially equal to that which the Common Security Agent accords its own property.

26.7 No Fiduciary Duties to Debtors, Subordinated Creditors or Security Grantors

Nothing in this Agreement constitutes the Common Security Agent as an agent, trustee or fiduciary of any Debtor, Unsecured Convertible Notes Creditor, Subordinated Creditor or any Security Grantor.

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26.8 No Duty to Account

The Common Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

26.9 Business with the Parent, the Group and Security Grantors

The Common Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group, Debtor or any Security Grantor.

26.10 Rights and Discretions

(a) The Common Security Agent may:

(i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii) rely on any certificate or statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify and may rely on the truth and accuracy of that statement or certificate; and

(iii) assume that:

(A) any instructions received by it from the Instructing Group, any Creditors or any group of Creditors are duly given in accordance with the terms of the Debt Documents;

(B) unless it has received notice of revocation, that those instructions have not been revoked; and

(C) if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Debt Documents for so acting have been satisfied; and

(iv) rely on a certificate from any person:

(A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B) to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b) The Common Security Agent may assume (unless it has received notice to the contrary in its capacity as security trustee for the relevant Secured Parties) that:

(i) no Default has occurred and no Debtor or other person is in breach of or default under its obligations under any of the Debt Documents;

(ii) any right, power, authority or discretion vested in any Party or any group of Creditors has not been exercised;

(iii) any notice made by any member of the Group is made on behalf of and with the consent and knowledge of all the Debtors and all the Security Grantors; and

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(iv) if it receives any instructions or directions under Clause 17 (Enforcement of Transaction Security) to take any action in relation to the Common Transaction Security, assume that all applicable conditions under the Debt Documents for taking that action have been satisfied.

(c) The Common Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Common Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Common Security Agent (and so separate from any lawyers instructed by any Primary Creditor) if the Common Security Agent in its reasonable opinion deems this to be desirable, including for the purposes of determining the consent level required for effecting any consent.

(e) The Common Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Common Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f) The Common Security Agent, any Receiver and any Delegate may act in relation to the Debt Documents and the Security Property through its officers, employees and agents and shall not:

(i) be liable for any error of judgment made by any such person; or

(ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Common Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(g) Unless this Agreement expressly specifies otherwise, the Common Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement.

(h) Notwithstanding any other provision of any Debt Document to the contrary, the Common Security Agent is not obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality and the Common Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive, regulation fiduciary duty or duty of confidentiality. In particular, and for the avoidance of doubt, nothing in any Debt Document shall be construed so as to constitute an obligation of the Common Security Agent to perform any services which it would not be entitled to render pursuant to the provisions of the German Act on Rendering Legal Services (Rechtsdienstleistungsgesetz) or pursuant to the provisions of the German Tax Advisory Act (Steuerberatungsgesetz) or any other services that require an express official approval, licence or registration, unless the Common Security Agent holds the required approval, licence or registration.

(i) Notwithstanding any other provision of any Debt Document to the contrary, the Common Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

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(j) The Common Security Agent hereby confirms and agrees that (i) it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) in respect of any certificated securities held in a securities account (the “Account”), and that all properties (except for Cash) credited to the Account shall be treated as “financial assets” (as defined in Section 8-102(a)(9) of the UCC), and (ii) with respect to all Cash held, credited, or carried by, in or to the Account or a deposit account, the Securities Intermediary will maintain such Account or a deposit account as a “deposit account” within the meaning of Section 9-102 of the UCC. The Securities Intermediary confirms that it is acting as a bank within the meaning of Article 9 of the UCC with respect to any Cash that may be held, credited, or carried by or in the Account.

26.11 Responsibility for Documentation

None of the Common Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Common Security Agent, a Debtor, a Security Grantor or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property; or

(c) any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.12 No Duty to Monitor

The Common Security Agent shall not be bound to enquire:

(a) whether or not any Default has occurred;

(b) as to the performance, default or any breach by any Party of its obligations under any Debt Document; or

(c) whether any other event specified in any Debt Document has occurred.

26.13 Exclusion of Liability

(a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Debt Document excluding or limiting the liability of the Common Security Agent, any Receiver or Delegate), none of the Common Security Agent, any Receiver nor any Delegate will be liable for:

(i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Debt Document or the Security Property unless directly caused by its gross negligence or wilful misconduct;

(ii) exercising or not exercising any right, power, authority or discretion given to it by, or in connection with, any Debt Document, including, without limitation, when (x) acting as attorney of any Party under any Debt Document and (y) exercising any right, power or authority in accordance with paragraph (f) of

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Clause 26.5 (Instructions) above, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Debt Document or the Security Property;

(iii) any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv) without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of:

(A) any act, event or circumstance not reasonably within its control; or

(B) the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b) No Party (other than the Common Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Common Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Common Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property and any officer, employee or agent of the Common Security Agent, a Receiver or a Delegate may rely on this Clause 26.13 subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act.

(c) Nothing in this Agreement shall oblige the Common Security Agent to carry out:

(i) any “know your customer” or other checks in relation to any person; or

(ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Primary Creditor,

on behalf of any Primary Creditor and each Primary Creditor confirms to the Common Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Common Security Agent.

(d) Without prejudice to any provision of any Debt Document excluding or limiting the liability of the Common Security Agent, any Receiver or Delegate, any liability of the Common Security Agent, any Receiver or Delegate arising under or in connection with any Debt Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Common Security Agent, Receiver or Delegate (as the case may be) or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Common Security Agent, Receiver or Delegate (as the case may be) at any time which increase the amount of that loss. In no event shall the Common Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential

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damages, whether or not the Common Security Agent, Receiver or Delegate (as the case may be) has been advised of the possibility of such loss or damages.

(e) In the event that the Common Security Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Common Security Agent’s sole discretion may cause the Common Security Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Common Security Agent to incur liability under CERCLA or any other federal, state or local law, the Common Security Agent reserves the right, instead of taking such action, to either resign as the Common Security Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Except for such claims or actions arising directly from the gross negligence or willful misconduct of the Common Security Agent, the Common Security Agent shall not be liable to any person or entity for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Common Security Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time after any foreclosure on the Transaction Security (or a transfer in lieu of foreclosure) upon the exercise of remedies in accordance with this Agreement and the applicable Debt Documents it is necessary or advisable to take possession, own, operate or manage any portion of the Transaction Security by any person or entity other than the Borrower, the Common Security Agent shall appoint an appropriately qualified person to possess, own, operate or manage such Transaction Security.

26.14 Primary Creditors’ Indemnity to the Common Security Agent

(a) Each Primary Creditor (other than any Creditor Representative) shall (in the proportion that the Liabilities due to it bear to the aggregate of the Liabilities due to all the Primary Creditors (other than any Creditor Representative) for the time being (or, if the Liabilities due to the Primary Creditors (other than any Creditor Representative) are zero, immediately prior to their being reduced to zero)), indemnify the Common Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Common Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Common Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Debt Documents (unless the Common Security Agent, Receiver or Delegate has been reimbursed by a Debtor or a Security Grantor pursuant to a Debt Document). Each indemnity given by each Primary Creditor (other than any Creditor Representative) under or in connection with a Debt Document is a continuing obligation, independent of any other obligation of that Primary Creditor (other than any Creditor Representative) under or in connection with that or any other Debt Document and survives after the Debt Documents are terminated. It is not necessary for the Common Security Agent to pay any amount or incur any expense before enforcing an indemnity under or in connection with a Debt Document.

(b) For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Hedging Agreement has not been terminated or closed-out, the Hedging Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be:

(i) if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant

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ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii) if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case as calculated in accordance with the relevant Hedging Agreement.

(c) Subject to paragraph (d) below, the Parent shall immediately on demand reimburse any Primary Creditor for any payment that Primary Creditor makes to the Common Security Agent pursuant to paragraph (a) or (b) above.

(d) Paragraph (c) above shall not apply to the extent that the indemnity payment in respect of which the Primary Creditor claims reimbursement relates to a liability of the Common Security Agent to a Debtor or a Security Grantor.

26.15 Resignation of the Common Security Agent

(a) The Common Security Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or the European Union as successor, in each case, by giving notice to the Primary Creditors and the Parent.

(b) Alternatively, the Common Security Agent may resign by giving thirty (30) days’ notice to the Primary Creditors and the Parent, in which case the Required Pari Passu Creditors (or, following the Pari Passu Debt Discharge Date but prior to the Super Senior Discharge Date, the Required Super Senior Creditors, or following the Senior Discharge Date but prior to the Priority Discharge Date, the Required Second Lien Creditors or, following the Priority Discharge Date, the Required Senior Subordinated Creditors) may appoint a successor Common Security Agent.

(c) If the Required Pari Passu Creditors (or, following the Pari Passu Debt Discharge Date but prior to the Super Senior Discharge Date, the Required Super Senior Creditors, or, following the Senior Discharge Date but prior to the Priority Discharge Date, the Required Second Lien Creditors or, following the Priority Discharge Date, the Required Senior Subordinated Creditors) have not appointed a successor Common Security Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Common Security Agent (after consultation with the Creditor Representatives and the Hedge Counterparties of not more than five Business Days) may appoint a successor Common Security Agent.

(d) If the Common Security Agent is entitled to appoint a successor Common Security Agent under paragraph (c) above, the Common Security Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Common Security Agent to become a party to this Agreement as Common Security Agent) agree with the proposed successor Common Security Agent and the Parent (acting reasonably) amendments to this Clause 26 consistent with then current market practice for the appointment and protection of corporate trustees together with, subject to the consent of the Parent if the amendments would have the effect of increasing the agency fee above the level paid to the Common Security Agent at the

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time of the resignation, any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Common Security Agent’s normal fee rates and those amendments will bind the Parties.

(e) The retiring Common Security Agent shall make available to the successor Common Security Agent such documents and records and provide such assistance as the successor Common Security Agent may reasonably request for the purposes of performing its functions as Common Security Agent under the Debt Documents. The Parent shall, within 15 Business Days of demand, reimburse the retiring Common Security Agent for the amount of all costs and expenses (including legal fees up to a pre-agreed cap) properly incurred by it in making available such documents and records and providing such assistance.

(f) The Common Security Agent’s resignation notice shall only take effect upon:

(i) the appointment of a successor; and

(ii) the transfer of all the Security Property to that successor.

(g) Upon the appointment of a successor, the retiring Common Security Agent shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under paragraph (b) of Clause 26.26 (Winding Up of Trust) and paragraph (d) above) but shall remain entitled to the benefit of this Clause 26 and Clause 30.1 (Indemnity to the Common Security Agent) (and any Common Security Agent fees for the account of the retiring Common Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(h) The Required Pari Passu Creditors (or, following the Pari Passu Debt Discharge Date but prior to the Super Senior Discharge Date, the Required Super Senior Creditors, or, following the Senior Discharge Date but prior to the Priority Discharge Date, the Required Second Lien Creditors or, following the Priority Discharge Date, the Required Senior Subordinated Creditors) may, by notice to the Common Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Common Security Agent shall resign in accordance with paragraph (b) above.

(i) The Common Security Agent is not obliged to provide any reason for its resignation under this Clause 26.

26.16 Confidentiality

(a) In acting as trustee and/or agent for the Secured Parties, the Common Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Common Security Agent, it may be treated as confidential to that division or department and the Common Security Agent shall not be deemed to have notice of it.

(c) Notwithstanding any other provision of any Debt Document to the contrary, the Common Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

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26.17 Information from the Creditors

Each Creditor shall supply the Common Security Agent with any information that the Common Security Agent may reasonably specify as being necessary or desirable to enable the Common Security Agent to perform its functions as Common Security Agent.

26.18 Credit Appraisal by the Secured Parties

Without affecting the responsibility of any Debtor or a Security Grantor for information supplied by it or on its behalf in connection with any Debt Document, each Secured Party confirms to the Common Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document including but not limited to:

(a) the financial condition, status and nature of each member of the Group, Debtor and Security Grantor;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Security Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(d) the adequacy, accuracy or completeness of any information provided by the Common Security Agent, any Party or by any other person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and

(e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

26.19 Reliance and Engagement Letters

The Common Security Agent may obtain and rely on any certificate or report from any Debtor’s auditor and may enter into any reliance letter or engagement letter relating to that certificate or report on such terms as it may consider appropriate (including, without limitation, restrictions on the auditor’s liability and the extent to which that certificate or report may be relied on or disclosed).

26.20 No Responsibility to Perfect Transaction Security

The Common Security Agent shall not be liable for any failure to:

(a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Debtor or a Security Grantor to any of the Charged Property;

(b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Debt Document or the Transaction Security;

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(c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Debt Document or of the Transaction Security;

(d) take, or to require any Debtor or a Security Grantor to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e) require any further assurance in relation to any Transaction Security Document.

26.21 Insurance by Common Security Agent

(a) The Common Security Agent shall not be obliged:

(i) to insure any of the Charged Property;

(ii) to require any other person to maintain any insurance; or

(iii) to verify any obligation to arrange or maintain insurance contained in any Debt Document,

and the Common Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b) Where the Common Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Instructing Group or the Required Senior Subordinated Creditors shall request it to do so in writing and the Common Security Agent fails to do so within fourteen days after receipt of that request.

26.22 Custodians and Nominees

The Common Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust and/or any asset by it as agent as the Common Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust and/or agency created under this Agreement or the Debt Documents and the Common Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

26.23 Delegation by the Common Security Agent

(a) Each of the Common Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b) That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Common Security Agent, that Receiver or that Delegate (as the case may be) considers in its discretion to be appropriate.

(c) No Common Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub‑delegate.

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26.24 Additional Common Security Agents

(a) The Common Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i) if it considers in its discretion that appointment to be appropriate;

(ii) for the purposes of conforming to any legal requirement, restriction or condition which the Common Security Agent deems to be relevant; or

(iii) for obtaining or enforcing any judgment in any jurisdiction,

and the Common Security Agent shall give prior notice to the Parent and the Primary Creditors of that appointment.

(b) Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Common Security Agent under or in connection with the Debt Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c) The remuneration that the Common Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Common Security Agent.

26.25 Acceptance of Title

The Common Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Debtor or any Security Grantor may have to any of the Charged Property and shall not be liable for, or bound to require any Debtor or any Security Grantor to remedy, any defect in its right or title.

26.26 Winding Up of Trust

If the Common Security Agent, with the approval of each Creditor Representative in respect of the Primary Creditor Documents and each Hedge Counterparty, determines that:

(a) all of the Secured Obligations and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and

(b) no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Debtor or any Security Grantor pursuant to the Primary Creditor Documents, then:

(i) the trusts set out in this Agreement shall be wound up and the Common Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Common Security Agent under each of the Transaction Security Documents; and

(ii) any Common Security Agent which has resigned pursuant to Clause 26.15 (Resignation of the Common Security Agent) shall release, without recourse or warranty, all of its rights under each Transaction Security Document.

26.27 Powers Supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Common Security Agent under or in connection with the Debt Documents shall be supplemental to the Trustee Act 1925 and the

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Trustee Act 2000 and in addition to any which may be vested in the Common Security Agent by law or regulation or otherwise.

26.28 Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the Duties of the Common Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

26.29 Security Grantors and Debtors: Power of Attorney

(a) Each Debtor and each Security Grantor by way of security for its obligations under this Agreement irrevocably appoints the Common Security Agent to be its attorney to do anything which that Debtor or Security Grantor has authorised the Common Security Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do within the time limits (if any) imposed hereunder (and the Common Security Agent may delegate that power on such terms as it sees fit).

(b) Each Debtor, each of the Intra-Group-Lenders and each Security Grantor (which in each case is incorporated or established in the Federal Republic of Germany) hereby relieves the Common Security Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other law, in each case to the extent legally possible to such Debtor, Intra-Group-Lender and Security Grantor. A Debtor, Intra-Group-Lender or Security Grantor (which in each case is incorporated or established in the Federal Republic of Germany) which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Common Security Agent accordingly.

26.30 Possession of Documents

The Common Security Agent is not obliged, but may if required by the Transaction Security Documents, to hold in its own possession any Common Transaction Security Documents, title deeds or other document in connection with any asset over which security is intended to be created in connection with the Common Transaction Security Documents.

27. Notes Trustee Protections

27.1 Limitation of Notes Trustee liability

It is expressly understood and agreed by the Parties that this Agreement is executed and delivered by each Notes Trustee not individually or personally but solely in its capacity as a Notes Trustee in the exercise of the powers and authority conferred and vested in it under the relevant Primary Creditor Documents or Unsecured Creditor Documents (as applicable). It is further understood by the Parties that in no case shall a Notes Trustee be (i) responsible or accountable in damages or otherwise to any other Party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by it in good faith in accordance with this Agreement and in a manner that the relevant Notes Trustee believed to be within the scope of the authority conferred on the Notes Trustee by this Agreement and the relevant Debt Documents or by law, or (ii) personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other Party, all such liability, if any, being expressly waived by the Parties and any person claiming by, through or under such Party, provided however, that a Notes Trustee shall be personally liable under

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this Agreement for its own gross negligence or wilful misconduct. It is also acknowledged that a Notes Trustee shall not have any responsibility for the actions of any individual Noteholder.

27.2 Notes Trustee Not Fiduciary for Other Creditors

A Notes Trustee shall not be deemed to owe any fiduciary duty to any of the Creditors (other than the Noteholders for which it is the Creditor Representative) or any member of the Group and shall not be liable to any Creditor (other than the Noteholders for which it is the Creditor Representative) or any member of the Group if a Notes Trustee shall in good faith mistakenly pay over or distribute to the Noteholders for which it the Creditor Representative or to any other person cash, property or securities to which any Creditor (other than the Noteholders for which it is the Creditor Representative) shall be entitled by virtue of this Agreement or otherwise. With respect to the Creditors (other than the Noteholders for which it is the Creditor Representative), each Notes Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the relevant Debt Documents (including this Agreement) and no implied covenants or obligations with respect to Creditors (other than the Noteholders for which it is the Creditor Representative) shall be read into this Agreement against a Notes Trustee.

27.3 Reliance on Certificates

A Notes Trustee may rely without enquiry on any notice, consent or certificate of the Common Security Agent, any other Creditor Representative or any Hedge Counterparty as to the matters certified therein.

27.4 Notes Trustee

In acting under and in accordance with this Agreement a Notes Trustee shall act in accordance with the relevant Notes Indenture and shall seek any necessary instruction from the relevant Noteholders, to the extent provided for, and in accordance with, the relevant Notes Indenture, and where it so acts on the instructions of the relevant Noteholders, a Notes Trustee shall not incur any liability to any person for so acting other than in accordance with the relevant Notes Indenture. Furthermore, prior to taking any action under this Agreement or the relevant Debt Documents, as the case may be, the relevant Notes Trustee may reasonably request and rely upon an opinion of counsel or opinion of another qualified expert, at the Parent’s expense, as applicable; provided, however, that any such opinions shall be at the expense of the relevant Noteholders, if such actions are on the instructions of the relevant Noteholders.

27.5 Turnover Obligations

Notwithstanding any provision in this Agreement to the contrary, a Notes Trustee shall only have an obligation to turn over or repay amounts received or recovered under this Agreement by it (i) if it had actual knowledge that the receipt or recovery is an amount received in breach of a provision of this Agreement (a “Turnover Receipt”) and (ii) to the extent that, prior to receiving that knowledge, it has not distributed the amount of the Turnover Receipt to the Noteholders for which it is the Creditor Representative in accordance with the provisions of the relevant Notes Indenture. For the purpose of this Clause 27.5, (i) “actual knowledge” of the Notes Trustee shall be construed to mean the Notes Trustee shall not be charged with knowledge (actual or otherwise) of the existence of facts that would impose an obligation on it to make any payment or prohibit it from making any payment unless a responsible officer of such Notes Trustee has received, not less than two Business Days’ prior to the date of such payment, a written notice that such payments are required or prohibited by this Agreement; and (ii) “responsible officer” when used in relation to the Notes Trustee means any person who is an officer within the corporate trust and agency department of the relevant Notes Trustee, including any director, associate director, vice president, assistance vice president, senior associate, assistant treasurer, trust officer, or any other officer of the relevant Notes Trustee

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who customarily performs functions similar to those performed by such officers, or to whom any corporate trust matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

27.6 Creditors and the Notes Trustees

In acting pursuant to this Agreement and the relevant Notes Indenture, a Notes Trustee is not required to have any regard to the interests of the Creditors (other than the Noteholders for which it is the Creditor Representative) or any Subordinated Creditor.

27.7 Notes Trustee; Reliance and Information

(a) Each Notes Trustee may rely and shall be fully protected in acting or refraining from acting upon any notice or other document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person.

(b) Without affecting the responsibility of any Debtor or any Security Grantor for information supplied by it or on its behalf in connection with any Debt Document, each Primary Creditor (other than the Noteholders for which it is the Creditor Representative) confirms that it has not relied exclusively on any information provided to it by a Notes Trustee in connection with any Debt Document. A Notes Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another party.

(c) A Notes Trustee is entitled to assume that:

(i) any payment or other distribution made in respect of the Liabilities, respectively, has been made in accordance with the provisions of this Agreement;

(ii) any Security granted in respect of the relevant Liabilities is in accordance with this Agreement;

(iii) no Default has occurred; and

(iv) the Super Senior Discharge Date, the Senior Discharge Date, the Priority Discharge Date, the Pari Passu Debt Discharge Date, the Pari Passu Discharge Date, the Second Lien Discharge Date or Senior Subordinated Discharge Date (as applicable) has not occurred, unless it has actual notice to the contrary. A Notes Trustee is not obliged to monitor or enquire whether any such default has occurred.

27.8 No Action

A Notes Trustee shall not have any obligation to take any action under this Agreement unless it is indemnified or secured to its satisfaction (whether by way of payment in advance or otherwise) by the Debtors or the Noteholders for which it is the Creditor Representative, as applicable, in accordance with the terms of the relevant Notes Indenture. A Notes Trustee is not required to indemnify any other person, whether or not a Party in respect of the transactions contemplated by this Agreement.

27.9 Departmentalisation

In acting as a Notes Trustee, a Notes Trustee shall be treated as acting through its agency division which shall be treated as a separate entity from its other divisions and departments. Any information received or acquired by a Notes Trustee which is received or acquired by some

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other division or department or otherwise than in its capacity as Notes Trustee may be treated as confidential by that Notes Trustee and will not be treated as information possessed by that Notes Trustee in its capacity as such.

27.10 Other Parties Not Affected

This Clause 27 is intended to afford protection to each Notes Trustee only and no provision of this Clause 27 shall alter or change the rights and obligations as between the other parties in respect of each other.

27.11 Common Security Agent and the Notes Trustees

(a) A Notes Trustee is not responsible for the appointment or for monitoring the performance of the Common Security Agent.

(b) A Notes Trustee shall be under no obligation to instruct or direct the Common Security Agent to take any Enforcement Action unless it shall have been instructed to do so by the Noteholders for which it is the Creditor Representative and indemnified and/or secured to its satisfaction.

27.12 Provision of Information

A Notes Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. A Notes Trustee is not responsible for:

(a) providing any Creditor with any credit or other information concerning the risks arising under or in connection with the Transaction Security Documents or Debt Documents (including any information relating to the financial condition or affairs of any Debtor or their related entities or the nature or extent of recourse against any party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(b) obtaining any certificate or other document from any Creditor.

27.13 Disclosure of Information

Each Debtor irrevocably authorises each Notes Trustee to disclose to any other Debtor any information that is received by that Notes Trustee in its capacity as Notes Trustee.

27.14 Illegality

A Notes Trustee may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

27.15 Resignation of Notes Trustee

A Notes Trustee may resign or be removed in accordance with the terms of the relevant Notes Indenture, provided that a replacement of such Notes Trustee agrees with the Parties to become the replacement trustee under this Agreement by the execution of a Creditor/Creditor Representative Accession Undertaking.

27.16 Agents

A Notes Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with reasonable care by it hereunder.

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27.17 No Requirement for Bond or Security

A Notes Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Agreement.

27.18 Provisions Survive Termination

The provisions of this Clause 27 shall survive any termination of discharge of this Agreement.

28. Changes to the Parties

28.1 Assignments and Transfers

No Party may:

(a) assign any of its rights; or

(b) transfer any of its rights and obligations,

in respect of any Debt Documents or the Liabilities except as permitted by this Clause 28 or, in respect of any Debtor, except as permitted by the relevant other Debt Documents to which it is a party, provided that the assignee or transferee (as applicable) complies with Clause 28.25 (New Debtor and New Security Grantor) to the extent applicable.

28.2 [Reserved]

28.3 [Reserved]

28.4 Change of Super Senior Lender Under an Existing Super Senior Facility

(a) A Super Senior Lender under an existing Super Senior Facility may:

(i) assign any of its rights; or

(ii) transfer by novation any of its rights and obligations,

in respect of any Debt Documents or the Liabilities if:

(A) that assignment or transfer is in accordance with the terms of the Super Senior Facility Agreement to which it is a party; and

(B) subject to paragraph (b) below, any assignee or transferee has (if not already a Party as a Super Senior Lender) acceded to this Agreement, as a Super Senior Lender, pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

(b) Paragraph (a)(B) above shall not apply in respect of:

(i) any assignment or transfer permitted by a provision of any Super Senior Facility Agreement which is an Equivalent Provision to the Permitted Debt Exchange as defined in the Senior Secured Term Facilities Agreement; and

(ii) any Liabilities Acquisition of the Super Senior Liabilities by a member of the Group permitted under the relevant Super Senior Facility Agreement and pursuant to which the relevant Liabilities are discharged, effected in accordance with the terms of the Debt Documents.

28.5 Change of Pari Passu Lender Under an Existing Pari Passu Facility

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(a) A Pari Passu Lender under an existing Pari Passu Facility may:

(i) assign any of its rights; or

(ii) transfer by novation any of its rights and obligations,

in respect of any Debt Documents or the Liabilities if:

(A) that assignment or transfer is in accordance with the terms of the Pari Passu Facility Agreement to which it is a party; and

(B) subject to paragraph (b) below, any assignee or transferee has (if not already a Party as a Pari Passu Lender) acceded to this Agreement, as a Pari Passu Lender, pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

(b) Paragraph (a)(B) above shall not apply in respect of:

(i) any Permitted Debt Exchange as defined in the Senior Secured Facilities Agreement or an assignment or transfer permitted by a provision of another Pari Passu Facility Agreement which is an Equivalent Provision; and

(ii) any Liabilities Acquisition of the Pari Passu Liabilities by a member of the Group permitted under the relevant Pari Passu Facility Agreement and pursuant to which the relevant Liabilities are discharged, effected in accordance with the terms of the Debt Documents.

28.6 Change of Pari Passu Noteholder

Any Pari Passu Noteholder may assign, transfer or novate any of its rights and obligations to any person without the need for such person to execute and deliver to the Common Security Agent a Creditor/Creditor Representative Accession Undertaking.

28.7 Change of Second Lien Facility Lender under an Existing Second Lien Facility

(a) A Second Lien Facility Lender under an existing Second Lien Facility may:

(i) assign any of its rights; or

(ii) transfer by novation any of its rights and obligations,

in respect of any Debt Documents or the Liabilities if:

(A) that assignment or transfer is in accordance with the terms of the Second Lien Facility Agreement to which it is a party; and

(B) subject to paragraph (b) below, any assignee or transferee has (if not already a Party as a Second Lien Facility Lender) acceded to this Agreement, as a Second Lien Facility Lender, pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

(b) Paragraph (a)(B) above shall not apply in respect of any Liabilities Acquisition of the Second Lien Liabilities by a member of the Group permitted under the relevant Second Lien Facility Agreement and this Agreement and pursuant to which the relevant Liabilities are discharged and effected in accordance with the terms of the Debt Documents.

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28.8 Change of Second Lien Noteholder

Any Second Lien Noteholder may assign, transfer or novate any of its rights and obligations to any person without the need for such person to execute and deliver to the Common Security Agent a Creditor/Creditor Representative Accession Undertaking.

28.9 Change of Senior Subordinated Facility Lender under an Existing Senior Subordinated Facility

(a) A Senior Subordinated Facility Lender under an existing Senior Subordinated Facility may:

(i) assign any of its rights; or

(ii) transfer by novation any of its rights and obligations,

in respect of any Debt Documents or the Liabilities if:

(A) that assignment or transfer is in accordance with the terms of the Senior Subordinated Facility Agreement to which it is a party; and

(B) subject to paragraph (b) below, any assignee or transferee has (if not already a Party as a Senior Subordinated Facility Lender) acceded to this Agreement, as a Senior Subordinated Facility Lender, pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

(b) Paragraph (a)(B) above shall not apply in respect of any Liabilities Acquisition of the Senior Subordinated Liabilities by a member of the Group permitted under the relevant Senior Subordinated Facility Agreement and pursuant to which the relevant Liabilities are discharged and effected in accordance with the terms of the Debt Documents.

28.10 Change of Senior Subordinated Noteholder

Any Senior Subordinated Noteholder may assign, transfer or novate any of its rights and obligations to any person without the need for such person to execute and deliver to the Common Security Agent a Creditor/Creditor Representative Accession Undertaking.

28.11 Change of Hedge Counterparty

A Hedge Counterparty may (in accordance with the terms of the relevant Hedging Agreement and subject to any consent required under that Hedging Agreement) transfer any of its rights or obligations in respect of the Hedging Agreements to which it is a party and which gives rise to Super Senior Hedging Liabilities, Pari Passu Hedging Liabilities, Second Lien Hedging Liabilities or Senior Subordinated Hedging Liabilities if the transferee has (if not already a Party as a Hedge Counterparty) acceded to this Agreement as a Hedge Counterparty pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking) and specifically acknowledged that its Hedging Liabilities are Super Senior Hedging Liabilities, Pari Passu Hedging Liabilities, Second Lien Hedging Liabilities or Senior Subordinated Hedging Liabilities, as the case may be.

28.12 Accession of Creditors of Unsecured Liabilities

The Parent shall use its best efforts to procure that all lenders of facility agreements, holders of notes and creditors of other instruments, in each case, who would qualify as “Unsecured Lenders” or “Unsecured Noteholders”, as applicable, if they accede to this Agreement, accede to this agreement as “Unsecured Lenders” or “Unsecured Noteholders”, as applicable, pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking) if this is required

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in order to comply with the terms of the Senior Secured Facilities Agreements (or, as from the Senior Secured Facilities Discharge Date, any applicable provision in any other Debt Document) for:

(a) unsecured indebtedness and/or indebtedness that is secured on property or assets which do not constitute “Collateral” (as defined in the Senior Secured Term Facilities Agreement); and/or

(b) outstanding indebtedness which is not subject to this Agreement.

28.13 Change of Unsecured Lender under an Existing Unsecured Facility

An Unsecured Lender under an existing Unsecured Facility may:

(a) assign any of its rights; or

(b) transfer by novation any of its rights and obligations,

in respect of any Debt Documents or the Liabilities if:

(i) that assignment or transfer is in accordance with the terms of the Unsecured Facility Agreement to which it is a party; and

(ii) any assignee or transferee has (if not already a Party as an Unsecured Lender and required to under the terms of any Primary Creditor Document) acceded to this Agreement, as an Unsecured Lender, pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

28.14 Change of Unsecured Noteholder

Any Unsecured Noteholder may assign, transfer or novate any of its rights and obligations to any person without the need for such person to execute and deliver to the Common Security Agent a Creditor/Creditor Representative Accession Undertaking.

28.15 Change of Independent Security Lender under an Existing Independent Security Facility

An Independent Security Lender under an existing Independent Security Facility may:

(a) assign any of its rights; or

(b) transfer by novation any of its rights and obligations,

in respect of any Debt Documents or the Liabilities if:

(i) that assignment or transfer is in accordance with the terms of the Independent Security Facility Agreement to which it is a party; and

(ii) any assignee or transferee has (if not already a Party as an Independent Security Lender and required to under the terms of any Primary Creditor Document) acceded to this Agreement, as an Independent Security Lender, pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

28.16 Change of Independent Security Noteholder

Any Independent Security Noteholder may assign, transfer or novate any of its rights and obligations to any person without the need for such person to execute and deliver to the Common Security Agent a Creditor/Creditor Representative Accession Undertaking.

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28.17 Change of Subordinated Creditor under a Subordinated Debt Document

Subject to Claues 13.5 (No acquisition of Subordinated Liabilities), a Subordinated Creditor under an existing Subordinated Debt Document may:

(a) assign any of its rights; or

(b) transfer by novation any of its rights and obligations,

in respect of any Subordinated Liabilities owed to it if:

(i) that assignment or transfer is in accordance with the terms of the Subordinated Debt Document to which it is a party; and

(ii) any assignee or transferee has (if not already a Party as a Subordinated Creditor) acceded to this Agreement, as a Subordinated Creditor, pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

28.18 Change of Creditor Representative

No person shall become a Creditor Representative unless at the same time, it accedes to this Agreement as a Creditor Representative pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

28.19 Change of Intra-Group Lender and New Intra-Group Lender

(a) Subject to Clause 11.4 (Acquisition of Intra-Group Liabilities) and to the terms of the other Debt Documents, any Intra-Group Lender may:

(i) assign any of its rights; or

(ii) transfer any of its rights and obligations,

in respect of the Intra-Group Liabilities to another member of the Group if that member of Group has (if not already a Party as an Intra-Group Lender) acceded to this Agreement as an Intra-Group Lender pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking) (but only to the extent it would be required to do so under paragraph (b) below if it had originally made the relevant loan or granted the relevant credit to which those Intra-Group Liabilities relate).

(b) If any member of the Group makes any loan to or grants any credit to or makes any other financial arrangement having similar effect with, in each case, any member of the Group (but excluding (x) any trade credit in the ordinary course of trading, (y) any such loans, credit or arrangements which is outstanding for a period of 90 days or less or (z) any loans, credit or other arrangements relating to the cash pooling arrangements of the group in the ordinary course of business), and the aggregate amount of all such loans, credits and financial arrangements from such member of the Group to members of the Group at any time equals or exceeds SEK 100,000,000, the Parent will procure that the person giving that loan, granting that credit or making that other financial arrangement accedes to this Agreement as an IntraGroup Lender pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking) as soon as reasonably practicable after making any such loan to, granting any such credit or making any other such financial arrangement except that where such accession would result in a significant risk to the officers of the relevant Intra-Group Lender or member of the Group of contravention of their statutory or fiduciary duties or of contravention of any legal prohibition or result in a material risk of civil, personal or criminal liability on the part of any officer, provided that the relevant Intra-Group Lender or member of the Group shall use all reasonable endeavours to overcome any such obstacle.

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28.20 Accession of Creditors

(a) In order for indebtedness in respect of any issuance of debt securities to constitute “Pari Passu Debt Liabilities”, “Second Lien Debt Liabilities”, “Senior Subordinated Debt Liabilities”, “Unsecured Liabilities”, “Independent Security Creditor Liabilities” or “Subordinated Liabilities” for the purposes of this Agreement:

(i) the Parent shall designate (A) any relevant issuance of debt securities as Pari Passu Notes, Second Lien Notes, Senior Subordinated Notes, Unsecured Notes, Independent Security Notes or Subordinated Liabilities; (B) the indenture pursuant to which the principal terms of any such debt securities are documented as a Pari Passu Notes Indenture, a Second Lien Notes Indenture, a Senior Subordinated Notes Indenture, an Unsecured Notes Indenture, an Independent Security Notes Indenture or a Subordinated Debt Document; and (C) the Liabilities incurred pursuant to or in connection therewith as Pari Passu Debt Liabilities, Second Lien Liabilities, Senior Subordinated Liabilities, Unsecured Liabilities, Independent Security Creditor Liabilities or Subordinated Liabilities, by written notice to the Common Security Agent;

(ii) the incurrence of those debt securities as Pari Passu Debt Liabilities, Second Lien Liabilities, Senior Subordinated Liabilities, Unsecured Liabilities, Independent Security Creditor Liabilities or Subordinated Liabilities under this Agreement must not breach the terms of any of the existing Primary Creditor Documents, Unsecured Creditor Documents, Independent Security Creditor Documents or Subordinated Debt Documents; and

(iii)

(A) the trustee in respect of those debt securities shall accede to this Agreement as the Creditor Representative in relation to the relevant Pari Passu Noteholders, Second Lien Noteholders, Senior Subordinated Noteholders pursuant, Unsecured Noteholders, Independent Security Noteholders or the Subordinated Creditors (to the extent that the relevant Subordinated Liabilities have a Creditor Representative) pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking); or

(B) to the extent that the relevant Subordinated Liabilities do not have a Creditor Representative, the relevant Subordinated Creditors accede to this Agreement as Subordinated Creditors pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

(b) In order for indebtedness under any credit facility to constitute “Super Senior Liabilities”, “Pari Passu Debt Liabilities”, “Senior Secured Export Credit Agency Facilities Liabilities” “Second Lien Debt Liabilities”, “Senior Subordinated Debt Liabilities”, “Unsecured Liabilities”, “Independent Security Creditor Liabilities” or “Subordinated Liabilities” for the purposes of this Agreement:

(i) the Parent shall designate (A) any relevant credit facility as a Super Senior Facility, a Pari Passu Facility, a Senior Secured Export Credit Agency Facility, a Second Lien Facility, a Senior Subordinated Facility, an Unsecured Facility, an Independent Security Facility or Subordinated Liabilities; (B) the facility agreement pursuant to which the principal terms of any such credit facility are documented as a Super Senior Facility Agreement, a Pari Passu Facility Agreement, a Senior Secured Export Credit Agency Facility Agreement, a Second Lien Facility Agreement, a Senior Subordinated Facility Agreement,

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Unsecured Facility Agreement, an Independent Security Facility Agreement or a Subordinated Debt Document; and (C) the Liabilities incurred pursuant to or in connection therewith as Super Senior Liabilities, Pari Passu Debt Liabilities, Senior Secured Export Credit Agency Facilities Liabilities, Second Lien Liabilities, Senior Subordinated Liabilities, Unsecured Liabilities, Independent Security Creditor Liabilities or Subordinated Liabilities, by written notice to the Common Security Agent;

(ii) the establishment of that Super Senior Facility, Pari Passu Facility, Senior Secured Export Credit Agency Facility, Second Lien Facility, Senior Subordinated Facility, Unsecured Facility, Independent Security Facility or Subordinated Facility as Super Senior Facility Liabilities, Pari Passu Debt Liabilities, Senior Secured Export Credit Agency Facilities Liabilities, Second Lien Liabilities, Senior Subordinated Liabilities, Unsecured Liabilities, Independent Security Creditor Liabilities or Subordinated Liabilities (as applicable) under this Agreement must not breach the terms of any of its existing Super Senior Debt Documents, Pari Passu Debt Documents, Second Lien Debt Documents, Senior Subordinated Debt Documents, Unsecured Creditor Documents, Independent Security Creditor Documents or Subordinated Debt Documents;

(iii) in relation to the establishment or the increase of a Super Senior Facility, the outstanding nominal amount of that Super Senior Facility must, when aggregated with all other Super Senior Debt Liabilities outstanding as of the date on which the relevant Super Senior Facility is established, not exceed the Super Senior Debt Liabilities capacity (to the extent any is provided under any Primary Creditor Document);

(iv) each creditor in respect of that credit facility shall accede to this Agreement as a Super Senior Creditor, a Pari Passu Debt Creditor, a Second Lien Debt Creditor, a Senior Subordinated Creditor, an Unsecured Creditor, an Independent Security Creditor or a Subordinated Creditor, as applicable;

(v) each arranger in respect of that credit facility shall accede to this Agreement as a Super Senior Arranger, Pari Passu Arranger, a Second Lien Arranger, Senior Subordinated Arranger, an Unsecured Arranger or an Independent Security Arranger as applicable; and

(vi) the facility agent in respect of that credit facility shall accede to this Agreement as the Creditor Representative in relation to that credit facility pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

(c) Any Creditors in respect of any indebtedness or credit facility which purport to constitute “Super Senior Debt Liabilities”, “Pari Passu Debt Liabilities”, “Second Lien Debt Liabilities” or “Senior Subordinated Debt Liabilities” but which do not in fact comply with the requirements of paragraph (a) or (b) above, as applicable, shall not be entitled to share in any amounts or Enforcement Proceeds to be applied by the Common Security Agent in accordance with Clause 23 (Application of Proceeds).

(d) In order for indebtedness in respect of any derivative or hedging arrangement to constitute “Super Senior Hedging Liabilities”, “Pari Passu Hedging Liabilities”, “Second Lien Hedging Liabilities” or “Senior Subordinated Hedging Liabilities” for the purposes of this Agreement:

(i) the Parent shall designate (A) the liabilities (which may be a portion of any liabilities arising from such derivative or hedging arrangement up to a

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maximum amount) arising from that derivative or hedging arrangement as Super Senior Hedging Liabilities, Pari Passu Hedging Liabilities, Second Lien Hedging Liabilities, or (so long as those liabilities are liabilities of a Senior Subordinated Guarantor) Senior Subordinated Hedging Liabilities and (B) the derivative or hedging arrangement as a Hedging Agreement, by written notice to the Common Security Agent;

(ii) the Parent confirms to the Common Security Agent the entry into and/or designation of those derivative or hedging arrangements as Super Senior Hedging Liabilities, Pari Passu Hedging Liabilities, Second Lien Hedging Liabilities or Senior Subordinated Hedging Liabilities under this Agreement does not breach the terms of any of the then existing Primary Creditor Documents; and

(iii) each counterparty in respect of that derivative or hedging arrangements shall accede to this Agreement as a Hedge Counterparty.

(e) The Parent may, in a single designation notice, designate Liabilities as “Super Senior”, “Pari Passu”, “Second Lien” or “Senior Subordinated” and upon the occurrence of certain trigger events specified in that designation notice, automatically re-designate such Liabilities with a higher or lower ranking as specified in that designation notice.

28.21 Accession of Independent Security Creditors

(a) A person intending to become an Independent Security Creditor (or a Creditor Representative of an Independent Security Creditor) may accede to this Agreement as an Independent Security Creditor (or the Independent Security Creditor Representative for one or more Independent Security Creditors) pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

(b) The Parent shall use its best efforts to procure that all lenders of facility agreements, holders of notes and creditors of other instruments, in each case, who would qualify as “Independent Security Creditors” if they accede to this Agreement, accede to this agreement as an Independent Security Creditor pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking) if this is required in order to comply with the terms of the Senior Secured Facilities Agreements (or, as from the Senior Secured Facilities Discharge Date, any applicable provision in any other Debt Document) for:

(i) unsecured indebtedness and/or indebtedness that is secured on property or assets which do not constitute “Collateral” (as defined in the Senior Secured Term Facilities Agreement); and/or

(ii) outstanding indebtedness which is not subject to this Agreement.

28.22 Accession of Subordinated Creditors

A person intending to become a Subordinated Creditor (or a Creditor Representative of a Subordinated Creditor) may accede to this Agreement as a Subordinated Creditor (or the Subordinated Creditor Representative for one or more Subordinated Creditors) pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking).

28.23 New Ancillary Lender or Cash Management Facility Lender

If any Affiliate of:

(a) a Pari Passu Lender becomes an Ancillary Lender or Cash Management Facility Lender (as applicable) in accordance with the relevant Pari Passu Facility Agreement, or

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(b) a Super Senior Lender becomes an Ancillary Lender or Cash Management Facility Lender (as applicable) in accordance with the relevant Super Senior Facility Agreement, it shall not be entitled to share in any of the Priority Creditor Only Transaction Security or the Common Transaction Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to its Ancillary Facility or Cash Management Facility Liabilities unless it has (if not already a Party as a Super Senior Lender or a Pari Passu Lender, as applicable) acceded to this Agreement as a Super Senior Lender or a Pari Passu Lender, as applicable, pursuant to Clause 28.24 (Creditor/Creditor Representative Accession Undertaking) and, to the extent required by:

(c) the Super Senior Facility Agreement, to the Super Senior Facility Agreement as an Ancillary Lender or Cash Management Facility Lender (as applicable); or

(d) the Pari Passu Facility Agreement, to the Pari Passu Facility Agreement as an Ancillary Lender or Cash Management Facility Lender (as applicable).

28.24 Creditor/Creditor Representative Accession Undertaking

With effect from the date of acceptance by the Common Security Agent of a Creditor/Creditor Representative Accession Undertaking duly executed and delivered to the Common Security Agent by the relevant acceding party or, if later, the date specified in that Creditor/Creditor Representative Accession Undertaking:

(a) any Party ceasing entirely to be a Creditor shall be discharged from further obligations towards the Common Security Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date);

(b) as from that date, the replacement or new Creditor shall assume the same obligations and become entitled to the same rights, as if it had been an original Party in the capacity specified in the Creditor/Creditor Representative Accession Undertaking; and

(c) to the extent envisaged by the relevant Super Senior Facility Agreement or Pari Passu Facility Agreement, as applicable, any new Ancillary Lender or Cash Management Facility Lender (which is an Affiliate of a Super Senior Lender or Pari Passu Lender, as applicable) or any party acceding to this Agreement as a Hedge Counterparty shall also become party to the relevant Super Senior Facility Agreement or Pari Passu Facility Agreement, as applicable, as an Ancillary Lender, Cash Management Facility Lender or Hedge Counterparty (as the case may be) and shall assume the same obligations and become entitled to the same rights as if it had been an original party to the Super Senior Facility Agreement or Pari Passu Facility Agreement, as applicable, as an Ancillary Lender, Cash Management Facility Lender or Hedge Counterparty (as the case may be). For the avoidance of doubt, no Hedge Counterparty will be required to accede to the Senior Secured Facilities Agreements in their original form.

28.25 New Debtor and New Security Grantor

(a) If any member of the Group or any potential Security Grantor:

(i) incurs any Liabilities; or

(ii) gives any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities,

the Debtors will procure that the person incurring those Liabilities or giving that assurance accedes to this Agreement as a Debtor or (in the case of a person other than

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a member of the Group) as a Security Grantor, in accordance with paragraph (c) below, no later than contemporaneously with the incurrence of those Liabilities or the giving of that assurance.

(b) If any Affiliate of a borrower under a Pari Passu Facility becomes a borrower of an Ancillary Facility in accordance with the relevant Pari Passu Facility Agreement, the relevant borrower under the Pari Passu Facility shall procure that such Affiliate accedes to this Agreement as a Debtor no later than contemporaneously with the date on which it becomes a borrower.

(c) With effect from the date of acceptance by the Common Security Agent of a Debtor/Security Grantor Accession Deed, as may be supplemented to reflect local law matters relating to the acceding Debtor/Security Grantor (including, without limitation, guarantee limitations that will apply to the guarantees set out in Schedule 5 (Hedge Counterparties’ Guarantee and Indemnity) and Schedule 6 (Cash Management Facility Creditors’ Guarantee and Indemnity)), duly executed and delivered to the Common Security Agent by the new Debtor or new Security Grantor, or, if later, the date specified in the Debtor/Security Grantor Accession Deed, the new Debtor or new Security Grantor shall assume the same obligations and become entitled to the same rights as if it had been an original Party as a Debtor or as a Security Grantor.

(d) No member of the Group shall be required to accede as a Debtor solely because it has incurred Intra-Group Liabilities or if such accession would result in the breach of any applicable law or otherwise give rise to any material risk of civil or criminal liability on the part of any director or authorised officer of any member of the Group.

28.26 [Reserved]

28.27 Additional Parties

(a) Each of the Parties appoints the Common Security Agent to receive on its behalf each Debtor/Security Grantor Accession Deed and Creditor/Creditor Representative Accession Undertaking delivered to the Common Security Agent and the Common Security Agent shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement or, where applicable, by the relevant Debt Document.

(b) In the case of a Creditor/Creditor Representative Accession Undertaking delivered to the Common Security Agent by any new Ancillary Lender or Cash Management Facility Lender (which is an Affiliate of a Pari Passu Lender):

(i) the Common Security Agent shall, as soon as practicable after signing and accepting that Creditor/Creditor Representative Accession Undertaking in accordance with paragraph (a) above, deliver that Creditor/Creditor Representative Accession Undertaking to the relevant Creditor Representative; and

(ii) the relevant Creditor Representative shall, as soon as practicable after receipt by it, sign and accept that Creditor/Creditor Representative Accession Undertaking if it appears on its face to have been completed, executed and delivered in the form contemplated by this Agreement.

28.28 Resignation of a Debtor

(a) The Parent may request that a Debtor cease to be a Debtor by delivering to the Common Security Agent a Debtor Resignation Request.

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(b) The Common Security Agent shall accept a Debtor Resignation Request and notify the Parent and each other Party of its acceptance if:

(i) the Parent has confirmed that no Event of Default is continuing or would result from the acceptance of the Debtor Resignation Request;

(ii) each Hedge Counterparty notifies the Common Security Agent that that Debtor is under no actual or contingent obligations to that Hedge Counterparty in respect of the Hedging Liabilities;

(iii) to the extent that the Super Senior Debt Discharge Date has not occurred, each Creditor Representative in respect of the relevant Super Senior Debt Liabilities notifies the Common Security Agent that the Debtor is not, or has ceased to be, a borrower and/or guarantor of the Super Senior Debt Liabilities for which it is the Creditor Representative;

(iv) to the extent that the Pari Passu Debt Discharge Date has not occurred, each Creditor Representative in respect of the relevant Pari Passu Debt Liabilities notifies the Common Security Agent that the Debtor is not, or has ceased to be, an issuer, borrower and/or guarantor of the Pari Passu Debt Liabilities for which it is the Creditor Representative;

(v) to the extent that the Second Lien Debt Discharge Date has not occurred, each Creditor Representative in respect of the relevant Second Lien Liabilities notifies the Common Security Agent that the Debtor is not, or has ceased to be, an issuer or guarantor with regard to the Second Lien Liabilities;

(vi) to the extent that the Senior Subordinated Debt Discharge Date has not occurred, each Creditor Representative in respect of the relevant Senior Subordinated Liabilities notifies the Common Security Agent that the Debtor is not, or has ceased to be, an issuer or guarantor with regard to the Senior Subordinated Liabilities; and

(vii) the Parent confirms that that Debtor is under no actual or contingent obligations in respect of the Intra-Group Liabilities.

(c) Upon notification by the Common Security Agent to the Parent of its acceptance of the resignation of a Debtor, that entity shall cease to be a Debtor and shall have no further rights or obligations under this Agreement as a Debtor.

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Section 8
Additional Payment Obligations

29. Costs and Expenses

29.1 Transaction Expenses

Subject to paragraph (c) of section 4.01 (Conditions to the Initial Credit Extension on the Closing Date) of the Senior Secured Term Facilities Agreement, the Parent shall, promptly on demand, pay the Common Security Agent the amount of all costs and expenses (including third party legal fees) (together with any applicable VAT) up to an agreed cap reasonably incurred by the Common Security Agent and by any Receiver or Delegate in connection with the negotiation, preparation, printing, execution and perfection of:

(a) this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b) any other Debt Documents executed after the date of this Agreement.

29.2 Amendment Costs

If a Debtor or Security Grantor requests an amendment, waiver or consent, the Parent shall, within 5 Business Days of demand, pay to the Common Security Agent the amount of all reasonable costs and expenses (including third party legal fees) (together with any applicable VAT) up to an agreed cap incurred by the Common Security Agent and by any Receiver or Delegate in connection with the evaluation, negotiation or compliance with that request or requirement.

29.3 Enforcement and Preservation Costs

The Parent shall, within 5 Business Days of demand, pay to the Common Security Agent the amount of:

(a) all reasonable costs and expenses (including third party legal fees) (together with any applicable VAT) up to an agreed cap incurred by it in connection with the preservation of any rights under any Debt Document and the Transaction Security;

(b) all costs and expenses (including third party legal fees) (together with any applicable VAT) incurred by it in connection with the enforcement of any rights under any Debt Document and the Transaction Security and any proceedings instituted by or against the Common Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

29.4 Interest on Demand

If any Creditor or Debtor fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is two per cent. per annum over the rate at which the Common Security Agent would be able to obtain by placing on deposit with a leading bank an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Common Security Agent may from time to time select (for the avoidance of doubt, without double counting with the amounts paid by application of the Default Rate (as defined in the Senior Secured Term Facilities Agreement)).

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29.5 General

Costs and expenses provided for under this Clause 29 are without double counting for any costs and expenses permitted to be claimed under the other Debt Documents.

29.6 Stamp taxes

The Parent shall pay and, within 15 Business Days of demand, indemnify the Common Security Agent against any cost, loss or liability that Common Security Agent incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Debt Document.

30. Other Indemnities

30.1 Indemnity to the Common Security Agent

(a) Each of the Parent and the Senior Secured Facilities Borrowers, jointly and severally shall promptly indemnify the Common Security Agent and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT) incurred by any of them as a result of:

(i) any failure by the Parent to comply with its obligations under Clause 29 (Costs and Expenses);

(ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(iii) the taking, holding, protection or enforcement of any Transaction Security;

(iv) the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Common Security Agent, each Receiver and each Delegate by the Debt Documents or by law;

(v) any default by any Debtor in the performance of any of the obligations expressed to be assumed by it in the Debt Documents;

(vi) instructing lawyers, accountants, tax advisers, surveyors, a Financial Adviser or other professional advisers or experts as permitted under this Agreement; or

(vii) acting as the Common Security Agent, Receiver or Delegate under the Debt Documents or which otherwise relates to any of the Security Property,

otherwise than, in each case, any cost, loss or liability incurred by reason of the Common Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct.

(b) Each indemnity given by each of the Parent and the Senior Secured Facilities Borrowers (as applicable) under or in connection with a Debt Document is a continuing obligation, independent of any other obligation of the Parent and the Senior Secured Facilities Borrowers (as applicable) under or in connection with that or any other Debt Document, and:

(i) each of the Parent and the Senior Secured Facilities Borrowers expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 30.1 will not be prejudiced by any release or disposal under Clause 20 (Distressed Disposals and Appropriation) taking into account the operation of that Clause; and

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(ii) each indemnity given by each of the Parent and the Senior Secured Facilities Borrowers (as applicable) under or in connection with a Debt Document survives after the Debt Documents are terminated.

It is not necessary for the Common Security Agent to pay any amount or incur any expense before enforcing an indemnity under or in connection with a Debt Document.

(c) The Common Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Priority Creditor Only Charged Property and the Common Charged Property (as applicable) in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 30.1 and shall have a lien on the Priority Creditor Only Transaction Security and the Common Transaction Security (as applicable) and the proceeds of the enforcement of the Priority Creditor Only Transaction Security and the Common Transaction Security (as applicable) for all moneys payable to it.

30.2 Parent’s Indemnity to Primary Creditors

The Parent shall promptly and as principal obligor indemnify each Primary Creditor against any cost, loss or liability (together with any applicable VAT), whether or not reasonably foreseeable, reasonably incurred by any of them in relation to or arising out of the operation of Clause 20 (Distressed Disposals and Appropriation).

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Section 9
Administration

31. Information

31.1 Dealings with Common Security Agent and Creditor Representatives

(a) Each Super Senior Lender, Pari Passu Noteholder, Pari Passu Lender, Second Lien Noteholder, Second Lien Facility Lender, Senior Subordinated Debt Creditor and Senior Subordinated Noteholder shall deal with the Common Security Agent exclusively through its Creditor Representative and the Hedge Counterparties shall deal directly with the Common Security Agent and shall not deal through any Creditor Representative.

(b) No Creditor Representative shall be under any obligation to act as agent or otherwise on behalf of any Hedge Counterparty except as expressly provided for in, and for the purposes of, this Agreement.

31.2 Disclosure Between Primary Creditors and Common Security Agent

Notwithstanding any agreement to the contrary, each of the Debtors consents, until the Final Discharge Date, to the disclosure by any Primary Creditor and the Common Security Agent to each other (whether or not through a Creditor Representative or the Common Security Agent) of such information concerning the Debtors as any Primary Creditor or the Common Security Agent shall see fit.

31.3 Notification of Prescribed Events

(a) If an Event of Default or Default under a Super Senior Debt Document either occurs or ceases to be continuing, the relevant Creditor Representative(s) shall notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each other Priority Creditor.

(b) If a Super Senior Acceleration Event occurs, the relevant Creditor Representative(s) shall notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each other Party.

(c) If an Event of Default or Default under a Pari Passu Debt Document either occurs or ceases to be continuing, the relevant Creditor Representative shall, upon becoming aware of that occurrence or cessation, notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each other Priority Creditor.

(d) If a Pari Passu Acceleration Event occurs, the relevant Creditor Representative(s) shall notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each other Party.

(e) If a Second Lien Payment Stop Event either occurs or ceases to be continuing the Common Security Agent shall notify each Creditor Representative under the Second Lien Debt Documents.

(f) If a Second Lien Automatic Block Event either occurs or ceases to be continuing the relevant Creditor Representative under the relevant Pari Passu Debt Documents shall notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each Creditor Representative under the Second Lien Debt Documents.

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(g) If an Event of Default under a Second Lien Debt Document either occurs or ceases to be continuing the relevant Creditor Representative shall, upon becoming aware of that occurrence or cessation, notify each other Creditor Representative.

(h) If a Senior Subordinated Payment Stop Event either occurs or ceases to be continuing the Common Security Agent shall notify each Creditor Representative under the Priority Creditor Debt Documents and the Senior Subordinated Debt Documents.

(i) If a Senior Subordinated Automatic Block Event either occurs or ceases to be continuing the relevant Creditor Representative under the relevant Priority Creditor Debt Documents shall notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each Creditor Representative under the other Priority Creditor Debt Documents and the Senior Subordinated Debt Documents.

(j) If an Event of Default under a Senior Subordinated Debt Document either occurs or ceases to be continuing the relevant Creditor Representative shall, upon becoming aware of that occurrence or cessation, notify each other Creditor Representative.

(k) If a Second Lien Acceleration Event occurs the relevant Creditor Representative(s) shall notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each other Party.

(l) If a Senior Subordinated Acceleration Event occurs the relevant Creditor Representative(s) shall notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each other Party.

(m) If an Unsecured Convertible Notes Payment Stop Event either occurs or ceases to be continuing the Common Security Agent shall notify each Creditor Representative under the Priority Creditor Debt Documents and the Unsecured Convertible Debt Documents (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, each of the Unsecured Convertible Noteholders in respect of the relevant Unsecured Convertible Notes).

(n) If an Unsecured Convertible Notes Automatic Block Event either occurs or ceases to be continuing the relevant Creditor Representative under the relevant Priority Creditor Debt Documents shall, within five Business Days, notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each Creditor Representative under the other Priority Creditor Debt Documents and the Unsecured Convertible Debt Documents (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, each of the Unsecured Convertible Noteholders in respect of the relevant Unsecured Convertible Notes).

(o) If an Event of Default under an Unsecured Convertible Notes Document either occurs or ceases to be continuing the relevant Creditor Representative (or, to the extent that the relevant Unsecured Convertible Notes do not have a Creditor Representative, the Parent) shall, upon becoming aware of that occurrence or cessation, notify each other Creditor Representative.

(p) If the Common Security Agent enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Party of that action.

(q) If any Primary Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each Party of that action.

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(r) If a Debtor defaults on any Payment due under a Hedging Agreement, the Hedge Counterparty which is party to that Hedging Agreement shall, upon becoming aware of that default, after the expiry of any applicable grace periods, to the extent such Payment remains outstanding, notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify the Creditor Representatives and each other Hedge Counterparty.

(s) If a Hedge Counterparty terminates or closes-out, in whole or in part, any hedging transaction under any Hedging Agreement under Clause 5.9 (Permitted Enforcement: Hedge Counterparties) it shall notify the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each Creditor Representative and each other Hedge Counterparty.

(t) If the Common Security Agent receives a notice under:

(i) Clause 7.1 (Option to Purchase: Senior Secured Facilities Lenders) it shall upon receiving that notice, notify and send a copy of that notice to each Creditor Representative under the Senior Secured Revolving Facilities Documents, Senior Secured Term Facilities Documents and/or Senior Secured Export Credit Agency Facilities Documents (as applicable);

(ii) Clause 7.2 (Option to Purchase: Pari Passu Creditors) it shall upon receiving that notice, notify and send a copy of that notice to each Creditor Representative under the Super Senior Debt Documents;

(iii) Clause 7.4 (Option to Purchase: Second Lien Debt Creditors) it shall upon receiving that notice, notify and send a copy of that notice to each Creditor Representative under the Super Senior Debt Documents and Pari Passu Debt Documents;

(iv) under Clause 7.6 (Option to Purchase: Senior Subordinated Creditors) it shall upon receiving that notice, notify and send a copy of that notice to each Creditor Representative under the Priority Creditor Debt Documents; or

(v) under Clause 7.8 (Option to Purchase: Unsecured Creditors) it shall upon receiving that notice, notify and send a copy of that notice to each Creditor Representative under the Primary Creditor Debt Documents.

(u) If the Common Security Agent receives a notice under Clause 7.3 (Hedge Transfer: Pari Passu Creditors), Clause 7.5 (Hedge Transfer: Second Lien Debt Creditors), Clause 7.7 (Hedge Transfer: Senior Subordinated Creditors) or Clause 7.9 (Hedge Transfer: Unsecured Creditors), it shall upon receiving that notice, notify and send a copy of that notice to each relevant Hedge Counterparty.

(v) By no later than five Business Days prior to the taking of any Enforcement Action in respect of any Unsecured Liabilities, the relevant Creditor Representative in respect of those Unsecured Liabilities shall so notify the Common Security Agent of the Enforcement Action to be taken and the Common Security Agent and the Common Security Agent shall, upon receiving that notification, notify each other Party. A notice delivered pursuant to this paragraph (v) of Clause 31.3 shall not constitute an Unsecured Enforcement Notice for the purposes of paragraph (a)(ii) (Permitted Enforcement: Unsecured Creditors).

(w) By no later than five Business Days prior to the taking of any Enforcement Action in respect of any Independent Security Creditor Liabilities, the relevant Creditor Representative in respect of those Independent Security Creditor Liabilities shall so notify the Common Security Agent of the Enforcement Action to be taken and the

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Common Security Agent shall, upon receiving that notification, notify each other Party. A notice delivered pursuant to this paragraph 31.3(w) of Clause 31.3 shall not constitute an Independent Security Creditor Enforcement Notice for the purposes of Clause 10.13(a)(ii) (Permitted Enforcement: Independent Security Creditors).

(x) The Parent or any other member of the Group may (but is not obliged to) provide the same information to Hedge Counterparties from time to time as is provided to “Lenders” or an Equivalent Provision party under and as defined in the relevant Debt Document.

32. Notices

32.1 Communications in Writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by email or letter.

32.2 Communications of Common Security Agent with Primary Creditors

The Common Security Agent shall be entitled to carry out all dealings:

(a) with the Super Senior Lenders, Pari Passu Noteholders, the Pari Passu Lenders, the Second Lien Noteholders, the Second Lien Facility Lenders, the Senior Subordinated Debt Creditors and the Senior Subordinated Noteholders through their respective Creditor Representatives and may give to the Creditor Representatives, as applicable, any notice or other communication required to be given by the Common Security Agent to a Super Senior Lender, Pari Passu Noteholder, Pari Passu Lender, Second Lien Noteholder, Second Lien Facility Lender, Senior Subordinated Debt Creditor or Senior Subordinated Noteholder; and

(b) with each Hedge Counterparty directly with that Hedge Counterparty.

32.3 Communications of Common Security Agent with Other Creditors

The Common Security Agent shall be entitled to carry out all dealings with the Unsecured Creditors and the Independent Security Creditors through their respective Creditor Representatives and may give to the Creditor Representatives, as applicable, any notice or other communication required to be given by the Common Security Agent to an Unsecured Creditor or Independent Security Creditor.

32.4 Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a) in the case of the Parent that notified in writing to the Senior Secured Facilities Agent on the date of this Agreement;

(b) in the case of the Common Security Agent:

Attention: Wilmington Trust (London) Limited

Address: Third Floor, 1 King’s Arms Yard, London EC2R 7AF

Phone: [***]

Email: [***]

and

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(c) in the case of each other Party, that notified in writing to the Common Security Agent on or prior to the date on which it becomes a Party,

or any substitute address, email address or department or officer which that Party may notify to the Common Security Agent (or the Common Security Agent may notify to the other Parties, if a change is made by the Common Security Agent) by not less than five Business Days’ notice.

32.5 Delivery

(a) Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i) if by way of email, when received in legible form; or

(ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 32.4 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Common Security Agent will be effective only when actually received by the Common Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Common Security Agent’s signature below (or any substitute department or officer as the Common Security Agent shall specify for this purpose).

(c) Any communication or document made or delivered to the Parent in accordance with this Clause 32.5 will be deemed to have been made or delivered to each of the Debtors.

(d) Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

32.6 Notification of Address and Email Address

Promptly upon receipt of notification of an address and email address or change of address or email address pursuant to Clause 32.4 (Addresses) or changing its own address or email address, the Common Security Agent shall notify the other Parties.

32.7 Electronic Communication

(a) Any communication to be made between any two Parties under or in connection with this Agreement may be made by electronic mail or other electronic means (including by way of posting to a secure website) if those two Parties:

(i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii) notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b) Any such electronic communication as specified in paragraph (a) above to be made between a Unsecured Convertible Notes Creditor, a Subordinated Creditor, a Debtor or an Intra-Group Lender and the Common Security Agent or a Primary Creditor may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

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(c) Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Common Security Agent only if it is addressed in such a manner as the Common Security Agent shall specify for this purpose.

(d) Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e) Any reference in this Agreement to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 32.7.

32.8 English Language

(a) Any notice given under or in connection with this Agreement must be in English.

(b) All other documents provided under or in connection with this Agreement must be:

(i) in English; or

(ii) if not in English, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33. Preservation

33.1 Partial Invalidity

If, at any time, any provision of a Debt Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

33.2 No Impairment

If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

33.3 Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under a Debt Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Debt Document. No election to affirm any Debt Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Debt Document are cumulative and not exclusive of any rights or remedies provided by law.

33.4 Waiver of Defences

The provisions of this Agreement or any Transaction Security will not be affected by an act, omission, matter or thing which, but for this Clause 33.4, would reduce, release or prejudice

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the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(a) any time, waiver or consent granted to, or composition with, any Debtor or other person;

(b) the release of any Debtor or any other person under the terms of any composition or arrangement with any creditor of the Parent, any Debtor or any member of the Group;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non‑observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor or other person;

(e) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f) any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(g) any intermediate Payment of any of the Liabilities owing to the Primary Creditors in whole or in part; or

(h) any insolvency or similar proceedings.

33.5 Priorities Not Affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (Ranking and Priority) will:

(a) not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Primary Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b) apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any person; and

(c) secure the Liabilities owing to the Primary Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

34. Consents, Amendments and Override

34.1 Required Consents

(a) Subject to paragraph (b) below and Clause 2.9 (Additional and/or Refinancing Debt), Clause 25 (Primary Creditor Debt Liabilities), Clause 34.2 (Non-Responsive

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Creditors), Clause 34.7 (Exceptions) and Clause 34.9 (Disenfranchisement of Defaulting Lenders):

(i) Clause 24.1 (Equalisation Definitions) to Clause 24.5 (Turnover of Enforcement Proceeds (Second Lien Creditors)) may be amended or waived with the consent of the Common Security Agent and each Affected Party and shall not require the consent of any other Party which is not an Affected Party (for purposes of this paragraph (a), the term “Affected Party” shall mean each Creditor Representative acting on behalf of the Super Senior Debt Creditors, the Pari Passu Debt Creditors, Senior Secured Revolving Facilities Creditors, Senior Secured Term Facilities Creditors, the Second Lien Debt Creditors, Senior Subordinated Debt Creditors of which, in each case, it is the Creditor Representative to the extent that that amendment or waiver affects those Parties);

(ii) Clause 17.2 (Enforcement Instructions: Priority Creditor Only Transaction Security and Common Transaction Security and Blocking of Unsecured Creditor and Independent Security Creditor Rights) (other than paragraph (f)) may be amended or waived with the consent of the Required Super Senior Creditors, Required Pari Passu Creditors, Majority Senior Secured Revolving Facilities Lenders, Required Second Lien Creditors and the Common Security Agent and without the consent of:

(A) any Senior Subordinated Creditor to the extent that amendment or waiver does not impose obligations on that Senior Subordinated Creditor; or

(B) the Parent, any Debtor, any Intra-Group Lender or any Subordinated Creditor to the extent that that amendment or waiver does not impose obligations on the Parent, any Debtor, any Intra-Group Lender or any Subordinated Creditor; and

(iii) subject to paragraphs (i) and (ii) above, this Agreement may be amended or waived only with the consent of the Creditor Representatives of the relevant creditor group(s), the Required Super Senior Creditors, the Required Pari Passu Creditors, Majority Senior Secured Revolving Facilities Lenders, the Required Second Lien Creditors, the Required Senior Subordinated Creditors and the Common Security Agent.

(b) An amendment or waiver that has the effect of changing or which relates to:

(i) Clause 16 (Redistribution), Clause 17 (Enforcement of Transaction Security), Clause 23 (Application of Proceeds), Clause 25 (Primary Creditor Debt Liabilities) or this Clause 34;

(ii) paragraphs (d)(iii), (e) and (f) of Clause 26.5 (Instructions);

(iii) the scope (or the release) of any guarantee, indemnity or other security provided by any Debtors or Security Grantor (if not covered by Clause 34.3 (Amendments and Waivers: Transaction Security Documents)); or

(iv) the order of priority or subordination under this Agreement;

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shall not be made without the consent of:

(A) the Creditor Representatives (to the extent that the amendment or waiver would adversely affect the Creditors for which it is the Creditor Representative);

(B) (A) each Creditor Representative acting on behalf of the Super Senior Lenders for which it is the Creditor Representative, or (B) if and to the extent the Creditor Representative is not engaged to represent the Super Senior Lenders in relation to the relevant consent solicitation, the Majority Super Senior Creditors (in each case, to the extent that the amendment or waiver would adversely affect the Super Senior Lenders or any class of them);

(C) each Pari Passu Notes Trustee acting on behalf of the Pari Passu Noteholders for which it is the Creditor Representative (to the extent that the amendment or waiver would adversely affect the Pari Passu Noteholder or any class of them);

(D) (A) each Creditor Representative acting on behalf of the Pari Passu Lenders or (B) if and to the extent the Creditor Representative is not engaged to represent the Pari Passu Lenders in relation to the relevant consent solicitation, the Majority Pari Passu Lenders;

(E) (A) the Senior Secured Revolving Facilities Agent acting on behalf of the Senior Secured Revolving Facilities Lenders or (B) if and to the extent the Senior Secured Revolving Facilities Agent is not engaged to represent the Senior Secured Revolving Facilities Lenders in relation to the relevant consent solicitation, the Majority Senior Secured Revolving Facilities Lenders;

(F) each Creditor Representative acting on behalf of the Second Lien Facility Lenders (to the extent that the amendment or waiver would adversely affect the Second Lien Facility Lenders or any class of them);

(G) each Second Lien Notes Trustee acting on behalf of the Second Lien Noteholders for which it is the Creditor Representative (to the extent that the amendment or waiver would adversely affect the Second Lien Noteholders or any class of them);

(H) each Creditor Representative acting on behalf of the Senior Subordinated Debt Creditors (to the extent that the amendment or waiver would adversely affect the Senior Subordinated Facility Lenders or any class of them);

(I) each Senior Subordinated Notes Trustee acting on behalf of the Senior Subordinated Noteholders for which it is the Creditor Representative (to the extent that the amendment or waiver would adversely affect the Senior Subordinated Noteholders or any class of them);

(J) each Creditor Representative acting on behalf of the Unsecured Lenders (to the extent that the amendment or waiver would adversely affect the Unsecured Lenders or any class of them);

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(K) each Unsecured Notes Trustee acting on behalf of the Unsecured Noteholders for which it is the Creditor Representative (to the extent that the amendment or waiver would adversely affect the Unsecured Noteholders or any class of them);

(L) each Hedge Counterparty (to the extent that the amendment or waiver would adversely affect the Hedge Counterparties or any class of them);

(M) the Common Security Agent; and

(N) the Parent,

in each case, except to the extent otherwise provided in the relevant Debt Documents, provided that no provision in the Debt Documents may be used to avoid the consent requirements in this Clause 34.1(b) to the extent that the class of Creditors whose consent would be avoided is adversely affected by such amendment or waiver in a manner which reduces its rights or increases its obligations under this Agreement.

(c) An amendment or waiver that has the effect of changing or which relates to Clause 3.7 (Restriction on Enforcement: Super Senior Creditors), Clause 7.1 (Option to Purchase: Senior Secured Facilities Lenders) Clause 7.2 (Option to Purchase: Pari Passu Creditors), Clause 7.3 (Hedge Transfer: Pari Passu Creditors), Clause 7.4 (Option to Purchase: Second Lien Debt Creditors), Clause 7.5 (Hedge Transfer: Second Lien Debt Creditors), Clause 17 (Enforcement of Transaction Security), Clause 17.10 (Consultation: Majority Super Senior Creditors), Clause 20 (Distressed Disposals and Appropriation), shall not be made without the consent of both the Required Pari Passu Creditors, the Majority Senior Secured Revolving Facilities Lenders and the Majority Super Senior Creditors.

(d) An amendment or waiver of this Agreement that has the effect of changing or which relates to Clause 10 (Independent Security Creditors and Independent Security Creditor Liabilities), Clause 18 (Enforcement of Independent Transaction Security), Clause 19 (Non-Distressed Disposals), Clause 20 (Distressed Disposals and Appropriation), Clause 23.2 (Independent Security Creditor Recoveries) or this Clause 34, shall not be made without the consent of each Creditor Representative of the Independent Security Creditors (to the extent that the amendment or waiver would adversely affect such Independent Security Creditors).

(e) An amendment or waiver of this Agreement that has the effect of changing or which relates to Clause 9 (Unsecured Creditors and Unsecured Liabilities), Clause 19 (Non-Distressed Disposals), Clause 20 (Distressed Disposals and Appropriation) or this Clause 34, shall not be made without the consent of each Creditor Representative of the Unsecured Creditors (to the extent that the amendment or waiver would adversely affect such Unsecured Creditors).

(f) An amendment or waiver of this Agreement that has the effect of changing or which relates to Clause 5 (Hedge Counterparties and Hedging Liabilities) shall not be made without the consent of each Hedge Counterparty (to the extent that the amendment or waiver would adversely affect the Hedge Counterparties or any class of them).

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34.2 Non-Responsive Creditors

If any Creditor (or Creditor Representative its behalf) fails to respond to a request for any waiver, consent or amendment to this Agreement or any other vote of any Creditors under this Agreement within ten (10) Business Days of that request:

(a) its Super Senior Credit Participations shall not be included for the purpose of calculating the Super Senior Credit Participations when ascertaining whether any relevant percentage (including unanimity) of Super Senior Credit Participations has been obtained to approve that request;

(b) its Pari Passu Credit Participations shall not be included for the purpose of calculating the Pari Passu Credit Participations when ascertaining whether any relevant percentage (including unanimity) of Pari Passu Credit Participations has been obtained to approve that request;

(c) its Second Lien Credit Participations shall not be included for the purpose of calculating the Second Lien Credit Participations when ascertaining whether any relevant percentage (including unanimity) of Second Lien Credit Participations has been obtained to approve that request;

(d) its Senior Subordinated Credit Participations shall not be included for the purpose of calculating the Senior Subordinated Credit Participations when ascertaining whether any relevant percentage (including unanimity) of Senior Subordinated Credit Participations has been obtained to approve that request;

(e) its Unsecured Credit Participations shall not be included for the purpose of calculating the Unsecured Credit Participations when ascertaining whether any relevant percentage (including unanimity) of Unsecured Credit Participations has been obtained to approve that request; and

(f) its Independent Security Credit Participations shall not be included for the purpose of calculating the Independent Security Credit Participations when ascertaining whether any relevant percentage (including unanimity) of Independent Security Credit Participations has been obtained to approve that request.

34.3 Amendments and Waivers: Transaction Security Documents

(a) Subject to paragraphs (b) and (c) below and to Clause 2.9 (Additional and/or Refinancing Debt), Clause 25 (Primary Creditor Debt Liabilities) and Clause 34.7 (Exceptions), the Common Security Agent may:

(i) if authorised by the Required Super Senior Creditors, the Required Pari Passu Creditors and the Required Second Lien Creditors, and if the Parent consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Priority Creditor Only Transaction Security Documents; and

(ii) if authorised by the Required Super Senior Creditors, the Required Pari Passu Creditors, the Required Second Lien Creditors and the Required Senior Subordinated Creditors, and if the Parent consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Common Transaction Security Documents, any such amendment, waiver or consent to be binding upon each Party.

(b) Subject to paragraph (c) of Clause 34.7 (Exceptions) and Clause 25 (Primary Creditor Debt Liabilities), any amendment or waiver of, or consent under, any Priority Creditor Only Transaction Security Document which adversely affects the rights of the Priority

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Creditors that benefit from such Priority Creditor Only Transaction Security Document or which has the effect of changing or which relates to:

(i) the nature or scope of the Priority Creditor Only Charged Property;

(ii) the manner in which the proceeds of enforcement of the Priority Creditor Only Transaction Security are distributed; or

(iii) the release of any Priority Creditor Only Transaction Security,

shall not be made without the prior consent of:

(A) (A) each Creditor Representative acting on behalf of the Super Senior Lenders acting in accordance with the relevant Super Senior Facility Agreement or (B) if and to the extent the Creditor Representative is not engaged to represent the Super Senior Lenders in relation to the relevant consent solicitation, the Majority Super Senior Creditors;

(B) each Pari Passu Notes Trustee acting on behalf of the Pari Passu Noteholders in respect for which it is the Creditor Representative acting in accordance with the relevant Pari Passu Notes Indenture;

(C) each Creditor Representative acting on behalf of the Pari Passu Lenders in accordance with the relevant Pari Passu Facility Agreement;

(D) each Second Lien Notes Trustee acting on behalf of the Second Lien Noteholders in respect for which it is the Creditor Representative acting in accordance with the relevant Second Lien Notes Indenture;

(E) each Creditor Representative acting on behalf of the Second Lien Facility Lenders acting in accordance with the relevant Second Lien Facility Agreement; and

(F) the Hedge Counterparties, to the extent that the amendment or waiver would adversely affect the Hedge Counterparties or any class of them,

in each case except to the extent otherwise provided in its Debt Documents, provided that no provision in the Debt Documents may be used to avoid the consent requirements in this paragraph (b) of Clause 34.3 to the extent that the class of Creditors whose consent would be avoided is adversely affected by such amendment or waiver in a manner which reduces its rights or increases its obligations under this Agreement.

(c) Subject to paragraph (c) of Clause 34.7 (Exceptions) and Clause 25 (Primary Creditor Debt Liabilities), any amendment or waiver of, or consent under, any Common Transaction Security Document which adversely affects the rights of the Primary Creditors that benefit from such Common Transaction Security Document or which has the effect of changing or which relates to:

(i) the nature or scope of the Common Charged Property;

(ii) the manner in which the proceeds of enforcement of the Common Transaction Security are distributed; or

(iii) the release of any Common Transaction Security,

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shall not be made without the prior consent of:

(A) (A) each Creditor Representative acting on behalf of the Super Senior Lenders acting in accordance with the relevant Super Senior Facility Agreement or (B) if and to the extent the Creditor Representative is not engaged to represent the Super Senior Lenders in relation to the relevant consent solicitation, the Majority Super Senior Creditors;

(B) each Pari Passu Notes Trustee acting on behalf of the Pari Passu Noteholders for which it is the Creditor Representative acting in accordance with the relevant Pari Passu Notes Indenture;

(C) (A) each Creditor Representative acting on behalf of the Pari Passu Lenders or (B) if and to the extent the Creditor Representative is not engaged to represent the Pari Passu Lenders in relation to the relevant consent solicitation, the Majority Pari Passu Lenders;

(D) the Hedge Counterparties (to the extent that the amendment or waiver would materially adversely affect the Hedge Counterparties or any class of them);

(E) each Second Lien Notes Trustee acting on behalf of the Second Lien Noteholders for which it is the Creditor Representative acting in accordance with the relevant Second Lien Notes Indenture;

(F) each Creditor Representative acting on behalf of the Second Lien Facility Lenders acting in accordance with the relevant Second Lien Facility Agreement;

(G) each Creditor Representative acting on behalf of the Senior Subordinated Facility Lenders acting in accordance with the relevant Senior Subordinated Facility Agreement; and

(H) each Senior Subordinated Notes Trustee acting on behalf of the Senior Subordinated Noteholders for which it is the Creditor Representative acting in accordance with the relevant Senior Subordinated Notes Indenture, in each case except to the extent otherwise provided in its Debt Documents, provided that no provision in the Debt Documents may be used to avoid the consent requirements in this paragraph (c) of Clause 34.3 to the extent that the class of Creditors whose consent would be avoided is adversely affected by such amendment or waiver in a manner which reduces its rights or increases its obligations under this Agreement.

34.4 Amendments and Waivers: Independent Security Creditor Documents

Unless the provisions of any Debt Document to which the relevant Independent Security Creditors and/or the Debtors that owe the relevant Independent Security Creditor Liabilities are party expressly provides otherwise, any amendment or waiver of any Independent Security Creditor Documents shall be made or granted in accordance with those Independent Security Creditor Documents.

34.5 Amendments and Waivers: Unsecured Creditor Documents

Unless the provisions of any Debt Document to which the relevant Unsecured Creditors and/or the Debtors that owe the relevant Unsecured Liabilities are party expressly provides otherwise,

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any amendment or waiver of any of the Unsecured Creditor Documents shall be made or granted in accordance with those Unsecured Creditor Documents.

34.6 Effectiveness

(a) Any amendment, waiver or consent given in accordance with this Clause 34 will be binding on all Parties and:

(i) the Common Security Agent may effect, on behalf of any Primary Creditor, any amendment, waiver or consent permitted by this Clause 34; and

(ii) the Parent may effect, on behalf of any Debtor, any amendment, waiver or consent permitted by this Clause 34 (and each Debtor party hereto irrevocably and unconditionally authorises the Parent to do so).

(b) Without prejudice to the generality of Clause 26.10 (Rights and Discretions), the Common Security Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

34.7 Exceptions

(a) Subject to paragraphs (c), (d) and (e) below, if the amendment, waiver or consent may impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i) in the case of a Primary Creditor (other than any Creditor Representative or any Arranger), in a way which affects or would affect Primary Creditors of that Party’s class generally; or

(ii) in the case of a Debtor, to the extent consented to by the Parent under paragraph (a) of Clause 34.3 (Amendments and Waivers: Transaction Security Documents),

the consent of that Party is required.

(b) Subject to paragraphs (c) and (d) below, an amendment, waiver or consent which relates to the rights or obligations of a Creditor Representative, an Arranger, the Common Security Agent (including any ability of the Common Security Agent to act in its discretion under this Agreement) or a Hedge Counterparty may not be effected without the consent of that Creditor Representative or, as the case may be, that Arranger, the Common Security Agent or that Hedge Counterparty.

(c) Neither paragraph (a) nor (b) above, nor paragraph (b) or (c) of Clause 34.3 (Amendments and Waivers: Transaction Security Documents) shall apply:

(i) to any release of Transaction Security, claim or Liabilities; or

(ii) to any consent,

which, in each case, the Common Security Agent gives in accordance with Clause 19 (Non-Distressed Disposals), Clause 20 (Distressed Disposals and Appropriation) or Clause 26.26 (Winding Up of Trust).

(d) Paragraphs (a) and (b) above shall apply to an Arranger only to the extent that Liabilities are then owed to that Arranger.

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(e) Notwithstanding anything to the contrary in this Agreement, a Primary Creditor may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights with the consent of the Parent.

34.8 Revolving Facility Lender Rights

Each Senior Secured Term Facilities Lender hereby agrees not to provide its consent to any amendment of the Term Loan Termination Date in a manner which would result in the Term Loan Termination Date being less than six Months after the earlier of (i) the Revolving Facility Termination Date as of the date of this Agreement and (ii) the Revolving Facility Termination Date as of the date such Senior Secured Term Facilities Lender provided such consent (the earlier of (i) and (ii) the “Revolving Credit Facility Outside Date”), unless either (i) the Swedish Borrower concurrently requests an amendment of the Revolving Facility Termination Date such that the amended Term Loan Termination Date is less than six months after the Revolving Credit Facility Outside Date, after having given effect to each such amendment or (ii) the Majority Senior Secured Revolving Facilities Lenders provide consent to such amendment of the Term Loan Termination Date.

34.9 Disenfranchisement of Defaulting Lenders

(a) For so long as a Defaulting Lender has any Available Commitment:

(i) in ascertaining:

(A) the Majority Super Senior Creditors, Majority Pari Passu Creditors, the Majority Second Lien Creditors or Majority Senior Subordinated Creditors; or

(B) whether:

(1) any relevant percentage (including unanimity) of Super Senior Liabilities, Pari Passu Credit Participations, Second Lien Credit Participations or Senior Subordinated Credit Participations; or

(2) the agreement of any specified group of Primary Creditors has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement,

that Defaulting Lender’s Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Commitments being zero, that Defaulting Lender shall be deemed not to be a Super Senior Creditor, Pari Passu Creditor, Second Lien Creditor or Senior Subordinated Creditor.

(b) For the purposes of this Clause 34.9, the Common Security Agent may assume that the following Primary Creditors are Defaulting Lenders:

(i) any Super Senior Creditor, Pari Passu Lender, Second Lien Facility Lender or Senior Subordinated Facility Lender which has notified the Common Security Agent that it has become a Defaulting Lender;

(ii) any Super Senior Creditor, Pari Passu Lender, Second Lien Facility Lender or Senior Subordinated Facility Lender to the extent that the relevant Creditor Representative has notified the Common Security Agent that such Super Senior Creditor, Pari Passu Lender, Second Lien Facility Lender or Senior Subordinated Facility Lender is a Defaulting Lender; and

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(iii) any Super Senior Creditor, Pari Passu Lender, Second Lien Facility Lender or Senior Subordinated Facility Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a) or (b) of the definition of “Defaulting Lender” in the relevant Super Senior Debt Document, Pari Passu Facility Agreement, Second Lien Facility Agreement or Senior Subordinated Facility Agreement has occurred, unless it has received notice to the contrary from the Super Senior Creditor, Pari Passu Lender, Second Lien Facility Lender or Senior Subordinated Facility Lender concerned (together with any supporting evidence reasonably requested by the Common Security Agent) or the Common Security Agent is otherwise aware that the Super Senior Creditor, Pari Passu Lender, Second Lien Facility Lender or Senior Subordinated Facility Lender has ceased to be a Defaulting Lender.

34.10 Calculation of Super Senior Liabilities, Pari Passu Credit Participations, Second Lien Credit Participations, Senior Subordinated Credit Participations and Unsecured Credit Participations

For the purpose of ascertaining whether any relevant percentage of Super Senior Liabilities, Pari Passu Credit Participations, Second Lien Credit Participations, Senior Subordinated Credit Participations or Unsecured Credit Participations has been obtained under this Agreement, the Common Security Agent may notionally convert the Super Senior Liabilities, Pari Passu Credit Participations and/or Second Lien Credit Participations, Senior Subordinated Credit Participations and/or Unsecured Credit Participations into their Common Currency Amounts.

34.11 Deemed Consent

If:

(a) at any time prior to the Super Senior Discharge Date, the Super Senior Debt Creditors (to the extent required under the Super Senior Debt Documents);

(b) at any time prior to the Pari Passu Discharge Date, the Pari Passu Notes Trustee(s) (to the extent required under the Pari Passu Notes Indenture or other Pari Passu Debt Documents) and the Pari Passu Debt Creditors (to the extent required under the Pari Passu Debt Documents);

(c) at any time after the Final Discharge Date but prior to the Unsecured Discharge Date, the Unsecured Notes Trustee(s) (to the extent required under the Unsecured Notes Indenture or other Unsecured Creditor Documents) and the Unsecured Creditors (to the extent required under the Unsecured Creditor Documents);

(d) at any time after the Senior Discharge Date but prior to the Second Lien Discharge Date, the Second Lien Notes Trustee(s) and Required Second Lien Creditors (to the extent required under the Second Lien Debt Documents); or

(e) at any time after the Priority Discharge Date but prior to the Senior Subordinated Discharge Date, the Senior Subordinated Notes Trustee(s) and Required Senior Subordinated Creditors (to the extent required under the Senior Subordinated Debt Documents), give a Consent in respect of their respective Debt Documents then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders, the Parent and the Security Grantors and the Subordinated Creditors will (or will be deemed to):

(i) give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

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(ii) do anything (including executing any document) that the relevant group of Primary Creditors may reasonably require to give effect to this Clause 34.11.

34.12 Excluded Consents

Clause 34.11 (Deemed Consent) does not apply to any Consent which has the effect of:

(a) increasing or decreasing the Liabilities;

(b) changing the basis upon which any Permitted Payments are calculated (including the timing, currency or amount of such Payments); or

(c) changing the terms of this Agreement or of any Transaction Security Document.

34.13 No Liability

None of the Primary Creditors will be liable to any other Creditor or any Debtor or Security Grantor for any Consent given or deemed to be given under this Clause 34.

34.14 Agreement to Override

(a) Subject to paragraph (b) below, unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Debt Documents to the contrary.

(b) Notwithstanding anything to the contrary in this Agreement, paragraph (a) above will not cure, postpone, waive or negate in any manner any default or event of default (however described) under any Debt Document as between any Creditor and any Debtor or Security Grantor that are party to that Debt Document.

34.15 Post Closing Amendment

The Common Security Agent may, with the prior consent of the Parent, require such amendments to be made to the Senior Secured Facilities Documents as it considers (acting reasonably) to be necessary and in the best interest of the relevant Secured Parties in connection with the accessions by the members of the Group which are or are to become Debtors and each Debtor hereby agrees that it shall (promptly upon request) enter into such documentation as the Common Security Agent may reasonably request in order to implement such amendments. Any amendment made or effected in accordance with this paragraph shall be binding on all Parties. Each Secured Party irrevocably and unconditionally authorises and instructs the Common Security Agent to execute any documentation relating to the relevant amendments (without the need for any further consent from the Secured Parties).

34.16 Second Ranking Transaction Security

(a) Without prejudice to Clause 2 (Ranking and Priority) and Clause 23 (Application of Proceeds) and subject to any applicable law, upon entering into any Debt Document at any time after the date hereof, the relevant Security Grantor or Debtor may grant to the Common Security Agent (or, subject to this Agreement, the Secured Parties) Second Ranking Transaction Security securing the Liabilities arising under the relevant Debt Document.

(b) The Relevant First Ranking Transaction Security Beneficiaries agree that Second Ranking Transaction Security may be created in order to secure subsequently incurred Liabilities (including Hedging Liabilities).

(c) The Parties expressly agree that the Secured Parties owed the Liabilities pursuant to which the Second Ranking Transaction Security was entered into will receive the proceeds of enforcement of any Transaction Security created pursuant to the Transaction Security Documents in accordance with Clause 23 (Application of

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Proceeds) regardless of the ranking of the security stated in the Transaction Security Document creating the Second Ranking Transaction Security.

(d) Nothing in this Clause 34.16 shall restrict the Relevant First Ranking Transaction Security Beneficiaries’ rights to enforce and/or to release the Relevant First Ranking Transaction Security in accordance with this Agreement and the Primary Creditor Documents.

(e) Each of the Secured Parties agrees not to take any action to challenge the validity or enforceability of the Second Ranking Transaction Security by reason of it being expressed to be second ranking (or any other lower ranking).

(f) Each of the Secured Parties which is a beneficiary of any such Second Ranking Transaction Security agrees not to take any action to challenge the validity or enforceability of any other Second Ranking Transaction Security or any Prior Ranking Transaction Security.

(g) Any decision to enforce any Transaction Security shall be taken in accordance with the provisions of this Agreement regardless of the ranking of the relevant Security and unless decided otherwise any decision to enforce the Relevant First Ranking Transaction Security shall entail enforcement of all relevant Second Ranking Transaction Security. Any proceeds of enforcement of the Relevant First Ranking Transaction Security and the Second Ranking Transaction Security shall be paid over immediately to the Common Security Agent for application under Clause 23 (Application of Proceeds).

(h) Subject to this Agreement, the beneficiaries of such Second Ranking Transaction Security shall not have any independent right to instruct the Common Security Agent to take Enforcement Action so long as the Prior Ranking Transaction Security subsists.

(i) Subject to Clause 14 (Effect of Insolvency Event), any Second Ranking Transaction Security will provide that the beneficiaries of the Prior Ranking Transaction Security will incur no liability to the beneficiaries of the Second Ranking Transaction Security for the manner of exercise or any non-exercise of their rights, remedies, powers, authority or discretions under the Prior Ranking Transaction Security or for any waivers, consents or releases.

35. Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

36. Termination

This Agreement (excluding any claim that has arisen prior to the date of termination) shall terminate on the later to occur of:

(a) the Final Discharge Date;

(b) the date the trusts set out in this Agreement have been wound up pursuant to Clause 26.26 (Winding Up of Trust); and

(c) the date all of the Transaction Security has been released.

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Section 10
Governing Law and Enforcement

37. Governing Law

This Agreement and all non-contractual obligations arising out of or in connection with it shall be governed by English law.

38. Enforcement

38.1 Jurisdiction

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement (or the consequences of its nullity) or a dispute relating to any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

38.2 Service of Process

(a) Without prejudice to any other mode of service allowed under any relevant law:

(i) each Debtor (unless incorporated in England and Wales):

(A) has irrevocably appointed Oatly UK Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(B) agrees that failure by a process agent to notify the relevant Debtor or relevant Security Grantor of the process will not invalidate the proceedings concerned;

(ii) each Security Grantor and Subordinated Creditor (unless incorporated in England and Wales):
(A) has irrevocably appointed as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(B) agrees that failure by a process agent to notify the relevant Security Grantor or Subordinated Creditor of the process will not invalidate the proceedings concerned; and

(iii) with respect to the Unsecured Convertible Notes Creditors (unless incorporated in England and Wales):

(A)

(1) the US Unsecured Convertible Notes Trustee has irrevocably appointed U.S. Bank Global Corporate Trust Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement;

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(2) Nativus Company Limited, has irrevocably appointed Cogency Global, Inc. as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement;

(3) Verlinvest S.A., has irrevocably appointed Verlinvest UK Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement;

(4) BXG Redhawk S.à.r.l., has irrevocably appointed The Blackstone Group International Partners LLP as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement;

(5) BXG SPV ESC (CYM) L.P., has irrevocably appointed The Blackstone Group International Partners LLP as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(B) agrees that failure by a process agent to notify the relevant Unsecured Convertible Notes Creditor of the process will not invalidate the proceedings concerned.

(b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (in the case of an agent for service of process for a Debtor), or the relevant Security Grantor, Subordinated Creditor, or the relevant Unsecured Convertible Notes Creditor, must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to each Creditor Representative and each Hedge Counterparty. Failing this, the relevant Creditor Representative or Hedge Counterparty (as the case may be) may appoint another agent for this purpose.

(c) Each Debtor, each Security Grantor, Subordinated Creditor and each Unsecured Convertible Notes Creditor expressly agrees and consents to the provisions of this Clause 38 and Clause 37 (Governing Law).

39. Bail-In

39.1 Defined Terms

In this Clause 39:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b) in relation to the United Kingdom, the UK Bail-in Legislation; and

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(c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c) in relation to any other applicable Bail-In Legislation:

(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar or analogous powers under that Bail-In Legislation.

39.2 Contractual Recognition of Bail-in

Notwithstanding any other term of any Debt Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Debt Documents may be subject

AMERICAS 120207225

to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(d) any Bail-In Action in relation to any such liability, including (without limitation):

(i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii) a cancellation of any such liability; and

(a) a variation of any term of any Debt Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

40. Acknowledgement regarding any supported QFCs

To the extent that the Debt Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Debt Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Debt Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Debt Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) For the purposes of this Clause 40:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

AMERICAS 120207225

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

This Agreement has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Parent, Holdings, U.S. Borrower, Swedish Borrower, the Debtors and the Intra-Group Lenders, and is intended to be and is delivered by them as a deed on the date specified above and shall take effect as a deed notwithstanding the fact that the other parties hereto have executed this Agreement under hand.

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Schedule 1

Form of Debtor/Security Grantor Accession Deed

This Agreement is made on [●] and made between:

1. [Insert Full Name of New Debtor/Security Grantor] (the “Acceding [Debtor][Security Grantor]”); and

2. [Insert Full Name of current Common Security Agent] (the “Common Security Agent”), for itself and each of the other parties to the intercreditor agreement referred to below.

This agreement is made on [date] by the Acceding [Debtor][Security Grantor] in relation to an intercreditor agreement (the “Intercreditor Agreement”) dated [●] between, amongst others, [●] as company, [●] as Common Security Agent, [●] as senior secured agent, the other Creditors and the other Debtors (each as defined in the Intercreditor Agreement).

The Acceding [Debtor][Security Grantor] intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

It is agreed as follows:

1. Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

2. The Acceding [Debtor][Security Grantor] and the Common Security Agent agree that the Common Security Agent, without prejudice to the appointment of the Common Security Agent as common representative by the Secured Parties pursuant to Clause 26 (The Common Security Agent) of the Intercreditor Agreement, shall hold:

(a) [any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(b) all proceeds of that Security (other than as otherwise provided in any Relevant Document); and]

(c) all obligations expressed to be undertaken by the Acceding [Debtor][Security Grantor] to pay amounts in respect of the Liabilities to the Common Security Agent as trustee and/or agent for (or as common representative of) the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding [Debtor][Security Grantor] (in the Relevant Documents or otherwise) in favour of the Common Security Agent as trustee and/or agent for (or as common representative of) the Secured Parties, on trust and/or as agent (other than as otherwise provided in any Relevant Document) for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

3. The Acceding [Debtor][Security Grantor] confirms that it intends to be party to the Intercreditor Agreement as a Debtor [Security Grantor], undertakes to perform all the obligations expressed to be assumed by a [Debtor][Security Grantor] under the Intercreditor Agreement and agrees

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that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

4. The Acceding [Debtor][Security Grantor] and the Common Security Agent agree that the Common Security Agent shall act in its own name (and not as trustee or agent) with the right to do anything upon the terms and conditions set out in the Intercreditor Agreement in its capacity as Parallel Debt creditor in accordance with the provisions of Clause 26.4 (Parallel Debt (Covenant to Pay the Common Security Agent)) of the Intercreditor Agreement.

5. [In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].

6. [The Acceding [Debtor][Security Grantor] expressly confirms that it [can/cannot] exempt the Common Security Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions on self-dealing or multi-representation applicable to it pursuant to any other laws as provided for in paragraph (b) of clause 26.29 (Security Grantors and Debtors: Power of Attorney).]

7. This Agreement and all non-contractual obligations arising out of or in connection with it shall be governed by, English law.

This Agreement has been signed on behalf of the Common Security Agent and executed as a deed by the Acceding [Debtor][Security Grantor] and is delivered on the date stated above.

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The Acceding [Debtor][Security Grantor]
[English company]

Executed as a Deed
by [insert name of company in full],
acting by

(Print Name)

Director

(Print Name)

Director/Secretary

OR

The Acceding [Debtor][Security Grantor]
[English company]

Executed as a Deed
by [insert name of company in full],
acting by

(Print Name)

Director

(Print Name)

Director/Secretary

in the Presence of:

(Signature of witness)

Name:

Address:

AMERICAS 120207225

Occupation:

The Acceding [Debtor][Security Grantor]
[Foreign company]

Executed as a Deed
by [insert name of company in full],
a company incorporated in [territory],
acting by

(Print Name)

Authorised Signatory

[and

(Print Name)]

[

Authorised Signatory]

who, in accordance with the laws of that
territory, [is]/[are] acting under the authority
of that company

Address for Notices

Address:

Email:

Attn:

AMERICAS 120207225

The Common Security Agent
[Full Name of current Common Security Agent]

By: Director/Authorised Signatory

Name:

Date:

AMERICAS 120207225

Schedule 2

Form of Creditor/Creditor Representative Accession Undertaking

To: [Insert full name of current Common Security Agent] for itself and each of the other parties to the Intercreditor Agreement referred to below.

From: [Acceding Creditor]

THIS UNDERTAKING is made on [date] by [insert full name of new Super Senior Debt Creditor / Pari Passu Debt Creditor / Senior Secured Export Credit Agency Facilities Creditor / Cash Management Facility Lender / Second Lien Debt Creditor/ Senior Subordinated Creditor / Hedge Counterparty / Creditor Representative / Arranger / Intra-Group Lender / Independent Security Creditor / Unsecured Convertible Notes Creditor / Subordinated Creditor] (the “Acceding [Super Senior Debt Creditor / Pari Passu Debt Creditor / Cash Management Facility Lender / Unsecured Creditor / Second Lien Debt Creditor / Senior Subordinated Creditor / Hedge Counterparty / Creditor Representative / Arranger / Intra-Group Lender / Independent Security Creditor / Unsecured Convertible Notes Creditor / Subordinated Creditor]”) in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated [ ] between, among others, [INSERT NAME OF COMPANY] as Original Security Grantor, [INSERT NAME OF COMPANY] as company, [INSERT NAME OF COMMON SECURITY AGENT] as Common Security Agent, [INSERT NAME OF SENIOR SECURED AGENT] as senior secured agent, the other Creditors and the other Debtors (each as defined in the Intercreditor Agreement). Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

In consideration of the Acceding [Super Senior Debt Creditor / Pari Passu Debt Creditor / Senior Secured Export Credit Agency Facilities Creditor / Cash Management Facility Lender / Unsecured Creditor / Cash Management Facility Lender / Second Lien Debt Creditor / Senior Subordinated Creditor / Hedge Counterparty / Creditor Representative / Arranger/Intra-Group Lender / Independent Security Creditor / Unsecured Convertible Notes Creditor/ Subordinated Creditor] being accepted as a [Super Senior Debt Creditor / Pari Passu Debt Creditor / Senior Secured Export Credit Agency Facilities Creditor / Cash Management Facility Lender / Unsecured Creditor / Second Lien Debt Creditor / Senior Subordinated Creditor / Hedge Counterparty / Creditor Representative / Arranger / Intra-Group Lender / Independent Security Creditor / Unsecured Convertible Notes Creditor / Subordinated Creditor] for the purposes of the Intercreditor Agreement, the Acceding [Super Senior Debt Creditor / Pari Passu Debt Creditor / Senior Secured Export Credit Agency Facilities Creditor / Cash Management Facility Lender / Cash Management Facility Lender / Unsecured Creditor / Second Lien Debt Creditor / Senior Subordinated Creditor / Hedge Counterparty / Creditor Representative / Arranger / Intra-Group Lender / Independent Security Creditor / Independent Security Creditor / Unsecured Convertible Notes Creditor / Subordinated Creditor] confirms that, as from [date], it intends to be party to the Intercreditor Agreement as a [Super Senior Debt Creditor / Pari Passu Debt Creditor / Senior Secured Export Credit Agency Facilities Creditor / Cash Management Facility Lender / Cash Management Facility Lender / Unsecured Creditor / Second Lien Debt Creditor / Senior Subordinated Creditor / Hedge Counterparty / Creditor Representative / Arranger / Intra‑Group Lender / Independent Security Creditor / Unsecured Convertible Notes Creditor / Subordinated Creditor] and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Super Senior Debt Creditor / Pari Passu Debt Creditor / Senior Secured Export Credit Agency Facilities Creditor / Cash Management Facility Lender / Cash Management Facility Lender / Unsecured Creditor / Second Lien Debt Creditor / Senior Subordinated Creditor / Hedge Counterparty / Creditor Representative/ Arranger / Intra-Group Lender / Independent Security Creditor / Unsecured Convertible Notes Creditor / Subordinated Creditor] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[The Acceding Super Senior Debt Creditor is an Affiliate of a Super Senior Lender and has become a provider of an Ancillary Facility. In consideration of the Acceding Super Senior Debt Creditor being

AMERICAS 120207225

accepted as an Ancillary Lender or Cash Management Facility Lender (as applicable) for the purposes of the [relevant Super Senior Facility Agreement], the Acceding Super Senior Debt Creditor confirms, for the benefit of the parties to the [relevant Super Senior Facility Agreement], that, as from [date], it intends to be party to the [relevant Super Senior Facility Agreement] as an Ancillary Lender or Cash Management Facility Lender (as applicable), and undertakes to perform all the obligations expressed in the [relevant Super Senior Facility Agreement] to be assumed by a Finance Party (as defined in the [relevant Super Senior Facility Agreement]) and agrees that it shall be bound by all the provisions of the [relevant Super Senior Facility Agreement] as if it had been an original party thereto as an Ancillary Lender or Cash Management Facility Lender (as applicable).]

[The Acceding Pari Passu Debt Creditor is an Affiliate of a Pari Passu Lender and has become a provider of an Ancillary Facility or Cash Management Facility Commitment (as applicable). In consideration of the Acceding Pari Passu Debt Creditor being accepted as an Ancillary Lender or Cash Management Facility Lender (as applicable) for the purposes of the [Senior Secured Facilities Agreements/relevant Pari Passu Facility Agreement], the Acceding Pari Passu Debt Creditor confirms, for the benefit of the parties to the [Senior Secured Facilities Agreements/relevant Pari Passu Facility Agreement], that, as from [date], it intends to be party to the [Senior Secured Facilities Agreements/relevant Pari Passu Facility Agreement] as an Ancillary Lender or Cash Management Facility Lender (as applicable), and undertakes to perform all the obligations expressed in the [Senior Secured Facilities Agreements/relevant Pari Passu Facility Agreement] to be assumed by a Finance Party (as defined in the [Senior Secured Facilities Agreements/relevant Pari Passu Facility Agreement]) and agrees that it shall be bound by all the provisions of the [Senior Secured Facilities Agreements/relevant Pari Passu Facility Agreement] as if it had been an original party thereto as an Ancillary Lender or Cash Management Facility Lender (as applicable).]

[The Acceding Hedge Counterparty has become a provider of hedging arrangements to [●]. In consideration of the Acceding Hedge Counterparty being accepted as a Hedge Counterparty for the purposes of the [relevant Super Senior Facility Agreement]/[relevant Pari Passu Facility Agreement], the Acceding Hedge Counterparty confirms, for the benefit of the parties to the [Senior Secured Facilities Agreements/relevant Super Senior Facility Agreement/relevant Pari Passu Facility Agreement], that, as from [date], it intends to be party to the [relevant Super Senior Facility Agreement/relevant Pari Passu Facility Agreement] as a Hedge Counterparty, and undertakes to perform all the obligations expressed in the [relevant Super Senior Facility Agreement/relevant Pari Passu Facility Agreement] to be assumed by a Hedge Counterparty and agrees that it shall be bound by all the provisions of the [relevant Super Senior Facility Agreement/relevant Pari Passu Facility Agreement], as if it had been an original party to the [relevant Super Senior Facility Agreement/relevant Pari Passu Facility Agreement] as a Hedge Counterparty.]

The Acceding [Super Senior Debt Creditor / Pari Passu Debt Creditor / Senior Secured Export Credit Agency Facilities Creditor / Cash Management Facility Lender / Cash Management Facility Lender / Unsecured Creditor / Second Lien Debt Creditor / Senior Subordinated Creditor / Hedge Counterparty / Creditor Representative / Arranger / Intra-Group Lender / Independent Security Creditor / Unsecured Convertible Notes Creditor / Subordinated Creditor] expressly confirms that it [can/cannot] exempt the Common Security Agent from the restrictions on representing several persons and self-dealing under any applicable law, and in particular from the restrictions of section 181 German Civil Code (Bürgerliches Gesetzbuch) as provided for in paragraph (e) of Clause 26.3 (German Law Security Property).

The Acceding [Super Senior Debt Creditor / Pari Passu Debt Creditor / Senior Secured Export Credit Agency Facilities Creditor / Cash Management Facility Lender / Cash Management Facility Lender / Second Lien Debt Creditor / Senior Subordinated Creditor / Hedge Counterparty / Creditor Representative / Arranger / Intra-Group Lender / Independent Security Creditor / Unsecured Convertible Notes Creditor / Subordinated Creditor] hereby confirms that it has received a copy of each of the Transaction Security Documents which are governed by German law and are pledges, is aware of their contents and hereby expressly consents to the declarations of the Common Security Agent made

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on behalf of the Acceding [Super Senior Debt Creditor / Pari Passu Debt Creditor / Senior Secured Export Credit Agency Facilities Creditor / Cash Management Facility Lender / Cash Management Facility Lender / Second Lien Debt Creditor / Senior Subordinated Creditor / Hedge Counterparty / Creditor Representative / Arranger / Intra-Group Lender / Independent Security Creditor / Unsecured Convertible Notes Creditor / Subordinated Creditor] as future pledgee in such Transaction Security Documents.

This Undertaking and all non-contractual obligations arising out of or in connection with it shall be governed by English law.

This Undertaking has been entered into on the date stated above and is executed as a deed by the Acceding Creditor and is delivered on the date stated above.

AMERICAS 120207225

The Acceding Creditor/Creditor Representative [English company]

Executed as a Deed
by [insert name of company in full],
acting by

(Print Name)

Director

and

(Print Name)

Director/Secretary

Address:

Email:

Attn:

OR

The Acceding Creditor/Creditor Representative
[English company]

Executed as a Deed
by [insert name of company in full],
acting by

(Print Name)

Director

(Print Name)

Director/Secretary

Name:

(Signature of witness)

AMERICAS 120207225

Address:

Occupation:

Address:

Email:

Attn:

OR

The Acceding Creditor/Creditor Representative
[Foreign company]

Executed as a Deed
by [insert name of company in full],
a company incorporated in [territory],
acting by

(Print Name)

Authorised Signatory

[and

(Print Name)

[

Authorised Signatory]

who, in accordance with the laws of that
territory, [is]/[are] acting under the
authority of that company

Address:

Email:

Attn:

AMERICAS 120207225

The Common Security Agent
Accepted by the Common Security Agent
for and on behalf of
[name of Common Security Agent]

Name:

Date:

[Senior Secured Facilities Agent/Creditor Representative]
[Accepted by the relevant Senior Secured
Facilities Agent/Creditor Representative]

[

[●]]

[for and on behalf of
[name of Senior Secured Facilities
Agent/Creditor Representative]

[Name: [●]]

[Date: [●]]

AMERICAS 120207225

Schedule 3

Form of Debtor Resignation Request

To: [●] as Common Security Agent

From: [resigning Debtor] and [Parent]

Dated: [●]

Dear Sirs

[Parent] – [●] Intercreditor Agreement dated [●] (the “Intercreditor Agreement”)

1. We refer to the Intercreditor Agreement. This is a Debtor Resignation Request. Terms defined in the Intercreditor Agreement have the same meaning in this Debtor Resignation Request unless given a different meaning in this Debtor Resignation Request.

2. Pursuant to Clause [28.28 (Resignation of a Debtor)] of the Intercreditor Agreement we request that [resigning Debtor] be released from its obligations as a Debtor under the Intercreditor Agreement.

3. We confirm that:

(a) no Event of Default is continuing or would result from the acceptance of this request; and

(b) [resigning Debtor] is under no actual or contingent obligations in respect of the Intra-Group Liabilities which are more than EUR[●].

4. This letter and all non-contractual obligations arising out of or in connection with it shall be governed by English law.

[●]

By:

[resigning Debtor]

By:

AMERICAS 120207225

Schedule 4

The Original Debtors and the Original Intra-Group Lenders

The Original Debtors

Name	Jurisdiction of incorporation	Registration number or equivalent
Oatly AB	Sweden	556446-1043
Oatly Group AB (publ)	Sweden	559081-1989
Cereal Base CEBA Aktiebolag	Sweden	556482-2988
Oatly Sweden Operations & Supply AB	Sweden	559163-7680
Oatly EMEA AB	Sweden	559163-7698
Havrekärnan AB	Sweden	556645-7213
Oatly UK Limited	England & Wales	08038012
Oatly UK Operations and Supply Limited	England & Wales	12847578
Oatly Inc.	Delaware	5942229
Oatly US Inc.	Delaware	7713489
Oatly US Operations & Supply Inc.	Delaware	7331326

The Original Intra-Group Lenders

Name	Jurisdiction of incorporation	Registration number or equivalent
Oatly AB	Sweden	556446-1043
Oatly Group AB (publ)	Sweden	559081-1989
Cereal Base CEBA Aktiebolag	Sweden	556482-2988
Oatly Sweden Operations & Supply AB	Sweden	559163-7680
Oatly EMEA AB	Sweden	559163-7698
Havrekärnan AB	Sweden	556645-7213
Oatly UK Limited	England & Wales	08038012
Oatly UK Operations and Supply Limited	England & Wales	12847578
Oatly Inc.	Delaware	5942229
Oatly US Inc.	Delaware	7713489
Oatly US Operations & Supply Inc.	Delaware	7331326

AMERICAS 120207225

Schedule 5

Hedge Counterparties’ Guarantee and Indemnity

1. Guarantee and Indemnity

1.1 Subject to any limitation set forth under this Schedule 5, each Debtor, which is a guarantor in respect of the Senior Secured Facilities Agreements (each a “Hedging Debtor”) irrevocably and unconditionally jointly and severally:

(a) guarantees to each Hedge Counterparty punctual performance by each other Hedging Debtor of all that Hedging Debtor’s obligations under the Hedging Agreements to which that Hedge Counterparty is a party (“Relevant Hedging Agreement”);

(b) undertakes with each Hedge Counterparty that whenever another Hedging Debtor does not pay any amount when due (allowing for any applicable grace period) under or in connection with any Relevant Hedging Agreement, that Hedging Debtor shall immediately on demand pay that amount as if it was the counterparty; and

(c) agrees with each Hedge Counterparty that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Hedge Counterparty immediately on demand against any cost, loss or liability it incurs as a result of a Hedging Debtor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Relevant Hedging Agreement on the date when it would have been due. The amount payable by a Hedging Debtor under this indemnity will not exceed the amount it would have had to pay under this Schedule 5 if the amount claimed had been recoverable on the basis of a guarantee.

1.2 In respect of a German Debtor only, and for the avoidance of doubt, this guarantee and indemnity shall not constitute a guarantee upon first demand (Garantie auf erstes Anfordern) in accordance with German law.

2. Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Hedging Debtor under the Relevant Hedging Agreements, regardless of any intermediate payment or discharge in whole or in part.

3. Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Debtor, or any security for those obligations or otherwise) is made by a Hedge Counterparty in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Hedging Debtor under this Schedule 5 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

4. Waiver of Defences

The obligations of each Hedging Debtor under this Schedule 5 will not be affected by an act, omission, matter or thing which, but for this Schedule 5, would reduce, release or prejudice any of its obligations under this Schedule 5 (without limitation and whether or not known to it or any Hedge Counterparty), including:

(a) any time, waiver or consent granted to, or composition with, any Debtor or other person;

AMERICAS 120207225

(b) the release of any other Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Hedging Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Hedging Debtor or any other person;

(e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Relevant Hedging Agreement or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any Hedging Liabilities or the addition of any new Hedging Liabilities under any Relevant Hedging Agreement or other document or security;

(f) any unenforceability, illegality or invalidity of any obligation of any person under any Relevant Hedging Agreement or any other document or security; or

(g) any insolvency or similar proceedings.

5. Debtor Intent

Without prejudice to the generality of paragraph 4 (Waiver of Defences) of this Schedule 5, each Hedging Debtor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any liabilities under a Relevant Hedging Agreement and/or any facility or amount made available under any of the Relevant Hedging Agreements for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

6. Immediate Recourse

No Hedge Counterparty (or any trustee or agent on its behalf) will be required to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Hedging Debtor under this Schedule 5. This applies irrespective of any law or any provision of a Relevant Hedging Agreement to the contrary.

7. Appropriations

Until all amounts which may be or become payable by the Hedging Debtors under or in connection with the Relevant Hedging Agreements have been irrevocably paid in full, each Hedge Counterparty may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Hedge Counterparty (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Debtor shall be entitled to the benefit of the same; and

AMERICAS 120207225

(b) hold in an interest-bearing suspense account any moneys received from any Hedging Debtor or on account of any Hedging Debtor’s liability under this Schedule 5.

8. Deferral of Debtors’ Rights

Until all amounts which may be or become payable by the Hedging Debtor under or in connection with the Relevant Hedging Agreements have been irrevocably paid in full and unless the Common Security Agent otherwise directs, no Debtor will exercise any rights which it may have by reason of performance by it of its obligations under the Relevant Hedging Agreements or by reason of any amount being payable, or liability arising, under this Schedule 5:

(a) to be indemnified by a Hedging Debtor;

(b) to claim any contribution from any other guarantor of any Hedging Debtor’s obligations under a Relevant Hedging Agreement;

(c) to bring legal or other proceedings for an order requiring any Hedging Debtor to make any payment, or perform any obligation, in respect of which any Hedging Debtor has given a guarantee, undertaking or indemnity under paragraph 1 (Guarantee and Indemnity) of this Schedule 5;

(d) to claim or prove as a creditor of any Hedging Debtor in competition with any Hedge Counterparty;

(e) to exercise any right of set-off against any Hedging Debtor; and/or

(f) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Hedge Counterparty under any Relevant Hedging Agreement or of any other guarantee or security taken pursuant to, or in connection with, any Relevant Hedging Agreement by any Hedge Counterparty.

If a Hedging Debtor receives any benefit, payment or distribution in relation to such rights, it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Hedge Counterparties by the Hedging Debtors under or in connection with any Relevant Hedging Agreement to be repaid in full on trust for the relevant Hedge Counterparties and shall promptly pay or transfer the same to the Common Security Agent or as the Common Security Agent may direct for application in accordance with Clause 23.1 (Order of Application: Common Recoveries) (whereby it shall be treated as the proceeds of Common Transaction Security) of this Agreement.

9. Release of Debtors’ Right of Contribution

If any Hedging Debtor (a “Retiring Debtor”) ceases to be a Hedging Debtor or a guarantor in respect of the Senior Secured Facilities Agreements in accordance with the terms of any Relevant Hedging Agreement for the purpose of any sale or other disposal of that Retiring Debtor, then on the date such Retiring Debtor ceases to be a Hedging Debtor or a guarantor in respect of the Senior Secured Facilities Agreements:

(a) that Retiring Debtor is released by each other Hedging Debtor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Hedging Debtor arising by reason of the performance by any other Hedging Debtor of its obligations under that Relevant Hedging Agreement; and

(b) each other Hedging Debtor waives any rights it may have by reason of the performance of its obligations under that Relevant Hedging Agreement to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Hedge Counterparties under that Relevant Hedging Agreement or of any other security taken

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pursuant to, or in connection with, that Relevant Hedging Agreement where such rights or security are granted by or in relation to the assets of the Retiring Debtor.

10. Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Hedge Counterparty.

11. Guarantee Limitations – Financial Assistance

11.1 Without limiting any specific exemptions set out below:

(a) no Hedging Debtor’s obligations and liabilities under this Schedule 5 and under any other guarantee or indemnity provision in a Hedging Agreement (the “Hedging Guarantee Obligations”) will extend to include any obligation or liability; and

(b) no Transaction Security granted by a Hedging Debtor will secure any Hedging Guarantee Obligations,

if to the extent doing so would be unlawful financial assistance (notwithstanding any applicable exemptions and/or undertaking of any applicable prescribed whitewash or similar financial assistance procedures) in respect of the acquisition of shares in itself or its Holding Company or a member of the Group under the laws of its jurisdiction of incorporation (or that of its Holding Company, as the case may be).

11.2 Without limiting any specific exemptions set out below, in relation to any additional Debtor which is not a German Guarantor (as defined in paragraph 13.1 (Guarantee limitation - German Guarantors) below), limitations in relation to the guarantee and indemnity granted under this Schedule 5 may be agreed in any accession deed relating to the additional Debtor.

12. Excluded Swap Obligations

12.1 Notwithstanding anything to the contrary in any Debt Document, the guarantee contained in this Schedule 5 does not apply to any Excluded Swap Obligation of any Hedging Debtor.

12.2 In this paragraph 12 (Excluded Swap Obligations):

“CEA” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute;

“Excluded Swap Obligation” means, with respect to any Hedging Debtor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Hedging Debtor that relates to such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the CEA or any rule, regulation or order of the US Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Hedging Debtor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee given by such Hedging Debtor becomes effective with respect to such Swap. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal;

“Swap” means any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the CEA; and

“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.

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13. Guarantee Limitations in Relation to Debtors

13.1 Guarantee limitation - German Guarantors

(a) This paragraph 13.1 shall apply to a Debtor incorporated under the laws of Germany as a limited liability company (GmbH) or a limited partnership with a limited liability company as its sole general partner (GmbH & Co. KG) (in each case, a “German Guarantor”). If the German Guarantor is a GmbH & Co. KG, each reference made in this paragraph 13.1 to its Net Assets shall refer to its general partner’s Net Assets, and the same shall apply in regard to any Capital Impairment of that German Guarantor.

(b) The restrictions set out in paragraph (c) below shall not apply to the extent:

(i) the German Guarantor guarantees any indebtedness of any of its direct or indirect Subsidiaries;

(ii) the German Guarantor secures any indebtedness under any Debt Document in respect of loans to the extent they are passed on (directly or indirectly) to the relevant German Guarantor or its Subsidiaries and such amount passed on is not repaid;

(iii) the German Guarantor (as dominated entity) is subject to a domination and/or profit transfer agreement (Beherrschungs- und/ oder Gewinnabführungsvertrag) (a “DPTA”) with the relevant German Guarantor’s shareholder whose obligations are guaranteed, whether directly or indirectly through a chain of DPTAs between each company and its shareholder (or in case of a German GmbH & Co. KG Guarantor between its general partner and its shareholder) other than if such DPTA has been effectively cancelled or terminated, in each case to the extent the existence of such domination and/or profit transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) leads to the inapplicability of section 30 paragraph 1 sentence 1 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (“GmbHG”);

(iv) they are not necessary for the purposes of protecting the German Guarantor’s directors against personal liability due to a violation of section 30 GmbHG or section 43 GmbHG; or

(v) the payment under the guarantee is covered (gedeckt) by means of a fully valuable and recoverable consideration or recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) within the meaning of section 30 paragraph 1 sentence 2 GmbHG of the German Guarantor against the affiliate/shareholder whose obligations are guaranteed.

(c) The right to enforce any obligations and liabilities of any German Guarantor created or incurred under the guarantee and indemnity granted by it under this Agreement (including, for the avoidance of doubt, any Cash Management Guarantee Obligations) and, in addition, any other joined liability created or incurred by it under the Debt Documents (including, for the avoidance of doubt, any parallel debt or similar undertaking) (the “Guarantee Obligations”) against a German Guarantor shall be limited if and to the extent that such Guarantee Obligation secures any obligation of an affiliated company (verbundenes Unternehmen) of such German Guarantor within the meaning of section 15 German Stock Corporation Act (Aktiengesetz) (in each case other than any of the German Guarantor’s direct or indirect Subsidiaries) (such Guarantee Obligations also referred to in this paragraph 13.1 as up-stream and/or

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cross-stream Guarantee Obligations) and the enforcement of such Guarantee Obligation would cause:

(i) the German Guarantor’s Net Assets, as defined and calculated pursuant to paragraph (d) below, to be less than its registered share capital (Stammkapital) (Begründung einer Unterbilanz); or

(ii) if the German Guarantor’s Net Assets are already less than its registered share capital, the German Guarantor’s Net Assets to be further reduced (Vertiefung einer Unterbilanz)

(in each case a “Capital Impairment”).

(d) For the purposes of this paragraph 13.1, “Net Assets” means the aggregate amount of a German Guarantor’s assets (consisting of all assets which correspond to the items set forth in section 266 paragraph 2 lit. A, B, C, D and E of the German Commercial Code (Handelsgesetzbuch) (“HGB”) less the aggregate amount of that German Guarantor’s liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 paragraph 3 lit. B, C, D and E HGB)), as determined in accordance with the principle of orderly bookkeeping (Grundsätze ordnungsmäßiger Buchführung) applying the same accounting principles (Bilanzierungsgrundsätze) which have been consistently applied by the relevant German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss) (section 42 GmbHG, sections 242, 264 HGB) in the previous years, save that the following balance sheet items shall be adjusted as follows:

(i) the amount of any increase in the registered share capital with company funds (Kapitalerhöhung aus Gesellschaftsmitteln) of that German Guarantor, which was carried out after that German Guarantor became a party to this Agreement, without the prior written consent of the Common Security Agent, shall be deducted from the amount of the registered share capital of that German Guarantor;

(ii) as far as the registered share capital is not paid in full, the amount not yet paid in shall be deducted from the amount of the registered share capital of that German Guarantor;

(iii) loans provided to that German Guarantor by a member of the Group shall be disregarded, if and to the extent that such loans are subordinated pursuant to section 39 paragraph 1 sentence 1 no. 5 or section 39 paragraph 2 of the German Insolvency Code (Insolvenzordnung) (or would be subordinated in case of insolvency);

(iv) the amount of non-distributable assets according to section 253 paragraph 6 HGB shall be disregarded;

(v) the amount of non-distributable assets according to section 268 paragraph 8 HGB shall be disregarded;

(vi) the amount of non-distributable assets according to section 272 paragraph 5 HGB shall be disregarded; and

(vii) financial liabilities incurred by that German Guarantor in wilful or negligent breach of the Debt Documents shall not be taken into account as liabilities.

(e) The relevant German Guarantor will notify the Common Security Agent in writing in reasonable detail within ten (10) Business Days after the Common Security Agent

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notified that German Guarantor of its intention to demand payment under the Guarantee Obligations whether and to what extent a Capital Impairment would occur if a payment under the Guarantee Obligations was made (the “Management Notification”). Demanding payment under the Guarantee Obligations from such German Guarantor up to the amount which, according to the Management Notification, would not result in a Capital Impairment is permitted without limitation.

(f) If the Common Security Agent (acting on the instructions of the Majority Senior Secured Revolving Facilities Lenders) disagrees with the Management Notification, it may as soon as possible following its receipt request the relevant German Guarantor to provide an auditors’ determination by a firm of recognised international auditors within thirty (30) Business Days from the date on which the Common Security Agent requested such determination from that German Guarantor (the “Auditors’ Determination”). Such Auditors’ Determination shall set out:

(i) the amount of Net Assets of that German Guarantor taking into account the adjustments set out in paragraph (d) above; and

(ii) the extent of the Capital Impairment taking into account the anticipated payment.

Demanding payment under the Guarantee Obligations from such German Guarantor up to the amount which, according to the Auditors’ Determination, would not result in a Capital Impairment is permitted without limitation. The results of the Auditors’ Determination are, save for manifest errors, binding on all parties.

(g) If the relevant German Guarantor does not provide the Management Notification or the Auditors’ Determination within the time frame set out above, demanding payment under the Guarantee Obligations shall not be limited by this paragraph 13.1, and paragraph (c) shall not be applicable in that regard.

(h) The Secured Parties shall upon written demand of the relevant German Guarantor to the Common Security Agent (on behalf of the Secured Parties) repay to the relevant German Guarantor any amount which the Common Security Agent would not have been entitled to enforce had the Management Notification or the Auditors’ Determination (as applicable) been delivered in time or the difference between the amount paid and the amount payable resulting from the Auditors’ Determination calculated as of the date the demand in respect of a Guarantee Obligation was made.

(i) If the Management Notification shows that a Capital Impairment would occur upon payment under a Guarantee Obligation, the relevant German Guarantor shall realise, to the extent legally permitted and commercially justifiable (also taking into account the costs and efforts involved), all of its assets that are (i) not required for its business (nicht betriebsnotwendig) and (ii) shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfil its obligations under the guarantee within three months after a written request by the Common Security Agent (it being understood that this paragraph creates no obligation to realise any assets below their market value). If the relevant assets are necessary for that German Guarantor’s business (betriebsnotwendig), it will use its best efforts to realise the market value by sale-and-lease-back or similar measures.

(j) This paragraph 13.1 shall not affect the enforceability (other than as specifically set out herein), legality or validity of the Guarantee Obligations and each Secured Party is entitled to claim in court that making payments under a Guarantee Obligation by the relevant German Guarantor does not trigger a personal liability of the relevant German Guarantor’s directors pursuant to section 30 GmbHG or section 43 GmbHG. The

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Secured Parties’ rights to any remedies they may have against the relevant German Guarantor shall not be limited if it is finally ascertained in court that a personal liability of the relevant German Guarantor’s directors pursuant to section 30 GmbHG or section 43 GmbHG is not triggered by making payments under a Guarantee Obligation by the relevant German Guarantor. The agreement of the Secured Parties to abstain from demanding any or part of the payment under the Guarantee Obligations in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Debt Document to the Common Security Agent or any Secured Party.

13.2 Guarantee limitation - Singapore Guarantors

Any Guarantee given by a Guarantor incorporated in Singapore (other than Woowa DH Asia Pte. Ltd.) does not apply to any liability to the extent that it would result in that Guarantor breaching any applicable law and/or regulation (including any financial assistance laws, including, but not limited to, Section 76 of the Companies Act 1967 of Singapore) and, with respect to any Discretionary Guarantor incorporated in Singapore, is subject to any limitations applicable to such Discretionary Guarantor set out in the guaranty or guaranty supplement delivered by such Discretionary Guarantor (which limitations reasonably reflect the Agreed Security Principles or are otherwise agreed with the Administrative Agent (acting reasonably)).

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Schedule 6

Cash Management Facility Creditors’ Guarantee and Indemnity

1. Guarantee and indemnity

Each Cash Management Facility Guarantor irrevocably and unconditionally jointly and severally:

(a) guarantees to each Cash Management Facility Creditor punctual performance by each other Cash Management Facility Debtor of all that Cash Management Facility Debtor’s obligations under the Cash Management Facility Finance Documents;

(b) undertakes with each Cash Management Facility Creditor that whenever another Cash Management Facility Debtor does not pay any amount when due (allowing for any applicable grace period) under or in connection with any Cash Management Facility Finance Document, that Cash Management Facility Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c) agrees with each Cash Management Facility Creditor that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Cash Management Facility Creditor immediately on demand against any cost, loss or liability it incurs as a result of a Cash Management Facility Debtor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Cash Management Facility Finance Document on the date when it would have been due.

The amount payable by a Cash Management Facility Guarantor under this indemnity will not exceed the amount it would have had to pay under this Schedule 6 if the amount claimed had been recoverable on the basis of a guarantee.

2. Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Cash Management Facility Debtor under the Cash Management Facility Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

3. Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Cash Management Facility Debtor or any security for those obligations or otherwise) is made by a Cash Management Facility Creditor in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Cash Management Facility Guarantor under this Schedule 6 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

4. Waiver of defences

The obligations of each Cash Management Facility Guarantor under this Schedule 6 will not be affected by an act, omission, matter or thing which, but for this Schedule 6, would reduce, release or prejudice any of its obligations under this Schedule 6 (without limitation and whether or not known to it or any Cash Management Facility Creditor) including:

(a) any time, waiver or consent granted to, or composition with, any Cash Management Facility Debtor or other person;

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(b) the release of any Cash Management Facility Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Cash Management Facility Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Cash Management Facility Debtor or any other person;

(e) any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a Cash Management Facility Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Cash Management Facility Finance Document or any other document or security;

(f) any unenforceability, illegality or invalidity of any obligation of any person under any Cash Management Facility Finance Document or any other document or security; or

(g) any insolvency or similar proceedings.

5. Cash Management Facility Guarantor Intent

Without prejudice to the generality of paragraph 4 (Waiver of defences), each Cash Management Facility Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Cash Management Facility Finance Documents and/or any facility or amount made available under any of the Cash Management Facility Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

6. Immediate recourse

Each Cash Management Facility Guarantor waives any right it may have of first requiring any Cash Management Facility Creditor (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Cash Management Facility Guarantor under this Schedule 6. This waiver applies irrespective of any law or any provision of a Cash Management Facility Finance Document to the contrary.

7. Appropriations

Until all amounts which may be or become payable by the Cash Management Facility Debtors under or in connection with the Cash Management Facility Finance Documents have been irrevocably paid in full, each Cash Management Facility Creditor (or any trustee or agent on its behalf) may:

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(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Cash Management Facility Creditor (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Cash Management Facility Guarantor shall be entitled to the benefit of the same; and

(b) in respect of any amounts received or recovered by any Cash Management Facility Creditor after a claim pursuant to this guarantee in respect of any sum due and payable by any Cash Management Facility Debtor under this Schedule 6 place such amounts in a suspense account (bearing interest at a market rate usual for accounts of that type) unless and until such moneys are sufficient in aggregate to discharge in full all amounts then due and payable under this guarantee or any other Cash Management Facility Finance Documents.

8. Deferral of Cash Management Facility Guarantors’ rights

Until all amounts which may be or become payable by the Cash Management Facility Debtors under or in connection with the Cash Management Facility Finance Documents have been irrevocably paid in full and unless the Common Security Agent otherwise directs, no Cash Management Facility Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Cash Management Facility Finance Documents or by reason of any amount being payable, or liability arising, under this Schedule 6:

(a) to be indemnified by a Cash Management Facility Debtor;

(b) to claim any contribution from any other guarantor of any Cash Management Facility Debtor’s obligations under the Cash Management Facility Finance Documents;

(c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Cash Management Facility Creditors under the Cash Management Facility Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Cash Management Facility Finance Documents by any Cash Management Facility Creditor;

(d) other than where a Cash Management Facility Creditor has acted fraudulently or with wilful misconduct, to bring legal or other proceedings for an order requiring any Cash Management Facility Debtor to make any payment, or perform any obligation, in respect of which any Cash Management Facility Guarantor has given a guarantee, undertaking or indemnity under paragraph 1 (Guarantee and indemnity) above;

(e) to exercise any right of set off against any Cash Management Facility Debtor; and/or

(f) to claim or prove as a creditor of any Cash Management Facility Debtor in competition with any Cash Management Facility Creditor,

in each case, unless the exercise of any such right is necessary or advisable to avoid any risk of personal or criminal liability for any current or former managing director of that Cash Management Facility Debtor.

If a Cash Management Facility Guarantor receives any benefit, payment or distribution in relation to such rights it shall, other than to the extent such Cash Management Facility Debtor is permitted to retain such benefit, payment or distribution in accordance with this Agreement hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Cash Management Facility Creditors by the Cash Management Facility Debtors under or in connection with the Cash Management Facility Finance Documents to be repaid in full on trust for, or if the concept of trust is not recognised in the jurisdiction of

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incorporation of that Cash Management Facility Guarantor, for the benefit of (to the extent it is able to do so in accordance with any law applicable to it) the Cash Management Facility Creditors and shall promptly pay or transfer the same, but subject to the limitations and exceptions provided in this Schedule 6 to the Common Security Agent or as the Common Security Agent may direct for application in accordance with Clause 23 (Application of Proceeds).

9. Release of Cash Management Facility Guarantors’ right of contribution

If any Cash Management Facility Guarantor (a “Retiring Cash Management Facility Guarantor”) ceases to be a Cash Management Facility Guarantor in accordance with the terms of the Cash Management Facility Finance Documents for the purpose of any sale or other disposal of that Retiring Cash Management Facility Guarantor or any of its Holding Companies then on the date such Retiring Cash Management Facility Guarantor ceases to be a Cash Management Facility Guarantor:

(a) that Retiring Cash Management Facility Guarantor is released by each other Cash Management Facility Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Cash Management Facility Guarantor arising by reason of the performance by any other Cash Management Facility Guarantor of its obligations under the Cash Management Facility Finance Documents; and

(b) each other Cash Management Facility Guarantor waives any rights it may have by reason of the performance of its obligations under the Cash Management Facility Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Cash Management Facility Creditors under any Cash Management Facility Finance Document or of any other security taken pursuant to, or in connection with, any Cash Management Facility Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Cash Management Facility Guarantor.

10. Additional security

The guarantee contained in this Schedule 6 is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Cash Management Facility Creditor.

11. Guarantee Limitations – Financial Assistance

(a) Without limiting any specific exemptions set out below and notwithstanding any other provisions of this Agreement or any other Debt Document to the contrary:

(i) no Cash Management Facility Guarantor’s obligations and liabilities under this Schedule 6 and under any other guarantee or indemnity provision in a Cash Management Facility Finance Document (the “Cash Management Guarantee Obligations”) will extend to include any obligation or liability; and

(ii) no Transaction Security granted by a Cash Management Facility Guarantor will secure any Cash Management Guarantee Obligation,

if to the extent doing so would be unlawful financial assistance (notwithstanding any applicable exemptions and/or undertaking of any applicable prescribed whitewash or similar financial assistance procedures) in respect of the acquisition of shares in itself or its Holding Company or a member of the Group under the laws of its jurisdiction of incorporation (or that of its Holding Company, as the case may be).

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(b) If, notwithstanding paragraph (a) above, the giving of the guarantee in respect of the Cash Management Guarantee Obligations or Transaction Security would be unlawful financial assistance, then, to the extent necessary to give effect to paragraph (a) above, the obligations under the Cash Management Facility Finance Documents will be deemed to have been split into two tranches; “Tranche 1” comprising those obligations which can be secured by the Cash Management Guarantee Obligations or Transaction Security without breaching or contravening relevant financial assistance laws and “Tranche 2” comprising the remainder of the obligations under the Cash Management Facility Finance Documents. The Tranche 2 obligations will be excluded from the relevant Cash Management Guarantee Obligations and will be allocated to the facility or loan to which those obligations related, to the extent that can be determined.

(c) Without limiting any specific exemptions set out below, in relation to any additional Debtor incorporated in a jurisdiction other than Germany, limitations in relation to the guarantee and indemnity granted under this Schedule 6 may be agreed in any accession deed relating to the additional Debtor.

12. Excluded Swap Obligations

12.1 Notwithstanding anything to the contrary in any Debt Document, the guarantee contained in this Schedule 6 does not apply to any Excluded Swap Obligation of any Cash Management Facility Guarantor.

12.2 In this paragraph 12 (Excluded Swap Obligations):

“CEA” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute;

“Excluded Swap Obligation” means, with respect to any Cash Management Facility Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Cash Management Facility Guarantor that relates to such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the CEA or any rule, regulation or order of the US Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Cash Management Facility Guarantor's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee given by such Cash Management Facility Guarantor becomes effective with respect to such Swap. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal;

“Swap” means any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the CEA; and

“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.

13. Guarantee Limitations in Relation to Debtors

13.1 Guarantee limitation - German Guarantors

(a) This paragraph 13.1 shall apply to a Debtor incorporated under the laws of Germany as a limited liability company (GmbH) or a limited partnership with a limited liability company as its sole general partner (GmbH & Co. KG) (in each case, a “German

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Guarantor”). If the German Guarantor is a GmbH & Co. KG, each reference made in this paragraph 13.1 to its Net Assets shall refer to its general partner’s Net Assets, and the same shall apply in regard to any Capital Impairment of that German Guarantor.

(b) The restrictions set out in paragraph (c) below shall not apply to the extent:

(i) the German Guarantor guarantees any indebtedness of any of its direct or indirect Subsidiaries;

(ii) the German Guarantor secures any indebtedness under any Debt Document in respect of loans to the extent they are passed on (directly or indirectly) to the relevant German Guarantor or its Subsidiaries and such amount passed on is not repaid;

(iii) the German Guarantor (as dominated entity) is subject to a domination and/or profit transfer agreement (Beherrschungs- und/ oder Gewinnabführungsvertrag) (a “DPTA”) with the relevant German Guarantor’s shareholder whose obligations are guaranteed, whether directly or indirectly through a chain of DPTAs between each company and its shareholder (or in case of a German GmbH & Co. KG Guarantor between its general partner and its shareholder) other than if such DPTA has been effectively cancelled or terminated, in each case to the extent the existence of such domination and/or profit transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) leads to the inapplicability of section 30 paragraph 1 sentence 1 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (“GmbHG”);

(iv) they are not necessary for the purposes of protecting the German Guarantor’s directors against personal liability due to a violation of section 30 GmbHG or section 43 GmbHG; or

(v) the payment under the guarantee is covered (gedeckt) by means of a fully valuable and recoverable consideration or recourse claim (vollwertiger Gegenleistungs- oder Rückgewähranspruch) within the meaning of section 30 paragraph 1 sentence 2 GmbHG of the German Guarantor against the affiliate/shareholder whose obligations are guaranteed.

(c) The right to enforce any obligations and liabilities of any German Guarantor created or incurred under the guarantee and indemnity granted by it under this Agreement (including, for the avoidance of doubt, any Hedging Guarantee Obligations) and, in addition, any other joined liability created or incurred by it under the Debt Documents (including, for the avoidance of doubt, any parallel debt or similar undertaking) (the “Guarantee Obligations”) against a German Guarantor shall be limited if and to the extent that such Guarantee Obligation secures any obligation of an affiliated company (verbundenes Unternehmen) of such German Guarantor within the meaning of section 15 German Stock Corporation Act (Aktiengesetz) (in each case other than any of the German Guarantor’s direct or indirect Subsidiaries) (such Guarantee Obligations also referred to in this paragraph 13.1 as up-stream and/or cross-stream Guarantee Obligations) and the enforcement of such Guarantee Obligation would cause:

(i) the German Guarantor’s Net Assets, as defined and calculated pursuant to paragraph (d) below, to be less than its registered share capital (Stammkapital) (Begründung einer Unterbilanz); or

(ii) if the German Guarantor’s Net Assets are already less than its registered share capital, the German Guarantor’s Net Assets to be further reduced (Vertiefung einer Unterbilanz)

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(in each case a “Capital Impairment”).

(d) For the purposes of this paragraph 13.1, “Net Assets” means the aggregate amount of a German Guarantor’s assets (consisting of all assets which correspond to the items set forth in section 266 paragraph 2 lit. A, B, C, D and E of the German Commercial Code (Handelsgesetzbuch) (“HGB”) less the aggregate amount of that German Guarantor’s liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 paragraph 3 lit. B, C, D and E HGB)), as determined in accordance with the principle of orderly bookkeeping (Grundsätze ordnungsmäßiger Buchführung) applying the same accounting principles (Bilanzierungsgrundsätze) which have been consistently applied by the relevant German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss) (section 42 GmbHG, sections 242, 264 HGB) in the previous years, save that the following balance sheet items shall be adjusted as follows:

(i) the amount of any increase in the registered share capital with company funds (Kapitalerhöhung aus Gesellschaftsmitteln) of that German Guarantor, which was carried out after that German Guarantor became a party to this Agreement, without the prior written consent of the Common Security Agent, shall be deducted from the amount of the registered share capital of that German Guarantor;

(ii) as far as the registered share capital is not paid in full, the amount not yet paid in shall be deducted from the amount of the registered share capital of that German Guarantor;

(iii) loans provided to that German Guarantor by a member of the Group shall be disregarded, if and to the extent that such loans are subordinated pursuant to section 39 paragraph 1 sentence 1 no. 5 or section 39 paragraph 2 of the German Insolvency Code (Insolvenzordnung) (or would be subordinated in case of insolvency);

(iv) the amount of non-distributable assets according to section 253 paragraph 6 HGB shall be disregarded;

(v) the amount of non-distributable assets according to section 268 paragraph 8 HGB shall be disregarded;

(vi) the amount of non-distributable assets according to section 272 paragraph 5 HGB shall be disregarded; and

(vii) financial liabilities incurred by that German Guarantor in wilful or negligent breach of the Debt Documents shall not be taken into account as liabilities.

(e) The relevant German Guarantor will notify the Common Security Agent in writing in reasonable detail within ten (10) Business Days after the Common Security Agent notified that German Guarantor of its intention to demand payment under the Guarantee Obligations whether and to what extent a Capital Impairment would occur if a payment under the Guarantee Obligations was made (the “Management Notification”). Demanding payment under the Guarantee Obligations from such German Guarantor up to the amount which, according to the Management Notification, would not result in a Capital Impairment is permitted without limitation.

(f) If the Common Security Agent (acting on the instructions of the Majority Senior Secured Revolving Facilities Lenders) disagrees with the Management Notification, it may as soon as possible following its receipt request the relevant German Guarantor to provide an auditors’ determination by a firm of recognised international auditors within

AMERICAS 120207225

thirty (30) Business Days from the date on which the Common Security Agent requested such determination from that German Guarantor (the “Auditors’ Determination”). Such Auditors’ Determination shall set out:

(i) the amount of Net Assets of that German Guarantor taking into account the adjustments set out in paragraph (d) above; and

(ii) the extent of the Capital Impairment taking into account the anticipated payment.

Demanding payment under the Guarantee Obligations from such German Guarantor up to the amount which, according to the Auditors’ Determination, would not result in a Capital Impairment is permitted without limitation. The results of the Auditors’ Determination are, save for manifest errors, binding on all parties.

(g) If the relevant German Guarantor does not provide the Management Notification or the Auditors’ Determination within the time frame set out above, demanding payment under the Guarantee Obligations shall not be limited by this paragraph 13.1, and paragraph (c) shall not be applicable in that regard.

(h) The Secured Parties shall upon written demand of the relevant German Guarantor to the Common Security Agent (on behalf of the Secured Parties) repay to the relevant German Guarantor any amount which the Common Security Agent would not have been entitled to enforce had the Management Notification or the Auditors’ Determination (as applicable) been delivered in time or the difference between the amount paid and the amount payable resulting from the Auditors’ Determination calculated as of the date the demand in respect of a Guarantee Obligation was made.

(i) If the Management Notification shows that a Capital Impairment would occur upon payment under a Guarantee Obligation, the relevant German Guarantor shall realise, to the extent legally permitted and commercially justifiable (also taking into account the costs and efforts involved), all of its assets that are (i) not required for its business (nicht betriebsnotwendig) and (ii) shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets to the extent this is necessary to fulfil its obligations under the guarantee within three months after a written request by the Common Security Agent (it being understood that this paragraph creates no obligation to realise any assets below their market value). If the relevant assets are necessary for that German Guarantor’s business (betriebsnotwendig), it will use its best efforts to realise the market value by sale-and-lease-back or similar measures.

(ii) This paragraph 13.1 shall not affect the enforceability (other than as specifically set out herein), legality or validity of the Guarantee Obligations and each Secured Party is entitled to claim in court that making payments under a Guarantee Obligation by the relevant German Guarantor does not trigger a personal liability of the relevant German Guarantor’s directors pursuant to section 30 GmbHG or section 43 GmbHG. The Secured Parties’ rights to any remedies they may have against the relevant German Guarantor shall not be limited if it is finally ascertained in court that a personal liability of the relevant German Guarantor’s directors pursuant to section 30 GmbHG or section 43 GmbHG is not triggered by making payments under a Guarantee Obligation by the relevant German Guarantor. The agreement of the Secured Parties to abstain from demanding any or part of the payment under the Guarantee Obligations in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Debt Document to the Common Security Agent or any Secured Party.

AMERICAS 120207225

Schedule 7

Enforcement Principles

1. [reserved].

2. It shall be the primary and over‑riding aim of any enforcement of the Transaction Security to achieve the Enforcement Objective.

3. The Enforcement Principles may be amended, varied or waived with the prior written consent of the Majority Super Senior Creditors and the Required Pari Passu Creditors, provided that no additional obligations may be imposed on a member of the Group without the consent of the Parent.

4. The Transaction Security will be enforced and other action as to Enforcement will be taken such that either:

(a) all proceeds of enforcement are received by the Common Security Agent in cash for distribution in accordance with Clause 23 (Application of Proceeds) (the “Enforcement Proceeds Waterfall”); or

(b) in the event that the Enforcing Pari Passu Creditors are issuing instructions as to the Enforcement of the Transaction Security, sufficient proceeds from Enforcement will be received by the Common Security Agent in cash to ensure that when the proceeds are applied in accordance with the Enforcement Proceeds Waterfall, the Super Senior Discharge Date will occur (unless the Majority Super Senior Creditors agree otherwise).

5. The Enforcement Action must be prompt and expeditious it being acknowledged that, subject to the other provisions of this Agreement, the time frame for the realisation of value from the Enforcement of the Transaction Security or a Distressed Disposal will be determined by the Instructing Group, provided that it is consistent with the Enforcement Objective.

6. On:

(a) a proposed Enforcement of any of the Transaction Security over assets other than shares in a member of the Group in respect of which Transaction Security exists, where the aggregate book value of such assets exceeds EUR 5,000,000 (or its equivalent); or

(b) a proposed Enforcement of any of the Transaction Security over some or all of the shares in a member of the Group over which Transaction Security exists,

the Common Security Agent shall, upon instruction from the Instructing Group (unless it is incompatible with enforcement proceedings in a relevant jurisdiction) appoint a Financial Adviser, to provide a Fairness Opinion unless such Enforcement is being conducted in accordance with a Competitive Sales Process.

7. The Common Security Agent shall be under no obligation to appoint a Financial Adviser or to seek the advice of a Financial Adviser, unless expressly required to do so by the Enforcement Principles or any other provision of this Agreement.

8. The Fairness Opinion (or any equivalent opinion obtained by the Common Security Agent in relation to any other Enforcement of the Transaction Security that such action is fair from a financial point of view after taking into account all relevant circumstances) will be conclusive evidence that the Enforcement Objective has been met.

AMERICAS 120207225

9. Where the Instructing Group is the Enforcing Pari Passu Creditors, the Enforcing Pari Passu Creditors may, with the consent of the Creditor Representative acting on behalf of the Required RCF Lenders and Required TLB Lenders and (during an Export Credit Agency Facilities Enforcement Period only) the Senior Secured Export Credit Agency Facilities Lender, waive the requirement for a Fairness Opinion where sufficient proceeds from enforcement will be received by the Common Security Agent in cash to ensure that when the proceeds are applied in accordance with the Enforcement Proceeds Waterfall, the Super Senior Discharge Date will occur and the Required Pari Passu Creditors considers the enforcement instructions will achieve the Enforcement Objective.

10. In the event that an Enforcement of the Transaction Security is over assets and shares referred to in paragraph 6(a) or 6(b) above and such enforcement is conducted by way of a Competitive Sales Process, the Super Senior Creditors and the Pari Passu Creditors shall be entitled to participate in such auction on the basis of equal information and access rights as other bidders and financiers in the auction. Nothing in this paragraph 10 shall require Enforcement of the Transaction Security to take place by way of public auction.

11. In the absence of written notice from a Secured Party or group of Secured Parties that are not part of the relevant Instructing Group that such Secured Party(ies) object to any Enforcement of the Transaction Security on the grounds that such Enforcement Action does not aim to achieve the Enforcement Objective (an “Objection”), the Common Security Agent is entitled to assume that such Enforcement of the Transaction Security is in accordance with the Enforcement Objective.

12. If the Common Security Agent receives an Objection (and without prejudice to the ability of the Common Security Agent to rely on other advisers and/or exercise its own judgment in accordance with this Agreement), a Fairness Opinion (or any equivalent opinion referred to in paragraph 8 above) to the effect that the particular action could reasonably be said to be aimed at achieving the Enforcement Objective will be conclusive evidence that the requirement of paragraph 1 above has been met.

13. Where the Instructing Group is the Enforcing Pari Passu Creditors, the Enforcing Pari Passu Creditors and the Common Security Agent shall provide regular updates to the other Pari Passu Creditors with respect to the instructions given, actions taken, as well as any proceeds received by the Common Security Agent, and shall promptly respond to any queries from other Pari Passu Creditors on the progress of such enforcement.

For the purposes of this Agreement, “entitled to participate” shall be interpreted to mean that any offer, or indication of a potential offer, that a Super Senior Creditor or a holder of any Primary Creditor Liabilities makes shall be considered by those running the Competitive Sales Process against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder. For the avoidance of doubt, if, after having applied those same criteria, the offer or indication of a potential offer made by a Super Senior Creditor or a holder of any Primary Creditor Liabilities is not considered by those running the Competitive Sales Process to be sufficient to continue in the public auction process, such consideration being against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder (such continuation may include being invited to review additional information or being invited to have an opportunity to make a subsequent or revised offer, whether in another round of bidding or otherwise), then the right to participate which a Super Senior Creditor or a holder of any Primary Creditor Liabilities under this Agreement shall be deemed to be satisfied.

AMERICAS 120207225

Signatures

The Parent, Original Debtor and Original Intra-Group Lender

EXECUTED as a DEED by
OATLY GROUP AB (PUBL)
acting by:

/s/ Roy Toni Petersson

Name: Roy Toni Petersson

Capacity: Authorised Signatory

Holdings, Original Debtor and Original Intra-Group Lender

EXECUTED as a DEED by
CEREAL BASE CEBA AKTIEBOLAG
acting by:

/s/ Roy Toni Petersson

Name: Roy Toni Petersson

Capacity: Authorised Signatory

[Project Fortify – Signature Page to the Intercreditor Agreement]

Original Debtor, Original Intra-Group Lender and Swedish Borrower

EXECUTED as a DEED by
OATLY AB
acting by:

/s/ Roy Toni Petersson

Name: Roy Toni Petersson

Capacity: Authorised Signatory

Original Debtor and Original Intra-Group Lender

EXECUTED as a DEED by
OATLY SWEDEN OPERATIONS & SUPPLY AB
acting by:

/s/ Roy Toni Petersson

Name: Roy Toni Petersson

Capacity: Authorised Signatory

[Project Fortify – Signature Page to the Intercreditor Agreement]

Original Debtor and Original Intra-Group Lender

EXECUTED as a DEED by
OATLY EMEA AB
acting by:

/s/ Roy Toni Petersson

Name: Roy Toni Petersson

Capacity: Authorised Signatory

Original Debtor and Original Intra-Group Lender

EXECUTED as a DEED by
HAVREKÄRNAN AB
acting by:

/s/ Roy Toni Petersson

Name: Roy Toni Petersson

Capacity: Authorised Signatory

[Project Fortify – Signature Page to the Intercreditor Agreement]

Original Debtor and Original Intra-Group Lender

EXECUTED as a DEED by
OATLY UK LIMITED acting by
Roy Toni Petersson, a director,
in the presence of:

/s/ Roy Toni Petersson

Director

Witness: /s/ Julia Kekkonen

Name: Julia Kekkonen

Address: Stora Varvsgatan 17B, 211 75, Malmö

Occupation: Executive Assistant

Original Debtor and Original Intra-Group Lender

EXECUTED as a DEED by
OATLY UK OPERATIONS AND SUPPLY LIMITED
acting by Roy Toni Petersson, a director,
in the presence of:

/s/ Roy Toni Petersson

Director

Witness: /s/ Julia Kekkonen

Name: Julia Kekkonen

Address: Stora Varvsgatan 17B, 211 75, Malmö

Occupation: Executive Assistant

[Project Fortify – Signature Page to the Intercreditor Agreement]

Original Debtor, Original Intra-Group Lender and U.S. Borrower

EXECUTED as a DEED by
OATLY INC.
acting by:

/s/ Roy Toni Petersson

Name: Roy Toni Petersson

Title: President

Original Debtor and Original Intra-Group Lender

EXECUTED as a DEED by
OATLY US INC.
acting by:

/s/ Roy Toni Petersson

Name: Roy Toni Petersson

Title: President

[Project Fortify – Signature Page to the Intercreditor Agreement]

Original Debtor and Original Intra-Group Lender

EXECUTED as a DEED by
OATLY US OPERATIONS & SUPPLY INC.
acting by:

/s/ Roy Toni Petersson

Name: Roy Toni Petersson

Title: President

[Project Fortify – Signature Page to the Intercreditor Agreement]

Senior Secured Revolving Credit Facilities Arrangers

BNP Paribas SA, Bankfilial Sverige

/s/ Christophe Baumann /s/ Josefin Baldeh

Name: Christophe Baumann Name: Josefin Baldeh

Capacity: Head of GTS Nordics Capacity: Head of Legal Sweden and Finland

[Project Fortify – Signature Page to the Intercreditor Agreement]

Nordea Bank Abp, filial i Sverige

/s/ Emelie Klefbeck /s/ Oskar Hjärpe

Name: Emelie Klefbeck Name: Oskar Hjärpe

Capacity: Senior Legal Counsel Capacity: Associate Director

[Project Fortify – Signature Page to the Intercreditor Agreement]

Coöperatieve Rabobank U.A.

/s/ G.J.J. van der Wolf /s/ B. Fransen

Name: G.J.J. van der Wolf Name: B. Fransen

Capacity: Executive director Capacity: Executive - Director

Proxy AB Proxy AB

[Project Fortify – Signature Page to the Intercreditor Agreement]

J.P. Morgan SE

/s/ Lea Marie Burek /s/ Nick Law

Name: Lea Marie Burek Name: Nick Law

Capacity: Executive Director Capacity: Managing Director

[Project Fortify – Signature Page to the Intercreditor Agreement]

Senior Secured Term Facility Arrangers

BNP PARIBAS SECURITIES CORP

/s/ Ali Mehdi /s/ Isaac Radnitzer

Name: Ali Mehdi Name: Isaac Radnitzer

Capacity: Managing Director Capacity: Vice President

[Project Fortify – Signature Page to the Intercreditor Agreement]

Nordea Bank Abp, filial i Sverige

/s/ Emelie Klefbeck /s/ Oskar Hjärpe

Name: Emelie Klefbeck Name: Oskar Hjärpe

Capacity: Senior Legal Counsel Capacity: Associate Director

[Project Fortify – Signature Page to the Intercreditor Agreement]

Coöperatieve Rabobank U.A.

/s/ G.J.J. van der Wolf /s/ B. Fransen

Name: G.J.J. van der Wolf Name: B. Fransen

Capacity: Executive director Capacity: Executive - Director

Proxy AB Proxy AB

[Project Fortify – Signature Page to the Intercreditor Agreement]

J.P. Morgan SE

/s/ Jonas Wikmark /s/ Markyan Szczur

Name: Jonas Wikmark Name: Markyan Szczur

Capacity: Managing Director Capacity: Executive Director

[Project Fortify – Signature Page to the Intercreditor Agreement]

Senior Secured Term Facilities Agent

J.P. Morgan SE

/s/ Jonas Wikmark /s/ Markyan Szczur

Name: Jonas Wikmark Name: Markyan Szczur

Capacity: Managing Director Capacity: Executive Director

[Project Fortify – Signature Page to the Intercreditor Agreement]

Senior Secured Revolving Facilities Agent
Wilmington Trust (London) Limited

/s/ Lisa Mariconda

Name: Lisa Mariconda
Capacity: Relationship Manager

[Project Fortify – Signature Page to the Intercreditor Agreement]

Common Security Agent

Wilmington Trust (London) Limited

/s/ Lisa Mariconda

Name: Lisa Mariconda

Capacity: Relationship Manager

[Project Fortify – Signature Page to the Intercreditor Agreement]

Original Senior Secured Term Facilities Lender

J.P. Morgan SE

/s/ Nick Law /s/ Nia Douglas

Name: Nick Law Name: Nia Douglas

Capacity: Managing Director Capacity: Executive Director

[Project Fortify – Signature Page to the Intercreditor Agreement]

SPECIALTY CREDIT FACILITY II ON MM, LLC, as an Original Senior Secured Term Facilities Lender

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

SILVER POINT SPECIALTY CREDIT III MASTER FUND, L.P., as an Original Senior Secured Term Facilities Lender acting by:

Silver Point Specialty Credit Fund III Management, LLC as its investment manager

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

SOFA FACILITY HOLDINGS, LLC, as an Original Senior Secured Term Facilities Lender

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

SILVER POINT LOAN FUNDING, LLC, as an Original Senior Secured Term Facilities Lender

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

SILVER STAR FACILITY, LLC, as an Original Senior Secured Term Facilities Lender

By: /s/ Jesse Dorigo

[Project Fortify – Signature Page to the Intercreditor Agreement]

Name: Jesse Dorigo

Title: Authorized Signatory

EXECUTED as a DEED by SPECIALTY CREDIT FACILITY II ON MM, LLC, as an Original Senior Secured Term Facilities Lender

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

EXECUTED as a DEED by SILVER POINT SPECIALTY CREDIT III MASTER FUND, L.P., as an Original Senior Secured Term Facilities Lender acting by:

Silver Point Specialty Credit Fund III Management, LLC as its investment manager

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

EXECUTED as a DEED by SOFA FACILITY HOLDINGS, LLC, as an Original Senior Secured Term Facilities Lender

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

EXECUTED as a DEED by SILVER POINT LOAN FUNDING, LLC, as an Original Senior Secured Term Facilities Lender

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

EXECUTED as a DEED by SILVER STAR FACILITY, LLC, as an Original Senior Secured Term Facilities Lender

By: /s/ Jesse Dorigo

Name: Jesse Dorigo

Title: Authorized Signatory

[Project Fortify – Signature Page to the Intercreditor Agreement]

Original Senior Secured Revolving Facility Lenders BNP Paribas SA, Bankfilial Sverige

/s/ Christophe Baumann /s/ Josefin Baldeh

Name: Christophe Baumann Name: Josefin Baldeh

Capacity: Head of GTS Nordics Capacity: Head of Legal Sweden and Finland

[Project Fortify – Signature Page to the Intercreditor Agreement]

Nordea Bank Abp, filial i Sverige

/s/ Emelie Klefbeck /s/ Oskar Hjärpe

Name: Emelie Klefbeck Name: Oskar Hjärpe

Capacity: Senior Legal Counsel Capacity: Associate Director

[Project Fortify – Signature Page to the Intercreditor Agreement]

Coöperatieve Rabobank U.A.

/s/ G.J.J van der Wolf /s/ B. Fransen

Name: G.J.J van der Wolf Name: B. Fransen

Capacity: Executive director Proxy AB Capacity: Executive – Director Proxy AB

[Project Fortify – Signature Page to the Intercreditor Agreement]

J.P. Morgan SE

/s/ Jonas Wikmark /s/ Markyan Szczur

Name: Jonas Wikmark Name: Markyan Szczur

Capacity: Managing Director Capacity: Executive Director

[Project Fortify – Signature Page to the Intercreditor Agreement]

US Unsecured Convertible Notes Trustee

U.S. Bank Trust Company, National Association

/s/ Daniel Boyers

Name: Daniel Boyers Name:

Capacity: Vice President Capacity:

[Project Fortify – Signature Page to the Intercreditor Agreement]

Unsecured Convertible Noteholder

Executed and Delivered as a Deed

by NATIVUS COMPANY LIMITED,

a company incorporated in Hong Kong,

acting by

By: /s/ Jean Christophe Baron von Pfetten

Name: Jean Christophe Baron von Pfetten

Title: Director

By: /s/ Yawen Wu

Name: Yawen Wu

Title: Director

[Project Fortify – Signature Page to the Intercreditor Agreement]

Unsecured Convertible Noteholder

Executed as a Deed

by VERLINVEST S.A.,

a company incorporated in Belgium,

acting by

By: /s/ Eric Melloul /s/ Rafaël Hulpiau

Name: Eric Melloul Rafaël Hulpiau

Title: Executive Director Joint Proxy-holder

[Project Fortify – Signature Page to the Intercreditor Agreement]

Unsecured Convertible Noteholder

Executed as a Deed

by BXG REDHAWK S.À R.L.,

a private limited company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg,

acting by

By: /s/ John Sutherland

Name: John Sutherland

Title: Class A Manager

By: /s/ Romain Jay

Name: Romain Jay

Title: Class B Manager

[Project Fortify – Signature Page to the Intercreditor Agreement]

Unsecured Convertible Noteholder

Executed as a Deed

by BXG SPV ESC (CYM) L.P.,

a limited partnership organised under the laws of the Cayman Islands,

acting by BXG Side-by-Side GP L.L.C., its general partner,

acting by

By: /s/ Ann Chung

Name: Ann Chung

Title: Director

[Project Fortify – Signature Page to the Intercreditor Agreement]

Senior Secured Export Credit Agency Facilities Lender

AB Svensk Exportkredit

/s/ Anna Karin Ljung /s/ Anna Åulberg

Name: Anna Karin Ljung Name: Anna Åulberg

Capacity: Client Executive Capacity: Legal Counsel

[Project Fortify – Signature Page to the Intercreditor Agreement]